    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 8, 1997


                                                      REGISTRATION NO. 333-33145
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                               AMENDMENT NO. 1 TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933

                            ------------------------

                            HORSESHOE GAMING, L.L.C.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                         7999                        88-0343515
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)        IDENTIFICATION NO.)


                            ------------------------


                  ROBINSON PROPERTY GROUP LIMITED PARTNERSHIP


             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          MISSISSIPPI                       7999                        64-0840031
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)        IDENTIFICATION NO.)

                              4024 INDUSTRIAL ROAD
                            LAS VEGAS, NEVADA 89103
                                 (702) 650-0080
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                               WALTER J. HAYBERT
                            HORSESHOE GAMING, L.L.C.
                               568 COLONIAL ROAD
                            MEMPHIS, TENNESSEE 38117
                                 (901) 820-2460
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:


                             JAMES H. SHNELL, ESQ.


                               RIORDAN & MCKINZIE


                             695 TOWN CENTER DRIVE


                                   SUITE 1500


                          COSTA MESA, CALIFORNIA 92626



        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:


   As soon as practicable after the Registration Statement becomes effective.


     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]
                            ------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                            HORSESHOE GAMING, L.L.C.

                             CROSS-REFERENCE SHEET
           PURSUANT TO RULE 404(A) AND ITEM 501(B) OF REGULATION S-K


          FORM S-4 ITEM NUMBER AND CAPTION                        PROSPECTUS CAPTION
----------------------------------------------------  ------------------------------------------
 1. Forepart of Registration Statement and Outside
    Front Cover Page of Prospectus..................  Outside Front Cover Page; Cross-Reference
                                                      Sheet; Inside Front Cover Page
 2. Inside Front and Outside Back Cover Pages of
    Prospectus......................................  Inside Front Cover Page; Available
                                                      Information; Outside Back Cover Page
 3. Risk Factors, Ratio of Earnings to Fixed Charges
    and Other Information...........................  Prospectus Summary; Risk Factors; Selected
                                                      Consolidated Financial Data; Business
 4. Terms of the Transaction........................  The Exchange Offer; Description of Notes;
                                                      Certain Federal Income Tax Considerations;
                                                      Plan of Distribution
 5. Pro Forma Financial Information.................  *
 6. Material Contacts with the Company
     Being Acquired.................................  *
 7. Additional Information Required for Reoffering
    by Persons and Parties Deemed to Be
    Underwriters....................................  *
 8. Interests of Named Experts and Counsel..........  Legal Matters; Experts
 9. Disclosure of Commission Position on
    Indemnification for Securities Act
    Liabilities.....................................  *
10. Information with Respect to S-3 Registrants.....  *
11. Incorporation of Certain Information by
    Reference.......................................  *
12. Information with Respect to S-2 or S-3
    Registrants.....................................  *
13. Incorporation of Certain Information by
    Reference.......................................  *
14. Information with Respect to Registrants Other
    Than S-3 or S-2 Registrants.....................  Inside Front Cover Page; Prospectus
                                                      Summary; Capitalization; Selected
                                                      Consolidated Financial Data; Management's
                                                      Discussion and Analysis of Financial
                                                      Condition and Results of Operations;
                                                      Business; Consolidated Financial
                                                      Statements
15. Information with Respect to S-3 Companies.......  *
16. Information with Respect to S-2 or S-3
    Companies.......................................  *
17. Information with Respect to Companies Other Than
    S-3 or S-2 Companies............................  *
18. Information if Proxies, Consents or
    Authorizations are to be Solicited..............  *
19. Information if Proxies, Consents or
    Authorizations are not to be Solicited or in an
    Exchange Offer..................................  Inside Front Cover Page; The Exchange
                                                      Offer; Management; Executive Compensation;
                                                      Ownership of Units; Related Party
                                                      Transactions; Description of Notes


---------------

* Inapplicable

PROSPECTUS



                                  $160,000,000


                            HORSESHOE GAMING, L.L.C.

                             OFFER TO EXCHANGE ITS

          9 3/8% SENIOR SUBORDINATED NOTES DUE JUNE 15, 2007, SERIES B

              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
                       FOR ANY AND ALL OF ITS OUTSTANDING

          9 3/8% SENIOR SUBORDINATED NOTES DUE JUNE 15, 2007, SERIES A



     The Exchange Offer will expire at 5:00 P.M., New York City time, on November 7, 1997, unless extended.



     Horseshoe Gaming, L.L.C. (the "Company" or "Horseshoe Gaming") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal" and together with this Prospectus, the "Exchange Offer"), to exchange each $1,000 principal amount of its 9 3/8% Senior Subordinated Notes due June 15, 2007, Series B (the "New Notes" or the "Series B Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement (the "Registration Statement") of which this Prospectus is a part, for each $1,000 principal amount of its outstanding 9 3/8% Senior Subordinated Notes due June 15, 2007, Series A (the "Old Notes" or the "Series A Notes" and, together with the New Notes, the "Notes"), of which $160 million principal amount is outstanding as of the date hereof. Robinson Property Group Limited Partnership, a Mississippi limited partnership ("RPG" or the "Guarantor") has issued an unconditional guarantee (the "Guarantee") as to the principal and premium, if any, of and the interest on the New Notes.



     The Notes and the Guarantee will be general unsecured obligations of the Company and the Guarantor, respectively, and will be subordinated in right of payment to all existing and future Senior Debt (as defined herein) of the Company and the Guarantor, respectively, including the Senior Notes (as defined herein) and borrowings under the Credit Facility (as defined herein). At June 30, 1997, the aggregate principal amount of Senior Debt of the Company and its Subsidiaries on a consolidated basis was $137 million. The Indenture (as defined herein) permits the Company and its Subsidiaries to incur additional Senior Debt, subject to certain limitations. See "Description of Notes -- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness and Disqualified Capital."



     In addition, the Company conducts its operations through subsidiaries. THE CREDITORS OF A SUBSIDIARY WILL HAVE A CLAIM TO PAYMENT BY SUCH SUBSIDIARY PRIOR TO A CLAIM TO PAYMENT OF THE NOTES, EXCEPT TO THE EXTENT THAT THE SUBSIDIARY MAY HAVE GUARANTEED THE NOTES. As of the date of this Prospectus, RPG is the only subsidiary of the Company that is required to issue, or that has issued, a guarantee of the Notes. The Company's subsidiaries, other than RPG, had debt, including intercompany liabilities other than the Intercompany Senior Notes described under "Description of Certain Other Indebtedness," equal to $27.3 million at June 30, 1997.


                                                   (Continued on following page)


     THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL ARE FIRST BEING MAILED TO HOLDERS ON OCTOBER 9, 1997.



     SEE "RISK FACTORS" ON PAGE 13 FOR INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS OF THE SERIES A NOTES IN CONNECTION WITH THE EXCHANGE OFFER AND THE SECONDARY PURCHASE OF SERIES B NOTES.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

 NO GAMING AUTHORITY IN LOUISIANA OR MISSISSIPPI NOR ANY OTHER GAMING AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE INVESTMENT
   MERITS OF THE NOTES OFFERED HEREBY. ANY REPRESENTATION TO THE CONTRARY IS
                                   UNLAWFUL.


                THE DATE OF THIS PROSPECTUS IS OCTOBER 9, 1997.

(Continuation of cover page)


     The Company will accept for exchange any and all Old Notes validly tendered prior to 5:00 P.M., New York City time, on November 7, 1997, unless extended (the "Expiration Date"). Old Notes may be tendered only in integral multiples of $1,000. Tenders of Old Notes may be withdrawn at any time prior to 5:00 P.M., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions. In the event the Company terminates the Exchange Offer and does not accept for exchange any Old Notes, the Company will promptly return the Old Notes to the holders thereof. The Company will not receive any proceeds from the Exchange Offer. See "The Exchange Offer."


     The New Notes will be obligations of the Company evidencing the same debt as the Old Notes, and will be entitled to the benefits of the same indenture (the "Indenture"). See "Description of New Notes." The form and terms of the New Notes are the same as the form and terms of the Old Notes in all material respects except that the New Notes have been registered under the Securities Act and hence do not include certain rights to registration thereunder and do not contain transfer restrictions or terms with respect to the special interest payments applicable to the Old Notes. See "The Exchange Offer."

     The New Notes are being offered hereunder in order to satisfy certain obligations of the Company under the Exchange and Registration Rights Agreement, dated as of June 25, 1997 (the "Registration Rights Agreement"), by and among the Company and the initial purchaser of the Notes, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Exchange Offer is intended to satisfy the Company's obligations under the Registration Rights Agreement to register the New Notes and exchange them for the Old Notes under the Securities Act. Once the Exchange Offer is consummated, the Company will have no further obligations to register any of the Old Notes not tendered by the holders of the Old Notes (the "Holders") for exchange, except pursuant to a shelf registration statement to be filed under certain limited circumstances specified in "The Exchange Offer -- Purposes of the Exchange Offer." See "Risk Factors -- Consequences to Non-Tendering Holders of Old Notes."

     Based on an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in several no-action letters to third parties, the Company believes, based on the advice of its counsel, that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof who are not affiliates of the Company without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that the holder is acquiring New Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the New Notes. Persons wishing to exchange Old Notes in the Exchange Offer must represent to the Company that such conditions have been met. However, any Holder who is an affiliate of the Company or who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes cannot rely on the interpretation by the staff of the Commission set forth in the above referenced no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Purposes of the Exchange Offer." In addition, each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that for a period of 120 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." EXCEPT AS DESCRIBED IN THIS PARAGRAPH, THIS PROSPECTUS MAY NOT BE USED FOR AN OFFER TO RESELL, RESALE OR OTHER TRANSFER OF NEW NOTES.

(Continuation of cover page)

     The Old Notes were initially sold by the Company on June 25, 1997 to Wasserstein Perella Securities, Inc. (the "Initial Purchaser"), and the Initial Purchaser sold the Old Notes to accredited investors and "qualified institutional buyers" (as such term is defined in Rule 144A under the Securities
Act). The Old Notes were initially represented by two global notes in fully registered form (collectively, the "Global Old Note"), registered in the name of a nominee of The Depository Trust Company ("DTC"), as depositary. The New Notes exchanged for Old Notes represented by the Global Old Note will be represented by a single global note in fully registered form (the "Global New Note") registered in the name of the nominee of DTC. The Global New Note will be exchangeable for New Notes in registered form, in denominations of $1,000 and integral multiples thereof as described herein. The New Notes in global form will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in such New Notes will therefore settle in immediately available funds. See "Description of New Notes -- Form, Denomination, Transfer, Exchange and Book-Entry Procedures."

     The New Notes will bear interest at a rate equal to 9.375% per annum from their date of issuance. Interest on the New Notes is payable semi-annually on June 15 and December 15 of each year, commencing December 15, 1997. Holders whose Old Notes are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the New Notes. Such interest will be paid with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon cancellation of the Old Notes and issuance of the New Notes.

     The Notes will mature on June 15, 2007. The Company will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes prior to maturity. The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after June 15, 2002 at the redemption prices set forth herein plus accrued and unpaid interest and Liquidated Damages (as defined herein), if any, to the date of redemption. Subject to certain requirements, up to 30% in aggregate principal amount of Notes originally issued will be redeemable, at the option of the Company, at any time or times prior to June 15, 2000 from the net proceeds of one or more Public Equity Offerings (as defined herein) of the Company, at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption. Upon a Change of Control (as defined herein) the Company will be required to make an offer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of the Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. In addition, the Company will be required to offer to purchase certain of the Notes at 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase with the proceeds of certain asset sales. See "Description of Notes."

     The Notes and the Guarantee are general unsecured obligations of the Company and the Guarantor, respectively, and are subordinated in right of payment to all existing and future Senior Debt. In addition, assets of the Company and its subsidiaries secure the Credit Facility and the Senior Notes, and may in the future be subject to liens of certain equipment financing. To the extent that any indebtedness of the Company or its subsidiaries is secured by liens on any assets of the Company or its Subsidiaries, the holders of such indebtedness will have a prior claim to proceeds from the liquidation of such assets upon foreclosure or otherwise. Moreover, except to the extent that a subsidiary of the Company has guaranteed payment of the Notes, the holders of the indebtedness of a subsidiary will have a claim to payment by such subsidiary prior to the claim of the Notes.

     Prior to this offering, there has been no public market for the Old Notes or New Notes. As the Old Notes were issued and the New Notes are being issued to a limited number of institutions who typically hold similar securities for investment, the Company does not expect that an active public market for the New Notes will develop. In addition, resales by certain holders of the Old Notes or the New Notes of a substantial percentage of the aggregate principal amount of such notes could constrain the ability of any market maker to develop or maintain a market for the New Notes. To the extent that a market for the New Notes should develop, the market value of the New Notes will depend on prevailing interest rates, the market for similar securities and

(Continuation of cover page)

other factors, including the financial condition, performance and prospects of the Company. Such factors might cause the New Notes to trade at a discount from face value. See "Risk Factors -- Lack of Public Market for Notes."

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM THE COMPANY AT 4024 INDUSTRIAL ROAD, LAS VEGAS, NEVADA 89103, ATTENTION:
SECRETARY, TELEPHONE (702) 650-0080.

                                    SUMMARY


     The following summary is qualified in its entirety by the more detailed information and Consolidated Financial Statements and notes thereto appearing elsewhere in this Prospectus. As used herein, unless the context otherwise requires, the terms "Company" and "Horseshoe Gaming" refer to "Horseshoe Gaming, L.L.C." and its subsidiaries, including predecessor entities. The principal executive offices of the Company are located at 4024 Industrial Road, Las Vegas, Nevada 89103 and the telephone number is (702) 650-0080. An index of defined terms is set forth at page 98 of this Prospectus.


                                  THE COMPANY

     Horseshoe Gaming owns and operates dockside casinos and related amenities at locations in Bossier City, Louisiana ("Horseshoe Bossier City") and Tunica County, Mississippi ("Horseshoe Casino Center" and together with Horseshoe Bossier City, the "Horseshoe Casinos"). The Horseshoe Casinos are designed to feature attractive gaming environments and to offer the superior odds and high betting limits which are a Horseshoe tradition, to differentiate the Horseshoe Casinos from their competitors. The Horseshoe Casinos also offer quality food and beverages, together with personal service and player incentives intended to foster customer loyalty and repeat business.


     The Company has embarked on a $300 million capital expenditure program (exclusive of capitalized interest) designed to produce a gaming experience and amenities which are first class. The expansion will create 606 tower suites in Bossier City and add 309 similar suites in Tunica, themed gourmet restaurants and significant retail and entertainment amenities; all are intended to draw customers from more distant markets and strengthen mid-week and convention business. The expansion will also increase the number of the Company's gaming positions by approximately 35%, which together with the hotel suites and other amenities, is expected to lengthen the average guest stay and increase the number of gaming customers. Management expects both expansion projects to be completed during the fourth quarter of 1997, with earlier openings of certain amenities.



     In addition to operating the Horseshoe Casinos, the Company routinely considers other gaming related opportunities, including new casino developments, acquisitions and joint ventures, and may in the future pursue other gaming related endeavors that satisfy the Company's strategic objectives. In August 1997, the Company and Lady Luck Vicksburg, Inc. ("Lady Luck") signed a Contribution and Sale Agreement with respect to a proposed new limited liability company, which is intended to develop a riverboat gaming facility, including a riverboat casino, a hotel of approximately 200 rooms, an 800-car parking garage and other amenities, in Vicksburg, Mississippi. The consummation of the Contribution and Sale Agreement and the development of the facility is subject to certain conditions precedent including the mutual determination by the Company and Lady Luck of the intended scope and cost of the proposed facility, the obtaining of requisite regulatory approvals, and the arrangement of appropriate project financing. The total cost of the project is estimated to be approximately $100 million.


     The Horseshoe Bossier City is located on an approximately 17-acre parcel. The site is highly visible and easily accessible from Interstate 20, the major highway connecting the Bossier City/Shreveport area to the Dallas/Ft. Worth market and other population centers along the Interstate 20 corridor. The Company recently acquired approximately 15 acres of additional land contiguous to its existing facility, giving the Company ownership of land on both sides of Interstate 20 at the Traffic Street exit. The Company contemplates initially using this property for overflow customer and employee parking. However, the property also provides the Company with the opportunity to develop additional amenities in the future.


     The property is undergoing a $195 million (exclusive of capitalized interest) expansion which will transform the existing facility into a first class gaming destination comparable to the type of facility typically found in more established gaming venues such as Nevada and Atlantic City. The completed facility will feature the following: a new riverboat; a 25-story, 606 suite hotel tower; a significantly expanded and improved pavilion containing four restaurants; expanded retail space and a multi-level 1,000-car parking garage.

     The new riverboat will be larger, wider and have higher ceilings than any other gaming vessel presently operating in the Bossier City/Shreveport market. Patron access will be facilitated by escalators serving each gaming level and allowing ingress through a 30-foot wide central entrance. A spacious environment characteristic of land-based casinos will be created by dramatically treated 16-foot high ceilings and a 108-foot wide beam. This riverboat will contain all new furnishings and equipment including, approximately 1,349 slot machines and 71 table games, one of which will be the first full-sized baccarat table in the Bossier City/Shreveport market. The casino will have a high-limit slot area, a stage featuring live entertainment, and a 50-seat casual dining area.



     The recently topped off 25-story hotel tower will be the second tallest and most visible building in Northern Louisiana and will serve as a beacon for approaching customers. This new hotel will contain 606 tower suites, including 12 luxurious penthouse suites, ranging in size from 1,200 to 1,800 square feet. Within the hotel will be 3,500 square feet of meeting facilities and a 5,500-square-foot, fully-equipped health club and spa containing state-of-the-art exercise equipment, sauna, steam room, massage and beauty salon. The Horseshoe will be the first casino operator in the market with on-site hotel rooms, which management believes will provide it with a significant competitive advantage. As of June 30, 1997, $76 million of the $195 million budget had been expended.


     The Horseshoe Casino Center generates the highest gaming win among its competitors despite being one of the smaller facilities in the Tunica, Mississippi market. The 162,000-square-foot dockside gaming facility, which opened on February 13, 1995, features a 30,000-square-foot casino, two full-service restaurants and retail facilities, all located on the ground level of a 200 by 300-foot barge structure. The casino contains 1,024 slot machines and 40 table games and 11 poker tables. Directly above the casino are 200 hotel rooms on two levels. The facility is located in the most desirable, center location of the 70-acre three-property Casino Center complex, which also includes the Circus Circus and Sheraton casinos.


     The Horseshoe Casino Center is undergoing a $105 million (exclusive of capitalized interest) expansion which is designed to greatly enhance and improve its successful existing facility. Management is making every effort to expand with the least possible disruption to existing operations and with minimal modification to the present casino. A new barge-based facility is being constructed on site which will add approximately 15,000 square feet of gaming space seamlessly connected and integrated with the existing casino. The expanded casino will contain approximately 1,444 slot machines and 68 table games, which will represent an approximately 40% increase in the number of gaming positions. The expansion involves the construction of land-based facilities immediately adjacent to the casino barge, including a 14-story, 309-suite hotel tower, a 1,000-space, four-level parking garage and "Bluesville," a 1,000-seat entertainment venue. As of June 30, 1997, $37 million of the $105 million budget had been expended.



                               MARKETING STRATEGY


     The Company has promoted awareness of the Horseshoe operating philosophy, which is to provide a quality gaming experience and excellent quality food and beverage at reasonable prices in a pleasant and friendly environment where every customer is treated as an important player. The Company has implemented comprehensive marketing programs to assure that the Horseshoe name is well-recognized in its respective markets. Horseshoe Gaming has employed radio, print, and television advertising in selected local and regional markets to emphasize the Horseshoe brand name and its commitment to customer value and satisfaction.

     The Company has developed numerous marketing and promotional programs, including special events, players clubs and direct marketing, to maintain customer loyalty as well as attract new clientele. Management conducts special events at both the Horseshoe Bossier City and the Horseshoe Casino Center on a periodic basis, tailoring such events for the specific locale.

     The Horseshoe Casinos utilize sophisticated direct marketing programs and maintain a marketing staff which is particularly active in the Dallas/Fort Worth and Memphis areas. Because of the importance the Company has placed on effective personal customer contact, the Horseshoe Casino's marketing strategy is heavily focused on identifying potential new and repeat customers, and ensuring that they are treated well upon their initial and subsequent visits.

                          TERMS OF THE EXCHANGE OFFER

The Exchange Offer.........  $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of Old Notes. As of the date hereof, $160.0 million in aggregate principal amount of Old Notes are outstanding. The Company will issue the New Notes to Holders on or promptly after the Expiration Date.

                             Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes, based on the advice of its counsel, that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof who are not affiliates of the Company without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that the holder is acquiring New Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities
                             Act) of the New Notes. Persons wishing to exchange Old Notes in the Exchange Offer must represent to the Company that such conditions have been met. However, any Holder who is an affiliate of the Company or who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes cannot rely on the interpretation by the staff of the Commission set forth in the above referenced no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Purposes of the Exchange Offer."

                             Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that for a period of 120 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."


Expiration Date............  5:00 p.m., New York City time, on November 7, 1997, unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.


Accrued Interest on the New
  Notes and the Old
  Notes....................  The New Notes will bear interest from their issuance date. Holders whose Old Notes are accepted for exchange will receive, in cash, accrued interest thereon to, but excluding, the issuance date of the New Notes. Such interest will be paid with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon cancellation of the Old Notes and issuance of the New

                             Notes. Holders of Old Notes whose Old Notes are not exchanged will receive the accrued interest payable on December 15, 1997 on such date in accordance with the terms of the Indenture.

Conditions to the Exchange
  Offer....................  The Exchange Offer is subject to certain customary conditions. The conditions are limited and relate in general to proceedings which have been instituted or laws which have been adopted that might impair the ability of the Company to proceed with the Exchange Offer. As of the date of this Prospectus, none of these events had occurred, and the Company believes their occurrence to be unlikely. If any such conditions do exist prior to the Expiration Date, the Company may (i) refuse to accept any Old Notes and return all previously tendered Old Notes, (ii) extend the Exchange Offer, or (iii) waive such conditions. See "The Exchange Offer -- Conditions."

Procedures for Tendering
Old Notes..................  Each Holder of Old Notes wishing to accept the
                             Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Old Notes to be exchanged and any other required documentation to U.S. Trust Company of Texas, N.A., as Exchange Agent (the "Exchange Agent"), at the address set forth herein and therein or effect a tender of such Old Notes pursuant to the procedures for book-entry transfer as provided for herein. By executing the Letter of Transmittal, each Holder will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the Holder, that neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes and that neither the Holder nor any such person is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "The Exchange Offer -- Procedures for Tendering" and "Plan of Distribution."

Special Procedures for
Beneficial Owners..........  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Old Notes in the Exchange Offer should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time and it may not be possible to complete a transfer initiated shortly before the Expiration Date. See "The Exchange
                             Offer -- Procedures for Tendering."

Guaranteed Delivery
  Procedures...............  Holders of Old Notes who wish to tender their Old
                             Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent, or cannot complete the procedure for book-entry transfer, prior to the Expiration Date must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights..........  Tenders may be withdrawn at any time prior to 5:00
                             p.m., New York City time, on the Expiration Date.

Acceptance of Old Notes and
  Delivery of New Notes....  The Company will accept for exchange any and all
                             Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. Any Old Notes not accepted for exchange will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer. See "The Exchange Offer -- Terms of the Exchange Offer."

Certain Tax
Considerations.............  The exchange pursuant to the Exchange Offer will not be a taxable event for Federal income tax purposes. See "Certain Federal Income Tax Considerations."

Exchange Agent.............  U.S. Trust Company of Texas, N.A. is serving as
                             Exchange Agent in connection with the Exchange
                             Offer.

                               TERMS OF NEW NOTES

     The Exchange Offer applies to up to $160.0 million aggregate principal amount of the Company's Old Notes. The New Notes will be obligations of the Company evidencing the same debt as the Old Notes and will be entitled to the benefits of the same Indenture. See "Description of Notes." The form and terms of the New Notes are the same as the form and terms of the Old Notes in all material respects except that the New Notes have been registered under the Securities Act and hence do not include certain rights to registration thereunder and do not contain transfer restrictions or terms with respect to the Liquidated Damages applicable to the Old Notes. See "Description of Notes."

Securities Offered.........  $160 million in aggregate principal amount of
                             9 3/8% Senior Subordinated Notes due 2007.

Maturity...................  June 15, 2007.

Interest Payment Dates.....  June 15 and December 15, commencing December 15,
                             1997.

Guarantee..................  The Notes will be fully and unconditionally guaranteed (the "Guarantee") by (i) RPG, (ii) any entity that becomes a wholly-owned subsidiary of the Company after the Issue Date and which operates a Casino or Related Business (as defined herein) and (iii) any Subsidiary of the Company that executes a guarantee of indebtedness of the Company that is unsecured and pari passu or subordinated to the Notes, provided that the Guarantee shall have the same relative ranking to the guarantee initially executed by such Subsidiary as the Notes have to the

                             Indebtedness initially guaranteed by such
                             Subsidiary. See "Description of Notes -- Guarantee" and "-- Certain Covenants -- Additional Subsidiary Guarantors."

Optional Redemption........  The Notes will not be redeemable, in whole or in part, prior to June 15, 2002, except as required by a Gaming Authority or except as set forth below. Thereafter, the Notes will be redeemable, from time to time, at the Company's option, in whole or in part, at the redemption prices set forth herein, together with accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of redemption.

                             At any time prior to June 15, 2000, the Company may redeem up to 30% of the aggregate principal amount of Notes then outstanding at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of redemption, with the net cash proceeds of one or more Public Equity Offerings by the Company. See "Description of
                             Notes -- Optional Redemption."


Ranking....................  The Notes are general unsecured obligations of the
                             Company subordinated in right of payment to all existing and future Senior Debt (as defined herein) of the Company. The Guarantee will be a general unsecured obligation of the Guarantor and any Additional Guarantors (as hereinafter defined), subordinated in right to all existing and future Senior Debt of such Guarantor. As of June 30, 1997, the Company and its Subsidiaries (as defined herein) on a consolidated basis had approximately $137 million in aggregate principal amount of indebtedness outstanding that constituted Senior Debt. See "Description of Notes -- Subordination."


Use of Proceeds............  The Company will not receive any proceeds from the
                             Exchange Offer.


Repurchase at the Option of
  Holders..................  Upon the occurrence of a Change of Control (as defined herein), the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. In addition, the Company will be required to offer to purchase certain of the Notes at 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase with the proceeds of certain asset sales. See "Description of Notes -- Limitation on Sale of Assets and Subsidiary Capital; Event of Loss."


Mandatory Redemption.......  The Company is not required to make any mandatory redemption or sinking fund payments prior to maturity of the Notes. See "Description of Notes."


Certain Covenants..........  The Indenture pursuant to which the New Notes will be issued (the "Indenture") contains certain covenants that, among other things, limit the ability of the Company and its Subsidiaries to incur additional indebtedness, pay dividends or make other distributions, create certain liens, enter into certain transactions with affiliates, utilize proceeds from asset sales, issue or sell equity interests of Subsidiaries and enter into certain mergers and consolidations. See "Description of Notes -- Certain Covenants."

Exchange Rights............  Holders of New Notes are not entitled to any exchange rights with respect to the New Notes. Holders of Old Notes are entitled to certain exchange rights pursuant to the Registration Rights Agreement. Under the Registration Rights Agreement, the Company is required to offer to exchange the Old Notes for new notes having substantially identical terms which have been registered under the Securities Act. This Exchange Offer is intended to satisfy such obligation. Once the Exchange Offer is consummated, the Company will have no further obligations to register any of the Old Notes not tendered by the Holders for exchange, except pursuant to a shelf registration statement to be filed under certain limited circumstances specified in "The Exchange Offer -- Purposes of the Exchange Offer." See "Risk Factors -- Consequences to Non-Tendering Holders of Old Notes."

Absence of a Public Market
for the New Notes..........  The New Notes will be a new issue of securities with no established market. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     The summary consolidated financial data set forth below are qualified in their entirety by, and should be read in conjunction with, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements, the notes thereto and other financial information included elsewhere in this Prospectus.


                                                                                  SIX MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,                 JUNE 30,
                                     -----------------------------------------   -------------------
                                     1993(1)     1994(2)   1995(3)      1996       1996       1997
                                     -------     -------   --------   --------   --------   --------
                                                                                     (UNAUDITED)
                                                         (DOLLARS IN THOUSANDS)
CONSOLIDATED STATEMENTS OF
  OPERATION DATA:
Net revenues.......................  $    --     $63,403   $298,385   $331,731   $171,282   $163,040
Operating income (loss)............   (1,742)      4,941     74,704     70,704     38,232     34,533
Interest (expense), net............      221      (6,259)   (18,735)   (21,964)   (11,699)    (7,197)
Net income (loss) before minority
  interest and extraordinary loss
  from early retirement of
  long-term debt...................   (1,521)      3,924     55,969     48,822     26,769     26,925
Net income (loss) (4)..............   (1,391)     (1,767)    39,940     46,961     25,744     21,099
Ratio of earnings to fixed
  charges..........................      N/A(5)      1.0x       3.6x       2.6x       2.8x       2.5x


                                                                                        AT JUNE 30,
                                                         AT DECEMBER 31,                    1997
                                             ----------------------------------------   ------------
                                              1993       1994       1995       1996        ACTUAL
                                             -------   --------   --------   --------   ------------
                                                                                        (UNAUDITED)

                                                             (DOLLARS IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Cash and cash equivalents(6)...............  $    10   $ 18,584   $ 96,857   $121,394     $130,102
Total assets...............................   27,082    145,535    300,088    377,597      465,780
Total debt(7)..............................   25,393    124,963    197,603    232,708      297,639
Members' equity (deficit)..................   (2,469)     3,633     52,747     79,782       91,312


---------------

(1) Includes the consolidated results of the Company and its subsidiaries from the date each entity was formed through December 31, 1993, including subsidiaries involved in development activities only.

(2) The Horseshoe Bossier City opened on July 9, 1994.

(3) The Horseshoe Casino Center opened on February 13, 1995.

(4) As a limited-liability company, the Company is not subject to income tax liability. Therefore, Holders of membership interests include their respective shares of the Company's taxable income in their income tax returns and the Company makes distributions for such tax liabilities.

(5) Earnings were inadequate to cover fixed charges for the period ended December 31, 1993, by a deficiency of $1,921,000.


(6) Includes escrow funds, restricted for expansion of existing facilities, development of new projects or repayment of debt, amounting to approximately $31,316,000 and $42,235,000 as of December 31, 1996 and 1995, respectively, and $0 as of June 30, 1997.


(7) Includes deferred interest payable on notes payable to affiliates of $2,467,000 as of December 31, 1994.

                                  RISK FACTORS

     This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this Prospectus, including without limitation, certain statements under the sections "Summary," "Selected Consolidated Financial Information," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and the Consolidated Financial Statements and the notes thereto located or incorporated elsewhere herein regarding the Company's financial position, business strategy, prospects and other related matters, may constitute such forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Actual results could differ materially from the Company's expectations as a result of a number of factors, including without limitation those set forth below and those located elsewhere in this Prospectus. In addition to the other matters in this Prospectus, those who are acquiring the New Notes should carefully consider, among other things, the following factors.

INCREASED COMPETITION IN EXISTING MARKETS

     The Horseshoe Casinos are highly dependent on the Louisiana and Mississippi gaming markets and compete directly with other riverboat and dockside gaming operators in Louisiana and Mississippi. The Mississippi gaming market is extremely competitive. Currently, there is a total of 29 licensed and operating dockside gaming facilities in Mississippi including 9 dockside gaming facilities in Tunica County. Of the facilities in Tunica County, two are closer than the Horseshoe Casino Center to the primary customer market of Memphis, and one of those facilities is substantially larger than the Horseshoe Casino Center. Additionally, one of the other properties located in the Casino Center complex is currently undergoing a significant expansion and retheming including the addition of approximately 1,200 rooms and other amenities. Aside from the Tunica County facilities, the Horseshoe Casino Center also competes to a lesser degree against casinos located in other areas of Mississippi including one competitor in Coahoma County, the county located directly to the south of Tunica County, and one land-based Indian casino located in Philadelphia, Mississippi. Under Mississippi law, the number of authorized gaming licenses is not limited and there can be no assurance that additional dockside gaming facilities will not be located in Tunica County.


     The current Louisiana gaming legislation permits unlimited stakes gaming and authorizes a total of fifteen riverboat gaming licenses statewide, but future legislation may increase the number of licenses that may be granted. The Horseshoe Bossier City competes directly with two dockside gaming facilities in Bossier City and one in downtown Shreveport. The Louisiana Gaming Control Board has approved the relocation of a riverboat casino to the Bossier City/Shreveport market on the basis of a proposal to locate a new facility adjacent to an existing competitor's facility in Shreveport in October 1997 (although the owner of the riverboat has recently requested permission for the riverboat to remain in New Orleans). The Gaming Control Board is currently accepting proposals for the remaining fifteenth license, which was recently awarded and subsequently rescinded due to the withdrawal of the joint venture's financial partner. This license, once granted, may be located in the Bossier City/Shreveport market. There can be no assurance that the Bossier City/Shreveport market will be sufficiently large to allow six riverboat casinos to operate profitably and there can be no assurance that the Louisiana Gaming Control Board will not authorize additional licenses to operate riverboat casinos in the Bossier City/Shreveport market. The Company competes to some degree with gaming operations in Lake Charles, Baton Rouge and the New Orleans area. Additionally, the Company competes to a lesser degree with land-based Indian casinos near Lake Charles and in Marksville, near Alexandria. Although the Company believes that the addition of new gaming facilities to an existing market will draw additional visitors to the market, there can be no assurance that an increase in additional visitors to the market will occur or that the Company will be able to attract additional visitors to its facilities. The Company's operations and ability to grow its business will be negatively affected to the extent additional facilities in Bossier City/Shreveport, Louisiana or Tunica, Mississippi do not draw additional visitors to those markets or to the extent the Company is not able to attract its fair share of the increase in gaming customers to those markets.

     The Company also competes with casino operations in other jurisdictions throughout the United States including Nevada and Atlantic City, as well as with other forms of wagering, including parimutuels, card clubs, state-sponsored lotteries, video lottery terminals, video poker terminals and other forms of entertainment. In addition, the Louisiana legislature has recently passed legislation that would authorize the operation of slot machines at several race tracks, including Louisiana Downs, which is approximately five miles east of Horseshoe/Bossier City, in place of video poker machines that are currently authorized at such locations. There can be no assurance that the Company will not face increased competition from these other forms of legalized gaming.

     Certain of the Company's competitors are larger and have significantly greater financial and other resources than the Company. Given these factors, it is possible that substantial competition could have a material adverse effect on the Company's operations and thus the Company's results of operations.

POTENTIAL COMPETITION FROM ADDITIONAL JURISDICTIONS

     A substantial portion of the Horseshoe Bossier City's revenues are generated by patrons from the Dallas/Fort Worth metropolitan area approximately 180 miles west of Bossier City and from other areas in Texas. Although casino gaming is not currently permitted in Texas, and the Attorney General of Texas has issued an opinion that gaming in Texas would require an amendment to the State's Constitution, the Texas legislature has considered, but not enacted, various proposals to authorize casino gaming. A constitutional amendment requires a two-thirds vote of those present and voting in each house of the Texas state legislature and approval by the electorate at a referendum. If casinos commence operations in Texas, they would be expected to adversely affect the Horseshoe Bossier City's operations.

     Both of the Horseshoe Casinos draw patrons from Arkansas. In 1994 and again in 1996 measures were placed on the ballot in Arkansas to authorize casino gaming. While the measures were defeated in 1994 and 1996, similar measures may be placed on the ballot in future elections. If any such measures are adopted, it is likely that casinos would be established in Arkansas, and they would be expected to adversely affect the operations of the Horseshoe Casino Center and the Horseshoe Bossier City.

     Other jurisdictions may legalize various forms of gaming that may compete with the Company in the future. It should be assumed that each of the gaming projects of a Subsidiary will be subject to intense competition from nearby gaming establishments.

LEVERAGE AND DEBT SERVICE

     As of June 30, 1997, the Company had total debt of $297.6 million. The ability of the Company to meet debt service obligations and to reduce total debt will depend upon its future performance which, in turn, will be subject to general economic conditions and to financial, business and other factors, including factors beyond its control. While the Company believes that the Horseshoe Casinos will be able to attract a sufficient number of patrons to achieve the level of gaming activity necessary to permit the Company to satisfy its obligations, its expectations are based on a number of assumptions that may vary from actual experience. For example, there has been a decline in the Company's margins since the opening of the facilities due to promotional and other factors and there can be no assurances that this trend will not continue. In addition, a portion of the combined debt of the Company may bear interest at a floating rate; therefore, to some degree the financial results of the Company may be affected by changes in prevailing interest rates.

     If the Company is unable to comply with the terms of its debt agreements and fails to generate sufficient cash flow from operations in the future, it may be required to refinance all or a portion of its existing debt or to obtain additional financing. There can be no assurance that any such refinancing would be possible or that any additional financing could be obtained, particularly in view of the Company's anticipated high levels of debt and the debt incurrence restrictions under its debt agreements.

     The Company's leverage may have the effect generally of reducing the Company's flexibility in responding to changing business and economic conditions. In addition, certain provisions of the Notes, the Senior Notes and the Credit Facility, could adversely affect the Company in certain ways, including the following: (i) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, general corporate purposes or other purposes may be significantly impaired; (ii) the Company's ability to respond quickly to increased competition and other market forces may be limited; and (iii) the Company's vulnerability to weak general economic conditions may be greater than it would otherwise be, absent such provisions.

LIQUIDITY


     The Company is currently expanding Horseshoe Bossier City and Horseshoe Casino Center. The Company estimates that the expansion projects will cost an aggregate of approximately $300 million (exclusive of capitalized interest). As of June 30, 1997, approximately $113 million had been expended by the Company and its Subsidiaries in connection with the expansion projects. The Company anticipates that the remaining costs associated with the expansion of the Horseshoe Casinos, which are estimated to be approximately $187 million, will be funded with excess cash on hand, cash flow from operations, FF&E financing, and to the extent necessary, additional borrowings under the Credit Facility or a replacement credit facility. At June 30, 1997, the Company had $130 million of cash and cash equivalents and had the ability to borrow an additional $172 million pursuant to the most restrictive debt incurrence tests set forth in the Credit Facility, the Senior Notes and the Notes. The Company applied a portion of the net proceeds from the sale of the Old Notes to repay $76 million of outstanding indebtedness incurred under the Credit Facility (including prepayment penalty) and purchased $13 million in aggregate principal amount of Senior Notes for a fair market value of approximately $14.5 million together with accrued and unpaid interest related thereto. The amount available to be borrowed under the Credit Facility has been reduced to approximately $132 million. The Company intends to amend its Credit Facility or enter into a new revolving credit facility to provide up to approximately $130 million of borrowing capacity. There can be no assurance, however, that the Company will be able to amend the Credit Facility to provide for additional borrowing capacity or that the Company will be able to obtain additional financing on acceptable terms, if at all. The failure of the Company to obtain additional financing would have a material adverse effect on the Company and its ability to complete the Horseshoe Casinos expansion projects.


SUBORDINATION


     The Notes will be general unsecured obligations of the Company, subordinated in right of payment to all existing and future Senior Debt, including obligations under the Credit Facility and the Senior Indenture. The Notes will be fully and unconditionally guaranteed by the Guarantor, subordinated in right of payment to all Senior Debt of the Guarantor. Subject to certain limitations, the Indenture will permit the Company and the Guarantor to incur additional indebtedness, including Senior Debt. In addition, the indebtedness under the Credit Facility and the Senior Indenture will become due prior to the maturity of the Notes. As a result of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency of the Company or the Guarantor, the assets of the Company or the Guarantor, respectively, will be available to pay obligations on the Notes only after all Senior Debt of the Company or Guarantor, respectively, has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding. See "Description of Certain Other Indebtedness" and "Description of Notes." As of June 30, 1997, the aggregate principal amount of all Senior Debt of the Company and its Subsidiaries on a consolidated basis was $137 million.


HOLDING COMPANY DEBT AND SUBSIDIARY OPERATIONS

     The Company conducts its operations through Subsidiaries. Substantially all of the assets of the Company are owned by its Subsidiaries and the Company has no significant assets of its own other than cash, cash equivalents and equity interests in Subsidiaries of the Company. As a holding company, the Company is dependent on distributions or other intercompany transfers of funds from its Subsidiaries to meet its debt service and other obligations. RPG is the only Subsidiary of the Company that is a Guarantor. Distributions and intercompany transfers from the Company's Subsidiaries to the Company may be restricted by covenants contained in debt agreements and other agreements to which such Subsidiaries may be subject and may be restricted by other agreements entered into in the future and by applicable law. There can be no assurance that the operating results of the Company's Subsidiaries at any given time will be sufficient to make distributions to the Company. The Company's rights and the rights of its creditors, including Holders of Notes, to participate in the assets of any Subsidiary of the Company upon such Subsidiary's liquidation or recapitalization will be subject to the prior claims of the Subsidiary's creditors.

NON-PAYMENT OF GUARANTEE AND INTERCOMPANY NOTES DUE TO FRAUDULENT CONVEYANCE AND EQUITABLE SUBORDINATION

     In the event of a liquidation, reorganization or insolvency of the Company and/or the Subsidiaries under the Bankruptcy Code or any similar state or Federal law, the trustee in such a proceeding may attempt to invalidate the Guarantee and Intercompany Notes (as defined herein) on the basis that the Guarantee and Intercompany Notes constituted a fraudulent conveyance or that the Company's claim on account of the Guarantee and Intercompany Notes should be equitably subordinated to the claims of other creditors of Subsidiaries making the Guarantee and Intercompany Notes. In the event of such invalidation, all obligations of the Subsidiaries, including trade payables, would be structurally senior to the Notes.

ABILITY TO MEET OBLIGATIONS; RISKS RELATING TO A CHANGE IN CONTROL OR PUT


     The Credit Facility is due and payable in full on or before September 30, 1999, and the Senior Notes are due and payable in full on or before September 30, 2000. While the Company believes that cash flows from operations will be adequate to satisfy the Company's obligations as they become due, there can be no assurance that such cash flows will not be adversely affected in the future. If the Company's cash flows are not adequate to repay the Credit Facility and the Senior Notes, the Company may be compelled to seek to refinance the indebtedness, and there can be no assurance that the Company will be successful in doing so. Upon the occurrence of a Change in Control, the Holders of the Notes will have the right to require the Company to offer to purchase the Notes at 101% of their principal amount, together with all accrued and unpaid interest, if any, and the lenders under the Credit Facility and the holders of the Senior Notes will have the same right with respect to the Credit Facility and the Senior Indenture, respectively. In such event, the Company may not have sufficient resources to satisfy all of its repurchase obligations resulting from a Change in Control. In addition, the employment agreements of certain officers of the Company contain a put/call provision whereby, upon termination of the employment of such officer, the Company must, at the election of such officer, purchase such officer's ownership interest in the Company for an amount equal to the fair market value of such interest. As of June 30, 1997, the aggregate fair market value of all interests subject to such put/call provisions was approximately $27 million. Certain of the employment agreements provide that the purchase price for the employee's ownership interest shall be paid in cash upon transfer of the interest to the Company and certain of the employment agreements provide that the purchase price for the employee's ownership interest may be paid in installments over a three-year period, which may be extended to a five-year period if the Company's lenders prohibit payment of the purchase price to be made over a three-year period. As a result, the Company's obligation to repurchase ownership interests in the Company may mature prior to the date on which the principal amount of the Notes becomes due and payable.


OBSTACLES TO EXPANSION

     The proceeds of the Notes will be used to finance the development of hotel facilities, additional gaming space and other amenities at the Horseshoe Casinos. Major construction projects, such as the improvements of the Horseshoe Casinos, entail significant risks, including potential shortages of materials or skilled labor, engineering, environmental or regulatory problems, work stoppages, weather interferences and unanticipated cost increases. Construction equipment and work stoppage problems or difficulties in obtaining any of the required permits or authorizations from regulatory authorities could increase the completion costs or prohibit completion of any of the facilities contemplated. While certain of the Company's construction contracts are firm contracts and provide penalties in the event of delay in completion of the project, no assurances can be given that any such project will commence operations within the contemplated time frames, if at all, or that anticipated construction costs will not be exceeded. Budget overruns and delays with respect to the development projects could have a material adverse effect on the Company's business, financial condition or results of operations.

REQUIREMENTS FOR GOVERNMENT APPROVALS; GAMING LICENSING AND REGULATION

     The Company is subject to the laws of each state in which it conducts business and to Federal law. In addition to being subject to laws applicable to businesses generally, the Company is subject to regulations that apply specifically to the gaming industry. All laws are subject to change and different interpretations, especially laws regulating the gaming industry, where in many cases the laws and the regulatory agencies that apply them are new. Changes in laws or their interpretation may result in the imposition of more stringent, burdensome or expensive requirements or the outright prohibition of gaming.

     The Company is required to pay gaming fees and taxes in jurisdictions in which it operates and in which projects are under development. Such fees and taxes are subject to change over which the Company has no control.

     The Company must obtain a gaming license for each location at which it operates a casino. Generally, such licenses are for a fixed term and are subject to renewal periodically. The Company and each of its officers, directors, managers and principal partners are subject to strict scrutiny and approval by the gaming regulatory bodies of each jurisdiction in which the Company conducts or seeks to conduct gaming operations. The issuance of a gaming license is considered a privilege, not a right, and gaming licensees are subject to suspension, limitation or revocation if detailed regulatory requirements are not met. In addition to licenses from the state gaming regulatory agencies, casino operations also typically require various local governmental approvals, and riverboats require Federal and state environmental and other approvals relating to operations in navigable waters.

     The sale of alcoholic beverages at the Horseshoe Bossier City and the Horseshoe Casino Center is subject to licensing, control and regulation by local liquor licensing authorities. All licenses are revocable and not transferable without consent of such licensing authorities. Such licensing authorities have the full power to limit, condition, suspend or revoke any such license, and any such disciplinary action could (and revocation would) have a material adverse effect upon the operations of the Company.

     HE, the Company's Subsidiary operating the Horseshoe Bossier City, previously experienced difficulty in obtaining licensing in the State of Louisiana, when in November of 1993 the Louisiana State Police denied its application for a gaming license to operate the proposed Horseshoe Bossier City casino facility. HE appealed such decision to the Louisiana Riverboat Gaming Commission, which voted unanimously to reverse the decision of the Louisiana State Police and grant a gaming license to HE. The Louisiana State Police appealed such reversal by the Louisiana Riverboat Gaming Commission to the courts in Louisiana, and the Louisiana Supreme Court ruled unanimously in favor of the Company to the effect that the Louisiana State Police had no right to appeal the reversal of the decision by the Louisiana Riverboat Gaming Commission. Subsequent to such denial, RPG and Mr. Binion were granted a gaming license by the State of Mississippi without problem or objection by any party and a subsidiary of the Company and Mr. Binion were found suitable to be granted a gaming license in the State of Indiana. While the Company knows of no reason why it would not be licensed in new jurisdictions where it might seek such licensing, no assurance can be given that the Company will not encounter difficulties in future licensing hearings.

     Consistent with state laws, the gaming license granted to RPG in the State of Mississippi is for a two year period and must be renewed on a continuous basis. While the license has been renewed to September 17, 1998 and the Company knows of no reason why such license would not be renewed again at that time, no assurances can be given that such renewals will be granted or that new or different conditions will not be imposed on RPG's license in connection with any future application for a renewal of its existing license.

     The casinos operating in the Bossier City/Shreveport market are the only riverboats in the State of Louisiana currently permitted to operate exclusively at dockside pursuant to a special exemption granted by the State legislature. The exemption was granted as a safety measure to protect against a lack of sufficient water depth in the Red River under normal operating conditions. There can be no assurance that future legislation will not revise or revoke the current exemption.

     Certain aspects of the Notes are subject to required disclosure to, approval of or disapproval by the respective Gaming Authorities in the states in which the Company conducts or proposes to conduct gaming operations. The Notes may be reviewed as part of the Company's application for a gaming license in a jurisdiction, or if previously licensed, as a separate review item. No assurance can be given that the Notes will receive all required approvals, that such approvals will be received on a timely basis or that the failure to obtain all required approvals will not adversely affect the Notes or the Company's ability to make borrowings thereunder.

DEPENDENCE ON KEY PERSONNEL; MANAGEMENT; CONFLICTS

     The Company is substantially dependent upon the efforts and skills of a few key members of its Management. The loss of the services of any of these personnel or their inability to devote sufficient attention to the operations of the Company would have a material adverse effect on the Company's operations. There is significant competition for qualified employees who have significant gaming operations experience. There is no assurance that the Company will be able to hire additional experienced executives and employees, in particular because the Company is competing for personnel with other gaming facilities both inside and outside of Louisiana and Mississippi, and because of the recent expansion of the gaming industry and the further expansion that the Company anticipates. An affiliate of the Company, Mr. Jack B. Binion, is actively involved in the gaming industry. Casinos owned or managed by such affiliated person may directly or indirectly compete with the Company. The potential for conflicts of interest exists among the Company and affiliated persons for future business opportunities that may not be presented to the Company.

POTENTIAL ADVERSE EFFECTS OF PENDING LITIGATION

     On January 26, 1996, a lawsuit was filed by Becky Binion Behnen, a director and minority shareholder of the Horseshoe Club Operating Co. (the "Club"), in the Clark County Nevada District Court against Jack B. Binion, the Club and other unnamed entities and individuals. The plaintiff's complaint alleges that Jack Binion, as a director, officer and majority holder of the Club, (i) breached his fiduciary duty of care and loyalty to the Club by using for personal gain Club assets, property and personnel, and (ii) usurped corporate opportunities of the Club by personally pursuing casino development ventures, including the development and operation of the Horseshoe Casino Center and the Horseshoe Bossier City. As remedy for the allegations contained in the complaint, the plaintiff sought to impose a constructive trust on certain ownership interests of Mr. Binion in the Company and certain interests of the Company itself, as well as other remedies. No specific dollar amount of damages has been alleged in the complaint. The parties are currently conducting discovery with respect to the lawsuit.

     While the Company has not been joined as a defendant in the lawsuit, there can be no assurance that the plaintiff will not amend the complaint to add the Company as an additional defendant in the action, which would be costly, time consuming and would likely divert management's attention from the Company's principal business. However, even if the Company is not joined as a defendant in the lawsuit, a ruling in favor of the plaintiff that declares Mr. Binion or the Company as the involuntary trustee for the benefit of the plaintiff could result in Mr. Binion's loss of all or a portion of his ownership share of the Company.

LACK OF PUBLIC MARKET FOR NOTES

     There is no existing public market for the Notes and there can be no assurance as to the development or liquidity of any market for the Notes, the ability of Holders of the Notes to sell their Notes, or the price at which Holders would be able to sell their Notes. The Company does not intend to apply for listing of the Notes on a securities exchange.

INVESTIGATION OF POLITICAL CORRUPTION IN LOUISIANA

     The Company has become aware of an investigation by the Federal Bureau of Investigation ("FBI") into possible corruption on the part of various state legislators and other public officials within the State of Louisiana. Affidavits filed by the FBI in various Federal courts have specifically identified and accused certain state legislators of having accepted bribes or illegal campaign contributions or being involved in other illegal activities, and have associated such legislators with various gaming interests (which do not include the Company) within the State of Louisiana. The Company and Mr. Binion have received and complied, and intend to continue to comply, in a timely manner with subpoenas from the U.S. Attorney for the Western District of Louisiana requesting an appearance or certain information, including records of all payments, fees and compensation, if any, paid by HE to a list of individuals and entities which included three of HE's limited partners, relatives of two of those limited partners of HE and a Louisiana State Senator representing the Shreveport area and certain of his relatives. The Company believes that the information provided in response to such subpoenas is complete, and that profit distributions, fees, compensation or other payments which HE paid to any of such persons and entities were proper and occurred in the ordinary course of business. Some of the employees of HE have been informally interviewed by the U.S. Attorney's Office and the FBI, and Mr. Binion appeared before the Grand Jury on June 26, 1997. The U.S. Attorney's Office has advised counsel to HE that HE is neither a subject nor a target of such investigation. Accordingly, at the present time the Company has no reason to believe that such investigation will affect it or any of its officers in any direct manner. The Company does anticipate that such on-going investigation and the adverse publicity arising therefrom will continue to cause the gaming industry in general within the State of Louisiana to receive negative publicity and a certain amount of adverse public reaction. Such negative sentiments against the gaming industry within the State of Louisiana could ultimately lead to state legislation which could significantly restrict, or conceivably attempt to phase out, legalized gaming within the State of Louisiana. Any such legislation might have a material adverse effect upon the Company and the gaming industry in general.

HOLDER OF NOTES MAY BE COMPELLED TO DISPOSE OF NOTES

     The Mississippi and Louisiana gaming authorities have discretionary authority to require a lender or Holder to file an application to be investigated and to be found suitable as a potential owner or landlord of a gaming establishment. While such gaming authorities generally do not require the individual lenders or Holders to be investigated and found suitable, these authorities retain the discretion to do so for any reason, including but not limited to a default, or where the Holder of the debt instrument exercises a material influence over the gaming operations of the entity in question.

     Each lender or Holder shall be deemed to have agreed (to the extent permitted by law) that if the relevant Mississippi or Louisiana gaming authorities determine that a lender or Holder must be found suitable under applicable law, and if such lender or Holder or beneficial owner is not found suitable, such party shall, upon the request of the Company, dispose of such party's interest to a suitable purchaser within 30 days after receipt of such request or within the time prescribed by the Louisiana or Mississippi gaming authorities, whichever is earlier. Any party required to apply for a finding of suitability must pay all investigative fees and costs of the Mississippi and Louisiana gaming authorities in connection with such an investigation. The Company anticipates that similar requirements will exist in other emerging jurisdictions in which it is seeking to expand. There can be no assurance that a Holder so required to dispose of Notes would be able to do so at a time, for a consideration and/or on terms that are not disadvantageous to such Holder.

CONSEQUENCES TO NON-TENDERING HOLDERS OF OLD NOTES

     Upon consummation of the Exchange Offer, the Company will have no further obligation to register the Old Notes except pursuant to a shelf registration statement to be filed under certain limited circumstances specified in "The Exchange Offer -- Purposes of the Exchange Offer." Thereafter, subject to such exception, any Holder of Old Notes that does not tender its Old Notes in the Exchange Offer will continue to hold restricted securities which may not be offered, sold or otherwise transferred, pledged or hypothecated except pursuant to Rule 144 and Rule 144A under the Securities Act or pursuant to any other exemption from registration under the Securities Act relating to the disposition of securities, provided that an opinion of counsel is furnished to the Company that such an exemption is available.

                                USE OF PROCEEDS

     This Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the New Notes offered in the Exchange Offer. In consideration for issuing the New Notes as contemplated in this Prospectus, the Company will receive in exchange Old Notes in like principal amount, the form and terms of which are the same in all material respects as the form and terms of the New Notes except that the New Notes have been registered under the Securities Act and hence do not include certain rights to registration thereunder and do not contain transfer restrictions or terms with respect to special interest payments applicable to the Old Notes. The Old Notes surrendered in exchange for New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in the indebtedness of the Company.

     The initial proceeds from the Old Notes ($159,838,000) were used to repay existing indebtedness or will be loaned in part to HE and in part to RPG, as follows:

                                                                       BY THE COMPANY
                                                                   ----------------------
                                                                   (DOLLARS IN THOUSANDS)
        Intercompany Notes(a).....................................        $ 65,604
        Repay Senior Notes........................................          14,495
        Repay Credit Facility.....................................          75,839
        Debt issue costs..........................................           3,900
                                                                          --------
                                                                          $159,838
                                                                          ========

---------------

(a) As of June 30, 1997, the Company had not loaned any amounts to HE or RPG. Borrowings by HE will be evidenced by an Intercompany Senior Subordinated Note of $50 million. The Note will bear interest at 9.39%, require semiannual interest payments on June 15 and December 15 and will be due June 15, 2007. Borrowings by RPG will be evidenced by an Intercompany Senior Subordinated Note of $25 million. The Note will bear interest at 9.39%, require semi-annual interest payments on June 15 and December 15 and will be due June 15, 2007.

                                 CAPITALIZATION


     The following table sets forth the consolidated capitalization of the Company at June 30, 1997. This table should be read in conjunction with "Use of Proceeds," "Summary Consolidated Financial Information," "Selected Consolidated Financial Information" and the consolidated financial statements of the Company, which are included or incorporated elsewhere in this Prospectus.



                                                                             JUNE 30, 1997
                                                                             --------------
                                                                             UNAUDITED
                                                                             (IN THOUSANDS)
    Cash and cash equivalents..............................................     $130,102
                                                                                ========
    Long-term debt, including current portion:
      Credit Facility......................................................     $    250
      12 3/4% Senior Notes Due 2000........................................      135,201
      9 3/8% Senior Subordinated Notes Due 2007............................      159,839
      Existing debt from purchase of ownership interests...................        2,349
                                                                                --------
              Total long-term debt.........................................     $297,639
                                                                                --------
      Redeemable ownership interests(1)....................................       26,861
    Members' equity........................................................       91,312
                                                                                --------
                                                                                 118,173
                                                                                --------
              Total capitalization.........................................     $415,812
                                                                                ========


---------------


(1) The employment agreements of certain officers of the Company contain a put/call provision whereby, upon termination of the employment of such officer, the Company must, at the election of such officer, purchase such officer's ownership interest in the Company for an amount equal to the fair market value of such interest. As of June 30, 1997, the aggregate fair market value of all interests subject to such put/call provision was

    $26,861,000.

                               THE EXCHANGE OFFER

PURPOSES OF THE EXCHANGE OFFER

     The Old Notes were sold on June 25, 1997 to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) and accredited investors. In connection with the sale of the Old Notes, the Company and the Initial Purchaser entered into the Registration Rights Agreement pursuant to which the Company agreed to cause to become effective within 165 days of June 25, 1997, a registration statement with respect to the Exchange Offer. However, in the event that (i) any applicable law or applicable interpretations of the staff of the Commission does not permit the Company to effect the Exchange Offer or (ii) any Holder or Holders of Old Notes notifies the Company within 20 business days of the consummation of the Exchange Offer (A) that any such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) that any such Holder may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that this Prospectus is not appropriate or available for such resales by such Holder, or (C) that any such Holder is a broker-dealer and holds Old Notes acquired directly from the Company or one of its affiliates, then the Company has agreed to use its reasonable best efforts to cause to become effective a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Notes and to keep the Shelf Registration Statement effective until the earlier of 36 months after the effective date thereof, the date all Transfer Restricted Securities covered by the Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Shelf Registration Statement and the date on which all Transfer Restricted Securities may be sold without registration pursuant to Rule 144(k) under the Securities Act.

     The Exchange Offer is being made by the Company to satisfy its obligations pursuant to the Registration Rights Agreement. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Once the Exchange Offer is consummated, the Company will have no further obligations to register any of the Old Notes not tendered by the Holders for exchange except pursuant to a Shelf Registration Statement as provided in the foregoing paragraph. Thereafter, any Holder of Old Notes who does not tender its Old Notes in the Exchange Offer will continue to hold restricted securities which may not be offered, sold or otherwise transferred, pledged or hypothecated except pursuant to Rule 144 and Rule 144A under the Securities Act, pursuant to a Shelf Registration Statement, if applicable, or pursuant to any other exemption from registration under the Securities Act relating to the disposition of securities, provided that an opinion of counsel is furnished to the Company that such an exemption is available.

     Based on an interpretation by the staff of the Commission set forth in several no-action letters issued to third parties, the Company believes, based on the advice of its counsel, that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof who are not affiliates of the Company without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring New Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the New Notes. Persons wishing to exchange Old Notes in the Exchange Offer must represent to the Company that such conditions have been met. However, any Holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes cannot rely on the interpretation by the staff of the Commission set forth in the above referenced no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K of the Securities Act. Further, any Holder who may be deemed an "affiliate" (as defined under Rule 405 of the Securities Act) of the Company cannot rely on the interpretation by the staff of the Commission set forth in the above referenced no-action letters with respect to resales of the New Notes without compliance with the registration and prospectus delivery requirements of the Securities Act.

     In addition, each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

     Except as aforesaid, this Prospectus may not be used for an offer to resell, or for a resale or other transfer of New Notes.

TERMS OF THE EXCHANGE OFFER

  General

     Upon the terms and subject to the conditions of the Exchange Offer set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.


     As of June 30, 1997, there was $160.0 million aggregate principal amount of the Old Notes outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to such registered Holders as of October 9, 1997.


     In connection with the issuance of the Old Notes, the Company arranged for the Old Notes to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. The corresponding New Notes will be issued and transferable in book-entry form through DTC. See "Description of Notes -- Form, Denomination, Transfer, Exchange and Book-Entry Procedures."

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders of Old Notes for the purpose of receiving the New Notes from the Company.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

     Holders of Old Notes who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay the expenses, other than certain applicable taxes, of the Exchange Offer. See "-- Fees and Expenses."

  Expiration Date; Extensions; Amendments


     The term "Expiration Date" shall mean November 7, 1997, unless the Company in its sole discretion extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended.


     In order to extend the Expiration Date, the Company will notify the Exchange Agent and the record Holders of Old Notes of any extension by oral or written notice, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Such notice may state that the Company is extending the Exchange Offer for a specified period of time or on a daily basis until 5:00 p.m., New York City time, on the date on which a specified percentage of Old Notes are tendered.

     The Company reserves the right to delay accepting any Old Notes, to extend the Exchange Offer, to amend the Exchange Offer or to terminate the Exchange Offer and not accept Old Notes not previously accepted if any of the conditions set forth herein under "-- Conditions" shall have occurred and shall not have been waived by the Company by giving oral or written notice of such delay, extension, amendment or termination to the Exchange Agent. Any such delay in acceptance, extension, amendment or termination will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the Holders of such amendment and the Company will extend the Exchange Offer as necessary to provide to the Holders a period of five to 10 business days, after such amendment, depending upon the significance of the amendment and the manner of disclosure to Holders of the Old Notes, if the Exchange Offer would otherwise expire during such five to 10 business day period.

     Without limiting the manner in which the Company may choose to make public announcement of any extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

ACCRUED INTEREST ON THE NEW NOTES AND THE OLD NOTES

     The New Notes will bear interest at a rate equal to 9.375% per annum from their date of issuance. Interest on the New Notes is payable semi-annually on June 15 and December 15 of each year, commencing on December 15, 1997. Holders whose Old Notes are accepted for exchange will receive, in cash, accrued interest thereon to, but excluding, the date of issuance of the New Notes. Such interest will be paid with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon cancellation of the Old Notes and issuance of the New Notes. Holders of Old Notes whose Old Notes are not exchanged will receive the accrued interest payable on December 15, 1997.

PROCEDURES FOR TENDERING

     To tender in the Exchange Offer, a Holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by Instruction 4 of the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

     Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's procedure for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the Exchange Agent at its address set forth in "-- Exchange Agent" below prior to 5:00 p.m., New York City time, on the Expiration Date. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     The tender by a Holder will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for such Holders.

     The method of delivery of Old Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the Holders. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Transmittal or Old Notes should be sent to the Company.

     Only a Holder of Old Notes may tender such Old Notes in the Exchange Offer. The term "Holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered Holder.

     ANY BENEFICIAL HOLDER WHOSE OLD NOTES ARE REGISTERED IN THE NAME OF ITS BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE AND WHO WISHES TO TENDER SHOULD CONTACT SUCH REGISTERED HOLDER PROMPTLY AND INSTRUCT SUCH REGISTERED HOLDER TO CONSENT AND/OR TENDER ON ITS BEHALF. IF SUCH BENEFICIAL HOLDER WISHES TO TENDER ON ITS OWN BEHALF, SUCH BENEFICIAL HOLDER MUST, PRIOR TO COMPLETING AND EXECUTING THE LETTER OF TRANSMITTAL AND DELIVERING ITS OLD NOTES, EITHER MAKE APPROPRIATE ARRANGEMENTS TO REGISTER OWNERSHIP OF THE OLD NOTES IN SUCH HOLDER'S NAME OR OBTAIN A PROPERLY COMPLETED BOND POWER FROM THE REGISTERED HOLDER. THE TRANSFER OF RECORD OWNERSHIP MAY TAKE CONSIDERABLE TIME.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an institution which falls within the definition of "Eligible Guarantor Institution" contained in Regulation 17Ad-15 under the Exchange Act (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered Holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by appropriate bond powers signed as the name of the registered Holder or Holders appears on the Old Notes.

     If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders of Old Notes, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     By tendering, each Holder will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of such Holder's business, that such Holder has no arrangement with any person to participate in the distribution of such New Notes, and that such Holder is not an "affiliate" (as defined under Rule 405 of the Securities Act) of the Company. If the Holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, such Holder by tendering will acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

          (a) The tender is made through an Eligible Institution;

          (b) Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder of the Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes to be tendered in proper form for transfer (or a confirmation of a book-entry transfer into the Exchange Agent's account at DTC of Old Notes delivered electronically) and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer into the Exchange Agent's account at DTC of Old Notes delivered electronically) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

     Upon request of the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have U.S. Trust Company of Texas, N.A. (the "Trustee") with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender, and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for payment will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange, or exchange New Notes for, any Old Notes not theretofore accepted for exchange, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if any of the following conditions exist:

          (a) the Exchange Offer, or the making of any exchange by a Holder, violates applicable law or any applicable interpretation of the Commission; or

          (b) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of the Company, might impair the ability of the Company to proceed with the Exchange Offer; or

          (c) there shall have been adopted or enacted any law, statute, rule or regulation which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer.

     If any such conditions exist, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to exchanging Holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Old Notes (see "-- Withdrawal of Tenders") or (iii) waive certain of such conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn or revoked. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver in a manner reasonably calculated to inform Holders of Old Notes of such waiver.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition to the foregoing conditions, (i) if, because of any applicable law or applicable interpretations thereof by the Commission, the Company is not permitted to effect the Exchange Offer or (ii) if any Holder or Holders of Old Notes notifies the Company within 20 business days of the Consummation of the Exchange Offer (A) that any such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) that any such Holder may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that this Prospectus is not appropriate or available for such resales by such Holder, or (C) that any such Holder is a broker-dealer and holds Old Notes acquired directly from the Company or one of its affiliates, then the Company shall file a Shelf Registration Statement. Thereafter, the Company's obligation to consummate the Exchange Offer shall be terminated.

EXCHANGE AGENT

     U.S. Trust Company of Texas, N.A. has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

By Registered or Certified Mail:

U.S. Trust Company of Texas, N.A.
c/o United States Trust Company of New York
P.O. Box 841
Peter Cooper Station
New York, New York 10276-0841

By Hand:

U.S. Trust Company of Texas, N.A.
c/o United States Trust Company of New York
111 Broadway, Lower Level
New York, New York 10006-1906
Attention: Corporate Trust Operations
By Overnight Courier:

U.S. Trust Company of Texas, N.A.
c/o United States Trust Company of New York
770 Broadway, 13th Floor
New York, New York 10003
Attention: Corporate Trust Municipal Operations

By Facsimile:

(212) 420-6504
Attention: Customer Service
Confirm by telephone:
(800) 225-2398

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Notes, and in handling or forwarding tenders for exchange.


     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company, are estimated in the aggregate to be approximately $250,000, and include fees and expenses of the Exchange Agent and Trustee under the Indenture and accounting and legal fees.


     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered Holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes, which is face value less unamortized original issue discount as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized upon consummation of the Exchange Offer. The issuance costs incurred in connection with the Exchange Offer will be capitalized and amortized over the term of the New Notes.

                      SELECTED CONSOLIDATED FINANCIAL DATA


     The following table summarizes certain selected consolidated financial data, which should be read in connection with the Company's Consolidated Financial Statements and Notes thereto and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in this Prospectus. The selected consolidated financial data as of and for the period from inception through December 31, 1993 and for the years ended December 31, 1994, 1995 and 1996 have been derived from the Company's audited consolidated financial statements included elsewhere herein. The selected consolidated financial data as of and for the periods ended June 30, 1996 and 1997 have been derived from the Company's unaudited consolidated financial statements included in this Prospectus.



                                                                                                       SIX MONTHS ENDED
                                                                   YEAR ENDED DECEMBER 31,                 JUNE 30,
                                                          -----------------------------------------   -------------------
                                                          1993(1)    1994(2)    1995(3)      1996       1996       1997
                                                          --------   --------   --------   --------   --------   --------
                                                                              (DOLLARS IN THOUSANDS)      (UNAUDITED)
CONSOLIDATED STATEMENTS OF OPERATION DATA:
Operating revenues:
  Casino................................................  $     --   $ 59,230   $283,402   $317,479   $163,893   $156,716
  Food and beverage.....................................        --      5,879     24,299     26,947     13,541     13,858
  Hotel.................................................        --      1,830      7,289      7,919      4,028      3,328
  Other.................................................        --        881      4,092      4,419      2,383      2,064
  Less promotional allowances...........................        --     (4,417)   (20,697)   (25,033)   (12,563)   (12,926)
                                                          --------   --------   --------   --------   --------   --------
    Net revenues........................................        --     63,403    298,385    331,731    171,282    163,040
OPERATING EXPENSES:
  Casino................................................        --     24,339    133,299    162,408     84,071     83,452
  Food and beverage.....................................        --      3,167     12,741     12,317      5,411      5,088
  Hotel.................................................        --      1,144      5,662      6,798      3,692      3,669
  Other.................................................        24        676      1,728      1,359        729        599
  General and administrative............................       351     17,844     46,298     55,527     27,506     26,224
  Development...........................................     1,367      2,128      4,387      6,629      3,909        734
  Depreciation and amortization.........................        --      2,499     12,545     15,989      7,732      8,741
  Preopening............................................        --      6,665      7,021         --         --         --
                                                          --------   --------   --------   --------   --------   --------
    Total operating expenses ...........................     1,742     58,462    223,681    261,027    133,050    128,507
                                                          --------   --------   --------   --------   --------   --------
Operating income........................................    (1,742)     4,941     74,704     70,704     38,232     34,533
Interest (expense), net.................................       221     (6,259)   (18,735)   (21,964)   (11,699)    (7,197)
Gain on sale of land....................................        --      5,242         --         --         --         --
Other, net..............................................        --         --         --         82        236       (411)
                                                          --------   --------   --------   --------   --------   --------
Net income before minority interest and extraordinary       (1,521)     3,924     55,969     48,822     26,769     26,925
  loss from early retirement of long-term debt..........
Minority interest in (income), loss of subsidiary(4)....       130     (5,691)    (8,850)    (1,861)    (1,025)      (583)
Extraordinary loss from early retirement of long-term           --         --     (7,179)        --         --     (5,243)
  debt..................................................
                                                          --------   --------   --------   --------   --------   --------
Net income(5)...........................................  $ (1,391)  $ (1,767)  $ 39,940   $ 46,961   $ 25,744   $ 21,099
                                                          ========   ========   ========   ========   ========   ========
OTHER DATA:
EBITDA(6)...............................................  $ (1,742)  $ 14,105   $ 94,270   $ 86,693   $ 45,964   $ 43,274
Net cash provided by (used in):
  Operating activities..................................      (380)     9,935     91,117     69,396     39,490     36,097
  Investing activities..................................   (19,835)   (56,361)   (58,318)   (65,461)   (66,333)   (34,214)
  Financing activities..................................    20,225     65,000     14,158      9,681     25,815     49,060
Capital expenditures....................................    19,504     65,675     18,986     58,824     16,575     84,392
Ratio of earnings to fixed charges......................       N/A(7)      1.0x      3.6x       2.6x       2.8x       2.5x



                                                                              AT DECEMBER 31,                AT JUNE 30,
                                                                  ----------------------------------------      1997
                                                                   1993       1994       1995       1996       ACTUAL
                                                                  -------   --------   --------   --------   -----------
                                                                                                             (UNAUDITED)
                                                                                  (DOLLARS IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
  Cash and cash equivalents(8)..................................  $    10   $ 18,584   $ 96,857   $121,394    $ 130,102
  Total assets..................................................   27,082    145,535    300,088    377,597      465,780
  Total debt(9).................................................   25,393    124,963    197,603    232,708      297,639
  Members' equity (deficit).....................................   (2,469)     3,633     52,747     79,782       91,312


             See footnotes to Selected Consolidated Financial Data

---------------

(1) Includes the consolidated results of the Company and its subsidiaries from the date each entity was formed through December 31, 1993, including subsidiaries involved in development activities only.

(2) The Horseshoe Bossier City opened on July 9, 1994.

(3) The Horseshoe Casino Center opened on February 13, 1995.

(4) Horseshoe Gaming owns less than 100% of certain subsidiaries. Minority interest represents the share of each subsidiary's income attributable to those interests not owned by Horseshoe Gaming as well as the 1994 gain on sale of land by RPG of $5,242,000 distributed to some, but not all, of the Company's members.

(5) As a limited-liability company, the Company is not subject to income tax liability. Therefore, Holders of membership interests include their respective shares of the Company's taxable income in their income tax returns and the Company makes distributions for such tax liabilities.

(6) EBITDA is defined as operating income before depreciation and amortization and preopening expenses. EBITDA should not be construed as an alternative to operating income or net income (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, or as an alternative to cash flow from operating, investing and financing activities (as determined in accordance with generally accepted accounting principles) as a measure of liquidity. EBITDA is presented solely as supplemental disclosure because management believes that it is a widely used measure of operating performance in the gaming industry.

(7) Earnings were inadequate to cover fixed charges for the period ended December 31, 1993, by a deficiency of $1,921,000.


(8) Includes escrow funds, restricted for expansion of existing facilities, development of new projects or repayment of debt, amounting to approximately $31,316,000 and $42,235,000 as of December 31, 1996 and 1995, respectively, and $0 as of June 30, 1997.


(9) Includes deferred interest payable on notes payable to affiliates of $2,467,000 as of December 31, 1994.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     The following discussion and analysis provides information which Management believes is relevant to an assessment and understanding of the Company's consolidated financial condition and results of operations. The discussion should be read in conjunction with "Selected Consolidated Financial Data" and the Consolidated Financial Statements and notes thereto.

INTRODUCTION

     The formation of the Company culminated with a transaction which resulted in the Company (a newly-formed holding company) owning, as of October 1, 1995, 50% or more of several entities that were previously owned by Mr. Binion, certain related parties and certain unrelated parties (the "Roll-Up Transaction"). Mr. Binion now serves as the Chairman of the Board of Directors and Chief Executive Officer of Horseshoe Gaming, Inc. ("HGI"), the manager of the Company.


     As a result of the Roll-Up Transaction, the Company owned 89% of HE, the partnership that owns the Horseshoe Bossier City, 100% of RPG, the partnership that owns the Horseshoe Casino Center, and 80% of Horseshoe Ventures, L.L.C., a Delaware limited liability company ("Horseshoe Ventures"), which was formed to pursue casino development opportunities in new jurisdictions. As of December 31, 1995, a wholly owned subsidiary of the Company acquired an additional 2.92% ownership interest in HE and in 1996 entered into an option agreement to acquire an additional 1% ownership interest in HE. The consolidated financial statements of the Company include the assets, liabilities, revenues and expenses for all entities included in the Roll-Up Transaction, as if such entities were subsidiaries of the Company for all periods presented. Further, prior to the Roll-Up Transaction, certain expenses incurred pursuing development of casinos in new jurisdictions were incurred by Mr. Binion. Mr. Binion was reimbursed for such expenses by Horseshoe Ventures in October 1995. These expenses are included in the consolidated financial statements of the Company, for all periods presented, as if they had been incurred by Horseshoe Ventures.


RESULTS OF OPERATIONS

     The Horseshoe Bossier City is one of four riverboat casinos currently operating in the Bossier City/Shreveport, Louisiana market. The Louisiana Gaming Control Board has approved the relocation of a riverboat casino to the Bossier City/Shreveport market on the basis of a proposal to locate a new facility adjacent to an existing competitor's facility in Shreveport in October 1997 (although the owner of the riverboat has recently requested permission for the riverboat to remain in New Orleans). The Gaming Control Board is currently accepting proposals for the remaining fifteenth license, which was recently awarded and subsequently rescinded due to the withdrawal of the joint venture's financial partner. This license, once granted, may be located in the Bossier City/Shreveport market. Management believes that the Bossier City/Shreveport market is sufficiently large to allow six riverboat casinos to operate profitably. The Horseshoe Bossier City is undergoing a major expansion project, including a new 25-story hotel on site and a new, expanded riverboat casino facility containing over 1700 gaming positions (see "Liquidity and Capital Resources" and "Development" sections below for additional discussion of expansion plans.) While Management expects that this new competition will affect the Horseshoe Bossier City's revenues and operating income, Management also believes the expansion of the Horseshoe Bossier City and the potential addition of two riverboat casinos in the Bossier City/Shreveport market will increase the size and scope of the overall gaming market, mitigating the potential adverse impact on future operating levels at the Horseshoe Bossier City. The impact on operating margins from the overall increase in supply to this market is uncertain.

     The Horseshoe Casino Center operates in the competitive Tunica County, Mississippi, market, which currently consists of nine casinos. Several of the existing Tunica casinos have recently completed or are undergoing significant expansion projects, including the Horseshoe Casino Center (see "Liquidity and Capital Resources" and "Development" sections below for additional discussion of expansion plans.) While Manage-ment expects that this new competition will affect the Horseshoe Casino Center's revenues and operating income, Management also believes the expansion will increase the size and scope of the overall Tunica gaming market, mitigating the potential adverse impact on future operating levels at the Horseshoe Casino Center. The impact on operating margins from the overall increase in supply to this market is uncertain.

     The Company has not experienced any significant seasonal trends; however, the Company has a limited operating history and the Company may determine in the future that its revenues and income may be seasonal in nature.


  SIX MONTHS ENDED JUNE 30, 1997 AND 1996



     Net revenues of the Company for the six months ended June 30, 1997 were $163.0 million as compared to $171.3 million for the comparable period in 1996. The decrease in net revenues of $8.3 million, or 4.8%, occurred at the Horseshoe Bossier City, which reflected a decrease in casino revenues of $10.2 million.



     The Horseshoe Bossier City contributed net revenues and operating income, respectively, of $80.2 million and $12.6 million for the six months ended June 30, 1997, and $90.4 million and $17.6 million for the six months ended June 30, 1996. Operating income decreased by 28.4%, or $5.0 million in the 1997 period as compared to the 1996 period. The decrease in operating income is due to a reduction in patronage as a result of increased competition and construction interruption and a reduction in the Horseshoe Bossier City's win percentage, mainly in table games for the months of April and May. The Horseshoe Bossier City's net revenues include casino revenues and non-casino revenues, respectively, of $76.5 million and $3.7 million for the six months ended June 30, 1997 and $86.2 million and $4.2 million for the six months ended June 30, 1996. Casino revenue per day decreased approximately 10.8% in 1997 to $423,000 from $474,000 in 1996.



     The Horseshoe Casino Center contributed net revenues and operating income of $82.8 million and $23.3 million, respectively for the six months ended June 30, 1997 and $80.9 million and $24.5 million, respectively for the six months ended June 30, 1996. Operating income decreased by 4.9%, or $1.2 million in the 1997 period as compared to the 1996 period. During 1996 two additional casinos commenced operations in the Tunica market which caused an increase in casino service levels designed to mitigate potential erosion of revenue from increased competition. Direct and indirect marketing costs, promotional allowances and the maturation of the work force from the growth in service levels each reflect increases from the 1996 period as a direct result of increased competition in the Tunica market. The Horseshoe Casino Center's 1997 net revenues include casino revenues and non-casino revenues, respectively, of $80.2 million and $2.6 million for the six months ended June 30, 1997 and $77.7 million and $3.2 million for the six months ended June 30, 1996. Casino revenue per day increased approximately 3.7% in 1997 to $443,000 from $427,000 in 1996.



     Development expenses, which are included in operating income, were $.7 million and $3.9 million for the six months ended June 30, 1997 and 1996, respectively. The 1996 period includes expenses associated with the Company's failure to obtain a license to conduct gaming in the state of Indiana.



     The increase of $1.0 million in depreciation and amortization is mainly due to Horseshoe Bossier City's addition of a parking garage and administrative building during 1996.



  OTHER FACTORS AFFECTING EARNINGS



     The decrease in net interest expense of $4.5 million for the six months ended June 30, 1997, compared with the prior year period ended June 30, 1996, is mainly due to the capitalization of interest related to the expansion of both the Horseshoe Bossier City and Horseshoe Casino Center. Total interest capitalized for the six months ended June 30, 1997 was $4.7 million


  YEAR ENDED DECEMBER 31, 1996 AND 1995

     The significant improvement in the Company's net revenues for the year ended December 31, 1996, compared with the prior year is related primarily to improvements in revenue per day at the Horseshoe Bossier City and the Horseshoe Casino Center operating for a full year in 1996 compared with a partial year in 1995.

Operating results for 1995 include operations for the Horseshoe Casino Center commencing February 13, 1995.

  The Horseshoe Bossier City

     The Horseshoe Bossier City contributed net revenues and operating income, respectively, of $174.9 million and $32.2 million for the year ended December 31, 1996 and $160.8 million and $36.3 million for the year ended December 31, 1995.

     The Horseshoe Bossier City's net revenues include casino revenues and non-casino revenues, respectively, of $166.8 million and $8.1 million for the year ended December 31, 1996 and $151.2 million and $9.6 million for the year ended December 31, 1995. The increase in net revenues for the year ended December 31, 1996 compared to the prior year period is due to an increase in total casino volume of 24.4%. The increase in total volume was offset by a reduction in overall win percentage of 1.0 percentage point. Casino revenue per day increased approximately 10.1% in 1996 to $456,000 from $414,000 for the year ended December 31, 1995.

     The Horseshoe Bossier City's operating margin for the year ended December 31, 1996 was 18.4% compared with 22.6% for year ended December 31, 1995. The reduction in operating margin of 4.2 percentage points was caused by an increase in expenses associated with promotional programs and direct marketing programs and an increase in general and administrative expenses. Depreciation and amortization increased $2.7 million over the 1995 period due to amortization of goodwill which began in October, 1995 and an increase in depreciation expense due to property improvements.

  The Horseshoe Casino Center

     The Horseshoe Casino Center contributed net revenues and operating income, respectively, of $156.9 million and $44.6 million for the year ended December 31, 1996 and $137.6 million and $42.8 million for the year ended December 31, 1995.

     The Horseshoe Casino Center's net revenues include casino revenues and non-casino revenues, respectively, of $150.7 million and $6.2 million for the year ended December 31, 1996 and $132.2 million and $5.4 million for the year ended December 31, 1995. The increase in net revenues for the year ended December 31, 1996 compared to the prior year period is primarily due to the increase in the number of days of operation. The year ended December 31, 1995 only includes 322 days of operations, whereas the 1996 period includes a full twelve months. Casino revenue per day increased in 1996 to $412,000 from $411,000 for the year ended December 31, 1995.

     The Horseshoe Casino Center's operating margin for the year ended December 31, 1996 was 28.4% compared with 36.2%, before the write-off of pre-opening expenses, for the year ended December 31, 1995. The reduction in operating margin of 7.8 percentage points was caused by an increase in expenses associated with promotional programs and direct marketing programs, including one-time promotional charges which were incurred by the Company prior to the opening and during the first month of operations of two new competing casino facilities in the Tunica market. An increase in general and administrative and bad debt expenses also contributed to the lower operating margins in 1996.

  Other Factors Affecting Earnings

     The increase in net interest expense of $3.2 million for the year ended December 31, 1996, compared with the year ended December 31, 1995, is due to an increase of $35.1 million in the amount of debt outstanding. This was partially offset by a reduction in the overall interest rate on the Company's long-term debt, which resulted from the Company's refinancing of substantially all of its existing indebtedness in October 1995. This refinancing resulted in an extraordinary loss on early retirement of debt of $7.2 million in 1995.

     Development expenses, which are included in operating income, were $6.6 million and $4.4 million for the years ended December 31, 1996 and 1995, respectively. The increase in development expenses in 1996 over 1995 reflects the Company's expenses incurred in its unsuccessful attempt to obtain a license to conduct gaming in the state of Indiana. Total expenses incurred by the Company pursuing its Indiana license was $3.9 million and $1.7 million for the years ended December 31, 1996 and 1995, respectively.

  YEAR ENDED DECEMBER 31, 1995 AND 1994

     The significant improvement in the Company's operating results for the year ended December 31, 1995, compared with the year ended December 31, 1994 is directly related to the timing of the opening of the Company's two operating riverboat casinos. The Horseshoe Bossier City opened in Bossier City, Louisiana on July 9, 1994, and the Horseshoe Casino Center opened in Tunica County, Mississippi on February 13, 1995. Accordingly, 1994 operating results include operations for the Horseshoe Bossier City only, commencing July 9, 1994.

  The Horseshoe Bossier City

     The Horseshoe Bossier City contributed net revenues and operating income, respectively, of $160.8 million and $36.3 million for the year ended December 31, 1995 and $63.4 million and $8.5 million for the year ended December 31, 1994. The operating income amounts for 1994 include a $6.7 million charge for preopening expenses.

     The Horseshoe Bossier City's net revenues include casino revenues and non-casino revenues, respectively, of $151.2 million and $9.6 million for the year ended December 31, 1995 and $59.2 million and $4.2 million for the year ended December 31, 1994. Its operating margin for 1995 was 22.6% compared with 23.9% for the year ended December 31, 1994. The 1994 margin excludes the effect of the charge for preopening expenses of approximately $6.7 million in July, 1994. Casino revenue per day increased approximately 22.5% in 1995 to $414,000 from $338,000 for the year ended December 31, 1994.

  The Horseshoe Casino Center

     The Horseshoe Casino Center was open for ten and one-half months in 1995 and contributed net revenues and operating income of $137.6 million and $42.8 million, respectively. Included in operating income is a $7.0 million charge for pre-opening expenses. The Horseshoe Casino Center's 1995 net revenues include $132.2 million of casino revenues and $5.4 million of non-casino revenues. The operating margin before the write-off of preopening expenses was 36.2% Casino revenue per day was $411,000 for 1995.

  Other Factors Affecting Earnings

     The increase in net interest expense of $12.5 million for the year ended December 31, 1995, compared with the year ended December 31, 1994, is due to the time at which construction of the Company's two riverboat casinos was completed. The Company borrowed the majority of the construction funds for the two casinos in 1994. During the construction period of both casinos, most of the related interest was capitalized into the cost of the facilities. The capitalization of interest ceased when the construction of each riverboat casino was completed. As discussed in the Liquidity and Capital Resources section below, in October 1995, the Company completed a refinancing of substantially all of its existing indebtedness. This refinancing, among other things, reduced the overall interest rate on the Company's long-term debt, and resulted in an extraordinary loss on early retirement of debt of $7.2 million in 1995.

     The primary item included in other income in 1994 is a $5.2 million gain on the sale of land in Tunica County, Mississippi. This land was owned by RPG; however RPG's partnership agreement required that any gain from the sale of this land be distributed to certain, but not all, of the Company's members. Since not all of the Company's members received the benefit of the gain on sale, such gain is included in minority interest in (income) loss of subsidiaries in the Company's 1994 consolidated statement of operations.

     Development expenses, which are included in operating income, were $4.4 million and $2.1 million for the years ended December 31, 1995 and 1994, respectively.

LIQUIDITY AND CAPITAL RESOURCES

     In October 1995, the Company refinanced substantially all of its exiting indebtedness with net proceeds from an initial draw of $93.2 million on a $100 million credit facility (the "Initial Credit Facility") and from the sale of $100 million of Secured Notes. The Secured Notes were sold with warrants to purchase an additional $50 million of Secured Notes at a price of 98.15% of par value which, upon exercise on April 10, 1996, raised approximately $49 million before fees and expenses. The Initial Credit Facility bears interest at six-month LIBOR plus 3.0% and requires semi-annual principal payments of 5% of the then outstanding balance with final maturity on September 30, 1999.


     In June 1997, the Company completed its sale of $160 million principal amount of 9 3/8% Senior Subordinated Notes. The Notes were sold at a price of 99.899% of par value, are due June 15, 2007 and require semi-annual interest payments. The net proceeds from the Notes received by the Company were used to repay approximately $76 million (including prepayment penalty) outstanding under the Credit Facility, and to repurchase $13 million in aggregate principal amount of Senior Notes which had a fair market value of approximately $14.5 million together with accrued and unpaid interest related thereto. The remainder is to be loaned to HE and RPG to finance a portion of the costs associated with the expansion of Horseshoe Bossier City and Horseshoe Casino Center, respectively. The expansion of the Horseshoe Casinos is budgeted to cost an aggregate of approximately $300 million (exclusive of capitalized interest). As of June 30, 1997, approximately $113 million had been expended by the Company in connection with the expansion projects. The Company anticipates that the remaining costs associated with the expansion of the Horseshoe Casinos, which are estimated to be approximately $187 million, will be funded with excess cash on hand (including the remaining proceeds from the offering), cash flow from operations, FF&E financing, and to the extent necessary, additional borrowings under the Credit Facility or a replacement credit facility. As of June 30, 1997, the Company had approximately $130 million of cash and cash equivalents and had the ability to borrow an additional $172 million pursuant to the most restrictive debt incurrence tests set forth in the Credit Facility, the Senior Notes and the Notes. The Company intends to amend its Credit Facility or enter into a new revolving credit facility to provide up to approximately $130 million of borrowing capacity. There can be no assurance, however, that the Company will be able to amend the Credit Facility to provide for additional borrowing capacity or that the Company will be able to obtain additional financing on acceptable terms, if at all. The failure of the Company to obtain additional financing would have a material adverse effect on the Company and its ability to complete the Horseshoe Casinos expansion projects.


DEVELOPMENT

  Bossier City, Louisiana


     Horseshoe Bossier City is currently expanding its entire casino facility at a cost of approximately $195 million, excluding financing costs attributable to such expenditures. The expansion plans include a 25 story hotel tower with 606 suites, meeting room facilities, a health club and spa, the renovation and expansion of existing dockside facilities, a new expanded riverboat casino facility (with approximately 40% more space and featuring approximately 1,349 slot machines, 61 table games and 10 poker tables), the addition of two specialty restaurants, the enlargement of the existing buffet and the recently completed 1,100 space parking garage, administration building and remodeled existing steak house restaurant. Management estimates the project will be completed during the fourth quarter of 1997.


  Tunica, Mississippi


     Horseshoe Casino Center is expanding its casino complex at a cost of approximately $105 million, excluding financing costs attributable to such expenditures. Development plans include an additional 15,000 square feet of gaming space for approximately 420 slot machines and 17 table games, 309 additional hotel suites, a multi-level, 1,000 space parking garage and Bluesville, an entertainment facility which will accommodate approximately 1,000 customers. Additional facilities will include a health club, one additional restaurant, a relocated and expanded buffet, a remodeled steak house, meeting room facilities and other amenities. Management expects the project will be completed during the fourth quarter of 1997.

OTHER ITEMS


     The Company may be required to repurchase ownership interests held by employees, in the event of termination of their employment, at a price determined by independent appraisal. The total ownership interest held by employees subject to buy-out provisions was 9.1% as of June 30, 1997. The value of these ownership interests, amounting to $26.9 million, is reflected in the accompanying consolidated financial statements as Redeemable Ownership Interests.



     In August 1997, the Company and Lady Luck Vicksburg, Inc. ("Lady Luck") signed a Contribution and Sale Agreement with respect to a proposed new limited liability company, which is intended to develop a riverboat gaming facility, including a riverboat casino, a hotel of approximately 200 rooms, an 800-car parking garage and other amenities, in Vicksburg, Mississippi. The consummation of the Contribution and Sale Agreement and the development of the facility is subject to certain conditions precedent including the mutual determination by the Company and Lady Luck of the intended scope and cost of the proposed facility, the obtaining of requisite regulatory approvals, and the arrangement of appropriate project financing. The facility is to be developed and operated by a wholly-owned subsidiary of the Company, which will have an equity interest of 75% in the proposed limited liability company, with Lady Luck holding the remaining 25% interest. Under the terms of the Contribution and Sale Agreement, the Company and Lady Luck intend to contribute certain real property and other previously acquired assets having a combined net book value of approximately $42 million. The total cost of the project, including the value of the contributed assets, is estimated to be approximately $100 million.

                                    BUSINESS
THE COMPANY

     Horseshoe Gaming owns and operates dockside casinos and related amenities at locations in Bossier City, Louisiana and Tunica County, Mississippi. The Horseshoe Casinos are designed to feature attractive gaming environments and to offer the superior odds and high betting limits which are a Horseshoe tradition to differentiate the Horseshoe Casinos from their competitors. The Horseshoe Casinos also offer quality food and beverages, together with personal service and player incentives intended to foster customer loyalty and repeat business.

     In both Bossier City and Tunica, the Company entered an already competitive market, yet has successfully established and maintained a dominant market position despite the subsequent arrival of additional competitors. Management has built upon the Horseshoe reputation and has focused its marketing efforts on the discerning gaming patron. The Horseshoe Casinos are designed and operated to attract a high volume of customers from all market segments. The Company achieves broad customer appeal by providing favorable odds and having a broad mix of slot machines as well as low-limit and higher-end table games.


     The Company has embarked on a $300 million capital expenditure program (exclusive of capitalized interest) designed to expand the market for its product. This major expansion of the Horseshoe Casinos is designed to produce a gaming experience and amenities which are first class. The expansion will create 606 tower suites in Bossier City and add 309 similar suites in Tunica, themed gourmet restaurants and significant retail and entertainment amenities; all are intended to draw customers from more distant markets and strengthen mid-week and convention business. The expansion will also increase the number of the Company's gaming positions by approximately 35% which, together with the hotel suites and other amenities, is expected to lengthen the average guest stay and increase the number of gaming customers. Management expects both expansion projects to be completed during the fourth quarter of 1997, with earlier openings of certain amenities.



     In addition to operating the Horseshoe Casinos, the Company routinely considers other gaming related opportunities, including new casino developments, acquisitions and joint ventures, and may in the future pursue other gaming related endeavors that satisfy the Company's strategic objectives. In August 1997, the Company and Lady Luck signed a Contribution and Sale Agreement with respect to a proposed new limited liability company, which is intended to develop a riverboat gaming facility, including a riverboat casino, a hotel of approximately 200 rooms, an 800-car parking garage and other amenities, in Vicksburg, Mississippi. The consummation of the Contribution and Sale Agreement and the development of the facility is subject to certain conditions precedent including the mutual determination by the Company and Lady Luck of the intended scope and cost of the proposed facility, the obtaining of requisite regulatory approvals, and the arrangement of appropriate project financing. The facility is to be developed and operated by a wholly-owned subsidiary of the Company, which will have an equity interest of 75% in the proposed limited liability company, with Lady Luck holding the remaining 25% interest. Under the terms of the Contribution and Sale Agreement, the Company and Lady Luck intend to contribute certain real property and other previously acquired assets having a combined net book value of approximately $42 million. The total cost of the project, including the value of the contributed assets, is estimated to be approximately $100 million.


  Horseshoe Bossier City

     The Horseshoe Bossier City is located on an approximately 17-acre parcel. The site is highly visible and easily accessible from Interstate 20, the major highway connecting the Bossier City/Shreveport area to the Dallas/Ft. Worth market and other population centers along the Interstate 20 corridor. The Company recently acquired approximately 15 acres of additional land contiguous to its existing facility, giving the Company ownership of land on both sides of Interstate 20 at the Traffic Street exit. The Company contemplates initially using this property for overflow customer and employee parking. However, the property also provides the Company with the opportunity to develop additional amenities in the future.

     Gaming is conducted on three levels of a 298 by 78-foot riverboat which presently contains 1,068 slot machines and 53 table games. The riverboat is connected through a two-level ramp to an approximately

43,000- square-foot dockside pavilion which, when originally constructed, contained a 110-seat steakhouse, a 350-seat buffet restaurant, and a small retail facility.


     The property is undergoing a $195 million (exclusive of capitalized interest) expansion which will transform the existing facility into a first class gaming destination comparable to the type of facility typically found in more established gaming venues such as Nevada and Atlantic City. The completed facility will feature the following: a new riverboat; a 25-story, 606 suite hotel tower; a significantly expanded and improved pavilion containing four restaurants; expanded retail space and a multi-level 1,000-car parking garage.



     The new riverboat will be larger, wider and have higher ceilings than any other gaming vessel presently operating in the Bossier City/Shreveport market. Patron access will be facilitated by escalators serving each gaming level and allowing ingress through a 30-foot wide central entrance. A spacious environment characteristic of land-based casinos will be created by dramatically treated 16-foot high ceilings and a 108-foot wide beam. This riverboat will contain all new furnishings and equipment including approximately 1,349 slot machines and 71 table games, one of which will be the first full-sized baccarat table in the Bossier City/Shreveport market. The casino will have a high-limit slot area, a stage featuring live entertainment, and a 50-seat casual dining area.



     The recently topped off 25-story hotel tower will be the second tallest and most visible building in Northern Louisiana and will serve as a beacon for approaching customers. This new hotel will contain 606 tower suites, including 12 luxurious penthouse suites, ranging in size from 1,200 to 1,800 square feet. Within the hotel will be 3,500 square feet of meeting facilities and a 5,500-square-foot, fully-equipped health club and spa containing state-of-the-art exercise equipment, sauna, steam room, massage and beauty salon. The Horseshoe will be the first casino operator in the market with on-site hotel rooms, which management believes will provide it with a significant competitive advantage. Immediately adjacent to the hotel lobby will be a retail and restaurant complex within the expanded and remodeled pavilion. This complex will contain four restaurants, one of which is the new Jack Binion Steakhouse which was expanded, relocated and opened in December 1996 with 160 seats plus private dining facilities. The area formerly occupied by the previous steakhouse has been renovated to house a 102-seat upscale Northern Italian restaurant plus an additional 40-seat bar and lounge area, both of which opened in early July, 1997. A 180-seat continental restaurant and adjacent bar and lounge featuring live entertainment are scheduled to open prior to Labor Day. The final restaurant, which will open concurrently with the hotel, will be a new 450-seat buffet containing a wide variety of cuisines and exhibition cooking. A 7,300-square-foot retail concourse will connect Horseshoe's four-story, 1,000-car parking garage (completed and opened in November 1996) to the hotel lobby and restaurant area. As of June 30, 1997, $76 million of the $195 million budget had been expended.



     The Bossier City/Shreveport market is the largest in the State of Louisiana as measured by gaming revenue statistics published by Louisiana Gaming Authorities. For the twelve months ended June 30, 1997, the gaming win in this market exceeded $501 million. The primary advantage of the Bossier City/Shreveport gaming market is its local population base and its proximity to major population centers in Louisiana, Texas, Oklahoma and Arkansas. Approximately 334,000 people are full-time residents of Bossier City/Shreveport. The broad market for the Horseshoe Bossier City consists of approximately 16.5 million people residing within 250 miles (approximately four hours driving distance). Bossier City/Shreveport is the closest and most accessible casino gaming market to a major portion of eastern and central Texas, including the major metropolitan area of Dallas/Fort Worth. While the vast majority of patrons arrive by automobile, numerous airlines provide scheduled air service into the Shreveport Regional Airport, which is situated approximately seven miles to the west of the Horseshoe Bossier City.


  Horseshoe Casino Center

     The Horseshoe Casino Center generates the highest gaming win among its competitors despite being one of the smaller facilities in the Tunica, Mississippi market. The 162,000-square-foot dockside gaming facility, which opened on February 13, 1995 features a 30,000-square-foot casino, two full-service restaurants and retail facilities, all located on the ground level of a 200 by 300-foot barge structure. The casino contains 1,024 slot machines and 40 table games and 11 poker tables. Directly above the casino are 200 hotel rooms on two levels. The facility is located in the most desirable, center location of the 70-acre three-property Casino Center complex, which also includes the Circus Circus and Sheraton casinos.


     The Horseshoe Casino Center is undergoing a $105 million (exclusive of capitalized interest) expansion which is designed to greatly enhance and improve its successful existing facility. Management is making every effort to expand with the least possible disruption to existing operations and with minimal modification to the present casino. A new barge-based facility is being constructed on site which will add approximately 15,000 square feet of gaming space seamlessly connected and integrated with the existing casino. The expanded casino will contain approximately 1,444 slot machines and 68 table games, which will represent an approximately 40% increase in the number of gaming positions. The expansion involves the construction of land-based facilities immediately adjacent to the casino barge, including a 14-story, 309-suite hotel tower, a 1,000-space, four-level parking garage and "Bluesville," a 1,000-seat entertainment venue. As of June 30, 1997, $37 million of the $105 million budget had been expended.


     The expanded barge will feature two new restaurants, a 120-seat continental restaurant, together with a 50-seat adjoining bar and lounge that will feature live entertainment, and a 400-seat buffet that will offer the customer a variety of cuisines, including Chinese, Italian, local specialties, a grill and carving station, a French market and bakery as well as dessert and beverage stations. The Jack Binion Steakhouse will be relocated and expanded with an increased level of detail and finish.

     The hotel will have two specially-themed Bluesville suites, as well as an entire floor containing 12 penthouse suites, ranging up to 1,800 square feet in size. Located on the second floor of the hotel will be a 3,500-square-foot health club and spa with state-of-the-art exercise equipment, sauna, steam room and massage facilities. On the ground floor of the hotel will be retail space as well as a museum containing one of the largest collections of blues music memorabilia in the United States. The museum will connect the hotel to the concert facility. The exterior of Bluesville will be highly themed and the performance area will be accessible from the casino and the hotel. In addition to seating for 800 to 1,000 patrons at ground level, Bluesville will contain a mezzanine area, with seating for more than 100 invited guests as well as a Founder's Club room with additional soft seating and a bar. Management intends to attract top-name pop, country and blues performers.


     Tunica County benefits from its proximity to several major population centers and to the popularity of the Memphis region as a vacation destination that offers numerous attractions, ample hotel and entertainment facilities and excellent transportation access. As a result, the Tunica market is the largest gaming market in Mississippi with gaming win exceeding $808 million for the twelve months ended June 30, 1997. Over 2.5 million people live within 90 miles and over 10.7 million people live within 200 miles of the Horseshoe Casino Center. Two interstate highways (55 & 40) and seven federal highways serve as thoroughfares by which gaming customers travel to Tunica County.


  Marketing

     The Company has promoted awareness of the Horseshoe operating philosophy, which is to provide a quality gaming experience and excellent quality food and beverage at reasonable prices in a pleasant and friendly environment where every customer is treated as an important player. The Company has implemented comprehensive marketing programs to assure that the Horseshoe name is well-recognized in its respective markets. Horseshoe Gaming has employed radio, print, and television advertising in selected local and regional markets to emphasize the Horseshoe brand name and its commitment to customer value and satisfaction.

     The Company has developed numerous marketing and promotional programs, including special events, players clubs and direct marketing, to maintain customer loyalty as well as attract new clientele. Management conducts special events at both the Horseshoe Bossier City and the Horseshoe Casino Center on a periodic basis, tailoring such events for the specific locale.

     A key element of the Company's marketing strategy is the Winner's Circle frequent players club designed to track and reward the gaming activity of its members. Frequent players can earn cash, discounts, complimentaries and other rewards based upon the amount of money wagered over a period of time. The

Company maintains an extensive database on its frequent players to monitor their gaming histories and currently has enrolled approximately 350,000 players in Tunica and 750,000 in Bossier City. All of the slot machines at the Horseshoe Casinos are equipped with a state-of-the-art computerized player tracking system which enables management to compile comprehensive databases with respect to its frequent gaming patrons. This tracking system is then used to adapt marketing programs and other promotions to specific types of players and provides management with the ability to better control the amount and type of complimentaries it offers its slot customers. Management believes that its information on its frequent players provides the Company with a unique analytic tool and a competitive advantage.

     The Horseshoe Casinos utilize sophisticated direct marketing programs and maintain a marketing staff which is particularly active in the Dallas/Fort Worth and Memphis areas. Because of the importance the Company has placed on effective personal customer contact, the Horseshoe Casino's marketing strategy is heavily focused on identifying potential new and repeat customers, and ensuring that they are treated well upon their initial and subsequent visits.

REGULATORY MATTERS

     The Company is subject to state and Federal laws which regulate businesses generally and the gaming business specifically. Below is a brief description of some of the more significant regulations to which the Company is subject. All laws are subject to change and different interpretations. This is especially true with respect to current laws regulating the gaming industry, since in many cases these laws and the regulatory agencies that apply them are new. Changes in laws or their interpretation may result in the imposition of more stringent, burdensome or expensive requirements, or the outright prohibition of an activity.

  Louisiana Gaming Regulation

     In July 1991, the Louisiana legislature adopted legislation permitting certain types of gaming activity on certain rivers and waterways in Louisiana. The legislation granted authority to supervise riverboat gaming activities to the Louisiana Riverboat Gaming Commission and the Riverboat Gaming Enforcement Division of the Louisiana State Police (the "Louisiana Enforcement Division"). The Louisiana Riverboat Gaming Commission was authorized to hear and determine all appeals relative to the granting, suspension, revocation, condition or renewal of all licenses, permits and applications. In addition, the Louisiana Riverboat Gaming Commission was authorized to establish regulations concerning authorized routes, duration of excursions, minimum levels of insurance, construction of riverboats and periodic inspections. The Louisiana Enforcement Division was authorized to investigate applicants and issue licenses, investigate violations of the statute and conduct continuing reviews of gaming activities.

     In the 1996 special session of the Louisiana legislature, Louisiana lawmakers passed a measure which established the Louisiana Gaming Control Board and provides that the board is the successor to all such prior authorities with regard to the regulation and supervision of gaming in Louisiana except for the regulation of horse racing and offtrack betting and the conducting of charitable gaming operations. Effective May 1, 1996, the powers, duties, functions, and responsibilities with respect to riverboat gaming of the Louisiana Riverboat Gaming Commission and the Louisiana Enforcement Division were transferred to the Louisiana Gaming Control Board. The Louisiana Enforcement Division continues to provide investigative and enforcement support to the Louisiana Gaming Control Board.

     The statute authorizes issuance of up to 15 licenses to conduct gaming activities on a riverboat of new construction in accordance with applicable law. However, no more than six licenses may be granted to riverboats operating from any one parish.

     In issuing a license, the Louisiana Gaming Control Board must find that the applicant is a person of good character, honesty and integrity and a person whose prior activities, criminal record, if any, reputation, habits, and associations do not pose a threat to the public interest of the State of Louisiana or to the effective regulation and control of gaming, or create or enhance the dangers of unsuitable, unfair or illegal practices, methods and activities in the conduct of gaming or the carrying on of business and financial arrangements in connection therewith. The Louisiana Gaming Control Board will not grant a license unless it finds that: (i) the applicant is capable of conducting gaming operations, which means that the applicant can demonstrate the capability, either through training, education, business experience, or a combination of the above, to operate a gaming casino;
(ii) the proposed financing of the riverboat and the gaming operations is adequate for the nature of the proposed operation and from a source suitable and acceptable to the Louisiana Gaming Control Board; (iii) the applicant demonstrates a proven ability to operate a vessel of comparable size, capacity and complexity to a riverboat so as to ensure the safety of its passengers; (iv) the applicant submits a detailed plan of design of the riverboat in its application for a license; (v) the applicant designates the docking facilities to be used by the riverboat; (vi) the applicant shows adequate financial ability to construct and maintain a riverboat; and (vii) the applicant has a good faith plan to recruit, train and upgrade minorities in all employment classifications.

     Certain persons affiliated with a riverboat gaming licensee, including directors and officers of the licensee, directors and officers of any holding company of the licensee involved in gaming operations, persons holding five percent or greater interests in the licensee, and persons exercising influence over a licensee ("Affiliated Gaming Persons"), are subject to the application and suitability requirements of the Louisiana gaming law.

     The Louisiana gaming law specifies certain restrictions and conditions relating to the operation of riverboat gaming, including the following: (i) gaming is not permitted while a riverboat is docked, other than the forty-five minutes between excursions, and during times when dangerous weather or water conditions exist, except that the four casinos operating in the Bossier City/Shreveport area are permitted to operate exclusively at dockside pursuant to a special exemption; (ii) each roundtrip riverboat cruise may not be less than three nor more than eight hours in duration, subject to specified exceptions; (iii) agents of the Louisiana Enforcement Division and the Louisiana Gaming Control Board are permitted on board at any time during gaming operations; (iv) gaming devices, equipment and supplies may only be purchased or leased from permitted suppliers; (v) gaming may only take place in the designated gaming area while the riverboat is upon a designated river or waterway; (vi) gaming equipment may not be possessed, maintained or exhibited by any person on a riverboat except in the specifically designated gaming area, or a secure area used for inspection, repair or storage of such equipment; (vii) wagers may be received only from a person present on a licensed riverboat;
(viii) persons under 21 are not permitted in designated gaming areas; (ix) except for slot machine play, wagers may be made only with tokens, chips or electronic cards purchased from the licensee aboard a riverboat; (x) licensees may only use docking facilities and routes for which they are licensed and may only board and discharge passengers at the riverboat's licensed berth; (xi) licensees must have adequate protection and indemnity insurance; (xii) licensees must have all necessary Federal and state licenses, certificates and other regulatory approvals prior to operating a riverboat; and (xiii) gaming may only be conducted in accordance with the terms of the license and the rules and regulations adopted by the Louisiana Enforcement Division and the Louisiana Gaming Control Board.

     An initial license to conduct riverboat gaming operations is valid for a term of five years. HE was issued an initial operator's license by the Louisiana Enforcement Division on February 22, 1994. The Louisiana gaming law provides that a renewal application for the period succeeding the initial five year term of the operator's license must be made to the Louisiana Enforcement Division. The application for renewal consists of a statement under oath of any and all changes to the information, including financial information, provided in the previous application.

     The transfer of a license or permit or an interest in a license or permit is prohibited except as permitted by the Louisiana gaming law. The sale, purchase, assignment, transfer, pledge or other hypothecation, lease, disposition or acquisition (a "Transfer") by any person of securities which represent 5% or more of the total outstanding shares issued by a corporation that holds a license is subject to Louisiana Gaming Control Board disapproval. A security issued by a corporation that holds a license may generally disclose these restrictions. Prior Louisiana Gaming Control Board approval is required for the Transfer of any ownership interest of 5% or more in any non-corporate licensee or for the Transfer of any "economic interest" of 5% or more in any licensee or Affiliated Gaming Person. An "economic interest" is defined for purposes of a Transfer as any interest whereby a person receives or is entitled to receive, by agreement or otherwise, a profit, gain, thing of value, loan, credit, security interest, ownership interest or other economic benefit.

     Riverboat gaming licensees and their Affiliated Gaming Persons are required to notify the Louisiana Enforcement Division prior to the receipt by any such persons of any loans or extensions of credit. The Louisiana Gaming Control Board is required to investigate the reported loan or extension of credit and, subject to certain exemptions, to either approve or disapprove the transaction. If disapproved, the loan or extension of credit cannot be consummated by the licensee or Affiliated Gaming Person. The Company is an Affiliated Gaming Person of HE. HE and the Company have submitted all required disclosures to the Louisiana Gaming Control Board and the Louisiana Enforcement Division. Any other advances by the Company to HE in the form of loans or other intercompany indebtedness are subject to the disapproval power of the Louisiana Gaming Control Board and the Louisiana Enforcement Division.

     Fees to the State of Louisiana for conducting gaming activities on a riverboat include (i) $50,000 per riverboat for the first year of operation and $100,000 per year per riverboat thereafter plus (ii) 18 1/2% of net gaming proceeds.

  Mississippi Gaming Regulation

     The ownership and operation of casino gaming facilities in Mississippi are subject to extensive state and local regulation, but primarily the licensing and regulatory control of the Mississippi Gaming Commission and the Mississippi State Tax Commission. The Company must register and be licensed under the Mississippi Gaming Control Act (the "Mississippi Act") and its gaming operations are subject to the regulatory control of the Mississippi Gaming Commission and various local, city and county regulatory agencies. The Mississippi Act, which legalized dockside casino gaming in Mississippi, was enacted on June 29, 1990. Although not identical, the Mississippi Act is similar to the gaming laws of Nevada. Effective October 29, 1991, the Mississippi Gaming Commission adopted regulations in furtherance of the Mississippi Act which are also similar in many respects to the Nevada gaming regulations.

     The laws, regulations and supervisory procedures of Mississippi and the Mississippi Gaming Commission seek to: (i) prevent unsavory or unsuitable persons from having any direct or indirect involvement with gaming at any time or in any capacity; (ii) establish and maintain responsible accounting practices and procedures; (iii) maintain effective control over the financial practices of licensees, including establishing minimum procedures for internal fiscal affairs and safeguarding of assets and revenues, providing reliable record keeping and making periodic reports to the Mississippi Gaming Commission; (iv) prevent cheating and fraudulent practices; (v) provide a source of state and local revenues through taxation and licensing fees; and (vi) ensure that gaming licensees, to the extent practicable, employ Mississippi residents. The regulations are subject to amendment and interpretation by the Mississippi Gaming Commission.

     The Mississippi Act provides for legalized dockside gaming at the discretion of the 14 counties that either border the Gulf Coast or the Mississippi River but only if the voters in such counties have not voted to prohibit gaming in that county. As of March 31, 1997, dockside gaming was permissible in nine of the 14 eligible counties in the State and gaming operations had commenced in Adams, Coahoma, Hancock, Harrison, Tunica, Warren and Washington counties. The law permits unlimited stakes gaming on permanently moored vessels on a 24-hour basis and does not restrict the percentage of space which may be utilized for gaming. There are no limitations on the number of gaming licenses which may be issued in Mississippi. The legal age for gaming in Mississippi is 21.

     Under Mississippi law, gaming vessels in Tunica county must be located on the Mississippi River or on navigable waters. On May 29, 1993, the Mississippi Gaming Commission granted site approval to the site. On October 13, 1994, the Horseshoe Casino Center received a gaming operator's license from the Mississippi Gaming Commission. At the same meeting, certain key principals of RPG were found suitable. Said license and findings of suitability were renewed on September 17, 1996 and will now expire on September 17, 1998.

     The Company and RPG are required to submit detailed financial, operating and other reports to the Mississippi Gaming Commission. Substantially all loans, leases, sales of securities and similar financing transactions entered into by the Company and RPG must be reported to or approved by the Mississippi Gaming Commission. RPG is also required to periodically submit detailed financial and operating reports to the Mississippi Gaming Commission and to furnish any other information required thereby.

     Each of the directors, officers and key employees of the Company who are actively and directly engaged in the administration or supervision of gaming, or who have any other significant involvement with the activities of the Company, and each of the officers and directors and certain employees of the general partner of RPG, must be found suitable therefor, and may be required to be licensed, by the Mississippi Gaming Commission. The finding of suitability is comparable to licensing, and both require submission of detailed personal financial information followed by a thorough investigation. In addition, any individual who is found to have a material relationship to, or material involvement with, the Company or RPG may be required to be investigated in order to be found suitable or to be licensed as a business associate of the Company or RPG. Key employees, controlling persons or others who exercise significant influence upon the management or affairs of the Company or RPG may also be deemed to have such a relationship or involvement. There can be no assurance that such persons will be found suitable by the Mississippi Gaming Commission. An application for licensing may be denied for any cause deemed reasonable by the Mississippi Gaming Commission. Changes in licensed positions must be reported to the Mississippi Gaming Commission. In addition to its authority to deny an application for a license, the Mississippi Gaming Commission has jurisdiction to disapprove a change in corporate position. If the Mississippi Gaming Commission were to find a director, officer or key employee unsuitable for licensing or unsuitable to continue having a relationship with the Company or RPG, the Company or the general partner of RPG would have to suspend, dismiss and sever all relationships with such person. The Company or RPG would have similar obligations with regard to any person who refuses to file appropriate applications. Each gaming employee must obtain a work permit which may be revoked upon the occurrence of certain specified events.

     Mississippi statutes and regulations give the Mississippi Gaming Commission the discretion to require a suitability finding with respect to anyone who acquires any security of the Company or RPG, regardless of the percentage of ownership. The current policy of the Mississippi Gaming Commission is to require anyone acquiring 5% or more of any voting securities of a public company with a licensed subsidiary or private company licensee to be found suitable. If the owner of voting securities who is required to be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information including a list of beneficial owners. The applicant is required to pay all costs of investigation.

     Any owner of voting securities found unsuitable and who holds, directly or indirectly, any beneficial ownership of equity interests in the Company or RPG beyond such period of time as may be prescribed by the Mississippi Gaming Commission may be guilty of a misdemeanor. Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Mississippi Gaming Commission may be found unsuitable. The Company is subject to disciplinary action if, after it receives notice that a person is unsuitable to be an owner of or to have any other relationship with it, the Company or RPG (i) pays the unsuitable persons any dividends or interest upon any of its securities or any payments or distribution of any kind whatsoever, (ii) recognizes the exercise, directly or indirectly, of any voting rights of its securities by the unsuitable person, or (iii) pays the unsuitable person any remuneration in any form for services rendered or otherwise, except in certain limited and specific circumstances. In addition, if the Mississippi Gaming Commission finds any owner of voting securities unsuitable, such owner must immediately surrender all securities to the Company or RPG, as applicable, and the Company or RPG must purchase the security so offered for cash at fair market value within 10 days.

     The Company and RPG will be required to maintain current ownership ledgers in the State of Mississippi which may be examined by the Mississippi Gaming Commission at any time. If any securities are held in trust by an agent or by a nominee, the record Holder may be required to disclose the identity of the beneficial owner to the Mississippi Gaming Commission. A failure to make such disclosure may be grounds for finding the record Holder unsuitable. The Company and RPG also are required to render maximum assistance in determining the identity of the beneficial owner. The Company may be required to disclose to the Mississippi Gaming Commission upon request the identities of the Holders of the Notes. In addition, the Mississippi Gaming Commission under the Mississippi Act may, in its discretion, (i) require Holders of debt securities, such as the Notes, to file applications, (ii) investigate such Holders, and (iii) require such Holders to be found suitable to own such debt securities. Although the Mississippi Gaming Commission generally does not require the individual Holders of obligations such as notes to be investigated and found suitable, the Mississippi

Gaming Commission retains the discretion to do so for any reason, including but not limited to a default, or where the Holder of the debt instrument exercises a material influence over the gaming operations of the entity in question. Any Holder of the debt securities required to apply for a finding of suitability must pay all investigative fees and costs of the Mississippi Gaming Commission in connection with such an investigation.

     The regulations provide that a change in control of the Company or RPG may not occur without the prior approval of the Mississippi Gaming Commission. A Mississippi gaming licensee may not make a public offering of its securities. Mississippi law prohibits the Company from making a public offering or private placement of its securities without the approval of or waiver of approval by the Mississippi Gaming Commission if any part of the proceeds of the offering is to be used to finance the construction, acquisition or operation of gaming facilities in Mississippi, or to retire or extend obligations incurred for one or more of such purposes. The Mississippi Gaming Commission has approved the sale of the Notes and certain other transactions to be consummated in connection therewith.

     The Mississippi Act requires that certificates representing securities of the Company or RPG bear a legend to the general effect that the securities are subject to the Mississippi Act and regulations of the Mississippi Gaming Commission. The Mississippi Gaming Commission, through the power to regulate licensees, has the power to impose additional restrictions on the Holders of the Company's or RPG's securities at any time.

     Neither the Company nor RPG may engage in gaming activities in Mississippi while also conducting gaming operations outside of Mississippi without approval of the Mississippi Gaming Commission. Such approvals were granted by the Mississippi Gaming Commission on October 13, 1994. The failure to obtain or retain any such approval could have a material adverse effect on the Company or RPG. See "Risk Factors -- Requirements for Government Approvals; Gaming Licensing and Regulation."

     The licenses obtained by the Company and RPG are not transferable and will need to be renewed every two years. There can be no assurance that any renewal application will be approved. Each issuing agency may at any time dissolve, suspend, condition, limit or restrict a license or approval to own equity interests in the Company or RPG for any cause deemed reasonable by such agency. Substantial fines for each violation of gaming laws or regulations may be levied against the Company or RPG in Mississippi. A violation under any gaming license held by the Company or RPG may be deemed a violation of all the other licenses held by the Company or RPG. Suspension or revocation of any of the foregoing licenses or of the approval of the Company or RPG would have a material adverse effect upon the business of the Company.

     License fees and taxes, computed in various ways depending on the type of gaming involved, are payable to the State of Mississippi and to the counties and cities in which RPG's operations will be conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon (i) the percentage of the gross gaming revenues received by the casino operation, (ii) the number of slot machines operated by the casino, (iii) the number of table games operated by the casino or (iv) the number of casino patrons. The foregoing license fees are allowed as a credit against RPG's Mississippi income tax liability for the year paid.

     In October 1994, the Mississippi Gaming Commission adopted a regulation requiring, as a condition of licensure or license renewal, that a gaming establishment's site development plan include an approved 500-car parking facility in close proximity to the casino complex and infrastructure facilities which will amount to at least 25% of the casino cost. Such facilities may include any of the following: a 250-room hotel of at least a two-star rating (as defined by the current edition of the Mobil Travel Guide) a theme park, a golf course, marinas, a tennis complex, entertainment facilities or any other such facility as approved by the Mississippi Gaming Commission as infrastructure. Parking facilities, roads, sewage and water systems or facilities normally provided by governmental entities are excluded. The Mississippi Gaming Commission may, in its discretion, reduce the number of hotel rooms required where it is shown, to the satisfaction of the Mississippi Gaming Commission, that sufficient rooms are available to accommodate the anticipated visitor load. Such reduction in the number of rooms does not affect the 25% investment requirement imposed by the regulation. The Horseshoe Casino Center and related facilities have complied with such requirements.

     The sale of alcoholic beverages, including beer and wine, at the Horseshoe Casino Center is subject to licensing, control and regulation by the Alcoholic Beverage Control Division (the "ABC") of the Mississippi State Tax Commission. The ABC requires that all equity owners and managers file personal record forms and fingerprint cards for their licensing process. In addition, owners of more than 5% of RPG's equity and RPG's officers and managers must submit detailed financial information to ABC for licensing. All such licenses are revocable and are non-transferable. The ABC has full power to limit, condition, suspend or revoke any such license, and any such disciplinary action could (and revocation would) have a material adverse effect on the operations of the Horseshoe Casino Center.

                                   MANAGEMENT

     Section 6.2 of the Limited Liability Company Agreement of the Company (the "Company Agreement") provides that the Company shall be managed by a manager (the "Manager"). Pursuant to Section 6.1 of the Company Agreement, HGI serves as the Manager of the Company until the occurrence of its "Withdrawal," which pursuant to Section 1 of the Company Agreement, means the occurrence of the bankruptcy (as defined in the Company Agreement), dissolution or liquidation of HGI, or the withdrawal, resignation or retirement of HGI from the Company for any reason, and those situations when HGI may no longer continue as a member of the Company by reason of any law or pursuant to any terms of the Company Agreement. HGI has only one class of stock outstanding. The outstanding shares of common stock of HGI are owned 68.52% by Mr. Binion, 15.74% by Peri Howard and 15.74% by Leslie Kenny.

     The current executive officers and directors of HGI and of the Company's wholly-owned subsidiary Horseshoe GP, Inc. ("HGP"), which is the general partner of RPG and of New Gaming Capital Partnership, which is in turn the general partner of HE, and certain officers of RPG and HE, are listed below, together with their ages and all positions and offices held by them.

         NAME              AGE                           POSITION
-----------------------    ---     -----------------------------------------------------
Jack B. Binion             60      Chairman of the Board of Directors and Chief
                                   Executive Officer of HGI and of HGP.
Phyllis M. Cope            62      Director of HGI and of HGP.
Peri Howard                37      Director of HGI and of HGP.
Paul R. Alanis             49      President of HGI and of HGP.
Walter J. Haybert          55      Treasurer and Chief Financial Officer of HGI and of
                                   HGP.
John J. Schreiber          57      Senior Vice President -- Governmental Relations of
                                   HGI and of HGP.
J. Michael Allen           50      Senior Vice President -- Operations of HGI and of
                                   HGP.
Loren S. Ostrow            46      Senior Vice President, Secretary and General Counsel
                                   of HGI and of HGP.
Gary Border                47      Senior Vice President -- Marketing of HGI and of HGP.
J. Lawrence Lepinski       51      Senior Vice President and General Manager of
                                   Horseshoe Bossier City.
Bob McQueen                44      Senior Vice President and General Manager of
                                   Horseshoe Casino Center.

     Mr. Binion has served as Chief Executive Officer of HGI since its inception (under the name New Gaming Capital Corporation) in December, 1992 and as Chief Executive Officer of HGP since its inception immediately prior to the Roll-Up Transaction. Mr. Binion served as the Chief Executive Officer of Gaming Consulting, Inc., the general partner of the entity that was the general partner of RPG, from its inception in May, 1993 until it merged into HGI in the Roll-Up Transaction. Mr. Binion has also been the President and Chief Executive Officer since 1964 of the Horseshoe Club Operating Company, which owns and operates Binion's Horseshoe in Las Vegas, Nevada.

     Ms. Cope is the wife of Jack Binion. She was elected director of HGI in January 1997 and will serve until further notice. Ms. Cope has been the part or sole owner of, and has managed the operations of, three residential real estate facilities since November, 1978.

     Ms. Howard is the daughter of Phyllis Cope. She was elected director of HGI in January 1997 and will serve until further notice. Ms. Howard has served in Casino Player Development for RPG since January, 1996, and from August, 1994, to January, 1996 she was a Cage Shift Manager for RPG. From September, 1993 to May, 1994, she was employed as a cage cashier at Binion's Horseshoe Hotel & Casino. From November, 1990 to August, 1994, she was a bookkeeper for Woodside Terrace Apartments.

     Mr. Alanis has served as the President of HGI and of HGP since January 1, 1996. Mr. Alanis has served as the President of KII-Pasadena, Inc. since December, 1988 and as President of Koar International, Inc. from 1991 until 1995.

     Mr. Haybert became employed by an Affiliate of the Company in July, 1995, and became employed as the Treasurer and Chief Financial Officer of HGI and of HGP upon the consummation of the Roll-Up Transaction. From April, 1992 until July, 1995, Mr. Haybert was the Vice President of Gaming Development of Harrah's Entertainment, Inc.

     Mr. Schreiber has served as Senior Vice President of HGI since the Roll-Up Transaction and, prior to that, as Senior Vice President of Horseshoe Club Operating Company since April, 1994. From May, 1992 through April, 1994, Mr. Schreiber served as President of St. Charles Riverfront Station and as Vice President of Governmental Affairs for Station Casinos, Inc.

     Mr. Allen has served as Senior Vice President -- Operations of Horseshoe Gaming, Inc. since the Roll-Up Transaction and prior to that as General Manager of the Horseshoe Casino Center since May, 1994. Prior to that, Mr. Allen served as Principal of Gaming Associates, Inc. from September, 1992. From April, 1991 to September, 1992, Mr. Allen served as Vice President of Slot
Operations -- Player Development of Carnival Cruise Lines.

     Mr. Ostrow has served as Senior Vice President and General Counsel of HGI and of HGP since January 1, 1996. Mr. Ostrow has served as Senior Vice President of KII-Pasadena, Inc., since December, 1988, and as Senior Vice President of Koar International, Inc. from 1991 until 1995.

     Mr. Border has served as Senior Vice President -- Marketing of HGI since July, 1996. Since 1987, Mr. Border served as President and founder of Marketing Results, Inc.

     Mr. Lepinski has served as Senior Vice President and General Manager of the Horseshoe Bossier City since September, 1995. Prior to that, Mr. Lepinski served as General Manager of Bally's Saloon and Gambling Hall in Tunica, Mississippi since August, 1993. From May, 1991 to August, 1993, Mr. Lepinski served as Vice President Casino Operations for Genting Highlands in Malaysia.

     Mr. McQueen has served as Senior Vice President and General Manager of the Horseshoe Casino Center since July, 1996 and prior to that as Vice President of Casino Operations for Horseshoe Casino Center since June, 1994. From April 1992 to June 1994 Mr. McQueen served as a Senior Level Executive with Carnival Cruise Lines.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by or paid to the Chief Executive Officer and the other four most highly compensated executive officers (the "Named Executive Officers") for their services to the Company for the year ended December 31, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION
                 NAME AND            -----------------------------------------------
                 PRINCIPAL                                              OTHER ANNUAL      ALL OTHER
                 POSITION            YEAR      SALARY       BONUS       COMPENSATION     COMPENSATION
        ---------------------------  -----    --------     --------     ------------     ------------
        Jack B. Binion.............   1996    $      0     $      0       $      0         $      0
                                      1995           0            0              0                0
        Paul R. Alanis(1)..........   1996     494,635      200,000              0            7,351
                                      1995           0            0              0          110,000
        Walter J. Haybert(2).......   1996     351,792            0              0          490,534
                                      1995      94,231       35,138              0          346,779
        John J. Schreiber(3).......   1996     351,792       50,000              0          347,435
                                      1995      94,231            0              0          983,953
        J. Michael Allen(4)........   1996     367,713            0              0          320,164
                                      1995      90,192            0              0          622,080

---------------

(1) While Mr. Alanis performed policy making functions of HGI similar to that of an officer, during fiscal year 1995, he was an employee of KII-Pasadena, Inc., which was party to a consulting agreement with HGI. The consulting agreement provided for payments to KII-Pasadena, Inc. of $55,000 per month. Mr. Alanis owns 67% of the stock of KII-Pasadena, Inc. The amount of compensation to Mr. Alanis indicated is equal to his share of the consulting payments to KII-Pasadena, Inc. for the three months ended December 31, 1995. Other compensation for 1996 is a premium on a life insurance policy.

(2) Mr. Haybert's employment agreement provides for an additional benefit to be payable to Mr. Haybert in the event of termination in an amount ranging from $300,000 to $1,366,923 depending upon the date and nature of termination. Included in other compensation in 1995 and 1996 is $342,098 and $483,749, respectively, representing the amount of termination benefit recorded by the Company as compensation expense. Also included in other compensation in 1995 and 1996 is $4,681 and $6,785, respectively for a premium on a life insurance policy. In 1995, Mr. Haybert was granted an ownership interest in the Company relating to 500,489 restricted units, of which 250,245 had vested at December 31, 1996. The remaining units vest equally in July, 1997 and 1998. The value of the ownership interest at December 31, 1996 was $5,417. The ownership interest provides for a right to distributions based upon a share of the net profits after the date of grant of the ownership interest, including appreciation in the assets of the Company over their fair market value as of the grant date, but not including a share of the then capital of the Company, including any appreciation in assets of the Company up to the grant date.

(3) Mr. Schreiber's employment agreement provides for an additional benefit to be payable to Mr. Schreiber in the event of termination in an amount ranging from $892,510 to $1,405,105 depending upon the date and nature of termination. Included in other compensation in 1995 and 1996 is $978,993 and $340,683, respectively, representing the amount of termination benefit recorded by the Company as compensation expense. Also included in other compensation in 1995 and 1996 is $4,960 and $6,752, respectively, for a premium on a life insurance policy. In 1995, Mr. Schreiber was granted an ownership interest in the Company relating to 514,469 restricted units, of which 483,190 had vested at December 31, 1996. The remaining units had fully vested as of May 1997. The value of the ownership interest at December 31, 1996 was $5,569. The ownership interest provides for a right to distributions based upon a share of the net profits after the date of grant of the ownership interest, including appreciation in the assets of the Company over their fair market value as of the grant date, but not including a share of the then capital of the Company, including any appreciation in assets of the Company up to the grant date.

(4) Mr. Allen's employment agreement provides for an additional benefit to be payable to Mr. Allen in the event of termination in an amount ranging from $0 to $1,366,923 depending upon the date and nature of termination. Included in other compensation in 1995 and 1996 is $616,427 and $318,372, respectively, representing the amount of termination benefit recorded by the Company as compensation expense. Also included in other compensation in 1995 is $5,653 for a housing and automobile allowance and $1,792 in 1996 for a premium on a life insurance policy. In 1995, Mr. Allen was granted an ownership interest in the Company relating to 500,489 restricted units, of which none had vested at December 31, 1996. The remaining units vest 171,484 in May, 1997, 197,484 in May, 1998 and the remainder in May, 1999. The value of the ownership interest at December 31, 1996 was $5,417. The ownership interest provides for a right to distributions based upon a share of the net profits after the date of grant of the ownership interest, including appreciation in the assets of the Company over their fair market value as of the grant date, but not including a share of the then capital of the Company, including any appreciation in assets of the Company up to the grant date.

COMPENSATION OF DIRECTORS; COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Bylaws of HGI provide for a six member board of directors. There are currently three directors. Directors serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Vacancies on the board of directors may be filled by a majority of the remaining directors. Mr. Binion receives no compensation for his services on the Board. Peri Howard receives annual compensation of $150,000 and Phyllis M. Cope receives annual compensation of $100,000 for services on the Board. Officers serve at the discretion of the Board. The Board has no Compensation Committee. Mr. Alanis has participated in discussions with Mr. Binion regarding executive compensation.

EMPLOYMENT AGREEMENTS

     Mr. Binion has provided services pursuing, developing and managing gaming operations for the Company and its Subsidiaries. Mr. Binion has not been compensated for his services in the past nor is there an existing employment agreement providing for Mr. Binion to receive compensation for his services in the future. It is anticipated, however, that Mr. Binion will enter into an employment agreement with HGI, the Manager of the Company, in 1997. Mr. Binion is not currently compensated for his services to the Company.

     Mr. Alanis is party to an employment agreement with HGI, which agreement contains customary employment terms and provides for a current annual base salary of $500,000, fringe benefits, participation in such health and pension plans as HGI shall adopt for all HGI executives, and a bonus of $200,000 payable in four equal installments on the last days of February, May, August and November, 1996. The employment agreement provides that, if warranted by his performance, it is HGI's intention to pay Mr. Alanis a bonus of at least equal size in 1997 and 1998 should the Company in 1996 and 1997 sustain a level of activity and financial performance equal or greater to the level of activity and financial performance of the Company during calendar year 1995. The employment agreement also contains a put/call provision whereby, upon termination of Mr. Alanis' employment, the Company may, at its option, or must, at Mr. Alanis' option (with either option exercisable within 30 days of such termination), purchase Mr. Alanis' ownership interest for cash in an amount equal to its then fair market value. The employment agreement provides that Mr. Alanis' employment shall terminate on December 31, 1998, unless earlier terminated as provided therein. HGI may terminate Mr. Alanis' employment for cause (including upon Mr. Alanis' disability) or without cause. If, as of December 31, 1996, the employment of Mr. Alanis had been terminated for cause, $141,667 would have been payable to Mr. Alanis, and $1,400,000 would have been payable if his employment had been terminated without cause. The employment agreement also includes confidentiality provisions.

     Mr. Haybert is party to an employment agreement with HGI, which agreement contains customary employment terms and provides for a current annual base salary of $350,000, fringe benefits, and participation in such health and pension plans as HGI shall adopt for all HGI executives. The employment agreement also provides Mr. Haybert with an ownership interest in the Company equivalent to the share allocable to 500,489 Units of the net profits of the Company from and after the date of the grant of such interest. Such ownership interest is subject to a specified divestiture schedule. Under such schedule, 75% of Mr. Haybert's ownership interest is subject to divestiture upon Mr. Haybert's termination or voluntary resignation prior to July 20, 1996, 50% is subject to divestiture upon Mr. Haybert's termination or voluntary resignation prior to July 20, 1997, and 25% is subject to divestiture upon Mr. Haybert's termination or voluntary resignation prior to July 31, 1998. The employment agreement also provides that all of Mr. Haybert's ownership interest shall become fully vested immediately upon the occurrence of any transaction whereby Mr. Binion (including any entities through which he holds his ownership interest in the Company), family members of Mr. Binion and/or trusts established for the benefit of Mr. Binion's heirs transfer a controlling interest in the Company to a third party in a transaction other than a public offering (a "Disposition Event"). HGI also agreed to make available, within ten (10) days after a request by Mr. Haybert, a personal loan of up to $200,000, bearing interest at the rate of 10% per annum to be secured by the pledge of Mr. Haybert's Units in the Company. The employment agreement also contains a put/call provision whereby, upon termination of Mr. Haybert's employment, the Company may, at its option, or must, at Mr. Haybert's option (with either option exercisable within 90 days of such termination), purchase that portion of Mr. Haybert's ownership interest that is not subject to divestiture for cash in an amount equal to its then fair market value. If Mr. Haybert is terminated without cause, an additional 25% of his ownership interest shall no longer be subject to divestiture. The employment agreement provides that Mr. Haybert's employment shall terminate on July 31, 1998, unless earlier terminated as provided therein. HGI may terminate Mr. Haybert's employment for cause (including upon Mr. Haybert's disability) or without cause. HGI agreed to pay, if such employment terminates for any reason (including expiration of the employment agreement) or if a Disposition Event occurs, an additional benefit of an amount ranging from $300,000 to $1,366,923, depending upon the date and nature of the event causing the payment. The employment agreement also includes confidentiality provisions. The assignment agreement whereby the Company issued the ownership interest to Mr. Haybert provides that, for purposes of determining the fair market value of Mr. Haybert's ownership interest, prior to any Subsidiary's being granted a license to own and/or operate a gaming business, the value of such Subsidiary shall be limited to the amount of the Company's capital investment therein. Because it originally was contemplated that Mr. Haybert would receive his ownership interest and the share of Net Profits to which it would entitle him in July, 1995, and Mr. Haybert did not in fact receive his ownership interest until the October 1, 1995 effective date of the Roll-Up Transaction, HGI paid Mr. Haybert a one time bonus in an amount equal to the $35,138 in Net Profits to which he would have been entitled.

     Mr. Schreiber is party to an employment agreement with HGI, which agreement contains customary employment terms and provides for a current annual base salary of $350,000, fringe benefits, participation in such health and pension plans as HGI shall adopt for all HGI executives, and a one time bonus of $50,000 payable on or before January 15, 1996. Prior to execution of the employment agreement, Mr. Schreiber was granted an ownership interest in the Company equivalent to the share allocable to 236,265 Units of the net profits of the Company from and after the date of the grant of such interest. The employment agreement increased Mr. Schreiber's ownership interest in the Company by an ownership interest in the Company equivalent to the share allocable to 514,469 Units of the net profits of the Company from and after the date of the grant of such interest. The employment agreement also contains a put/call provision whereby, upon termination of Mr. Schreiber's employment, the Company may, at its option, or must, at Mr. Schreiber's option (with either option exercisable within 30 days of such termination), purchase Mr. Schreiber's ownership interest for cash in an amount equal to its then fair market value. The employment agreement provides that Mr. Schreiber's employment shall terminate on September 30, 1998, unless earlier terminated as provided therein. HGI agreed to pay, if such employment terminates for any reason (including expiration of the employment agreement) or if a Disposition Event occurs, an additional benefit of an amount ranging from $892,510 to $1,405,105, depending upon the date and nature of the event causing the payment. The employment agreement also includes confidentiality provisions. The assignment agreement whereby the Company issued the ownership interest to Mr. Schreiber provides that, for purposes of determining the fair market value of Mr. Schreiber's ownership interest, prior to any Subsidiary's being granted a license to own and/or operate a gaming business, the value of such Subsidiary shall be limited to the amount of the Company's capital investment therein.

     Mr. Allen is party to an employment agreement with HGI, which agreement contains customary employment terms and provides for a current annual base salary of $350,000, fringe benefits, participation in such health and pension plans as HGI shall adopt for all HGI executives, and a one time bonus of $67,000 payable on or before January 15, 1996. Prior to the execution of the employment agreement, Mr. Allen was granted an ownership interest in the Company equivalent to the share allocable to 815,714 Units of the net profits of the Company from and after the date of the grant of such interest. The employment agreement increased Mr. Allen's ownership interest in the Company by an ownership interest equivalent to the share allocable to 500,489 Units of the net profits of the Company from and after the date of the grant of such interest. Such ownership interest is subject to a specified divestiture schedule. Under such schedule, 45% of Mr. Allen's ownership interest vested fully upon execution of the employment agreement, and the remaining 55% vests as follows: an additional 15% vests and shall not be subject to divestiture beginning on May 15, 1996; an additional 15% vests and shall not be subject to divestiture beginning on May 15, 1997; an additional 15% vests and shall not be subject to divestiture beginning on May 15, 1998; and the remaining 10% vests and shall not be subject to divestiture beginning on May 11, 1999. The employment agreement also provides that all of the ownership interest shall become fully vested immediately upon the occurrence of a Disposition Event. The employment agreement also contains a put/call provision whereby, upon termination of Mr. Allen's employment, the Company may, at its option, or must, at Mr. Allen's option (with either option exercisable within 30 days of such termination), purchase that portion of Mr. Allen's ownership interest that is not subject to divestiture for cash in an amount equal to its then fair market value. The employment agreement provides that Mr. Allen's employment shall terminate on May 11, 1999, unless earlier terminated as provided therein. HGI may terminate Mr. Allen's employment for cause (including upon Mr. Allen's disability). HGI agreed to pay, if such employment terminates for any reason (including expiration of the employment agreement) or if a Disposition Event occurs, an additional benefit of an amount ranging from $0 to $1,366,923, depending upon the date and nature of the event causing the payment. The employment agreement also includes confidentiality provisions. The assignment agreement whereby the Company issued the ownership interest to Mr. Allen provides that, for purposes of determining the fair market value of Mr. Allen's ownership interest, prior to any Subsidiary's being granted a license to own and/or operate a gaming business, the value of such Subsidiary shall be limited to the amount of the Company's capital investment therein.

                               OWNERSHIP OF UNITS


     The following table sets forth certain information regarding beneficial ownership of membership interests in the Company ("Units"), as of June 30, 1997, by each person who is known by the Company to own beneficially more than 5% of the Units, by each director of the Company, each of the executive officers and by all directors and executive officers of the Company as a group.


                                                                                   PERCENTAGE OF
                             NAME(1)                           NUMBER OF UNITS         UNITS
    ---------------------------------------------------------  ---------------     -------------
    Jack B. Binion...........................................     80,999,065(2)      80.704818%
    Phyllis M. Cope..........................................      6,555,882(3)       6.532066%
    Yewdale..................................................      7,017,220(4)       6.991728%
    HGI......................................................     30,715,128(5)      30.603548%
    Peri Howard..............................................      9,027,039(6)       8.994246%
    Paul Alanis..............................................      3,155,935          3.144470%
    J. Michael Allen.........................................      1,316,203          1.311422%
    Walter J. Haybert........................................        500,489                 *
    John Schreiber...........................................        750,734                 *
    Directors and executive officers as a group (11
      persons)...............................................     88,948,259         88.625134%

---------------

 *  Less than 1%.

(1) The persons named in this table have sole voting power and investment power with respect to all shares of capital stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in this table and these notes.

(2) Includes (a) the 17,366,247 Units held by Mr. Binion as an individual; (b) the 30,715,128 Units owned by HGI, of which Mr. Binion is President, Chairman of the Board of Directors and the majority shareholder; (c) the 6,555,882 Units owned by Phyllis M. Cope; (d) the 9,027,039 Units owned by Peri Howard; and (e) 17,334,769 Units held by members of Mr. Binion's family or trusts for the benefit of members of Mr. Binion's family. Mr. Binion expressly disclaims beneficial ownership of the 63,632,818 Units which are held of record by HGI or by members of Mr. Binion's family or by trusts established for the benefit of certain members of the families of Mr. Binion or Phyllis M. Cope, for purposes of Sections 13(d) and 13(g) of the Exchange Act.

(3) Includes 3,277,941 Units held by Phyllis M. Cope, as Trustee of the Ted J. Fechser Trust, and 3,277,941 Units held by Phyllis M. Cope, as Trustee of the Fancy Ann Fechser Trust. Phyllis M. Cope expressly disclaims beneficial ownership of any Units held by her as trustee of such trusts, which are trusts established for the benefit of certain members of the families of Mr. Binion or Phyllis M. Cope, for purposes of Sections 13(d) and 13(g) of the Exchange Act.

(4) Issuable upon Yewdale's exercise of Company Warrants.

(5) Includes 7,017,220 Units to be surrendered by Mr. Binion upon Yewdale's exercise of Company Warrants.

(6) Includes 945,059 Units held by Peri Howard, as Trustee of the Ted J. Fechser Trust, 945,059 Units held by Peri Howard, as Trustee of the Fancy Ann Fechser Trust, 945,059 Units held by Peri Howard, as Trustee of the James Christopher Fechser Trust, 945,059 Units held by Peri Howard, as Trustee of the Robert Daniel Fechser Trust, 945,059 Units held by Peri Howard, as Trustee of the Katie O'Neill Trust, 945,059 Units held by Peri Howard, as Trustee of the Kellie O'Neill Trust, 945,059 Units held by Peri Howard, as Trustee of the Rachel Fechser Trust, 945,059 Units held by Peri Howard, as Trustee of the Ben E. Johnson Trust, 189,013 Units held by Peri Howard, as Trustee of the Bonnie Binion Trust, 189,013 Units held by Peri Howard, as Trustee of the Benny Behnen Trust, 189,013 Units held by Peri Howard, as Trustee of the Jack Behnen Trust, 231,779 Units held by Robinson Property Group, Inc. (of which Peri Howard is the sole shareholder, director and officer), 289,724 Units held by Jerry Howard, and 378,025 Units held by Peri Howard as an individual. Peri Howard expressly disclaims beneficial ownership of any Units held by her as trustee of such trusts, which are trusts established for the benefit of certain members of the families of Mr. Binion or Phyllis M. Cope, for purposes of Sections 13(d) and 13(g) of the Exchange Act.

                           RELATED PARTY TRANSACTIONS


     Entities controlled by Mr. Jack B. Binion developed and opened the Horseshoe Bossier City, which is owned by HE, and developed and opened the Horseshoe Casino Center, which is owned by RPG. HE commenced operations on July 9, 1994 and RPG commenced operations on February 13, 1995. The ownership interests in such entities were transferred to the Company by Mr. Binion and certain other related and unrelated parties in exchange for ownership interests in the Company. Mr. Binion, the largest equityholder of Horseshoe Gaming, is also the majority shareholder, Chairman of the Board of Directors and Chief Executive Officer of Horseshoe Gaming, Inc. See "Directors and Executive Officers of the Registrant." HGI became the Manager of the Company as a result of the Roll-Up Transaction. Pursuant to the Company's Limited Liability Company Agreement, HGI has exclusive control over the business of the Company (subject to specified exceptions), including the power to acquire and sell property, execute documents, make all business management decisions, and raise equity capital on behalf of the Company. The Company pays no compensation to HGI, but reimburses HGI for all out-of-pocket expenses, including employment expenses. As of August 8, 1997, HGI had 32 employees.


     Mr. Binion has acquired from the other shareholders of the Horseshoe Club Operating Company the right to use and license the name "Horseshoe" in connection with all of the present and future Horseshoe Gaming Subsidiaries. In turn, Mr. Binion has licensed the name "Horseshoe" to the Company for a nominal, one-time license fee of $10,000. The license is a perpetual, non-exclusive license to use the Horseshoe name.

     In 1995 the Company engaged certain placement agents, including Onyx Partners, Inc. ("Onyx") to offer the Senior Notes and Warrants. The Company also engaged Onyx to arrange the Credit Facility. Onyx has acted as financial advisor to the Company in respect of the Notes, for which the Company has paid Onyx a fee of $600,000, and Onyx may in the future perform other financial advisory services for the Company for a fee. Certain affiliates of Onyx hold Senior Notes. Affiliates of Onyx are owners of interests in the Company.


     The Company conducts a portion of its marketing through an entity that is owned by the wife of an officer. Amounts paid to this company totaled $748,000 for the six months ended June 30, 1997 and $1,633,000, $1,029,000 and $84,000 for the years ended December 31, 1996, 1995 and 1994, respectively.


     The Company has made loans to various employees with ownership interests in the Company. The amount outstanding under these notes was $1,970,000 as of June 30, 1997. Since January 1, 1997, Mr. Alanis has borrowed $200,000, Mr. Haybert has borrowed $70,000 and Mr. Ostrow has borrowed $95,000. The notes to employees are secured by their ownership interests in the Company. The notes have various due dates ranging from February 1998 through October 1999 and interest rates ranging from 7% to 10%.

     Admissions of outside investors or Management to any Operating Entity owned separately by the Company and JBB Gaming Investments, L.L.C., a Delaware limited liability company in which Mr. Binion and certain related persons are owners ("JBB"), will dilute the Company and JBB in proportion to their respective percentage interests in such Operating Entity and any proceeds received by such Operating Entity in connection with such admissions will be distributed to the Company and JBB in such proportion.

     To facilitate further consolidation, after the gaming business of an Operating Entity has been in operation for a period of three years, the Company will purchase the direct or indirect interest in such Operating Entity then held by JBB by using either cash or membership interests in the Company, at the option of JBB, provided that JBB shall accept membership interests in the Company in lieu of any amounts that cannot be paid in cash due to limitations under loan documents of the Company or otherwise. In either case, the value of the purchased interests will be determined based on a value of such Operating Entity equal to four times the average annual EBITDA of such Operating Entity during the preceding two-year period, less the amount of indebtedness to which such Operating Entity is then subject. The value of any membership interests in the Company to be issued in connection with such purchase will be determined using the abovedescribed value for such Operating Entity and such value of the other holdings of the Company as is determined by an independent appraisal.

                   DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

     The following is a summary of the Credit Facility, the Senior Notes, the Horseshoe Entertainment Intercompany Senior Notes and the Robinson Property Group Intercompany Senior Notes. This summary is qualified in its entirety by reference to such documents, copies of which are available upon request. See "Available Information."

CREDIT FACILITY


     The Company entered into the Credit Facility on October 10, 1995, borrowing at that time an aggregate of $93 million out of an initial availability of $100 million (the "Initial Credit Facility"). The proceeds of the Initial Credit Facility were used to repay certain outstanding indebtedness and for other purposes. The terms of the Credit Facility permit the Company to incur additional indebtedness under specified circumstances. The outstanding principal balance under the Credit Facility as of June 30, 1997 was $250,000. The Company intends to amend the Credit Facility or enter into a new revolving credit facility to provide for approximately $130 million of borrowing capacity. There can be no assurance that such an amendment will be executed or that the Company will be able to obtain additional financing on acceptable terms, if at all. See "Risk Factors -- Liquidity."


Facility:..................  $150 million Credit Facility.

Maturity:..................  September 30, 1999.

Interest Rate:.............  6-month LIBOR + 3.00%.

Guarantees:................  The Credit Facility is guaranteed unconditionally as to principal, premium, if any, and interest, on a senior secured basis by RPG.

Excess Funding Offer:......  On October 10, 1996, and every six months thereafter (the "Excess Funding Offer Dates"), if the Company has not begun to fund any new Casino project, has not committed funds to new projects, and does not need to reserve funds for new projects, and cash and cash equivalents on hand exceed $60 million, the Company is required to use the cash and cash equivalents on hand in excess of $50 million at its option to either (i) repay amounts drawn on the Credit Facility or (ii) offer to repurchase the Senior Notes at par on a pro rata basis for Cash in the amount of such excess over $50 million in increments of $100,000 (an "Excess Funding Offer"). The Company is not required to establish a sinking fund.

Change of Control:.........  Upon the occurrence of a Change of Control, the
                             Company will be required to make an offer to repay the Credit Facility at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase.

Mandatory Amortization:....  Semi-annual principal payments of 5% of the then existing balance, commencing March 31, 1996.

Excess Proceeds Escrow
  Account:.................  The Company created an Excess Proceeds Escrow
                             Account to hold the excess proceeds of the Senior Notes and the Credit Facility which were not being used at the closing for the repayment of debt or the development of projects. The Excess Proceeds Escrow Account restricts the use of such excess proceeds to the pursuit and development of New Projects and the repayment of debt. The Excess Proceeds Escrow Account is administered by an independent escrow agent.

Certain Additional
Covenants:.................  The Credit Facility contains certain customary financial and other covenants which prohibit the Company and its subsidiaries from incurring indebtedness (including, except in certain specified circumstances, any capital that is required to be repurchased or redeemed on or prior to September 30, 1999, the stated maturity of such Senior Debt), other than the incurrence of (a) additional indebtedness, if no Default or Event of Default (as defined) has occurred and is continuing and, after giving effect thereto, a 2.5 to 1 pro forma Consolidated Coverage Ratio (as defined) has been met, (b) the Senior Notes purchased pursuant to the Warrants, (c) up to $15 million of Purchase Money Indebtedness, (d) up to $5 million of working capital Indebtedness for each of the Subsidiaries,
                             (e) certain Refinancing Indebtedness, (f) up to $10 million of additional indebtedness for the Company and the Guarantor collectively, (g) borrowings of up to $150 million under the Credit Facility and
                             (h) any Permitted Indebtedness (as defined). As of March 31, 1997, the Company's Consolidated Coverage Ratio was 3.3 to 1. After giving pro forma effect to the sale of the Old Notes and the application of the net proceeds thereof, the Consolidated Coverage Ratio would have been 2.5 to 1. In addition, the Credit Facility prohibits the Company and its Subsidiaries from (a) making any Restricted Payments (as defined) if (i) a Default or an Event of Default has occurred and is continuing, (ii) the Company could not incur at least $1.00 of additional Indebtedness pursuant to the 2.5 to 1 pro forma Consolidated Coverage Ratio test, or
                             (iii) the aggregate amount of all Restricted
                             Payments made by the Company and its Subsidiaries, including such proposed Restricted Payment, would exceed the sum of (x) 50% of the aggregate Consolidated Net Income of the Company of the period from January 1, 1997 through the last fiscal quarter then ended, plus (y) the aggregate Net Cash Proceeds received by the Company from the sale of the Company's Qualified Capital (as defined) after the Issue Date (as defined), except in certain specified circumstances. The Existing Indenture also prohibits the Company and its Subsidiaries from consolidating or merging with an affiliate or third party, selling substantially all of the Company's or its subsidiaries' assets, or making any payment on subordinated indebtedness prior to its scheduled maturity. The Company also must invest excess funds in cash equivalents (as defined) and government securities with a maturity of one year or less.


Ranking:...................  The Credit Facility is a senior obligation of the
                             Company and ranks Pari Passu in right of payment with all other senior indebtedness of the Company.

Collateral:................  The Credit Facility is secured by a pledge of the
                             HE Intercompany Senior Note (defined below) and the RPG Intercompany Senior Note (defined below), which are secured by first liens on the Casino and real property of the Horseshoe Bossier City and the Horseshoe Casino Center, respectively. Additionally, the Credit Facility will have a first lien on all Intercompany Notes received by the Company from its Subsidiaries, in each case secured by a first lien on the Casino and real property of each such Subsidiary, and is secured by a pledge of the Company's ownership interests in RPG and all present and future Subsidiaries, other than a pledge of NGCP's interest in HE, and by a pledge of the minority interests in all present and future Subsidiaries owned by Binion Partners. The delivery and enforcement of pledges of ownership interests in Subsidiaries will generally be governed by laws and regulations concerning gaming activities in the respective jurisdictions.

Prepayment:................  The Credit Facility will be prepayable at any time at 101% of par, plus accrued and unpaid interest, if any, to the prepayment date.

SENIOR NOTES


     The Company entered into the Senior Indenture on October 10, 1995, borrowing at that time an aggregate of $100 million. On April 10, 1996, the Company issued an additional $50 million of Senior Notes pursuant to the exercise of warrants to purchase such Senior Notes that had been issued on October 10, 1995 (the "Warrants"). On June 25, 1997, the Company acquired $13 million in aggregate principal amount of Senior Notes.



Senior Notes:..............  $137 million aggregate principal amount of 12.75%
                             Senior Notes due September 30, 2000, Series B.


Maturity:..................  September 30, 2000.

Interest Rate:.............  12.75% per annum, payable semi-annually in arrears.

Guarantee:.................  The Senior Notes are guaranteed unconditionally as to principal, premium, if any, and interest, on a senior secured basis by RPG.

Excess Funding Offer:......  On the Excess Funding Offer Dates, if the Company
                             has not begun to fund any new Casino project, has not committed funds to new projects, and does not need to reserve funds for new projects, and cash and cash equivalents on hand exceed $60 million, the Company will be required to use the cash and cash equivalents on hand in excess of $50 million to make an Excess Funding Offer. The Company is not required to establish a sinking fund.

Change of Control:.........  Upon the occurrence of a Change of Control, the
                             Company will be required to make an offer to repurchase the Senior Notes at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase.

Excess Proceeds Escrow
  Account:.................  The Company created an Excess Proceeds Escrow
                             Account to hold the excess proceeds of the Senior Notes and the Credit Facility which were not being used at the closing for the repayment of debt or the development of projects.

Certain Additional
Covenants:.................  The Senior Indenture contains certain customary financial and other covenants which prohibit the Company and its subsidiaries from incurring indebtedness (including, except in certain specified circumstances, any capital that is required to be repurchased or redeemed on or prior to September 30, 2000, the stated maturity of such Senior Notes, other than the incurrence of (a) additional indebtedness, if no Default or Event of Default (as defined) has occurred and is continuing, and after giving effect thereto, a 2.5 to 1 pro forma Consolidated Coverage Ratio (as defined) has been met, (b) the Senior Notes purchased pursuant to the Warrants, (c) up to $15 million of Purchase Money Indebtedness, (d) up to $5 million of working capital Indebtedness for each of the Subsidiaries, (e) certain Refinancing Indebtedness, (f) up to $10 million of additional indebtedness for the Company and the Guarantor collectively, (g) borrowings of up to $150 million under the Credit Facility and

                             (h) any Permitted Indebtedness (as defined). As of March 31, 1997, the Company's Consolidated Coverage Ratio was 3.3 to 1.0. After giving pro forma effect to the sale of the Old Notes and the application of the net proceeds thereof, the Consolidated Coverage Ratio would have been 2.5 to 1. In addition, the Senior Indenture prohibits the Company and its Subsidiaries from (a) making any Restricted Payments (as defined) if (i) a Default or an Event of Default has occurred and is continuing, (ii) the Company could not incur at least $1.00 of additional Indebtedness pursuant to the 2.5 to 1 pro forma Consolidated Coverage Ratio test, or
                             (iii) the aggregate amount of all Restricted
                             Payments made by the Company and its Subsidiaries including such proposed Restricted Payment would exceed the sum of (x) 50% of the aggregate Consolidated Net Income of the Company of the period from January 1, 1997 through the last fiscal quarter then ended, plus (y) the aggregate Net Cash Proceeds received by the Company from the sale of the Company's Qualified Capital (as defined) after the Issue Date (as defined), except in certain specified circumstances. The Senior Indenture also prohibits the Company and its Subsidiaries from consolidating or merging with an affiliate or third party, selling substantially all of the Company's or its subsidiaries' assets, or making any payment on subordinated indebtedness prior to its scheduled maturity. The Company also must invest excess funds in cash equivalents (as defined) and government securities with a maturity of one year or less.


Ranking:...................  The Senior Notes are senior obligations of the
                             Company and rank Pari Passu in right of payment with all other senior indebtedness of the Company.

Collateral:................  The Senior Notes are secured by a second pledge of the HE Intercompany Senior Note (defined herein) and the RPG Intercompany Senior Note (defined herein), which are secured by a second lien position on the Casino and real property of the Horseshoe Bossier City and the Horseshoe Casino Center, respectively. Additionally, the Senior Notes will have a second lien on all Intercompany Notes received by the Company from its Subsidiaries, in each case secured by a second lien on the Casino and real property of each such Subsidiary, and is secured by a second pledge of the Company's ownership interests in RPG and all present and future Subsidiaries, other than a pledge of NGCP's interest in HE, and by a second pledge of the minority interests in all present and future Subsidiaries owned by Binion Partners. The delivery and enforcement of pledges of ownership interests in Subsidiaries will generally be governed by laws and regulations concerning gaming activities in the respective jurisdictions.

Optional Redemption:.......  The Senior Notes are not redeemable, in whole or in part, prior to September 30, 1999 except as set forth below. Thereafter, the Senior Notes will be redeemable for cash from time to time at the Company's option, in whole or in part, at a price equal to 102.55% of the principal amount thereof, together with accrued interest to the date of redemption.

                             Prior to September 30, 1998, the Company may redeem up to 35% of the aggregate principal amount of Senior Notes then outstanding at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, with the net cash proceeds of an underwritten public offering by the Company of common stock pursuant to an effective registration statement under the Securities Act.

HORSESHOE ENTERTAINMENT INTERCOMPANY SENIOR NOTES

Issuer:....................  Horseshoe Entertainment, a Louisiana limited partnership

Issue:.....................  $250 million of Horseshoe Entertainment
                             Intercompany Senior Notes (the "HE Intercompany Senior Note").

Maturity:..................  September 30, 2000.

Coupon:....................  13.31% per annum, payable quarterly in arrears.

Mandatory Redemption:......  Semi-annual principal payments of 5% of the then existing balance, commencing March 31, 1996.

Ranking:...................  The HE Intercompany Senior Note is a senior secured obligation of HE and ranks Pari Passu in right of payment with all other senior indebtedness of HE.

Use of Proceeds:...........  The proceeds of the HE Intercompany Senior Note have been and will be used to: (i) refinance existing indebtedness; (ii) fund the expansion of the Horseshoe Bossier City; and (iii) maintain adequate working capital.

Change of Control:.........  Upon the occurrence of a Change of Control, HE is required to make an offer to repurchase the HE Intercompany Senior Note at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase.

Limitation on Restricted
  Payments:................  HE shall not, as long as the HE Intercompany Senior
                             Note is outstanding, enter into any agreement that would restrict distributions on outstanding limited partnership interests or prohibit the payment of interest and principal on the HE Intercompany Senior Note.

ROBINSON PROPERTY GROUP INTERCOMPANY SENIOR NOTES

Issuer:....................  Robinson Property Group Limited Partnership, a
                             Mississippi limited partnership

Issue:.....................  $125 million of Robinson Property Group
                             Intercompany Senior Notes (the "RPG Intercompany Senior Note").

Maturity:..................  September 30, 2000.

Coupon:....................  13.31% per annum, payable quarterly in arrears.

Mandatory Redemption:......  The RPG Intercompany Senior Note will be redeemed at par with available cash flow (as defined) after permitted tax distributions, mandatory principal payments on indebtedness and funding of capital reserves and working capital.

Ranking:...................  The RPG Intercompany Senior Note is a senior secured obligation of RPG and will rank Pari Passu in right of payment with all other senior indebtedness of RPG.

Use of Proceeds:...........  The proceeds of the RPG Intercompany Senior Note have been and will be used to: (i) refinance existing indebtedness; (ii) fund the expansion of the Horseshoe Casino Center; and (iii) maintain adequate working capital.

Change of Control:.........  Upon the occurrence of a Change of Control, RPG is required to make an offer to repurchase the RPG Intercompany Senior Note at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase.

Limitation on Restricted
  Payment:.................  RPG shall not, as long as the RPG Intercompany
                             Senior Note is outstanding, enter into any agreement that would restrict distributions on outstanding limited partnership interests or prohibit the payment of interest and principal on the RPG Intercompany Senior Note.

HORSESHOE ENTERTAINMENT INTERCOMPANY SENIOR SUBORDINATED NOTES

Issuer:....................  Horseshoe Entertainment, a Louisiana limited partnership

Issue:.....................  $50 million of Horseshoe Entertainment Intercompany
                             Senior Subordinated Notes (the "HE Intercompany Note").

Maturity:..................  June 15, 2007.

Coupon:....................  9.39% per annum, payable semi-annually in arrears.

Mandatory Redemption:......  None.

Ranking:...................  The HE Intercompany Note is a senior secured obligation of HE and will rank Pari Passu in right of payment with all other senior indebtedness of HE.

Use of Proceeds:...........  The proceeds of the HE Intercompany Note will be used to: (i) fund the expansion of the Horseshoe Bossier City and (ii) maintain adequate working capital.

Change of Control:.........  Upon the occurrence of a Change of Control, HE is required to make an offer to repurchase the HE Intercompany Note at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase.

Limitation on Restricted
  Payments:................  HE shall not, as long as the HE Intercompany Note is outstanding, enter into any agreement that would restrict distributions on outstanding limited partnership interests or prohibit the payment of interest and principal on the HE Intercompany Note.

ROBINSON PROPERTY GROUP INTERCOMPANY SENIOR SUBORDINATED NOTES

Issuer:....................  Robinson Property Group Limited Partnership, a
                             Mississippi limited partnership

Issue:.....................  $25 million of Robinson Property Group Intercompany
                             Senior Subordinated Notes (the "RPG Intercompany Note").

Maturity:..................  June 15, 2007.

Coupon:....................  9.39% per annum, payable semi-annually in arrears.

Mandatory Redemption:......  None.

Ranking:...................  The RPG Intercompany Note is a senior secured obligation of RPG and will rank Pari Passu in right of payment with all other senior indebtedness of RPG.

Use of Proceeds:...........  The proceeds of the RPG Intercompany Note will be used to: (i) fund the expansion of the Horseshoe Casino Center and (ii) maintain adequate working capital.

Change of Control:.........  Upon the occurrence of a Change of Control, RPG is required to make an offer to repurchase the RPG Intercompany Note at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase.

Limitation on Restricted
  Payment:.................  RPG shall not, as long as the RPG Intercompany Note is outstanding, enter into any agreement that would restrict distributions on outstanding limited partnership interests or prohibit the payment of interest and principal on the RPG Intercompany Note.

                              DESCRIPTION OF NOTES

     The New Notes will be issued pursuant to an indenture dated as of June 15, 1997 (the "Indenture"), between the Company, Robinson Property Group Limited Partnership, as guarantor (the "Guarantor") and U.S. Trust Company of Texas, N.A., as trustee (the "Trustee"), a copy of which will be made available to Holders of the Notes upon request. Upon the effectiveness of the Registration Statement of which this Prospectus is a part, the Indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The following summaries of certain material provisions of the Indenture do not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, are incorporated by reference as a part of such summaries or terms, which are qualified in their entirety by such reference. The definitions of certain capitalized terms used in the following summary are set forth below under "-- Certain Definitions." Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Indenture.

GENERAL

     The Notes will mature on June 15, 2007, and are limited to $160 million aggregate principal amount. Each Note bears interest at the rate of 9 3/8% per annum from June 25, 1997 (the "Issue Date"), or from the most recent interest payment date to which interest has been paid, payable semiannually on June 15 and December 15 of each year, commencing December 15, 1997, to the person in whose name the Note (or any predecessor Note) is registered at the close of business on June 1 or December 1 next preceding such interest payment date. Interest will be computed on the basis of a 360-day year of twelve, 30-day months.

     Principal of, premium, interest and Liquidated Damages, if any, on the Notes are payable, and the Notes are exchangeable and transferable, at the office or agency of the Company in The City of New York (which initially is the corporate trust office of the Trustee). At the option of the Company, interest payments and Liquidated Damages, if any, may be made by check mailed to the Holder of the Note at such Holder's registered address. No service charge will be made for any registration of transfer or exchange or redemption of Notes, except for certain taxes or other governmental charges that may be imposed in connection with any registration of transfer or exchange.

SUBORDINATION

     The payment of principal of, and premium, interest and Liquidated Damages (if any), on the Notes, and any other amounts payable by the Company with respect to the Notes, is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter incurred.

     Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt of the Company will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the holders of Notes will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Debt of the Company are paid in full in cash, any distribution to which the holders of Notes would be entitled shall be made to the holders of such Senior Debt (except that holders of Notes may receive securities that are subordinated at least to the same extent as the Notes to Senior Debt and any securities issued in exchange for Senior Debt and payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance").

     The Company also may not make any payment upon or in respect of the Notes and may not offer to repurchase Notes (except in such subordinated securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") if
(i) a default in the payment of the principal of or interest on Designated Senior Debt occurs and has not been cured or waived in writing or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a

"Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such payment default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee by any holders of Designated Senior Debt, and which is known to the holders of such Designated Senior Debt, shall be, or be made, the basis for a subsequent Payment Blockage Notice (unless such nonpayment default shall have been cured or waived for a period of not less than 181 days).

     The Indenture further requires that the Company promptly notify holders of Senior Debt of the receipt of an acceleration notice following an Event of Default.

     The Guarantee of the Guarantor and each Additional Guarantor is subordinated to the payment in full of all Obligations with respect to Senior Debt of the Guarantor or such Additional Guarantor in the same manner and to the same extent as the Notes are subordinated Senior Debt of the Company. See "Guarantee" and "Certain Covenants -- Additional Subsidiary Guarantors."


     As a result of the subordination provisions described above, in the event of a liquidation or insolvency, holders of Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. As of June 30, 1997, the Company and the Guarantor had outstanding approximately $137 million in principal amount of Senior Debt. The Indenture limits the amount of additional Indebtedness, including Senior Debt, that the Company and its Subsidiaries can incur. See "Certain Covenants -- Limitation on Incurrence of Additional Indebtedness and Disqualified Capital."


GUARANTEE

     The Notes are unconditionally guaranteed by RPG. See "Summary -- Terms of New Notes." The Company is required to cause its Subsidiaries which in the future are wholly-owned by the Company and which operate a Casino or Related Business and certain of its Subsidiaries that guarantee other Indebtedness of the Company to guarantee the Notes. See "-- Certain Covenants." The obligations of each guarantor under its guarantee are not to exceed the maximum amount permitted by applicable law.

OPTIONAL REDEMPTION

     The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after June 15, 2002 at the Redemption Prices (expressed as percentages of the principal amount thereof) set forth below together with accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, if redeemed during the 12-month period beginning on June 15 of the years indicated:

                                    YEAR                       REDEMPTION PRICE
                ---------------------------------------------  ----------------
                2002.........................................       104.688%
                2003.........................................       103.125%
                2004.........................................       101.563%
                2005 and thereafter..........................       100.000%

     At any time, or from time to time, prior to June 15, 2000, up to 30% in aggregate principal amount of Notes originally issued under the Indenture will be redeemable, at the option of the Company, from the net proceeds of one or more Public Equity Offerings of the Company, at a Redemption Price equal to 110% of the principal amount thereof, together with accrued but unpaid interest and Liquidated Damages, if any, to the Redemption Date.

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee not more than 60 days prior to the Redemption Date by such method as the Trustee shall deem fair and appropriate; provided, however, that Notes will not be redeemed in amounts less than the minimum authorized denomination of $1,000. Notice of redemption shall be mailed by first class mail not less than 30 days nor more than 60 days prior to the Redemption Date to each Holder of a Note to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption.

REGULATORY REDEMPTION

     The Indenture provides that if ownership of any of the Notes by any person or entity will (i) preclude the issuance, maintenance, existence or reinstatement of any gaming or liquor license, or permit or approval of any Gaming Authority as determined by any Governmental Authority as a result of such holder failing to qualify or to be found suitable under applicable Gaming Laws or failing to apply for a finding of suitability after being notified to do so by the Company or by the appropriate Governmental Authority, or (ii) preclude, interfere with, threaten or delay the issuance, maintenance, existence or reinstatement of any gaming or liquor license, permit or approval, or result in the imposition of burdensome terms or conditions on such license, permit or approval, as determined by the Board of Managers of the Company, the Holder shall be obligated to dispose of such Holder's Notes (in which event the Company shall have no obligation to pay any interest to such Holder), and, if such Notes are not so disposed of within the required period, the Company shall have the right to redeem such Holder's Notes for cash at a redemption price equal to (A) in the case of a redemption pursuant to clause (a) above, the lowest of (i) the price at which such Holder or beneficial owner acquired such Notes, without accrued interest, if any, (ii) the principal amount of such Notes, without accrued and unpaid interest or Liquidated Damages, if any, and (iii) the Current Market Price of such Notes on such redemption date, without accrued and unpaid interest or Liquidated Damages, if any (provided that, if a greater redemption price is permitted by the relevant Gaming Authority, such higher redemption price shall apply) and (B) in the case of a redemption pursuant to clause (b) above, the Current Market Price, with all accrued and unpaid interest and Liquidated Damages, if any (or such higher or lower price required by applicable law or as specifically determined by an order of the relevant Governmental Authority). The Indenture will provide that any Holder or beneficial owner of a Note required to qualify or be found suitable under applicable Gaming Laws must pay all investigative fees and costs of the Gaming Authorities in connection with such application therefor.

     Each Holder, by accepting the Notes, shall be deemed to have agreed (to the extent permitted by applicable law) that if the Mississippi Gaming Commission requires that a person who is a Holder or beneficial owner of any of the Notes must be licensed or found suitable under applicable gaming laws, such Holder or beneficial owner shall apply for a license or a finding of suitability within the required time period. If such person fails to apply or become licensed or is not found suitable, the Company may elect, at its option (i) to require such Holder to dispose of its Notes or beneficial interest therein within 10 days of receipt of notice of the Company's election or such time as may be ordered by the Mississippi Gaming Commission, or (ii) to redeem such Notes for cash at a price equal to the lowest of (x) the price at which such Holder or beneficial owner acquired such Notes, (y) the principal amount of such Notes and (z) the Current Market Price of such Notes, in each case excluding accrued and unpaid interest and Liquidated Damages, if any from the date the Mississippi Gaming Commission serves notice to the Company of a determination of unsuitability to the redemption date, in accordance with applicable law.

CERTAIN COVENANTS

     Set forth below are certain covenants contained in the Indenture.

  Limitation on Restricted Payments

     (a) The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment, except as set forth in paragraphs (b) and (c) below, if, immediately prior thereto and after giving effect thereto on a pro forma basis,
(1) an Event of Default or an event which would, after notice or passage of time or both, be an Event of Default (a "Default") shall have occurred and be continuing, (2) the Company could not incur at least $1.00 of additional Indebtedness pursuant to clause (ii) of paragraph (a) of the covenant described under "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital," or (3) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving pro forma effect to such proposed Restricted Payment, from and after January 1, 1997, would exceed the sum of (a) 50% of the aggregate Adjusted Consolidated Net Income of the Company for the period (taken as one accounting period) commencing on January 1, 1997, to and including the last day of the latest fiscal quarter ended immediately prior to the date of each such calculation for which financial statements are available (or, in the event Adjusted Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (b) the aggregate Net Cash Proceeds received by the Company from the sale of specified forms of the Company's capital (other than to a Subsidiary of the Company and other than in connection with a Qualified Exchange) after the Issue Date, plus (c) the amount by which Indebtedness of the Company or any Guarantor is reduced on the Company's balance sheet upon the conversion or exchange (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of it Subsidiaries) subsequent to the end of the most recent fiscal quarter ended immediately prior to the date of the Indenture, of any Indebtedness of the Company or any Guarantor convertible or exchangeable for Capital (other than Disqualified Capital) of the Company (less the amount of any cash or other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange), plus (d) the amount equal to the net reduction in Investments resulting from (A) payments of dividends, repayments of loans or advances or other transfers of assets to the Company or any Guarantor or the satisfaction or reduction (other than by means of payments by the Company or any Subsidiary) of obligations of other persons which have been guaranteed by the Company or any Guarantor or (B) the redesignation of Unrestricted Subsidiaries as Subsidiaries which execute Guarantees, in each case of (a) through (d) such net reduction in Investments being (x) valued as provided in the definition of "Investment," (y) in an amount not to exceed the aggregate amount of Investments previously made by the Company or any Guarantor which were treated as a Restricted Payment, and (z) included in this clause (d) only to the extent not included in Consolidated Net Income. In the event that the Company or a Subsidiary makes an Investment in a Subsidiary pursuant to the proviso contained in the definition of Investments, and such latter Subsidiary is subsequently designated an Unrestricted Subsidiary, such Investment shall be deemed to be a Restricted Payment made at the time the latter Subsidiary is designated an Unrestricted Subsidiary, and shall be subject to the provisions of this covenant.

     (b) Notwithstanding anything in paragraph (a) above to the contrary, from and after the Issue Date, unless a Default or an Event of Default shall have occurred and be continuing, the following Restricted Payments shall be permitted: (u) Investments in one or more persons in an amount not in excess of $50 million in the aggregate at any one time outstanding for all such Investments made in any one or more persons in reliance upon this clause (u), for the purpose of developing, constructing or acquiring (A) a Casino or Casinos or, if applicable, any Related Business in connection with such Casino or Casinos, or (B) a Related Business to be used primarily in connection with an existing Casino or Casinos; provided that to the extent the Company or any Subsidiary has received cash distributions from any such person, the amount thereof will be deemed to reduce the amount of Investments (by 50 percent in the case of returns in excess of capital and by 100 percent in the case of return of capital), then outstanding under this clause (u) for the purposes of the $50 million limit, (v) in the case of any Subsidiary, pro rata distributions on its Capital, (w) the payment of any dividend on or redemption of Qualified Capital within 60 days after the date of its declaration or authorization, respectively, if such dividend or redemption could have been made on the date of such declaration or authorization, respectively, in compliance with the foregoing provisions, (x) the redemption or repurchase of any Capital or Indebtedness of the Company or any of its Subsidiaries (other than any Capital or Indebtedness that is held or beneficially owned by any Excluded Person) required by the Regulatory Redemption provisions of the Indenture (or any substantially comparable provision governing other Indebtedness), (y) a Qualified Exchange or
(z) further Restricted Payments of any type which in the aggregate do not exceed $50.0 million for all such Restricted Payments permitted by this clause (z) taken together; provided, however, that no part of the Restricted Payments permitted by this clause (z) will be made for purposes described in clause (u), it being the intention of the parties that the $50.0 million limit set forth therein, respectively, be the only amount available for the purposes specified in such clause (u) other than amounts available under paragraph (a) above for Restricted Payments without regard to the exceptions set forth in this paragraph (b); provided further, however, that (i) no payment may be made pursuant to clause (z) to Mr. Binion, Phyllis Cope, or members of their families unless the Company could then incur at least $1.00 of additional Indebtedness, after taking into account any funding of such Restricted Payments, under clause (A) described under "-- Limitation on Incurrence of Additional Indebtedness and Disqualified Capital" and (ii) no payments may be made pursuant to this clause (z) to any of Mr. Binion, Phyllis Cope or members of their families until such time as the expansion projects of the Horseshoe Casinos as described in "Summary" are complete. The full amount of any Restricted Payment made pursuant to clause (w) or (x), however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the immediately preceding paragraph.

     (c) Notwithstanding anything in paragraph (a) or (b) to the contrary, from and after the Issue Date (and for so long as Events of Default other than set forth in clause (iii) of "-- Events of Default and Remedies" shall not have occurred and be continuing), the Company and its Subsidiaries will be permitted to make distributions to their equity holders in order to enable them to make payments of taxes based upon their allocable shares of income and capital gains of the Company and its Subsidiaries ("Permitted Tax Distributions"). The Investor Limited Partners will be paid 100% of their percentage allocable interest in income, gain, deduction, loss, capital gain and capital loss of HE at the time NGCP receives the above described Permitted Tax Distribution provided, however, that such payment of 100% of their percentage allocable interest in income, gain, deduction, loss, capital gain or capital loss of HE to the Investor Limited Partners with respect to each taxable year shall be limited solely to cash distributions from HE for that taxable year. Adjusted Consolidated Net Income will be calculated net of any such tax distributions. Written notice of all such Permitted Tax Distributions will be given to the Trustee within 15 days after the payment thereof.

  Limitation on Incurrence of Additional Indebtedness and Disqualified Capital

     The Indenture provides that, except as set forth below, neither the Company nor any of its Subsidiaries will, directly or indirectly, issue, assume, guarantee, incur, become directly or indirectly liable with respect to (including as a result of an acquisition, merger or consolidation), extend the maturity of, or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness or any Disqualified Capital from and after the Issue Date. Notwithstanding the foregoing:

          (a) The Company and the Guarantor may incur Indebtedness or Disqualified Capital if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or Disqualified Capital and (ii) on the date of such incurrence (the "Incurrence Date"), the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness or Disqualified Capital, would be at least 2.0 to 1;

          (b) The Company and the Guarantor may incur Indebtedness evidenced by the Notes and represented by the Indenture and the Guarantee thereof;

          (c) The Company and its Subsidiaries may incur Purchase Money Indebtedness to finance the purchase of land, buildings, furniture, fixtures and equipment for each Casino owned and operated by the Company or a Subsidiary; provided, however, that such Purchase Money Indebtedness is either (i) Non-recourse Indebtedness or (ii) limited in amount (including any Indebtedness issued to refinance, replace or refund such Indebtedness) with respect to any such Casino to the lesser of (A) the amount of Related Business Assets used in such Casino and financed by such Purchase Money Indebtedness, or (B) $15.0 million per Casino;

          (d) The Company's Subsidiaries may each incur up to $5.0 million of working capital Indebtedness at any time outstanding;

          (e) The Company and the Guarantor may incur indebtedness to refinance any Indebtedness or Disqualified Capital, as applicable, described in clauses (a), (b), (g) and (h) of this covenant and the Company and its Subsidiaries may incur Refinancing Indebtedness with respect to any Indebtedness described in clause (c) of this covenant;

          (f) The Company and the Guarantor may incur Indebtedness (in addition to any Indebtedness incurred in accordance with any other provision of this covenant) in an aggregate amount outstanding at any time (including any Indebtedness issued to refinance, replace, or refund such Indebtedness) of up to $20.0 million for the Company and the Guarantor taken together;

          (g) The Company may incur Indebtedness pursuant to the Credit Facility (and the Guarantor may guarantee such Indebtedness) on or after the Issue Date up to an aggregate amount outstanding at any time equal to the sum of
     (i) $150.0 million minus the amount of any Indebtedness incurred pursuant to this clause (g) which (A) is retired with the Net Cash Proceeds from any Asset Sale, Event of Loss or assumed by a transferee in an Asset Sale, (B) is retired, repaid, redeemed or otherwise defeased through the incurrence of Refinancing Indebtedness, or (C) represents repayments of amounts initially borrowed under the Credit Facility pursuant to any mandatory redemption or mandatory principal amortization payment, plus (ii) such additional amounts as may be deemed to be outstanding in the form of Interest Swap and Hedging Obligations or Currency Exchange Protection Agreements with lenders party to the Credit Facility; provided, however, that the maximum aggregate amount permitted to be outstanding under this paragraph (g) shall not be deemed to limit additional Indebtedness under the Credit Facility to the extent such additional Indebtedness is permitted pursuant to paragraph (a) hereof; and

          (h) Permitted Indebtedness.

     In the event that the Company incurs Indebtedness, or any Subsidiary incurs Indebtedness or Disqualified Capital, to any Subsidiary pursuant to clause (b) of the definition of Permitted Indebtedness, and such latter Subsidiary thereafter ceases to remain a "Subsidiary" as defined in the Indenture, the aggregate outstanding amount of such Indebtedness incurred by the Company, or of such Indebtedness or Disqualified Capital incurred by such Subsidiary, to the Subsidiary that ceases to so remain a "Subsidiary" shall be deemed to be Indebtedness incurred by the Company or such Subsidiary at the time of such change in Subsidiary status. Indebtedness and Disqualified Capital issued by any person that is not a Subsidiary, which Indebtedness or Disqualified Capital is outstanding at the time such person becomes a Subsidiary of the Company, or is merged into or consolidated with the Company or a Subsidiary of the Company, shall be deemed to have been incurred at the time such person becomes a Subsidiary of the Company, or is merged into or consolidated with the Company or a Subsidiary of the Company. A guarantee by the Company or a Subsidiary of the Company of Indebtedness incurred by the Company or a Subsidiary is not considered a separate incurrence for purposes of this covenant.

  Limitation on Other Senior Subordinated Debt.

     The Company will not incur, and will not permit any of its Subsidiaries to, directly or indirectly, create, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to or become responsible for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt (or in the case of a Guarantor, debt that is subordinate or junior in right of payment to such Guarantor's Senior Debt) and senior in any respect in right of payment to the Notes or in the case of a Guarantor, senior to the Guarantee executed by the Guarantor.

  Repurchase of Notes at the Option of the Holder Upon a Change of Control

     In the event that a Change of Control has occurred, each Holder of Notes will have the right, at such Holder's option, pursuant to an irrevocable and unconditional offer by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such Holder's Notes on a date that is no later than 30 Business Days after the occurrence of such Change of Control (the "Change of Control Payment Date"), at a Cash price (the "Change of Control Offer Price") equal to 101% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the purchase date. The Change of Control Offer shall remain open for 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company must purchase all Notes tendered in response to the Change of Control Offer.

     On or before the Change of Control Payment Date, the Company must (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender or Cash Equivalents (other than Credit Facility Notes or Senior Notes or Notes) sufficient to pay the Change of Control Offer Price (together with accrued and unpaid interest and Liquidated Damages if any) of all Notes so tendered and
(iii) deliver to the Trustee Notes so accepted together with an Officers Certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to the Holders of Notes so accepted payment in an amount equal to the Change of Control Offer Price (together with accrued and unpaid interest and Liquidated Damages if any), the Guarantor shall endorse and the Trustee will promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Offer Period expires.

     The Change of Control purchase feature of the Notes may make more difficult or discourage a takeover of the Company, and, thus, the removal of incumbent management.

     The phrase "all or substantially all" of the assets of the Company as used in the Indenture has no clearly established meaning under New York law (which governs the Indenture), has been the subject of limited judicial interpretation in few jurisdictions and will be interpreted based upon the particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of the Company has occurred and therefore whether a Change of Control has occurred. Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws.

     The repurchase by the Company of the Notes upon a Change of Control could violate and result in a default under the Credit Facility, the Senior Indenture or other Indebtedness of the Company or its Subsidiaries, even if a Change of Control, in and of itself, would not cause a default. Any such default would likely give the lenders under the Credit Facility or the holders of the Senior Notes the right to proceed against any collateral securing the Indebtedness thereunder. In any event, such lenders would likely have the right to seek repayment of such Indebtedness at least on a Pari Passu basis with the Notes. There can be no assurance that the Company will have sufficient financial resources to effect a repurchase pursuant to a Change of Control Offer.

  Limitation on Sale of Assets and Subsidiary Capital; Event of Loss

     (a) The Indenture provides that, other than upon an Event of Loss, neither the Company nor any of its Subsidiaries will, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including, without limitation, upon any sale or other transfer or issuance of any Capital of any Subsidiary or any sale and leaseback transaction, whether by the Company or any such Subsidiary, or through the issuance, sale or transfer of Capital by a Subsidiary (an "Asset Sale"), unless (1) the Company complies with the provisions described in paragraph (e) below regarding the proceeds of such Asset Sale, (2) at least eighty percent (80%) of the consideration for such conveyance, sale, transfer or other disposition or issuance (other than assumption of trade Indebtedness) consists of U.S. Legal Tender or Cash Equivalents; provided, however, that for purposes of this clause (2), the assumption of Indebtedness of the Company or a Subsidiary that is senior to or Pari Passu with the Notes shall be deemed to be Cash Equivalents if the Company, such Subsidiary and all other Subsidiaries of the Company, to the extent any of the foregoing are liable with respect to such Indebtedness, are expressly released from all liability for such Indebtedness by the holder thereof in connection with such Asset Sale, and any securities or notes received by the Company or such Subsidiary from such transferee that are converted by the Company or such Subsidiary into U.S. Legal Tender or Cash Equivalents within ten (10) Business Days of the date of such Asset Sale shall be deemed to be Cash Equivalents, (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale and (4) the Board of Managers of the Company determines in good faith that the Company or such Subsidiary, as applicable, receives not less than fair market value for such Asset Sale.

     (b) Notwithstanding the provisions described in paragraph (a) above:

          (i) the Company and its Subsidiaries may in the ordinary course of business, convey, sell, lease, transfer, assign or otherwise dispose of assets acquired and held for resale in the ordinary course of business;

          (ii) the Company and its Subsidiaries may convey, sell, lease, transfer or otherwise dispose of assets pursuant to and in accordance with the provisions described under "Limitation on Consolidation, Merger and Sale of Assets" below;

          (iii) the Company and its Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary, as applicable; and

          (iv) the Company and its Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets to the Company or any of its Subsidiaries.

     The transactions described in this paragraph (b) will not be deemed an Asset Sale for purposes of these limitations.

     (c) The "Asset Sale Event of Loss Offer Amount" equals the cumulative total of: (x) the product of (A)(1) the Net Cash Proceeds of all Asset Sales that have occurred more than two hundred seventy (270) days prior to the date of determination of such Asset Sale Event of Loss Offer Amount, minus (2) the sum of the Net Cash Proceeds of any of such Asset Sales that, within two hundred seventy (270) days of such Asset Sale, are (i) invested in assets or property that is part of a Related Business of the Company or one of its Subsidiaries,
(ii) used to retire Indebtedness outstanding under the Credit Facility if, concurrently therewith, the amount of such Indebtedness permitted pursuant to the provisions described in paragraph (g) of "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital" (below) is permanently reduced by the amount so retired (and any related revolving or multiple advance arrangement is permanently reduced by a corresponding amount), (iii) used to retire Indebtedness outstanding under the Senior Indenture, or (iv) or used to retire Indebtedness secured by the assets sold (if required by its terms as a result of the applicable Asset Sale), and any related revolving or multiple advance arrangement is permanently reduced by a corresponding amount, and pay related fees and reasonable expenses, multiplied by (B) a fraction, the numerator of which is the aggregate principal amount of the Notes outstanding on the date of such Asset Sale and the denominator of which is the sum of (1) the aggregate principal amount of the Notes outstanding on the date of such Asset Sale, plus (2) the aggregate principal amount of any other Indebtedness of the Company or its Subsidiaries existing on the date of such Asset Sale that (w) is not retired under clause (A)(2)(ii) or (iii) of this sentence, (x) is Pari Passu with the Senior Notes, (y) is not assumed by the transferee in such Asset Sale with a concurrent release in full of the Company and its Subsidiaries therefrom, and (z) pursuant to the instruments relating thereto, is required to be repaid with the proceeds from such Asset Sale; plus (y) the product of (A)(1) the Net Cash Proceeds from all Events of Loss, the Net Cash Proceeds of which have been received more than two hundred seventy (270) days prior to the date of determination of such Asset Sale Event of Loss Offer Amount, minus (2) the sum of the amounts that, within two hundred seventy (270) days after the receipt of the Net Cash Proceeds from any such Event of Loss, are (i) invested in assets or property that is part of a Related Business of the Company or one of its Subsidiaries, (ii) used to retire Indebtedness outstanding under the Credit Facility if, concurrently therewith, the amount of such Indebtedness permitted pursuant the provisions described in paragraph (g) of "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital" (below) is permanently reduced by the amount so retired (and any related revolving or multiple advance arrangement is permanently reduced by a corresponding amount), (iii) used to retire Indebtedness outstanding under the Senior Indenture, or (iv) used to retire Indebtedness secured by the assets to which such Event of Loss relates (if required by its terms as a result of the applicable Event of Loss) and any related revolving or multiple advance arrangement is permanently reduced by a corresponding amount, and pay related fees and reasonable expenses, multiplied by (B) a fraction, the numerator of which is the aggregate principal amount of the Notes outstanding on the date of such Event of Loss and the denominator of which is the sum of (1) the aggregate principal amount of the Notes outstanding on the date of such Event of Loss, plus (2) the aggregate principal amount of any other Indebtedness of the Company or its Subsidiaries existing on the date of such Event of Loss that (x) is not retired under clause (A)(2)(ii) or (iii) of this sentence, (y) is Pari Passu with the Senior Notes and, (z) pursuant to the instruments relating thereto, is required to be repaid with the proceeds of such Event of Loss; provided, however that with respect to any Asset Sale consisting of the conveyance, sale, transfer, assignment or other disposition, directly or indirectly, either (N) by the Guarantor of its Casino or (M) by the Company or by any Subsidiary of the Company of Capital of the Guarantor, the term "Asset Sale Event of Loss Offer Amount" relating to such Asset Sale shall mean 100% of the Net Cash Proceeds from such Asset Sale minus the sum of the amounts that, within two hundred seventy (270) days of such Asset Sale, are used as described in clause
(A)(2)(ii) or (A)(2)(iii) or (A)(2)(iv) above, so that, following any Asset Sale described in this proviso, the Net Cash Proceeds resulting from such Asset Sale may be invested in assets or property that is part of a Related Business of the Company or one of its Subsidiaries only after the completion of an Asset Sale Event of Loss Offer for an Asset Sale Event of Loss Offer Amount (as defined in this proviso).

     (d) For the purposes of these provisions, "Minimum Accumulation Date" means each date on which the accumulated Asset Sale Event of Loss Offer Amount exceeds ten million dollars ($10 million).

     (e) Not later than ten (10) Business Days after each Minimum Accumulation Date, the Company must commence an offer (an "Asset Sale Event of Loss Offer") to the Holders to purchase on a pro rata basis, for Cash, Notes having a principal amount equal to the accumulated Asset Sale Event of Loss Offer Amount at a purchase price (the "Asset Sale Event of Loss Offer Price") of one hundred percent (100%) of principal amount, together with accrued and unpaid interest and Liquidated Damages to the date of payment (the "Asset Sale Event of Loss Purchase Date"). Notice of an Asset Sale Event of Loss Offer shall be sent twenty (20) Business Days prior to the close of business on the Asset Sale Event of Loss Put Date (as defined below), by first-class mail, by the Company to each Holder at its registered address, with a copy to the Trustee. Each Asset Sale Event of Loss Offer will remain open for twenty (20) Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law. The notice to the Holders must contain all information, instructions and materials required by applicable law or otherwise material to such Holders' decision to tender Notes pursuant to the Asset Sale Event of Loss Offer. The notice, which, to the extent consistent with the Indenture, shall govern the terms of an Asset Sale Event of Loss Offer, must state that: (1) the Asset Sale Event of Loss Offer is being made pursuant to such notice and the Indenture; (2) the Asset Sale Event of Loss Offer Amount, the Asset Sale Event of Loss Offer Price (including the amount of accrued and unpaid interest), the date by which the Holders must put their Notes (which date shall be on or prior to thirty (30) Business Days following the Minimum Accumulation Date); (3) any Note or portion thereof not tendered or accepted for payment will continue to accrue interest if interest is then accruing; (4) unless the Company defaults in depositing U.S. Legal Tender with the Paying Agent (which may not for these purposes be the Company or any Affiliate of the Company) in accordance with the relevant provisions of the Indenture, any Note, or portion thereof, accepted for payment pursuant to an Asset Sale Event of Loss Offer shall cease to accrue interest after the Asset Sale Event of Loss Purchase Date; (5) Holders electing to have a Note, or portion thereof, purchased pursuant to an Asset Sale Event of Loss Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent (which may not for purposes of these provisions, notwithstanding any other provision of the Indenture, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the third Business Day prior to the Asset Sale Event of Loss Purchase Date (the "Asset Sale Event of Loss Put Date"); (6) Holders will be entitled to withdraw their elections, in whole or in part, if the Paying Agent receives, up to the close of business three Business Days prior to the Asset Sale Event of Loss Put Date, as applicable, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the Note number, if in definitive form, the principal amount of the Notes the Holder is withdrawing and a statement containing a facsimile signature and stating that such Holder is withdrawing such Holder's election to have such principal amount of Notes purchased; (7) if Notes in a principal amount in excess of the principal amount of Notes to be acquired pursuant to the Asset Sale Event of Loss Offer are tendered and not withdrawn, the Company shall purchase Notes on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of one thousand dollars ($1,000) or integral multiples of one thousand dollars ($1,000) shall be acquired); (8) Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and (9) the circumstances and relevant facts regarding such Asset Sale or Event of Loss, as applicable. Any such Asset Sale Event of Loss Offer shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of the Indenture that conflict with such laws shall be deemed to be superseded by the provisions of such laws. On or before an Asset Sale Event of Loss Purchase Date, the Company must (i) accept for payment Notes or portions thereof properly tendered pursuant to the Asset Sale Event of Loss Offer (on a pro rata basis if required pursuant to clause (7) above), (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Asset Sale Event of Loss Offer Price for all Notes or portions thereof so accepted and
(iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate setting forth the Notes or portion thereof being purchased by the Company. The Paying Agent will promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Asset Sale Event of Loss Offer Price for such Notes, and the Trustee will promptly authenticate and mail or deliver to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted must be promptly mailed or delivered by the Company to the Holder thereof.

     (f) If the amount required to acquire all Notes tendered by Holders pursuant to an Asset Sale Event of Loss Offer (the "Acceptance Amount") shall be less than the Asset Sale Event of Loss Offer Amount for such Asset Sale Event of Loss Offer, the excess of such Asset Sale Event of Loss Offer Amount over the Acceptance Amount may be used by the Company for general corporate purposes without restriction, unless otherwise restricted by the other provisions of the Indenture. Upon consummation of any Asset Sale Event of Loss Offer made in accordance with the terms of paragraph (e) above, the accumulated Asset Sale Event of Loss Offer Amount as of the Minimum Accumulation Date shall be reduced to zero and accumulations shall be deemed to recommence from the day next following such Minimum Accumulation Date.

  Maintenance of Insurance

     The Indenture provides that, from and at all times after the Issue Date, the Company and its Subsidiaries must have in effect customary property and comprehensive general liability insurance coverage on terms and in an amount reasonably sufficient (taking into account, among other factors, the creditworthiness of the insurer) to avoid a material adverse change in the financial condition or results of operation of the Company and its Subsidiaries, taken as a whole.

  Limitation on Transactions with Affiliates

     The Indenture provides that neither the Company nor any of its Subsidiaries will be permitted after the Issue Date to enter into any contract, arrangement, understanding or transaction with an Affiliate (an "Affiliate Transaction") or series of related Affiliate Transactions involving consideration to either party in excess of $5.0 million except for transactions (i) approved by a majority of the disinterested (as to such transaction) members of the Board of Managers of the Company and evidenced by an Officers Certificate addressed and delivered to the Trustee stating that such Affiliate Transaction has been so approved and is made in good faith and that the terms of such Affiliate Transaction are fair and reasonable to the Company and such Subsidiaries, as the case may be, and (ii) regarding which the Company has obtained prior to the consummation thereof, a favorable written opinion as to the fairness of such transaction to the Company and such Subsidiaries, as the case may be, from a financial point of view from an independent investment banking firm of national reputation. Notwithstanding the foregoing, "Affiliate Transaction," shall not include: (a) payments of reasonable and customary compensation, Managers fees and indemnities of Managers, officers and employees, (b) Restricted Payments permitted under the covenant "Limitation on Restricted Payments" described above (including transactions which are permitted because they are excluded from the definition of the term "Restricted Payment" or the definitions of terms used in the definition of "Restricted Payment"), (d) transactions solely between the Company and RPG or an Additional Guarantor (the "Subsidiary Guarantor") or among any Subsidiary Guarantors, (e) the Intercompany Notes, (f) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the usual and customary practice of the gaming industry in the United States and (g) transactions permitted pursuant to paragraph (b) or (c) of the definition of Permitted Indebtedness.

  Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

     The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, create, assume or suffer to exist any consensual encumbrance or restriction on the ability of any Subsidiary to pay dividends or make other distributions to, or to pay any obligation (including, without limitation, in respect of the Guarantee) to, or to otherwise transfer assets or make or pay loans or advances to, the Company or any of its Subsidiaries, except
(a) reasonable and customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practices, (b) restrictions imposed by applicable law, (c) restrictions under any Acquired Indebtedness or any agreement relating to any property, asset or business acquired by the Company or any of its Subsidiaries, which restrictions existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any person, other than the person acquired or to any property, asset or business other than the property, assets and business so acquired, (d) restrictions with respect solely to a Subsidiary of the Company imposed pursuant to a binding agreement (subject only to reasonable and customary closing conditions and termination provisions) that has been entered into for the sale or disposition of all or substantially all of the Capital or assets to be sold of such Subsidiary, provided such restrictions apply solely to the Capital or assets to be sold of such Subsidiary, and such sale or disposition is permitted under the covenant "Limitation on Sale of Assets and Subsidiary; Event of Loss," (e) reasonable and customary restrictions on transfers of collateral imposed in connection with Liens securing Indebtedness, to the extent such Liens are permitted by the covenant "Liens" and to the extent such Indebtedness is permitted by the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital," and (f) replacements of restrictions imposed pursuant to clause (c) and this clause (f) that are not more restrictive than those being replaced and do not apply to any additional property or assets.

  Liens

     The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, create, grant, assume, incur or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, or any income or profits therefrom, securing Indebtedness, other than:
(i) Permitted Liens; (ii) Liens securing Indebtedness incurred in accordance with clause (c) of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital;" (iii) Liens securing Refinancing Indebtedness in accordance with clause (e) of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital" but only if such Liens have the same relative priority and do not extend to any property or assets other than the property or assets permitted to be subject to the Liens securing the Indebtedness being refinanced; (iv) Liens securing Indebtedness incurred in accordance with clause (g) of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital" and Liens securing any increases in the amount of Indebtedness under the Credit Facility above the amount of Indebtedness permitted under clause (g) but only to the extent that the increase in such Indebtedness is permitted under clause (a) of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital" at the time of the incurrence of such additional Indebtedness; and (v) Liens in favor of the Company. Notwithstanding the foregoing, the Company may not and may not permit any Subsidiary to, directly or indirectly, create, grant, assume, incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets, whether now owned or hereafter acquired, securing any Indebtedness which is subordinated in right of payment or upon liquidation to the Notes.

  Limitation on Consolidation, Merger and Sale of Assets

     The Indenture provides that neither the Company nor any Subsidiary may consolidate with or merge with or into another person or, directly or indirectly, sell, lease or convey all or substantially all of its assets, whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless (i) if the transaction involves the Company or the Guarantor, either (a) the Company or the Guarantor, as the case may be, is the continuing entity, and in the case of the Guarantor, (1) the Guarantor remains a Subsidiary of the Company and (2) the Guarantee remains in full force and effect and the rights of the Holders thereunder and under the Notes and the Indenture are not adversely affected as a result thereof, or (b) the resulting, surviving or transferee entity is a person organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the Obligations of the Company or the Guarantor, as the case may be, in connection with the Notes, the Indenture, if applicable, and the Guarantee, and the rights of the Holders under the Notes, the Indenture, if applicable, and the Guarantee are not adversely affected as a result thereof; (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction; (iii) other than in the case of a transaction between the Company and a wholly-owned Subsidiary or between wholly-owned Subsidiaries of the Company, immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the consolidated surviving or transferee entity is at least equal to the Consolidated Net Worth of the Company or such Subsidiary, as the case may be, immediately prior to such transaction; (iv) other than in the case of a transaction solely between the Company and any wholly-owned Subsidiary or between wholly-owned Subsidiaries of the Company, the consolidated surviving or transferee entity would, immediately after giving effect to such transaction on a pro forma basis, be permitted to incur at least $1.00 of additional Indebtedness pursuant to clause (ii) of paragraph (a) under the caption "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital;" (v) such transaction will not result in the loss of any material gaming license; and (vi) the Company has delivered to the Trustee an opinion of counsel reasonably satisfactory to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such transaction and will be subject to federal income tax in the same manner and at the same times as would have been the case if such transaction had not occurred. Notwithstanding the foregoing, a Subsidiary shall not be subject to the foregoing restrictions in circumstances involving the disposition by the Company of such Subsidiary or a disposition of all or substantially all of the assets of such Subsidiary in a transaction that is not prohibited by the covenant "Limitation on Sale of Assets and Subsidiary Capital; Event of Loss," so long as such Subsidiary does not account for all or substantially all the assets of the Company.

     Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company or the Guarantor that is subject to the foregoing restrictions, the successor corporation formed by such consolidation or into which the Company or the Guarantor, as the case may be, is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company, or the Guarantor, as the case may be, under the Indenture and the Notes (including, without limitation, the Guarantee) with the same effect as if such successor corporation had been named therein as the Company, or the Guarantor, as the case may be, and the Company or the Guarantor, as the case may be, will be released from its obligations under the Indenture, the Notes and the Guarantee, as applicable except as to any obligations that arise from or as a result of such transaction.

  Limitation on Lines of Business

     The Indenture provides that neither the Company nor any of its Subsidiaries may directly or indirectly engage to any substantial extent in any line or lines of business activity other than in a Related Business.

  Limitation on Status as Investment Company

     The Indenture prohibits the Company and its Subsidiaries from becoming an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act.

  Additional Subsidiary Guarantors

     The Company must cause (i) each of its current Subsidiaries which operates a Casino or a Related Business and which becomes a wholly-owned Subsidiary after the Issue Date and any other wholly-owned Subsidiary created or acquired after the Issue Date which operates a Casino or Related Business and (ii) each Subsidiary that executes a guarantee of Indebtedness of the Company that is unsecured and Pari Passu or subordinate to the Notes (each, an "Additional Guarantor") to execute a supplemental indenture and guarantee providing that such Additional Guarantor guarantees the obligations of the Company in accordance with the terms of the Guarantee and that all the terms and conditions of the Indenture applying to the Guarantor shall apply with the same effect to such Additional Guarantor or Additional Guarantors; provided, however, that a Guarantee executed by a Subsidiary pursuant to clause (ii) hereof shall have the same relative ranking with respect to the guarantee initially executed by such Subsidiary as the Notes have to the Indebtedness initially guaranteed by such Subsidiary. The obligations of any potential Additional Guarantor to execute a Guarantee will be subject to the receipt of any approval required by any Gaming Authority or any other Governmental Authority, which the Company and its Subsidiaries must use their best efforts to obtain.

REPORTS

     To the extent permitted by applicable law or regulation, whether or not the Company is subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company must file with the Commission all quarterly and annual reports and such other information, documents or other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) required to be filed pursuant to such provisions of the Exchange Act. The Company must file with the Trustee, within 5 days after it files the same with the Commission, copies of the quarterly and annual reports and the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that it is required to file with the Commission pursuant to this covenant. The Company must also comply with the other provisions of TIA sec. 314(a). If the Company is not permitted by applicable law or regulations to file the aforementioned reports, the Company (at its own expense) must file with the Trustee and mail, or cause the Trustee to mail, to Holders at their addresses appearing in the register of Notes at the time of such mailing within 5 days after it would have been required to file such information with the Commission, all information and financial statements, including any notes thereto and with respect to annual reports, an auditors report by an accounting firm of established national reputation, and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to the disclosure that the Company would have been required to include in annual and quarterly reports, information, documents or other reports, including, without limitation, reports on Forms 10-K, 10-Q and 8-K, if the Company was subject to the requirements of such
Section 13 or 15(d) of the Exchange Act.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture defines an Event of Default as (i) the failure by the Company to pay any installment of interest on the Notes or Liquidated Damages as and when due and payable and the continuance of any such failure for 30 days, (ii) the failure by the Company to pay all or any part of the principal of or premium, if any, on the Notes when and as the same become due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, pursuant to any Offer to Purchase, or otherwise, (iii) the failure by the Company or the Guarantor to observe or perform any other covenant or agreement contained in the Notes, the Indenture, the Registration Rights Agreement or the Guarantee and the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding, (iv) the Guarantee or any guarantee of an Additional Guarantor shall be held in any judicial proceeding to be unenforceable or invalid in any material respect or shall cease for any reason to be in full force and effect in any material respect or the Guarantor or any Additional Guarantor or Additional Guarantors, which individually or in the aggregate constitute a Significant Subsidiary, or any Person acting by or on behalf of the Guarantor or any Additional Guarantor or Additional Guarantors, which individually or in the aggregate constitute a Significant Subsidiary, shall deny or disaffirm its Obligations under the Guarantee and the

Guarantor or Additional Guarantor shall not, in the case of a judgment, procure a stay of execution of such judgment within 60 days of the occurrence thereof and within such 60 day period, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, (v) certain events of bankruptcy, insolvency or reorganization in respect of the Company, any of its Subsidiaries that individually or as a group constitute a Significant Subsidiary, (vi) a default in the payment of principal, premium or interest when due which extends beyond any stated period of grace applicable thereto or an acceleration for any other reason of the maturity of any Indebtedness of the Company or any of its Subsidiaries with an aggregate principal amount in excess of $10 million (other than Indebtedness of the Company to a Subsidiary of the Company or of a Subsidiary of the Company to the Company or another Subsidiary of the Company),
(vii) final, non-appealable, unsatisfied judgments not covered by insurance aggregating in excess of $10 million, at any one time being rendered against the Company or any of its Subsidiaries and not stayed, bonded or discharged within 60 days, and (viii) the suspension or loss of the legal right of the Company or any of its Subsidiaries to operate the gaming establishment included within any Casino and such suspension or loss continuing for more than 90 days. The Indenture provides that if a Default occurs and is continuing, the Trustee must, within 10 days after the occurrence of such default, give to the Holders notice of such default. Except in the case of a Default in payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the best interest of the Holders.

     If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (v) of the preceding paragraph), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal and accrued interest thereon to be due and payable immediately. If an Event of Default specified in clause (v) in the preceding paragraph occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of Trustee or the Holders. The Holders of no less than a majority in aggregate principal amount of the Notes at the time outstanding generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Notes which have become due other than by such acceleration, have been cured or waived.

     Prior to the declaration of acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may waive on behalf of all the Holders any default, except a default in the payment of principal of or interest on any Note not yet cured, or a default with respect to any covenant or provision that cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. The Indenture provides that the Company must file annually with the Trustee a certificate as to the performance by the Company of certain of the obligations under the Indenture and as to any default in such performances.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option at any time elect to have the obligations of the Company discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented, and the Indenture shall cease to be of further effect as to all outstanding Notes except as to (i) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, from the funds in the defeasance trust; (ii) the Company's obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust; (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, U.S. Legal Tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, interest and Liquidated Damages, if any, on such Notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such Notes, and the Trustee on behalf of the Holders must have a valid, perfected, exclusive security interest in such trust; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance has not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to such Trustee confirming that the Holders of such Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an Officers Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such Notes over any other creditors of the Company or others; and (vii) the Company shall have delivered to the Trustee an Officers Certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been met.

AMENDMENTS AND SUPPLEMENTS

     Except as provided below, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), the Company and the Trustee are permitted to amend or supplement the Indenture or any supplemental indenture or modify the rights of the Holders. Notwithstanding the foregoing, without the consent of the Holders of not less than two-thirds in aggregate principal amount of the Notes at any time outstanding, no amendment or waiver of the Indenture may change any provision relating to (i) Events of Default or remedies, or (ii) the maturity of any Note (except for changes relating to the Stated Maturity, which require the consent of each Holder). Without the consent of each Holder affected thereby, no amendment or waiver of the Indenture may: (i) change the Stated Maturity of any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or alter the redemption thereof (including any price to be paid by the Company upon any redemption) in a manner adverse to any Holder, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), (ii) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture, (iii) change the provisions described above under the caption "Repurchase of Notes at the Option of the Holder Upon a Change of Control" or in the Summary of the Notes under the caption "Mandatory Redemption" in a manner that adversely affects the rights of any Holder of Notes, or (iv) change the terms of any Asset Sale Event of Loss Offer in a manner that adversely affects the rights of any Holder of Notes.

     Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes, among other purposes, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's Obligations to Holders of the Notes in the case of a merger or consolidation, to release the Guarantee of a Subsidiary that is sold in accordance with the provisions described in "Certain Covenants -- Limitation on Sale of Assets and Subsidiary Capital; Event of Loss," to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not materially adversely affect the legal rights under the Indenture of any Holder, to comply with the Trust Indenture Act, or to set out the form of the New Notes and to set forth such other matters as may be necessary or desirable in connection with the Exchange Offer.

SATISFACTION AND DISCHARGE

     The Indenture will cease to be of further effect when either (a) all such outstanding Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation or (b) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity of the Notes; (ii) the Company has paid all other sums payable under the Indenture; and (iii) the Company has delivered to the Trustee an officers certificate and an opinion of counsel each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

NO PERSONAL LIABILITY OF EQUITYHOLDERS, EMPLOYEES, OFFICERS OR DIRECTORS

     The Indenture provides that no direct or indirect equityholder, incorporator, employee, officer, manager or director, as such, past, present or future of the Company, the Guarantor or any successor entity shall have any personal liability in respect of the Obligations of the Company or the Guarantor under the Indenture or the Notes by reason of his, her or its status as such equityholder, incorporator, employee, officer, manager or director. Notwithstanding the foregoing, the holders of the Notes preserve any personal claims that they have for fraud, liabilities under the Securities Act and the Exchange Act, and other liabilities that cannot be waived under applicable Federal and state laws in connection with the purchase and exchange of the Notes.

CERTAIN DEFINITIONS

     "Acquired Indebtedness" means, with respect to a person, Indebtedness of another person existing at the time such person becomes a Subsidiary of the subject person or is merged or consolidated into or with the subject person or one of its Subsidiaries, and not incurred in connection with or in anticipation of, such merger or consolidation or such other person becoming a Subsidiary of such subject person.

     "Additional Guarantor" has the meaning specified in the covenant "Additional Subsidiary Guarantors."

     "Adjusted Consolidated Net Income" means, with respect to any period, Consolidated Net Income for such period, minus (i) 100% of the amount of any writedowns, writeoffs or negative extraordinary charges not otherwise reflected in Consolidated Net Income during such period and minus (ii) Permitted Tax Distributions for such period.

     "Affiliate" means (i) any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any of its Subsidiaries, including, without limitation, Mr. Binion and Phyllis Cope,
(ii) any spouse, immediate family member or other relative of any person described in clause (i) above, (iii) any trust in which any person described in clause (i) or (ii) above has a beneficial interest, and (iv) any trust established by any person described in clause (i) or (ii) above, whether or not such person has a beneficial interest in such trust. For purposes of this definition, the term "control" means (a) the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, or (b) the beneficial ownership of 10% or more of any class of voting Capital of a person unless some other person beneficially owns a greater percentage of any class of voting Capital of such person.

     "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the product of the number of years from the date of determination to the date of each successive scheduled principal (or redemption) payment of such security or instrument multiplied by the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

     "B&O" means B&O Development Limited Partnership, a Nevada limited partnership.

     "Binion Partners" means (i) Mr. Binion and Phyllis Cope, (ii) any spouse, immediate family member or other relative of any person described in clause (i) above, (iii) any trust in which any person in clause (i) or (ii) above has a beneficial interest, (iv) any trust established by any person described in clause (i) or (ii) above, whether or not such person has a beneficial interest in such trust or (v) any entity (other than the Company and its Subsidiaries) controlled by any of the persons or entities described in clause (i), (ii),
(iii) or (iv) above or a combination thereof which holds Capital of, or any other direct interest in, a Subsidiary of the Company.

     "Binion Partners Escrow Agreement" means the escrow agreement, dated the Issue Date, among Jack Binion, B&O, JBB Gaming L.L.C., the Trustee, the Credit Facility Purchasers and the Company, as the same may be amended or modified from time to time in accordance with its terms.

     "Board of Managers" means, with respect to any person that is a limited liability company, either the sole Manager of such person or, if there is more than one Manager, the Managers of such person, acting as a group, or any committee of Managers of such person authorized, with respect to any particular matter, to exercise the power of the Managers.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York or Los Angeles, California are authorized or obligated by law or executive order to close.

     "Capital" means, (i) with respect to any corporation, any and all shares of stock issued by that corporation and (ii) with respect to any other person, any partnership interest, joint venture interest, limited liability company member interest or other form of equity sharing or participation interest, as applicable and (iii) warrants, options, participations or other equivalents of or interests (however designated) in any of the items described in clause (i) or
(ii) above.

     "Capitalized Lease Obligation" means rental obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

     "Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the Untied States of America is pledged in support thereof), (ii) time deposits and certificates of deposit having a maturity not greater than one year of any domestic commercial bank, or U.S. branch of a foreign bank, of recognized standing having capital and surplus in excess of $500 million, and time deposits and certificates of deposit having a maturity not greater than one year of other banks located in jurisdictions where the Company and its Subsidiaries do business; provided, however, the aggregate amount of all time deposits and certificates of deposit of such other banks may not exceed $5.0 million, (iii) commercial paper rated at the time of purchase at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and maturing within one year after the date of acquisition, (iv) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (v) marketable obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing, or payable at the demand of the holder thereof, within one year from the date of acquisition thereof and, at the time of acquisition, having one of the three highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (vi) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (v) above, including, to the extent such funds meet the above criteria, funds for which the Trustee acts as an investment advisor; (vii) Credit Facility Notes; (viii) Senior Notes; and (ix) Notes.

     "Casino" means any gaming establishment and other property or assets directly ancillary thereto or used in connection therewith, including any building, restaurant, hotel, theater, parking facilities, retail shops, land, golf courses and other recreation and entertainment facilities, marina, vessel, barge, ship and equipment.

     "Commission" means the Securities and Exchange Commission.

     "Consolidated Coverage Ratio" of any person on any date of determination (the "Transaction Date") means, the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such person (in the case of the Company, Adjusted Consolidated EBITDA) attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of prior to the Transaction Date) to (b) the aggregate Consolidated Fixed Charges of such person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of prior to the Transaction Date but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, however, that for purposes of such calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be given pro forma effect as if they had occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be given pro forma effect as if they had occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be given pro forma effect as if they had occurred on the first day of such Reference Period, and (iv) the Consolidated Fixed Charges of such person attributable to any Indebtedness or any Disqualified Capital bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such person or any of its Subsidiaries is a party to an Interest Swap and Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction
Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

     "Consolidated Debt" means, with respect to any person, as of a specific date, all Indebtedness of such person and its Consolidated Subsidiaries as of such date, determined in accordance with GAAP.

     "Consolidated Depreciation and Amortization" for any person for any period means the total depreciation and amortization for such person and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP.

     "Consolidated EBITDA" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) Consolidated Income Tax

Expense, (ii) Consolidated Depreciation and Amortization Expense, (iii) Consolidated Fixed Charges, (iv) Consolidated Preopening Expenses and (v) minority interest in income of Consolidated Subsidiaries and adjusted to deduct therefrom minority interest in the losses of Consolidated Subsidiaries; provided that for purposes of this clause (v) there shall be excluded from the definition of income and loss (only to the extent included in computing such net income (or loss) and without duplication) the items described in clauses (a), (b), (c), (d) and (e) of the definition of Consolidated Net Income.

     "Consolidated Fixed Charges" of any person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expense of such person for such period, whether expensed or capitalized, paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations), of such person and its Consolidated Subsidiaries during such period, including, without limitation, to the extent such expense was deducted in computing Consolidated Net Income for such period (i) amortization of original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations that constitute Indebtedness, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers acceptances and letter of credit financings and Interest Swap and Hedging Obligations, and (b) the amount of dividends payable, whether expensed or capitalized, paid or accrued, by such person or any of its Consolidated Subsidiaries in respect of Disqualified Capital (other than by Subsidiaries of such person to such person or such person's wholly-owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guarantee by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

     "Consolidated Income Tax Expense" for any person for any period means the total net income tax expense for such person and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any person for any period, the net income (or loss) of such person and its Consolidated Subsidiaries (determined in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains and losses which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including, without limitation, from the sale of assets outside of the ordinary course of business, from the issuance or sale of any Capital or from the repayment, cancellation or redemption of Indebtedness), (b) the net income, if positive, of any person, other than a Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a Consolidated Subsidiary of such person during such period, but not in excess of such person's pro rata share of such person's net income for such period, (c) the net income (or loss) of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (d) the net income, if positive, of any of such person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, law, statute, rule or governmental regulation (other than any Gaming Law that is generally applicable to all persons operating Casinos through Subsidiaries in any jurisdiction in which the Company or such Subsidiary is conducting business so long as there is in effect no specific order, decree or other prohibition pursuant to such Gaming Law in such jurisdiction limiting the payment of a dividend or similar distribution by such a Consolidated Subsidiary) applicable to such Consolidated Subsidiary and (e) the cumulative effect of a change in accounting principles.

     "Consolidated Net Worth" of any person at any date means the aggregate of capital, surplus and retained earnings of such person and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity) and without duplication (a) the amount of capital, surplus and accrued but unpaid dividends attributable to any Disqualified Capital or treasury Capital of such person or any of its Consolidated

Subsidiaries, and (b) all upward reevaluations and other write-ups in the book value of any asset of such person or a Consolidated Subsidiary of such person subsequent to the Issue Date.

     "Consolidated Preopening Expenses" means those costs incurred prior to the commencement of a new operation, including payroll, consulting fees, legal expenses, licensing, supplies, travel, printing, relocation expense, temporary housing and other similar expenses, that are not required, in accordance with GAAP, to be capitalized or expensed when incurred but are acceptable in accordance with GAAP to be deferred until the new operation commences.

     "Consolidated Subsidiary" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

     "Credit Facility" means the credit agreement, dated as of October 10, 1995, among the Company, the Guarantor and the Credit Facility Purchasers, and any other credit arrangements that are either Pari Passu with the Credit Facility or subordinated to the Notes that together (subject to the succeeding sentence) provide for no greater than an aggregate of $150.0 million in Indebtedness or any substitute therefor, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such Credit Facility and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time (subject, in the case of any increase in the Indebtedness under the Credit Facility, to the proviso in clause (iii) of the succeeding sentence) whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof (including without limitation any amendment thereof to provide for a revolving loan facility); provided, however, that no entity shall be admitted as the agent, manager or majority participant in respect of the Credit Facility unless such entity is a bank, savings association or other financial institution subject to regulation by federal or state regulatory authorities, a foreign financial institution subject to equivalent regulation by foreign regulatory authorities, or a foreign or domestic institutional lender engaged in the ordinary course of its business in lending activities similar to the Credit Facility and having assets of at least $500 million. Without limiting the generality of the foregoing, the term "Credit Facility" shall include agreements in respect of Interest Swap and Hedging Obligations and Currency Exchange Protection Agreements with lenders party to the Credit Facility and (subject, in the case of any increase in the Indebtedness under the Credit Facility, to the proviso in clause (iii) below) shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to the Credit Facility and all refundings, refinancings and replacements of the Credit Facility, and all refundings, refinancings and replacements thereafter, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby,
(ii) adding or deleting borrowers, issuers or guarantors thereunder, so long as such borrowers, issuers and guarantors include one or more of the Company and its Subsidiaries and their respective successors and assigns, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, however, that on the date such additional Indebtedness is incurred the incurrence thereof is permitted pursuant to paragraph (a) of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital," or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms hereof.

     "Credit Facility Notes" means the Credit Facility Notes issued in accordance with the Credit Facility, as amended or modified from time to time in accordance with the terms thereof.

     "Credit Facility Purchasers" means the purchasers of the senior secured facility notes issued by the Company pursuant to the Credit Facility.

     "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

     "Current Market Price" on any date means the arithmetic mean of the Quoted Price of the Notes for the 20 consecutive trading days commencing 30 days before such date.

     "Designated Senior Debt" means (a) any Indebtedness under the Credit Facility, (b) any Indebtedness under the Senior Indenture and (c) any other Senior Debt permitted to be incurred by the Indenture the principal amount of which is $25 million or more and that has been designated by the Managers as "Designated Senior Debt."

     "Disqualified Capital" means (a) except as provided in (b), with respect to any person, Capital of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Notes and (b) with respect to any Subsidiary of such person (including any Subsidiary of the Company), any Capital other than any common stock or other common equity interest with no special rights and no preferences, privileges, or redemption or repayment provisions; provided that a provision providing for a change of control redemption at the option of the holder that is expressly subordinated to the prior payment of the Notes shall not cause such Capital to be treated as Disqualified Capital. For purposes of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital", the amount of Disqualified Capital of any person shall be the sum of the liquidation payment or maximum redemption price (whichever is higher at the time of measurement) of such Disqualified Capital and, if there are any accrued and unpaid dividends at the time of the measurement of the amount of Disqualified Capital which would be required to be paid upon liquidation or redemption, (without duplication) such accrued but unpaid dividends.

     "Event of Loss" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset; or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Exchange Offer" means the offer by the Company and the Guarantor to exchange the Exchange Notes and Guarantee thereof for the Notes and Guarantee thereof made pursuant to the Registration Rights Agreement.

     "Exchange Notes" means the 9 3/8% Senior Subordinated Notes due 2007 that are identical in all material respects to the Notes issued on the Issue Date and that are issued by the Company in exchange for such Notes.

     "Excluded Person" means (a) the Company or any Subsidiary of the Company,
(b) any employee benefit plan of the Company or any trustee or similar fiduciary holding Capital of the Company for or pursuant to the terms of any such plan,
(c) Mr. Binion, (d) Phyllis Cope and (e) members of the families and Affiliates (where the determination of whether a person is an Affiliate is made without reference to clause (b) of the definition of such term) of the foregoing persons.

     "GAAP"means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession as in effect on the Issue Date.

     "Gaming Authority" means any Governmental Authority with the power to regulate gaming in any Gaming Jurisdiction, and the corresponding Governmental Authorities with the responsibility to interpret and enforce the laws and regulations applicable to gaming in any Gaming Jurisdiction.

     "Gaming Jurisdiction" means any Federal, state or local jurisdiction in which any entity in which the Company has a direct or indirect beneficial, legal or voting interest conducts casino gaming, now or in the future.

     "Gaming Law" means any law, rule, regulation or ordinance governing gaming activities (including, without limitation, the Mississippi Gaming Control Act, the Louisiana Riverboat Economic Development and Gaming Control Act and the Missouri Riverboat Gaming Act, Mo. Rev. Stat. sec. 313.800 et seq., in each case including all amendments or modifications thereof), any administrative rules or regulations promulgated thereunder, and any of the corresponding statutes, rules and regulations in each Gaming Jurisdiction.

     "Governmental Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or a foreign government, any state, any province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, and any Maritime authority.

     "Guarantor" means Robinson Property Group Limited Partnership, a Mississippi limited partnership, and any Additional Guarantor.

     "HE" means Horseshoe Entertainment, a Louisiana Limited Partnership.

     "HE Intercompany Note" means, collectively, the notes issued by HE to the Company in the aggregate amount of up to $300 million.

     "Holder" means the person in whose name a Note is registered on the Registrar's books.

     "Indebtedness" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors that have remained unpaid for greater than 90 days past their original due date or that are being contested in good faith and for which adequate reserves have been made) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors, (iv) evidenced by bankers acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (b) all obligations of such person under Interest Swap and Hedging Obligations; (c) all liabilities of others of the kind described in the preceding clauses (a) or (b) that such person has guaranteed or that is otherwise its legal liability (but only to the extent of the amount actually guaranteed) and all obligations to purchase, redeem or acquire any Capital; (d) all obligations secured by a Lien to which the property or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such person's legal liability, provided, however, that the amount of such obligations shall be limited to the lesser of the fair market value of the assets or property to which such Lien attaches and the amount of the obligation so secured; and (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties.

     "Intercompany Note" means a note issued by a Subsidiary to the Company or another Subsidiary of the Company to evidence Indebtedness by such Subsidiary to the Company or such other Subsidiary the terms of which are no less favorable to the lender thereunder than the Notes are to Holders thereof.

     "Interest Payment Date" means the stated due date of an installment of interest on the Notes.

     "Interest Swap and Hedging Obligation" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

     "Investment" by any person in any other person means (without duplication)
(a) the acquisition by such person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition;
(b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable arising in the ordinary course of business); (c) other than the Guarantee of the Notes and guarantees of other Indebtedness of the Company or any Subsidiary to the extent permitted by the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital", the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person; (d) the making of any capital contribution by such person to another person; or (e) the designation by the Board of Managers of the Company of a person to be an Unrestricted Subsidiary in accordance with the definition of "Unrestricted Subsidiary;" provided that none of the foregoing if effected by the Company with respect to a Subsidiary or by a Subsidiary with respect to the Company or any other Subsidiary shall constitute an "Investment"; provided, further, in the case of any loan from the Company to a Subsidiary or from a Subsidiary to another Subsidiary, such loan shall be evidenced by an Intercompany Note. The Company shall be deemed to make an "Investment" in an amount equal to the fair market value of the net assets of any person, determined by the Board of Managers of the Company in good faith at the time that such person is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or one of its Subsidiaries, shall be deemed an Investment valued at its fair market value, determined by the Board of Managers of the Company in good faith at the time of such transfer.

     "Investor Limited Partners" means Cassandra Piper, Wendell Piper and August Robin, who collectively own 8.08% of the total partnership interests in HE.

     "Issue Date" means the date of first issuance of the Notes under the Indenture.

     "JBB Gaming L.L.C." means JBB Gaming Investments, L.L.C., a Delaware limited liability company.

     "Lien" means any mortgage, lien, pledge, charge, security interest, or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest, and any option or other agreement to give any security interest).

     "Liquidated Damages" means, collectively, damages jointly and severally payable by the Company and the Guarantor to each Holder of the Notes pursuant to the terms of the Registration Rights Agreement.

     "NGCP" means New Gaming Capital Partnership, a Nevada limited partnership.

     "Net Cash Proceeds" means the aggregate amount of U.S. Legal Tender or Cash Equivalents received by the Company, in the case of a sale of Qualified Capital, and by the Company and its Subsidiaries in respect of an Asset Sale or an Event of Loss, plus, in the case of an issuance of Qualified Capital upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt), less, in each case, the sum of all fees, commissions and other expenses incurred in connection with such sale of Qualified Capital, Asset Sale or Event of Loss, and, in the case of an Asset Sale or Event of Loss only, less (i) the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its Subsidiaries in connection with such Asset Sale or Event of Loss, (ii) the amount of any liabilities relating to the assets sold or transferred that are retained by the Company or its Subsidiaries, and (iii) an amount (estimated reasonably and in good faith by the Company) of a reserve for indemnifications and warranties or representations made in connection with such Asset Sale.

     "New Projects" means any new Casino project, inclusive of the proposed Missouri project, for which the Company or a Subsidiary has submitted or has acquired the rights to submit and is pursuing a proposal to any Governmental Authority to develop such Casino project which proposal has not been acted upon by such Governmental Authority.

     "Non-recourse Indebtedness" means Indebtedness of a person to the extent that under the terms thereof (including any related instruments, documents or filings) (i) no personal recourse shall be had against such person for the payment of the principal of or interest or premium on such Indebtedness, and
(ii) enforcement of obligations on such Indebtedness is limited only to recourse against interests in property and assets purchased with the proceeds of the incurrence of such Indebtedness or the Indebtedness refinanced by such Indebtedness and as to which neither the Company nor any Subsidiary provides any guarantee, collateral or other credit support of any kind whatsoever.

     "Note Purchase Agreement" means the Note Purchase Agreement, dated as of June 18, 1997, among the Company, the Guarantor and the purchaser named therein, pursuant to which, together with the Indenture, the Notes are being issued.

     "Notes" means, prior to the consummation of the Exchange Offer, the 9 3/8% Senior Subordinated Notes Due 2007 issued in accordance with the Indenture, and after the consummation of the Exchange Offer, the Notes (if any) and the Exchange Notes, in each case as amended or modified from time to time in accordance with the terms thereof, issued under the Indenture.

     "Obligation" means any principal, premium, interest, penalties, fees, reimbursements, damages, indemnification and other liabilities, including costs and expenses, relating to obligations of the Company or the Guarantor under the Notes, the Guarantee or the Indenture, including any liquidated damages pursuant to the Registration Rights Agreement, in each case as such documents may be amended from time to time in accordance with their respective terms.

     "Offer to Purchase" means any Change of Control Offer or Asset Sale Event of Loss Offer.

     "Pari Passu," as applied to the ranking of any Indebtedness of a person in relation to other Indebtedness of such person, means that each such Indebtedness either (i) is not subordinate or junior in right of payment or upon liquidation to any Indebtedness or (ii) is subordinate or junior to the same Indebtedness as is the other, and is so subordinate or junior to the same extent, and is not subordinate or junior in right of payment or upon liquidation to each other or to any Indebtedness as to which the other is not so subordinate or junior.

     "Paying Agent" means the Trustee or any successor as paying agent under the Indenture.

     "Permitted Indebtedness" means any of the following:

          (a) The Company and each of its Subsidiaries may incur Indebtedness solely in respect of bankers acceptances, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money of any person other than the Company or such Subsidiary), in the ordinary course of business, in amounts and for the purposes customary in the Company's industry for gaming operations similar to those of the Company and its Subsidiaries or pursuant to self-insurance obligations; provided, however, that the aggregate principal amount outstanding of such Indebtedness (including any Indebtedness issued to refinance, refund or replace such Indebtedness) for the Company and its Subsidiaries shall at no time exceed $5.0 million;

          (b) The Company may incur Indebtedness to any Subsidiary, and any Subsidiary may incur Indebtedness, or issue Disqualified Capital, to any other Subsidiary or the Company, including, without limitation, the Guarantee; provided, however, that such obligations shall be evidenced by an Intercompany Note and, in any case where the Company or the Guarantor is the obligor (other than the RPG Intercompany Senior Loan), shall be subordinated in all respects to the Company's Obligations pursuant to the Notes and the Credit Facility, the Guarantor's Obligations pursuant to the Guarantee of the Company's Obligations under the Notes and the Credit Facility and the obligations of any Subsidiary to the Company under any Intercompany Note, as the case may be;

          (c) The Company and any Subsidiary may post a bond or surety obligation (or incur an indemnity or similar obligation) in order to prevent the impairment or loss by the Company or any Subsidiary of or to obtain for the Company or any Subsidiary a Gaming license, to the extent required by applicable law and consistent in character and amount with customary industry practice; and

          (d) The Company and any Subsidiary may enter into Interest Swap and Hedging Obligations for the purpose of limiting interest rate risks, provided that the obligations under such agreements are related to payment obligations on Indebtedness otherwise permitted by the Indenture, and may enter into Currency Exchange Protection Agreements for the purpose of limiting exchange rate risks in connection with a Related Business.

          "Permitted Liens" means any of the following:

          (a) Liens for taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith and by appropriate proceedings by the Company or one or more of its Subsidiaries if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary or Subsidiaries, as the case may be, in accordance with GAAP;

          (b) Liens of carriers, warehousemen, mechanics, landlords, materialmen, repairmen and for crew wages or salvage or other like Liens arising by operation of law in the ordinary course of business and consistent with industry practices and Liens on deposits made to obtain the release of such Liens if (i) the underlying obligations are not overdue for a period of more than 60 days or (ii) such Liens are being contested in good faith and by appropriate proceedings by the Company or one or more of its Subsidiaries and adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP;

          (c) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, as applicable, in the ordinary course of business and consistent with industry practices which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or one or more of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or such Subsidiary; provided, however, that any such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit;

          (d) Liens disclosed on a schedule to the Indenture;

          (e) Liens that secure Acquired Indebtedness of the Company or any of its Subsidiaries, provided, however, in each case, that the incurrence of such Acquired Indebtedness was permitted under the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital" and such Liens do not encumber any other property or assets other than the property and assets acquired in such acquisition, merger or consolidation and were not put in place in connection with or in anticipation of such acquisition, merger or consolidation;

          (f) customary Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security legislation or to secure the performance of tenders, statutory obligations, surety, indemnity and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (g) any Liens with respect to judgments and attachments not giving rise to an Event of Default;

          (h) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of the Company or of any of its Subsidiaries or which do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or one or more of its Subsidiaries);

          (i) any (x) interest or title of a lessor or sublessor under any lease including under any Capital Lease Obligation, (y) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (z) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in subclause
     (y);

          (j) Liens arising from filing of precautionary UCC financing statements relating solely to leases not prohibited by the Indenture;

        (k) any Lien in favor of the Company or any Subsidiary thereof; and

          (l) any Lien on any asset of an Unrestricted Subsidiary other than any Capital owned by such Unrestricted Subsidiary in the Company or in any Subsidiary or Unrestricted Subsidiary of the Company.

     "Permitted Tax Distributions" has the meaning ascribed thereto in the covenant "Limitation on Restricted Payments".

     "Person" or "person" means an individual, corporation, partnership, association, limited liability company, limited liability partnership, trust, estate or other entity.

     "Public Equity Offering" means an underwritten public offering of common stock pursuant to an effective registration statement under the Securities Act following which the common stock is listed on a national securities exchange or quoted on the NASDAQ National Market.

     "Purchase Money Indebtedness" means any Indebtedness of such person owed to any seller or other person incurred to finance the acquisition of any Related Business Assets and incurred substantially concurrently with or within 270 days following such acquisition.

     "Qualified Capital" means any Capital of the Company that is not Disqualified Capital.

     "Qualified Exchange" means any defeasance, redemption, repurchase or other acquisition of Capital or Subordinated Indebtedness of the Company with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified Capital of the Company or in exchange for Qualified Capital of the Company.

     "Quoted Price" means for any day the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way on such day, in either case on the principal national securities exchange on which the Notes are listed or admitted to trading, or if the Notes are not listed or admitted to trading on any national securities exchange, but are traded in the over the counter market, the closing sale price of the Notes or, in case no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

     "RPG Intercompany Note" means, collectively, the notes issued by the Guarantor to the Company in the aggregate amount of $150 million.

     "Reference Period" with regard to any person means the four full fiscal quarters (or such lesser period during which such person has been in existence) for which financial information is available ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Indenture.

     "Refinancing Indebtedness" means Indebtedness or Disqualified Capital (a) issued in exchange for, or the proceeds from the issuance and sale of which are used to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital in a principal amount or, in the case of Disqualified Capital, the amount described in the second sentence of the definition of Disqualified Capital, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital, the amount described in the second sentence of the definition of Disqualified Capital, of the Indebtedness or Disqualified Capital so refinanced and (ii) if such

Indebtedness being refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, however, that (a) Refinancing Indebtedness of the Guarantor shall only be used to refinance outstanding Indebtedness or Disqualified Capital of the Guarantor and (b) Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated, if applicable, to the rights of holders of the Notes than was the Indebtedness or Disqualified Capital to be refinanced.

     "Registration Rights Agreement" means the Exchange and Registration Rights Agreement by and among the Company, the Guarantor and the purchasers named therein, dated as of the Issue Date.

     "Regulatory Redemption" means (i) the disposition by the Holder of any Notes required by any Governmental Authority or the Board of Managers of the Company or (ii) a redemption or repurchase by the Company of any of the Notes required by any Governmental Authority or the Board of Managers of the Company if, in either case, the ownership of any of the Notes by the Holder thereof will preclude, interfere with, threaten or delay the issuance, maintenance, existence or reinstatement of any gaming or liquor license, permit or approval, or result in the imposition of burdensome terms or conditions on such license, permit or approval.

     "Related Business" means the gaming (including pari-mutuel betting) business and any and all reasonably related businesses necessary for, in support or anticipation of and ancillary to or in preparation for, the gaming business including, without limitation, the development, expansion or operation of any Casino (including any land-based, dockside, riverboat or other type of Casino), owned, or to be owned, by the Company or one of its Subsidiaries.

     "Related Business Asset" means property, goods or services pertaining to a Related Business, other than debt or securities of any other person.

     "Restricted Investment" means, in one or a series of related transactions, any Investment other than in Cash Equivalents and in Investments of the type set forth in clause (v) of the definition of Cash Equivalents that have a maturity longer than one year so long as the Average Life of all such Investments does not exceed 15 months; provided, however, that the extension of credit to customers of Casinos consistent with industry practice in the ordinary course of business shall not be a Restricted Investment.

     "Restricted Payment" means, with respect to any person, (a) the declaration or payment of any dividend or other distribution in respect of Capital of such person or any Subsidiary of such person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Capital of such person, or any Subsidiary of such person, (c) any purchase, redemption or other acquisition or retirement for value of, or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such person or a Subsidiary of such person, prior to the scheduled maturity, any scheduled repayment of principal or any scheduled sinking fund payment, as the case may be, of such Subordinated Indebtedness (including any payment in respect of any amendment of the terms of any such Subordinated Indebtedness, which amendment is sought in connection with any such acquisition of such Indebtedness or seeks to shorten any such due date), and (d) any Restricted Investment (including, in any case, the designation of a person as an Unrestricted Subsidiary) by such person; provided, however, that the term "Restricted Payment" does not include (i) (A) any dividend, distribution or other payment on or with respect to Capital of an issuer or (B) the acquisition by the issuer or a wholly-owned Subsidiary of such issuer of Capital of another Subsidiary or an Unrestricted Subsidiary of such issuer, in the case of each of (A) and (B) of this clause (i), to the extent payable solely in shares of Qualified Capital of such issuer; (ii) any dividend, distribution or other payment to the Company, or to any of its wholly-owned Subsidiaries, by any of its Subsidiaries; (iii) loans or advances to officers or employees of the Company or any of its Subsidiaries (other than Mr. Binion, Phyllis Cope and members of the families of the foregoing persons) (a) to pay business related expenses or relocation costs of such officers or employees in connection with their employment by the Company or any of its Subsidiaries in an aggregate amount outstanding at any time not exceeding $5.0 million for all such officers and employees or (b) for the purchase price of Capital of the Company or any Subsidiary (provided that the Capital purchased with the proceeds of such loan or advance shall be pledged to the Company or the Subsidiary, as applicable, as security for the repayment of such loan or advance); (iv) any Investment received as consideration for any Asset Sale to the extent that the Company or any of its Subsidiaries is permitted to receive such Investment without violating the provisions of the covenant "Limitation on Sale of Assets and Subsidiary; Event of Loss"; and (v) Investments received as part of the settlement of litigation or in satisfaction of extensions of credit to any Person otherwise permitted under the Indenture pursuant to the reorganization, bankruptcy or liquidation of such Person.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Senior Indenture" means the indenture, dated as of October 10, 1995, among the Company, the Guarantor and the trustee thereunder, and any other credit arrangements that are either Pari Passu with the Senior Indenture or subordinated to the Notes that together (subject to the succeeding sentence) provide for no greater than an aggregate of $150.0 million in Indebtedness or any substitute therefor, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such Senior Indenture and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time, whether or not with the same agent, trustee, representative lenders or holders, and irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Senior Indenture" shall include agreements in respect of Interest Swap and Hedging Obligations and Currency Exchange Protection Agreements with lenders party to the Senior Indenture and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to the Senior Indenture and all refundings, refinancings and replacements of the Senior Indenture, and all refundings, refinancings and replacements thereafter, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers, issuers or guarantors thereunder, so long as such borrowers, issuers and guarantors include one or more of the Company and its Subsidiaries and their respective successors and assigns, or (iii) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms hereof.

     "Senior Notes" means the 12.75% Notes Due 2000 issued in accordance with the Senior Indenture, as amended or modified from time to time in accordance with the terms thereof.

     "Senior Debt" means (i) any Indebtedness under the Credit Facility, (ii) any Indebtedness under the Senior Indenture, (iii) any other Indebtedness permitted to be incurred under the Indenture unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to any Senior Debt. Notwithstanding the foregoing, Senior Debt will not include (i) any liability for state, federal, local or other taxes;
(ii) any Indebtedness of the Company to any of its Affiliates or Subsidiaries,
(iii) any trade payables or (iv) any Indebtedness incurred in violation of the Indenture.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

     "Stated Maturity" when used with respect to the principal of any Note, means June 15, 2007 and, with respect to interest on any Note, means the scheduled date for payment of such interest.

     "Subordinated Indebtedness" means Indebtedness of the Company or the Guarantor, as applicable, that is subordinated by its express terms in right of payment to the Notes or the Guarantee, as applicable, in all respects and has no scheduled installment of principal due, by maturity, redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes.

     "Subsidiary" with respect to any person, means (i) any corporation, association or other business entity of which more than 50% of the total voting power of Capital entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries of such person and (ii) any partnership (a) the sole general partner or the managing general partner of which is such person or a Subsidiary of such person or (b) the only general partners of which are such person or one or more Subsidiaries of such person (or any combination thereof).

When used with respect to the Company, Subsidiary shall be deemed to include any direct Subsidiary of the Company and each indirect Subsidiary that is a direct Subsidiary of one or more of the Company's direct or indirect Subsidiaries. Notwithstanding the foregoing, (i) no Unrestricted Subsidiary shall be a Subsidiary of the Company or any of its Subsidiaries and (ii) the Capital of any entity that is owned by an Unrestricted Subsidiary shall be disregarded in determining whether such entity is a Subsidiary or an Unrestricted Subsidiary.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code sec.sec. 77aaa-7bbbb) as in effect on the date of the execution of the Indenture.

     "Unrestricted Subsidiary" means any person that, at the time of determination, shall be an Unrestricted Subsidiary as designated by the Board of Managers of the Company (as provided below) provided that such person shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business. The Board of Managers of the Company may designate any person (including any newly acquired or newly formed Subsidiary at or prior to the time it is so formed or acquired but excluding the Guarantor and
HE) to be an Unrestricted Subsidiary if (a) such Restricted Payment is not prohibited by the terms of the covenant "Limitation on Restricted Payments;" provided, however, that the determination of whether a Restricted Payment is prohibited under such covenant may be made without reference to clause (3) of the first paragraph thereof in the case of an Investment in any person that would be a Subsidiary but for the designation as an Unrestricted Subsidiary (except that the definition of "Subsidiary," solely for purposes of this proviso, shall be modified by substituting "50% or more" for the words "more than 50%" in clause (i) of such definition) engaged solely in, or being formed solely for the purposes of engaging in, the business of developing, constructing, expanding or acquiring (x) a Casino or Casinos and, if applicable, any Related Businesses in connection with such Casino or Casinos, or (y) a Related Business to be used primarily in connection with an existing Casino or Casinos in each case provided in clause (x) or (y) so long as the Company directly or indirectly, through one or more of its Subsidiaries owns or controls at least 50% of the total voting power of Capital entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners, trustees or other similar governing body thereof if the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding the date of such designation (giving pro forma effect to the designation of such Subsidiary as an Unrestricted Subsidiary as if such designation has been made on the first day of the Reference Period) is not less than 2.0 to 1, provided, further, that the full amount of any Restricted Payment pursuant to the foregoing proviso shall be deducted in the calculation of the aggregate amount of Restricted Payments available to be made pursuant to such clause (3) of the covenant "Limitation on Restricted Payments;" (b) such person does not own any Capital of, or own or hold any Lien on any property of, or hold any debt of, the Company or the Guarantor and (c) such person does not, at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the holder of such Indebtedness has recourse to any of the assets of the Company or any of its Subsidiaries. Any such designation also constitutes a Restricted Payment for purposes of the covenant "Limitation on Restricted Payments." The Board of Managers of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided, however, that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness pursuant to clause (ii) of paragraph (a) of the covenant described under "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital." Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers Certificate certifying that such designation complied with the foregoing conditions. Notwithstanding anything herein to the contrary, the Guarantor may not be designated an Unrestricted Subsidiary.

     "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

     "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     "wholly-owned" with respect to a Subsidiary of any person means (i) with respect to a Subsidiary that is a partnership, limited liability company or similar entity, a Subsidiary whose capital or other equity interest is 99% or greater beneficially owned by such person, and (ii) with respect to a Subsidiary that is other than a partnership, limited liability company or similar entity, a Subsidiary whose capital stock or other equity interest is 100% beneficially owned by such person.

FORM, DENOMINATION, TRANSFER, EXCHANGE AND BOOK-ENTRY PROCEDURES

     The Notes initially will be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Global Note"). The Global Note will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

     In addition, transfer of beneficial interests in the Global Note will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time. Beneficial interests in the Global Note may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "-- Exchanges of Book-Entry Notes for Certificated Notes."

  Exchanges of Book-Entry Notes for Certificated Notes

     A beneficial interest in a Global Note may not be exchanged for a Note in certificated form unless (i) DTC (x) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Company thereupon fails to appoint a successor Depositary, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Notes. In all cases, certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures). Any such exchange will be effected through the DTC Deposit/Withdrawal at Custodian ("DWAC") system and an appropriate adjustment will be made in the records of the Security Registrar to reflect a decrease in the principal amount of the relevant Global Note.

  Certain Book-Entry Procedures for Global Notes

     The descriptions of the operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are solely within the control of the settlement systems and are subject to changes by them from time to time. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("participants") and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     DTC has advised the Company that its current practice upon the issuance of the Global Notes is to credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Notes to the accounts with DTC of the participants through which such interests are to be held. Ownership of beneficial interests in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominees (with respect to interests of participants) and the records of participants and indirect participants (with respect to interests of persons other than participants).

     As long as DTC, or its nominee, is the registered Holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner and Holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. Except in the limited circumstances described above under "-- Exchanges of Book-Entry Notes for Certificated Notes", owners of beneficial interests in a Global Note will not be entitled to have any portions of such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owners or Holders of the Global Note (or any Notes represented thereby) under the Indenture or the Notes. Investors may hold their interests in the Global Note directly through DTC, if they are participants in such system, or indirectly through organizations which are participants in such system.

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     Payments of the principal of, premium, if any, and interest on Global Notes will be made to DTC or its nominee as the registered owner thereof. Neither the Company, the Trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note representing any Notes held by it or its nominee, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note for such Notes as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Notes for all purposes.

     Interests in the Global Notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

     DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more participants to whose accounts with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default (as defined above) under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its participants.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the Global Notes among participants of DTC they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee nor any of their respective agents will have any responsibility for the performance by

DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.

CONCERNING THE TRUSTEE

     U.S. Trust Company of Texas, N.A. is the Trustee under the Indenture.

GOVERNING LAW

     The Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     Riordan & McKinzie, counsel to the Company, has advised the Company that the following discussion expresses its opinion as to the material Federal income tax consequences expected to result to Holders whose Old Notes are exchanged for New Notes in the Exchange Offer and as to the material Federal income tax consequences expected to result to prospective purchasers who acquire New Notes from a person other than the Company. Such opinion is based upon the current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth below. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to Holders. The discussion does not cover all aspects of Federal taxation that may be relevant to particular Holders, and it does not address state, local, foreign or other tax laws. Certain Holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, taxpayers subject to the alternative minimum tax, foreign corporations, persons who are not citizens or residents of the United States and persons in special situations such as those who hold the Notes as part of a hedging or conversion transaction or straddle) may be subject to special rules not discussed below.

EXCHANGE OF OLD NOTES FOR NEW NOTES

     The exchange of New Notes for Old Notes should not be treated as a taxable event for Federal income tax purposes because the New Notes should not be considered to differ materially in kind or extent from the Old Notes. As a result, no material Federal income tax consequences should result to Holders exchanging Old Notes for New Notes. Holders of the New Notes will continue to have the same tax consequences relating to the purchase, holding and disposition of the New Notes as the tax consequences associated with the Old Notes. Thus, the provisions hereinbelow will apply to all Notes, whether in the form of New Notes or Old Notes.

U.S. HOLDERS

     The following discussion is limited to the U.S. Federal income tax consequences relevant to a Holder of a Note that is (i) a citizen or resident (as defined in Section 7701(b)(1) of the Code) of the United States, (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof or therein, (iii) an estate or trust described in
Section 7701(a)(30) of the Code or (iv) a person whose income is otherwise subject to U.S. Federal income taxation on a net income basis (a "U.S. Holder") regardless of its source. Certain U.S. Federal income tax consequences relevant to a Holder other than a U.S. Holder are discussed separately below.

  Stated Interest

     In general, interest on a Note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received, in accordance with such Holder's regular method of tax accounting.

  Sale, Exchange or Other Taxable Disposition

     In general, the Holder of a Note will recognize gain or loss upon the sale, exchange or other taxable disposition of such Note. Such gain will equal the difference between the amount realized on the sale or other disposition and the Holder's tax basis in the Note. A Holder's initial tax basis in a Note generally will be equal to the amount paid by the Holder for such Note. Such initial tax basis will be decreased by any payments received with respect to the Note, other than payments of stated interest. Subject to the market discount rules discussed below, such gain or loss should be long-term capital gain or loss if the Note has been held for more than one year.

  Market Discount

     Generally, market discount will exist to the extent the tax basis of a Holder of a Note is less than the revised issue price of the Note at the time of purchase, subject to a statutory de minimis exception. The revised issue price for a Note equals the issue price, presumably less any cash payments on the Notes, other than stated interest. Generally, a Holder of a Note who acquires the Note with market discount will be required to treat any gain realized upon the disposition of such Note as ordinary income to the extent of the market discount that accrued (but was not previously included in income) during the period such Holder held the Note. Furthermore, the Code requires that partial principal payments on a market discount bond be included in gross income to the extent that such payments do not exceed the accrued market discount on such bond. Thus, if a principal payment is received by a Holder, such Holder may be required to include in income at the time such cash payment is received the portion of the unrecognized market discount that accrued prior to the receipt of such cash payment (up to the amount of such payment). A Holder of a Note who has acquired the Note with market discount will also be required to defer deduction of a portion of interest on debt incurred or continued to purchase or carry the Note until disposition of the Note in a taxable transaction.

     A Holder may elect to include market discount in income as such discount accrues, with a corresponding increase in the Holder's tax basis in the Note. If a Holder so elects, the rules in the preceding paragraph regarding the treatment of income or gain upon the disposition of a Note and upon receipt of certain cash payments as ordinary income or gain, and regarding the deferral of interest deduction on indebtedness related to a Note, would not apply. Once made, such an election applies to all debt obligations that are purchased by the Holder at a market discount during the taxable year for which the election is made, and all subsequent taxable years of the Holder, unless the Service consents to a revocation of the election.

  Amortizable Bond Premium

     Generally, if the initial tax basis of a Note for a Holder exceeds its stated redemption price at maturity (which will be determined by reference to an earlier call date if the call price would reduce the amount of premium), such excess may be treated as "amortizable bond premium" that is allocated among the interest payments on the Note using a constant interest rate method over the Note's remaining term. The amount allocated to each interest payment would be applied against and reduce the amount of such interest payment (with a corresponding reduction in basis). This interest offset would be available only if an election under Section 171 of the Code is made or is in effect and if the acquired Note is held as a capital asset. This election would apply to all debt instruments held or subsequently acquired by the electing Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Service.

  Election

     A Holder of a Note, subject to certain limitations, may elect to include in gross income all interest accruing on the Note under the constant yield method. For this purpose, interest includes stated and unstated interest, acquisition discount, original issue discount and de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium. This election may not be revoked without the consent of the Service. If made for a Note that has market discount, the election to include market discount in income currently will apply to all market discount obligations acquired by such Holder on or after the first day of the first taxable year to which the election applies. If a Holder makes this election for a Note with amortizable bond premium, the Holder is deemed to have made the election described above under "Amortizable Bond Premium" for the taxable year in which the Note was acquired.

NON-U.S. HOLDERS

     The following discussion is limited to the U.S. Federal income tax consequences relevant to a Holder of a Note that is not a U.S. Holder (a "Non-U.S. Holder").

  Stated Interest

     Subject to the discussion of backup withholding below, payments of interest on a Note to any Non-U.S. Holder will generally not be subject to U.S. Federal income or withholding tax, provided that (1) the Holder is not (i) an actual or constructive owner of 10% or more of the total voting power of all voting capital of the Company, (ii) a controlled foreign corporation related to the Company through stock ownership, (iii) a foreign private foundation for U.S. Federal income tax purposes or (iv) a bank whose receipt of interest on a Note is described in Section 881(c)(3)(A) of the Code, (2) such interest payments are not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States and (3) the Company or its paying agent receives (i) from the Non-U.S. Holder, a properly completed Form W-8 (or substitute Form W-8) under penalties of perjury which provides the Non-U.S. Holder's name and address and certifies that the Non-U.S. Holder of the Note is a Non-U.S. Holder or (ii) from a security clearing organization, bank or other financial institution that holds the Notes in the ordinary course of its trade or business (a "financial institution") on behalf of the Non-U.S. Holder, certification under penalties of perjury that such a Form W-8 (or substitute Form W-8) has been received by it, or by another such financial institution, from the Non-U.S. Holder, and a copy of the Form W-8 (or substitute Form W-8) is furnished to the payor. Recently proposed Treasury Regulations would provide alternative methods for satisfying these certification requirements, and are proposed to be effective for payments made after December 31, 1997.

     A Non-U.S. Holder that does not qualify for exemption from withholding under the preceding paragraph generally will be subject to withholding of U.S. Federal income tax at the rate of 30% (or lower applicable treaty rate) on payments of interest on the Notes.

     If the payments of interest on a Note are effectively connected with the conduct by a Non-U.S. Holder of a trade or business in the United States, such payments will be subject to U.S. Federal income tax on a net basis at the rates applicable to United States persons generally (and, with respect to corporate Holders, may also be subject to a 30% branch profits tax). If payments are subject to U.S. Federal income tax on a net basis in accordance with the rules described in the preceding sentence, such payments will not be subject to U.S. withholding tax so long as the Holder provides the Company or its paying agent with a properly executed Form 4224. Recently proposed Treasury Regulations would provide alternative methods for satisfying this certification requirement, and are proposed to be effective for payments made after December 31, 1997.

     Non-U.S. Holders should consult any applicable income tax treaties, which may provide for a lower rate of withholding tax, exemption from or reduction of branch profits tax, or other rules different from those described above.

  Sale, Exchange or Redemption of Notes

     Except as described below and subject to the discussion concerning backup withholding, any gain realized by a Non-U.S. Holder on the sale, exchange, retirement or other disposition of a Note generally will not be subject to U.S. Federal income tax, unless (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States,
(ii) the Non-U.S. Holder is an individual who holds the Notes as a capital asset and is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied, or (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates.

  Federal Estate Tax

     Notes held (or treated as held) by an individual who is a Non-U.S. Holder at the time of his or her death will not be subject to U.S. Federal estate tax provided that (i) the individual does not actually or constructively own 10% or more of the total voting power of all voting capital of the Company and (ii) income on the Notes was not effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States.

  Information Reporting and Backup Withholding

     The Company must report annually to the Service and to each Non-U.S. Holder any interest that is subject to withholding or that is exempt from U.S. withholding tax. Copies of those information returns may also be made available, under the provisions of a specific treaty or agreement, to the tax authorities of the country in which the Non-U.S. Holder resides.

     The regulations provide that backup withholding (which generally is a withholding tax imposed at the rate of 31% on payments to persons that fail to furnish certain required information) and information reporting will not apply to payments made in respect of the Notes by the Company to a Non-U.S. Holder, if the Holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption (provided that neither the Company nor its paying agent has actual knowledge that the Holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied).

     The payment of the proceeds from the disposition of Notes to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the Holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of a Note to or through a non-U.S. office of a non-U.S. broker that is not a U.S. related person will not be subject to information reporting or backup withholding. For this purpose, a "U.S. related person" is (i) a "controlled foreign corporation" for U.S. Federal income tax purposes or (ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a United States trade or business.

     In the case of the payment of proceeds from the disposition of Notes to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the regulations require information reporting on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is a U.S. person or a U.S. related person (absent actual knowledge that the payee is a U.S. person).

     Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder's U.S. Federal income tax liability, provided that the requisite procedures are followed.

     HOLDERS OF THE OLD NOTES AND PROSPECTIVE PURCHASERS OF NEW NOTES SHOULD CONSULT THEIR OWN ADVISORS AS TO HOW THEIR OWN PARTICULAR TAX SITUATION MIGHT BE AFFECTED BY THE EXCHANGE OF OLD NOTES FOR NEW NOTES AND THE PURCHASE, HOLDING AND DISPOSITION OF THEIR NOTES.

                              PLAN OF DISTRIBUTION


     Any broker-dealer who holds an Old Note that has not (i) been exchanged in the Exchange Offer for a New Note and become entitled to be resold to the public without complying with the prospectus delivery requirements of the Securities Act, (ii) been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement, (iii) been distributed to the public pursuant to Rule 144 under the Securities Act or by a broker-dealer pursuant to the provisions described herein (including delivery of a copy of this Prospectus), or (iv) become saleable pursuant to Rule 144(k) under the Securities Act (a "Transfer Restricted Security") that was acquired for its own account as a result of market-making activities or other trading activities (other than Old Notes acquired directly from the Company) may exchange such Old Note pursuant to the Exchange Offer; however, such broker-dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the New Notes received by such broker-dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of a copy of this Prospectus. The Company has agreed that for a period of 120 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until January 7, 1998 (90 days after commencement of the Exchange Offer), all dealers effecting transactions in the New Notes may be required to deliver a prospectus.


     The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.

     For a period of 120 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay the expenses incident to the Exchange Offer and will indemnify the Holders of the Old Notes against certain liabilities, including liabilities under the Securities Act, in connection with the Exchange Offer.

                                 LEGAL MATTERS

     The validity of the New Notes offered hereby will be passed upon for the Company by Riordan & McKinzie, a Professional Corporation, Los Angeles, California.

                                    EXPERTS

     The audited financial statements included in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-4 under the Securities Act for the registration of the New Notes offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the New Notes offered hereby, reference is made to the Registration Statement and to the exhibits filed therewith. Statements contained in this Prospectus concerning the contents of any contract or other document are not necessarily complete. With respect to each such contract or other document filed with the Commission as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. The Registration Statement, the exhibits forming a part thereof and the reports and other information filed by the Company with the Commission in accordance with the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained upon written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a website (http://www.sec.gov) that contains such reports and other information filed by the Company.

     The Indenture provides that, following the filing date of this Registration Statement and for so long as any of the New Notes are outstanding, the Company will file with the Commission the periodic reports required to be filed with the Commission under the Exchange Act, whether or not the Company is subject to
Section 13(a) or 15(d) of the Exchange Act. The Company will also, within 15 days of filing each such report with the Commission, provide the Trustee and the Holders of the New Notes with annual reports containing the information required to be contained in Form 10-K promulgated under the Exchange Act, quarterly reports containing the information required to be contained in Form 10-Q promulgated under the Exchange Act, and from time to time such other information as is required to be contained in Form 8-K promulgated under the Exchange Act. If filing such reports with the Commission is prohibited by the Exchange Act, the Company will also provide copies of such reports to prospective purchasers of the New Notes upon written request.

                             INDEX OF DEFINED TERMS

    In addition to the terms defined in "Description of New Notes -- Certain
                                 Definitions,"
    the following terms are defined on the indicated page of the Prospectus.


ABC......................................   45
Acceleration Notice......................   74
Acceptance Amount........................   70
Affiliated Gaming Persons................   41
Affiliate Transaction....................   70
Asset Sale...............................   67
Asset Sale Event of Loss Put Date........   69
Asset Sale Event of Loss Offer Amount....   68
Asset Sale Event of Loss Purchase Date...   69
Asset Sale Event of Loss Offer Price.....   69
Asset Sale Event of Loss Offer...........   69
Change of Control Offer..................   66
Change of Control Payment Date...........   66
Change of Control Offer Price............   66
Change of Control Offer Period...........   67
Club.....................................   18
Commission...............................    2
Company..................................    1
Company Agreement........................   46
Covenant Defeasance......................   75
Default..................................   64
Depositor................................   26
Disposition Event........................   50
DTC......................................    3
DWAC.....................................   90
Eligible Institution.....................   25
Excess Funding Offer.....................   54
Excess Funding Offer Date................   54
Exchange Agent...........................    8
Exchange Offer...........................    1
Expiration Date..........................    2
FBI......................................   19
Global New Note..........................    3
Global Note..............................   90
Global Old Note..........................    3
Guarantee................................    1
Guarantor................................    1
HE Intercompany Note.....................   59
HE Intercompany Senior Note..............   58
HGI......................................   31
HGP......................................   46
Holders..................................    2
Horseshoe Bossier City...................    5
Horseshoe Casino Center..................    5
Horseshoe Casinos........................    5
Horseshoe Gaming.........................    1
Horseshoe Ventures.......................   31
Incurrence Date..........................   65
Indenture................................    2
Indirect Participants....................   90
Initial Credit Facility..................   35
Initial Purchaser........................    3
Issue Date...............................   61
JBB......................................   53
Legal Defeasance.........................   74
Letter of Transmittal....................    1
Louisiana Enforcement Division...........   40
Manager..................................   46
Minimum Accumulation Date................   69
Mississippi Act..........................   42
Named Executive Officers.................   48
New Notes................................    1
Non-U.S. Holder..........................   94
Old Notes................................    1
Onyx.....................................   53
Participants.............................   90
Payment Blockage Notice..................   62
Permitted Tax Distributions..............   65
Prospectus...............................    1
Registration Rights Agreement............    2
Registration Statement...................    1
Roll-Up Transaction......................   31
RPG......................................    1
RPG Intercompany Note....................   59
RPG Intercompany Senior Note.............   58
Securities Act...........................    1
Service..................................   92
Shelf Registration Statement.............   22
Subsidiary Guarantors....................   71
Transfer.................................   41
Transfer Restricted Security.............   96
Trustee..................................   26
Units....................................   52
US Holder................................   92
Warrants.................................   56

                   HORSESHOE GAMING, L.L.C. AND SUBSIDIARIES

                         INDEX TO FINANCIAL STATEMENTS


                                                                                        PAGE
                                                                                        -----
HORSESHOE GAMING, L.L.C. AND SUBSIDIARIES
Report of Independent Public Accountants..............................................    F-2
Consolidated Financial Statements:
  Balance sheets as of December 31, 1996 and 1995.....................................    F-3
  Statements of operations for the years ended December 31, 1996, 1995 and 1994.......    F-4
  Statements of members' equity (deficit) for the years ended December 31, 1996, 1995
     and 1994.........................................................................    F-5
  Statements of cash flows for the years ended December 31, 1996, 1995 and 1994.......    F-6
  Notes to consolidated financial statements..........................................    F-7
NEW GAMING CAPITAL PARTNERSHIP AND SUBSIDIARY
Report of Independent Public Accountants..............................................   F-18
Consolidated Financial Statements:
  Balance sheets as of December 31, 1996 and 1995.....................................   F-19
  Statements of operations for the years ended December 31, 1996, 1995 and 1994.......   F-20
  Statements of partners' capital (deficit) for the years ended December 31, 1996,
     1995 and 1994....................................................................   F-21
  Statements of cash flows for the years ended December 31, 1996, 1995 and 1994.......   F-22
  Notes to consolidated financial statements..........................................   F-23
ROBINSON PROPERTY GROUP, L.P.
Report of Independent Public Accountants..............................................   F-31
Financial Statements:
  Balance sheets as of December 31, 1996 and 1995.....................................   F-32
  Statements of operations for the years ended December 31, 1996, 1995 and 1994.......   F-33
  Statements of partners' capital (deficit) for the years ended December 31, 1996,
     1995 and 1994....................................................................   F-34
  Statements of cash flows for the years ended December 31, 1996, 1995 and 1994.......   F-35
  Notes to financial statements.......................................................   F-36
HORSESHOE GAMING, L.L.C. AND SUBSIDIARIES:
  Consolidated Condensed Balance Sheets at June 30, 1997 (unaudited) and December 31,
     1996.............................................................................   F-43
  Consolidated Condensed Statements of Operations (unaudited) for the three and six
     months ended June 30, 1997 and 1996..............................................   F-44
  Consolidated Condensed Statements of Cash Flows (unaudited) for the six months ended
     June 30, 1997 and 1996...........................................................   F-45
  Notes to Consolidated Condensed Financial Statements................................   F-46
NEW GAMING CAPITAL PARTNERSHIP AND SUBSIDIARY:
  Consolidated Condensed Balance Sheets at June 30, 1997 (unaudited) and December 31,
     1996.............................................................................   F-47
  Consolidated Condensed Statements of Operations (unaudited) for the three and six
     months ended June 30, 1997 and 1996..............................................   F-48
  Consolidated Condensed Statements of Cash Flows (unaudited) for the six months ended
     June 30, 1997 and 1996...........................................................   F-49
  Notes to Consolidated Condensed Financial Statements................................   F-50
ROBINSON PROPERTY GROUP, L.P.:
  Condensed Balance Sheets at June 30, 1997 (unaudited) and December 31, 1996.........   F-51
  Condensed Statements of Operations (unaudited) for the three and six months ended
     June 30, 1997 and 1996...........................................................   F-52
  Condensed Statements of Cash Flows (unaudited) for the six months ended June 30,
     1997 and 1996....................................................................   F-53
  Notes to Condensed Financial Statements.............................................   F-54

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Horseshoe Gaming, L.L.C.:

     We have audited the accompanying consolidated balance sheets of Horseshoe Gaming, L.L.C. (a Delaware limited liability company) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, members' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Horseshoe Gaming, L.L.C. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Las Vegas, Nevada,
March 4, 1997.

                   HORSESHOE GAMING, L.L.C. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS


                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1996         1995
                                                                         --------     --------
                                                                            (IN THOUSANDS)
Current Assets:
  Cash and cash equivalents............................................  $ 79,159     $ 65,541
  Accounts receivable, net of allowance for doubtful accounts of $3,451
     and $2,663........................................................     8,026        5,207
  Inventories..........................................................     1,435        1,481
  Prepaid expenses and other...........................................     1,639        1,404
                                                                         --------     --------
          Total current assets.........................................    90,259       73,633
                                                                         --------     --------

Property and Equipment:
  Land.................................................................    10,225        6,920
  Buildings, boat, barge and improvements..............................   121,807      100,849
  Furniture, fixtures and equipment....................................    41,572       35,568
  Less: accumulated depreciation.......................................   (26,493)     (13,642)
                                                                         --------     --------
                                                                          147,111      129,695
  Construction in progress.............................................    38,644        9,187
                                                                         --------     --------
          Net property and equipment...................................   185,755      138,882
                                                                         --------     --------

Other Assets:
  Escrow funds.........................................................    42,235       31,316
  Goodwill, net........................................................    39,226       40,640
  Other................................................................    20,122       15,617
                                                                         --------     --------
                                                                         $377,597     $300,088
                                                                         ========     ========
                               LIABILITIES AND MEMBERS' EQUITY

Current Liabilities:
  Current maturities of long-term debt.................................  $ 11,060     $ 10,747
  Accounts payable.....................................................     3,184        3,910
  Construction payables................................................    14,106        3,200
  Accrued expenses and other...........................................    23,751       25,313
                                                                         --------     --------
          Total current liabilities....................................    52,101       43,170
Long-term Debt, less current maturities................................   221,648      186,856
Minority Interest......................................................      (827)      (1,128)
Commitments and Contingencies (Notes 8 and 9)
Redeemable Ownership Interests, net of deferred compensation of $3,033
  and $6,375...........................................................    24,893       18,443
Members' Equity........................................................    79,782       52,747
                                                                         --------     --------
                                                                         $377,597     $300,088
                                                                         ========     ========


  The accompanying notes are an integral part of these consolidated financial statements.

                   HORSESHOE GAMING, L.L.C. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                   YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1996         1995        1994
                                                              --------     --------     -------
                                                                       (IN THOUSANDS)
Revenues:
  Casino....................................................  $317,479     $283,402     $59,230
  Food and beverage.........................................    26,947       24,299       5,879
  Hotel.....................................................     7,919        7,289       1,830
  Other.....................................................     4,419        4,092         881
                                                              --------     --------     -------
                                                               356,764      319,082      67,820
  Promotional allowances....................................   (25,033)     (20,697)     (4,417)
                                                              --------     --------     -------
          Net revenues......................................   331,731      298,385      63,403
                                                              --------     --------     -------

Expenses:
  Casino....................................................   162,408      133,299      24,339
  Food and beverage.........................................    12,317       12,741       3,167
  Hotel.....................................................     6,798        5,662       1,144
  Other.....................................................     1,359        1,728         676
  General and administrative................................    55,527       46,298      17,844
  Development...............................................     6,629        4,387       2,128
  Depreciation and amortization.............................    15,989       12,545       2,499
  Preopening................................................        --        7,021       6,665
                                                              --------     --------     -------
          Total expenses....................................   261,027      223,681      58,462
                                                              --------     --------     -------
Operating Income............................................    70,704       74,704       4,941
                                                              --------     --------     -------

Other Income (Expense):
  Interest expense..........................................   (28,090)     (20,188)     (6,797)
  Interest and other income.................................     6,126        1,453         538
  Gain on sale of land......................................        --           --       5,242
  Other, net................................................        82           --          --
  Minority interest in income of subsidiaries...............    (1,861)      (8,850)     (5,691)
                                                              --------     --------     -------
Income (Loss) Before Extraordinary Loss on Early Retirement
  of Debt...................................................    46,961       47,119      (1,767)
Extraordinary Loss on Early Retirement of Debt..............        --       (7,179)         --
                                                              --------     --------     -------
Net Income (Loss)...........................................  $ 46,961     $ 39,940     $(1,767)
                                                              ========     ========     =======

  The accompanying notes are an integral part of these consolidated financial statements.

                   HORSESHOE GAMING, L.L.C. AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY (DEFICIT)
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                           MEMBERS'     CONTRIBUTIONS
                                                            EQUITY       RECEIVABLE        TOTAL
                                                           --------     -------------     --------
                                                                       (IN THOUSANDS)
Balance at December 31, 1993.............................  $  1,031        $(3,500)       $ (2,469)
Contributions............................................     4,164             --           4,164
Collections of contributions receivable..................        --          3,500           3,500
Distributions............................................    (4,169)            --          (4,169)
Warrants and partnership interests issued in conjunction
  with senior and subordinated notes (Note 5)............     4,374             --           4,374
Net loss.................................................    (1,767)            --          (1,767)
                                                           --------       --------        --------
Balance at December 31, 1994.............................     3,633             --           3,633
Contributions............................................     1,273         (1,150)            123

Distributions:
  Cash...................................................   (21,222)            --         (21,222)
  Payable................................................    (1,857)            --          (1,857)
Increase in redeemable ownership interests...............   (13,963)            --         (13,963)
Capital accounts of minority interests purchased.........     4,543             --           4,543
Step-up in basis of assets due to purchase of minority
  interests..............................................    41,755           (205)         41,550
Net income...............................................    39,940             --          39,940
                                                           --------       --------        --------
Balance at December 31, 1995.............................    54,102         (1,355)         52,747
Collection of contributions receivable...................        --          1,355           1,355
Distributions............................................   (18,853)            --         (18,853)
Increase in redeemable ownership interests...............    (2,428)            --          (2,428)
Net income...............................................    46,961             --          46,961
                                                           --------       --------        --------
Balance at December 31, 1996.............................  $ 79,782        $    --        $ 79,782
                                                           ========       ========        ========

  The accompanying notes are an integral part of these consolidated financial statements.

                   HORSESHOE GAMING, L.L.C. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  YEAR ENDED DECEMBER 31,
                                                            -----------------------------------
                                                              1996         1995          1994
                                                            --------     ---------     --------
                                                                      (IN THOUSANDS)
Cash flows from operating activities:
  Net income (loss).......................................  $ 46,961     $  39,940     $ (1,767)
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Minority interest in income of subsidiaries..........     1,861         8,850        5,691
     Depreciation and amortization........................    15,989        12,545        2,499
     Amortization of debt discount, deferred finance
       charges and other..................................     3,032         2,849        1,682
     (Gain) loss on disposal of land and other assets.....     1,011            --       (5,242)
     Provision for doubtful accounts......................     4,388         2,186          477
     Increase in redeemable ownership interests...........     4,546         6,003        1,414
     Extraordinary loss on early retirement of debt.......        --         7,179           --
     Preopening expenses..................................        --         7,021        6,665
     Net change in assets and liabilities.................    (8,390)        4,544       (1,484)
                                                            --------     ---------     --------
          Net cash provided by operating activities.......    69,398        91,117        9,935
                                                            --------     ---------     --------

Cash flows from investing activities:
  Purchases of property and equipment.....................   (58,824)      (18,986)     (65,675)
  Increase (decrease) in construction payables............    10,906           (84)       3,284
  Proceeds from sale of land..............................     1,400            --        8,595
  Deferred license fee....................................        --            --       (1,000)
  Purchase of land held for sale..........................        --        (1,344)          --
  Net increase in escrow funds............................   (10,919)      (31,316)          --
  Net increase in other assets............................    (8,024)       (6,588)      (1,565)
                                                            --------     ---------     --------
          Net cash used in investing activities...........   (65,461)      (58,318)     (56,361)
                                                            --------     ---------     --------

Cash flows from financing activities:
  Proceeds from debt and warrants.........................    49,073       200,772       80,954
  Payments on debt........................................   (15,547)     (149,879)     (11,624)
  Capital contributions...................................        --           123        7,664
  Capital distributions...................................   (20,710)      (21,222)      (4,169)
  Contributions from minority holders.....................        --           600          575
  Distributions to minority holders.......................    (1,560)       (6,069)      (6,102)
  Deferred interest payable...............................        --        (2,467)       2,101
  Debt issue costs and commitment fees....................    (1,575)       (7,700)      (4,399)
                                                            --------     ---------     --------
          Net cash provided by financing activities.......     9,681        14,158       65,000
                                                            --------     ---------     --------
Net change in cash and cash equivalents...................    13,618        46,957       18,574
Cash and cash equivalents, beginning of period............    65,541        18,584           10
                                                            --------     ---------     --------
Cash and cash equivalents, end of period..................  $ 79,159     $  65,541     $ 18,584
                                                            ========     =========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                   HORSESHOE GAMING, L.L.C. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 1. ORGANIZATION AND BASIS OF PRESENTATION

  General

     Horseshoe Gaming, L.L.C. (the "Company") was formed in Delaware in August 1995 to acquire, through a roll-up transaction effective October 1, 1995, four entities under the control of Mr. Jack B. Binion ("Mr. Binion"), which conduct gaming, hotel and other related operations in Bossier City, Louisiana, and Tunica County, Mississippi, and are actively involved in efforts to develop gaming operations in new jurisdictions. Because of the integrated nature of these operations, the Company is considered to be engaged in one industry segment. A description of each entity is as follows:

     - New Gaming Capital Partnership ("NGCP") is a Nevada limited partnership which was formed on February 4, 1993. NGCP is 100% owned by the Company and its subsidiary Horseshoe GP, Inc. As of December 31, 1996 and 1995, NGCP owned 91.92% of Horseshoe Entertainment, L.P. ("HE"), a Louisiana limited partnership which owns and operates the Horseshoe Bossier City (see Note 9).

     - Robinson Property Group, L.P. ("RPG") is a Mississippi limited partnership which was formed on June 7, 1993. RPG owns and operates the Horseshoe Casino Center located in Tunica County, Mississippi, and is 100% owned by the Company and its subsidiary Horseshoe GP, Inc.

     - Horseshoe Casinos (Indiana), LLC ("HIND") is an Indiana limited liability company which was formed in October 1994, to pursue a new casino development in Indiana and is 50% owned and managed by the Company.

     - Horseshoe Ventures, L.L.C. ("Horseshoe Ventures") is a Delaware limited liability company which was formed in August 1995 to pursue the development of casinos in new jurisdictions other than in Indiana and is 80% owned and managed by the Company.

  NGCP and RPG

     The Company obtained its ownership interest in NGCP and RPG by exchanging ownership interests in the Company for partnership interests in NGCP and RPG. The exchange of ownership interests between the Company and Mr. Binion and certain affiliates of Mr. Binion has been accounted for at historical cost similar to that in pooling of interests accounting. On the effective date of the roll-up transaction, Mr. Binion and certain affiliates of Mr. Binion owned 80.0% and 82.7% of NGCP and RPG, respectively. The exchange for the remaining partnership interests of NGCP and RPG, other than ownership interests issued pursuant to employee compensation arrangements (see Note 8), have been accounted for as a purchase of minority interests based on fair value as determined by an independent appraisal. The total cost of the minority interests in NGCP and RPG acquired by the Company, based on the fair value of the ownership interests exchanged, was $17,729,000 and $24,026,000, respectively, which has been allocated as follows (in thousands):

                                                         NGCP         RPG        TOTAL
                                                        -------     -------     -------
        Land........................................    $   149     $ 2,231     $ 2,380
        Gaming licenses.............................        154          76         230
        Goodwill....................................     17,426      21,514      38,940
        Contribution receivable.....................         --         205         205
                                                        -------     -------     -------
                  Total.............................    $17,729     $24,026     $41,755
                                                        =======     =======     =======

     Gaming licenses are amortized over the remaining term of each license, which is approximately two and one-half years for NGCP and approximately twelve months for RPG. Goodwill is amortized on a straight-line basis over 25 years, which management estimates is the related benefit period (see discussion of the Company's accounting policy for long-lived assets below). Management regularly evaluates whether or not the future undiscounted cash flows of NGCP and RPG are sufficient to recover the carrying amount of the goodwill associated with each entity. Additionally, management continually monitors such factors as the status of new or proposed legislation, the competitive environment and the general economic conditions of the markets in which it operates. If the estimated future undiscounted cash flows are not sufficient to recover the carrying amount of goodwill and, accordingly, an impairment has occurred, management intends to write

                   HORSESHOE GAMING, L.L.C. AND SUBSIDIARIES down the carrying amount of goodwill to its estimated fair value based on discounted cash flows. The amount of amortization expense recorded for the year ended December 31, 1996 and for the three months in 1995 following the roll-up transaction was $1,647,000 and $418,000, respectively.

     The financial statements for NGCP and RPG are consolidated for all periods presented. Prior to the roll-up transaction, the ownership interests not owned by Mr. Binion and certain affiliates of Mr. Binion, other than ownership interests issued pursuant to employee compensation arrangements (see Note 8), are included in minority interests in the accompanying consolidated financial statements. Such minority interests represented 15.4% of NGCP and 15.1% of RPG for all periods prior to the roll-up transaction. Subsequent to October 1, 1995, minority interests represent the limited partners of HE, which owned 11% of HE at the time of the roll-up transaction and 8.08% at December 31, 1996 and 1995 (see Note 9).

  HIND

     The Company is the manager of HIND and obtained its 50% ownership interest from Mr. Binion in exchange for a promissory note of $500,000, which equaled 50% of the total equity initially contributed to HIND by Mr. Binion and certain affiliates of Mr. Binion. The note was paid in full on October 26, 1995, at which time the Company also advanced HIND $1,689,000 to reimburse Mr. Binion for costs and expenses incurred pursuing a new development in Indiana. The Company also committed to provide all future financing to HIND for its development, operation and maintenance of a casino gaming establishment and all related facilities. The remaining 50% of HIND is owned by Mr. Binion and affiliates of Mr. Binion.

     The purchase of 50% of HIND has also been accounted for as a combination of entities under common control. Prior to the roll-up transaction, HIND was controlled by Mr. Binion. HIND is now controlled by the Company. The Company has unilateral and perpetual control over the assets and operations of HIND by virtue of legal contract. Accordingly, there exists a parent/subsidiary relationship by means other than record ownership of majority voting stock. Therefore, the financial statements of HIND are consolidated for all periods presented.

     The amount of HIND's net loss, which is included in development expenses in the accompanying consolidated statements of operations, was $3,945,000, $1,724,000 and $427,000 for the years ended December 31, 1996, 1995 and 1994, respectively. In 1996, the state of Indiana announced its decision not to select HIND's proposal for a riverboat casino license in Harrison County, Indiana. Minority interest in HIND's losses is recognized only to the extent funded by Mr. Binion and affiliates. The amount of minority interest included in the accompanying consolidated statements of operations was $0, $286,000 and $214,000 for the years ended December 31, 1996, 1995 and 1994, respectively. The Company is obligated to fund 100% of the future losses of HIND.

  Horseshoe Ventures

     The Company and JBB Gaming Investments, L.L.C. ("JBB"), a Delaware limited liability company owned by Mr. Binion and an affiliate of Mr. Binion, formed Horseshoe Ventures to pursue the development of casinos in new jurisdictions other than Indiana. The Company is the manager of Horseshoe Ventures and contributed a note for $400,000, plus a commitment to provide future financing, in exchange for an 80% membership interest. The note was paid in full on October 26, 1995. JBB contributed $100,000 in cash in exchange for a 20% membership interest. Horseshoe Ventures reimbursed Mr. Binion for the total costs and expenses incurred pursuing the development of casinos in new jurisdictions, other than Indiana, in the form of a note for $4,269,000, which was paid in full on October 26, 1995. Since these costs and expenses were reimbursed to Mr. Binion, such amounts are included in the accompanying consolidated financial statements as if they were incurred by the Company and its subsidiaries. The amount of Horseshoe Ventures' net loss, which is included in development expenses in the accompanying consolidated statements of operations, was $2,183,000, $2,663,000 and $1,701,000 for the years ended December 31, 1996,
1995 and 1994, respectively. There is no minority interest in these losses reflected in the accompanying consolidated statements of operations, because the Company funded 100% of such losses and is obligated to fund 100% of future losses.

                   HORSESHOE GAMING, L.L.C. AND SUBSIDIARIES

  Other

     The Company is managed by Horseshoe Gaming, Inc. ("HGI"), which owns approximately 30.6% of the Company and is owned by Mr. Binion and certain affiliates of Mr. Binion. Mr. Binion is the Chief Executive Officer of HGI. The Company reimburses HGI for expenses associated with the management of the Company but does not compensate HGI for services as manager. HGI's sole purpose is to manage the Company; accordingly, all expenses incurred by HGI are charged to the Company and are reflected in the accompanying consolidated statements of operations in the period such expenses are incurred by HGI.

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and all of its subsidiaries (see Note 1), since the Company either holds more than a 50% ownership interest or has the ability to control such subsidiaries in its capacity as manager. All significant intercompany accounts and transactions have been eliminated.

  Cash and Cash Equivalents

     Cash and cash equivalents include commercial paper, amounts held in mutual funds and other investments with original maturities of 90 days or less when purchased.

  Inventories

     Inventories are stated at the lower of cost, as determined on a first-in, first-out basis, or market value and consist primarily of food, beverage, retail merchandise, kitchen smallwares and employee wardrobe.

  Property and Equipment

     Property and equipment are stated at cost. The costs of normal repairs and maintenance are expensed as incurred while major expenditures that extend the useful lives of assets are capitalized.

     Depreciation is provided for on the straight-line basis over the estimated useful lives of the assets as follows:

            Buildings, boat, barge and improvements...............  15 to 30 years
            Furniture, fixtures and equipment.....................  3 to 10 years

  Capitalized Interest

     The Company capitalizes interest for associated borrowing costs of major construction projects. Capitalization of interest ceases when the asset is substantially complete and ready for its intended use. Interest capitalized during the years ended December 31, 1996, 1995 and 1994 was $1,272,000, $651,000
and $3,595,000, respectively.

  Casino Revenues

     In accordance with industry practice, casino revenues represent the net win from gaming activities, which is the difference between gaming wins and losses.

  Casino Promotional Allowances

     Casino promotional allowances consist primarily of the retail value of complimentary food and beverage, rooms and other services furnished to guests without charge. Such amounts are included in gross revenues and deducted as promotional allowances. The estimated costs of providing such complimentary services, which are substantially included in casino department expenses, are as follows (in thousands):

                   HORSESHOE GAMING, L.L.C. AND SUBSIDIARIES

                                                            YEAR ENDED DECEMBER 31,
                                                         ------------------------------
                                                          1996        1995        1994
                                                         -------     -------     ------
        Food and beverage..............................  $22,055     $17,165     $2,998
        Hotel..........................................    3,034       2,665        814
        Other operating expenses.......................      619         486         18
                                                         -------     -------     ------
                                                         $25,708     $20,316     $3,830
                                                         =======     =======     ======

  Development and Preopening Expenses

     Until all necessary approvals to proceed with the development of a new casino project are obtained from the appropriate regulatory authorities, the related development costs are expensed as incurred. Preopening costs incurred after the receipt of necessary approvals are deferred as incurred and expensed upon the opening of the related casino. Preopening costs of $6,665,000 were expensed in connection with the opening of Horseshoe Bossier City in July 1994, and preopening costs of $7,021,000 were expensed in connection with the opening of the Horseshoe Casino Center in February 1995.

  Deferred Finance Charges

     As of December 31, 1994, deferred finance charges, which are included in other assets, consisted of fees and expenses incurred to issue the Old Notes discussed in Note 5, including placement fees paid for by the issuance of ownership interests and warrants to purchase ownership interests (the "Equity Warrants") in RPG and NGCP. The value of such ownership interests and Equity Warrants, based on independent appraisal, was recorded as deferred finance charges with a corresponding credit to members' equity. These ownership interests and Equity Warrants were subsequently exchanged for ownership interests and warrants to purchase ownership interests in the Company.

     The deferred finance charges related to the Old Notes were being amortized over the period from the initial funding of the debt through the latest date of repayment of the debt using the effective interest method. In October 1995, the Company wrote off the balance of unamortized deferred finance charges of approximately $3,182,000 which is included in the extraordinary loss on early retirement of debt in the 1995 consolidated statement of operations.

     The balance of deferred finance charges as of December 31, 1996 and 1995 was $5,880,000 and $6,692,000, respectively, and consists of fees and expenses incurred to issue the New Senior Notes and to obtain the Senior Secured Credit Facility in October 1995, as discussed in Note 5. The deferred finance charges related to the New Senior Notes and Senior Secured Credit Facility are being amortized over the term of the debt using the effective interest method.

  Income Taxes

     The Company is organized as a limited liability company under Delaware laws. The Internal Revenue Service will classify a limited liability company as a partnership for federal income tax purposes if the limited liability company lacks certain characteristics of corporations.

     Management believes that the Company lacks the corporate characteristics and will be classified as a partnership for federal income tax purposes. Accordingly, no provision is made in the accounts of the Company for federal income taxes, as such taxes are liabilities of the members. The Company's income tax return and the amount of allocable taxable income are subject to examination by federal taxing authorities. If an examination results in a change to taxable income, the income tax reported by the members may also change. The tax bases in the Company's assets and liabilities were in excess of the amounts reported in the accompanying consolidated financial statements by $7,754,000 and $13,027,000 at December 31, 1996 and 1995, respectively. Taxable income was in excess of net income reported in the accompanying consolidated statements of operations for all periods presented.

                   HORSESHOE GAMING, L.L.C. AND SUBSIDIARIES

  Redeemable Ownership Interests

     The Company is obligated to repurchase ownership interests held by certain employees in the event of their termination at a price equal to the then fair market value, based on an independent appraisal. The fair value of such ownership interests is reported outside of members' equity in the accompanying consolidated balance sheets for all periods presented. The ownership interests issued to employees pursuant to employment contracts is recorded as deferred compensation in the accompanying consolidated balance sheets and expensed at fair market value over the vesting period (see Note 8).

     In addition, certain individuals obtained ownership interests in the Company or its subsidiaries prior to becoming employees of the Company. Upon becoming an employee, each individual entered into an employment agreement which includes, among other things, a put/call provision in the event of the employee's termination at a price equal to the then fair market value, based on an independent appraisal. These individuals became employees of the Company between October 1, 1995, and January 1, 1996, and held ownership interests in the Company totaling 5.1% as of December 31, 1996 and 1995. The fair value of these ownership interests of $16,391,000 and $13,516,000 has also been classified outside of members' equity in the accompanying consolidated balance sheets as of December 31, 1996 and 1995, respectively.

     Some of the employment agreements also include a guaranteed severance payment in the event of termination. The amount of such liability, which is included in Redeemable Ownership Interests in the accompanying Consolidated Balance Sheets amounted to $3,289,000 and $658,000 at December 31, 1996 and 1995, respectively.

  Capital Distributions

     The New Senior Notes and the Senior Secured Credit Facility contain covenants that limit capital distributions to the members. Capital distributions to the members are to be based upon taxable income and the federal and state corporate statutory tax rates in effect. Such distributions are to be paid quarterly based upon estimated taxable income. After filing by the Company and its subsidiaries of their annual tax returns, each member is to reimburse the Company for overpayments of capital distributions or the Company is to withhold such amounts from future distributions to the members.

  Impairment of Long-Lived Assets

     In accordance with Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," management continually evaluates whether events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable. Based on management's evaluations, no significant impairments of long-lived assets have occurred during the three years ended December 31, 1996.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Prior Year Reclassifications

     Certain prior year balances have been reclassified to conform with the current year presentation.

 3. CONSOLIDATED STATEMENTS OF CASH FLOWS

     Non-cash investing and financing activities consist of the following:

          Purchases of property and equipment financed through payables totaled $0, $17,833,000 and $31,115,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

                   HORSESHOE GAMING, L.L.C. AND SUBSIDIARIES

          A capital contribution of $1,150,000 was made through the issuance of a contribution receivable during the year ended December 31, 1995. The Company received land in satisfaction of the receivable during 1996.

          Distributions totaling $1,857,000, which were accrued at December 31, 1995, were paid during 1996. Additionally, in 1995, the Company recorded a payable for the purchase of an employee's ownership in the Company in the amount of $3,306,000 of which $1,653,000 is included in current maturities of long-term debt and $1,653,000 is included in long-term debt as of December 31, 1995.

     The net change in assets and liabilities consists of the following (in thousands):

                                                            YEAR ENDED DECEMBER 31,
                                                        -------------------------------
                                                         1996        1995        1994
                                                        -------     -------     -------
        (Increase) decrease in assets:
          Accounts receivable.........................  $(7,207)    $(6,327)    $(1,543)
          Inventories.................................       46        (142)     (1,339)
          Prepaid expenses and other..................     (281)       (335)     (1,069)
          Preopening expenses.........................       --      (3,202)     (8,879)
        Increase (decrease) in liabilities:
          Accounts payable............................     (726)        (24)      1,689
          Accrued expenses and other..................     (222)     14,574       9,657
                                                        -------     -------     -------
                                                        $(8,390)    $ 4,544     $(1,484)
                                                        =======     =======     =======

     Cash payments made for interest, excluding amounts capitalized, totaled $24,799,000, $19,848,000 and $3,619,000 for the years ended December 31, 1996,
1995 and 1994, respectively.

 4. ACCRUED EXPENSES AND OTHER

     Accrued expenses and other consist of the following (in thousands):

                                                                      DECEMBER 31,
                                                                   -------------------
                                                                    1996        1995
                                                                   -------     -------
        Payroll and related tax liabilities......................  $ 2,811     $ 2,056
        Vacation and other employee benefits.....................    3,969       3,060
        Accrued interest.........................................    5,283       5,116
        Gaming, sales, use and property taxes....................    2,400       3,417
        Progressive slot and slot club liabilities...............    4,325       4,053
        Other accrued expenses...................................    4,963       7,611
                                                                   -------     -------
                                                                   $23,751     $25,313
                                                                   =======     =======

 5. LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                                                     DECEMBER 31,
                                                                 ---------------------
                                                                   1996         1995
                                                                 --------     --------
        Senior Secured Credit Facility; variable interest at
          LIBOR plus 3%; due in semi-annual installments with
          remaining balance due September 30, 1999.............  $ 79,303     $ 93,185
        12.75% Senior Notes (effective interest rate of
          approximately 13.01%), due September 30, 2000, net of
          unamortized discount of $2,272 and $1,900............   147,728       98,100
        Notes Payable, interest ranging from 6% to 9%, due in
          various installments through January 1999............     5,677        6,318
                                                                  -------      -------
                                                                  232,708      197,603
        Less: current maturities...............................   (11,060)     (10,747)
                                                                  -------      -------
                                                                 $221,648     $186,856
                                                                  =======      =======

                   HORSESHOE GAMING, L.L.C. AND SUBSIDIARIES

     In April 1994, Horseshoe Riverboat Casinos, LLC ("HRC"), which was owned 50% by HE and 50% by RPG, completed a private placement of debt securities which were used for the construction of the Horseshoe Bossier City and the Horseshoe Casino Center. The total amount of Senior Notes and Subordinated Notes (collectively, the "Old Notes") issued by HRC was $38,000,000 and $32,000,000, respectively, and was loaned to HE and RPG on identical terms. These notes were retired in October 1995 with the proceeds from the New Senior Notes and Senior Secured Credit Facility (see discussion below).

     The Old Notes carried warrants to purchase partnership interests in RPG and NGCP. The value of these warrants on the date of issue, based on independent appraisal, was recorded as a discount against the face value of the Old Notes with a corresponding credit to members' equity. Certain of the warrant holders exercised such warrants and exchanged their newly issued partnership interests for membership interests in the Company. The remaining warrants were exchanged for warrants to purchase an approximate aggregate 7.01% membership interest in the Company. Upon exercise of the warrants, the Company shall distribute to HGI the amounts received with respect thereto. HGI shall reduce its membership interest in the Company by an amount equal to the membership interest in the Company acquired by the warrant holders upon exercise thereof.

     The Old Notes were secured by HE and RPG's land, buildings and certain personal property. Mr. Binion personally guaranteed the repayment of $10,000,000 of the Senior Notes payable. All of the partners in RPG and all of the partners of NGCP pledged their individual partnership interests as guarantees for payment of the Old Notes.

     On October 10, 1995, the Company retired the Old Notes, the senior vessel financing and certain notes payable to affiliates with a portion of the proceeds from a $150,000,000 Senior Secured Credit Facility due September 30, 1999 (the "Credit Facility") and a private placement of $100,000,000 of 12.75% senior notes (with an effective interest rate of approximately 13.01%) due September 30, 2000 (the "New Senior Notes"). The senior equipment financing was retired in December 1995. An extraordinary loss on early retirement of debt of $7,179,000 was recognized in 1995 for prepayment penalties and the write-off of the unamortized discounts and deferred finance charges.

     The commitment fee for the Credit Facility was $1,200,000, and at closing the Company issued notes totaling $93,185,000. The Company may issue additional notes under the Credit Facility of up to $6,815,000 through September 30, 1999. Notes issued under the first $100,000,000 of the Credit Facility bear interest at six-month LIBOR plus 3.0% and require 5% of the outstanding principal balance to be repaid semi-annually.

     The Credit Facility and the related interest are guaranteed unconditionally by RPG and are secured by a first pledge of the Company's ownership interest in all present and future subsidiaries with the exception of NGCP's ownership interest in HE. The Credit Facility is also secured by (i) a first lien position on substantially all of the assets of Horseshoe Casino Center other than certain gaming equipment; (ii) a first lien position on all intercompany notes received by the Company from its subsidiaries, in each case secured by a first lien on the casino and real property of each subsidiary; (iii) a first lien on substantially all of the assets of HIND, excluding equipment; and (iv) a first pledge of the minority interest in all present and future subsidiaries owned by Mr. Binion and certain affiliates of Mr. Binion. In addition, Mr. Binion personally guaranteed the repayment of $8,250,000 of the Credit Facility.

     The New Senior Notes were issued at 98% of par value and included warrants to purchase an additional $50,000,000 of New Senior Notes at a price of 98.15% of par value. These warrants were exercised on April 10, 1996, and the Company received proceeds of $49,073,000. The New Senior Notes and the related interest are guaranteed unconditionally by RPG and are secured by a second pledge of the Company's ownership interest in all present and future subsidiaries with the exception of NGCP's ownership interest in HE. The New Senior Notes are also secured by (i) a second lien position on substantially all of the assets of Horseshoe Casino Center other than certain gaming equipment; (ii) a second lien position on all intercom-

                   HORSESHOE GAMING, L.L.C. AND SUBSIDIARIES pany notes received by the Company from its subsidiaries, in each case secured by a second lien on the casino and real property of each subsidiary; and (iii) a second pledge of the minority interest in all present and future subsidiaries owned by Mr. Binion and certain affiliates of Mr. Binion.

     The New Senior Notes and the Credit Facility contain covenants that, among other things, (i) limit the amount of additional indebtedness which may be incurred by the Company and its subsidiaries; (ii) prohibit any consolidation or merger of the Company or its subsidiaries with an affiliate or third party, any sale of substantially all of the Company or its subsidiaries' assets, or any payment of subordinated indebtedness prior to its scheduled maturity; and (iii) require the Company and its subsidiaries to invest excess funds in cash equivalents, as defined, and government securities with a maturity of one year or less.

     The New Senior Notes are not redeemable prior to September 30, 1999, except prior to September 30, 1998, the Company may redeem up to 35% of the aggregate principal amount at 110% of the par value with the net cash proceeds of a public offering of the Company's stock. In addition, the Credit Facility may be repaid at 101% of par value prior to September 30, 1998.

     The excess proceeds from the New Senior Notes and the Credit Facility of approximately $31,100,000, as well as the $49,073,000 of proceeds received on April 10, 1996, were placed in an escrow account to be used solely for the expansion of the Company's existing facilities, development of new casinos and retirement of debt.

     As of December 31, 1996, the five year maturities for long-term debt are as follows (in thousands):

            1997......................................................  $ 11,060
            1998......................................................     8,153
            1999......................................................    65,767
            2000......................................................   150,000
            2001......................................................        --
                                                                        --------
                                                                         234,980
            Less unamortized discount.................................    (2,272)
                                                                        --------
                                                                        $232,708
                                                                        ========

     As of December 31, 1996 and 1995, the fair market value of the New Senior Notes, based on quoted market prices was $162,750,000 and $99,125,000, respectively. The fair market value of the Company's other long-term debt approximated its carrying value as of December 31, 1996 and 1995, based on the borrowing rates currently available for debt with similar terms.

 6. TRANSACTIONS WITH RELATED PARTIES

     On the inception date of NGCP and RPG (February 4, 1993, and June 7, 1993, respectively), the partners were required to make capital contributions of $4,000,000 and $3,000,000, respectively. Such contributions were not paid in cash until 1994; therefore, a contributions receivable was recorded for the required contributions. The contributions receivable earned interest at an annual rate of 10% until paid. The related interest receivable balance was $0 and $305,000 as of December 31, 1996 and 1995, respectively.

     Mr. Binion has provided services pursuing, developing and managing gaming operations for the Company and its subsidiaries. Mr. Binion has not been compensated for his services in the past nor is there an existing employment agreement providing for Mr. Binion to receive compensation for his services in the future; however, the Company and Mr. Binion may enter into such an employment agreement during 1997.

     KII-Pasadena, Inc., which is owned by two individuals that became executive officers of HGI on January 1, 1996, has acted on behalf of the Company as developer for the Horseshoe Bossier City and the

                   HORSESHOE GAMING, L.L.C. AND SUBSIDIARIES

Horseshoe Casino Center and has provided consulting services to the Company related to pursuing new gaming developments. Total fees paid to KII-Pasadena, Inc. for such services were $0, $660,000 and $460,000 for the years ended December 31, 1996, 1995 and 1994, respectively. Additionally, one of the placement agents for the New Senior Notes and Credit Facility discussed in Note 5 agreed to pay the principals of KII-Pasadena, Inc. a finders' fee equal to 30% of the net fees, commissions and other compensation received, or to be received, by the placement agent for its services related to these financing transactions. The total fees paid to KII-Pasadena, Inc., or its principals, by the placement agent was $260,000 and $891,000 during the years ended December 31, 1996 and 1995, respectively.

     The principals of the placement agent referred to above own approximately 3.9% of the Company and are expected to own interests in certain of the Company's proposed casino developments in new jurisdictions. In connection with the sale of the New Senior Notes and the arrangement of the Credit Facility, the Company paid fees to the placement agent of $3,210,000 and indemnified the placement agent and its principals against certain liabilities, including liabilities under the Securities Act of 1933. In connection with the exercise of the warrants to purchase an additional $50,000,000 of New Senior Notes, the Company paid fees to the placement agent of $981,000. These fees were recorded as deferred finance charges in the accompanying financial statements. Additional fees were paid to the placement agent during 1996 for various financial advisory services totaling $510,000.

     Included in other assets in the accompanying consolidated balance sheets are notes receivable from employees with ownership interests in the Company and limited partners of HE totaling $3,734,000 and $1,175,000 as of December 31, 1996 and 1995, respectively. The notes to employees are secured by their ownership interests in the Company, and the notes to the limited partners are secured by their ownership interests in HE. The notes have various due dates ranging from February 1998 through October 1999 and interest rates ranging from 7% to 10%.

     In November 1995, HE canceled a legal service retainer agreement it had entered into in 1993 with an individual for a one-time fee of $600,000, which is included in general and administrative expenses in 1995. Two relatives of such individual are limited partners in HE, holding an aggregate ownership interest of 5.08%. The original agreement covered legal services for a period of five years commencing December 1, 1993, and ending November 30, 1998, and required sixty monthly payments of $16,667. The amounts paid under this contract for legal services amounted to $0, $167,000 and $200,000 for the years ended December 31, 1996, 1995 and 1994. HE has no further obligations under the legal service retainer agreement.

     During the years ended December 31, 1996, 1995 and 1994, there were numerous transactions with parties affiliated with the Company. These transactions included, but are not limited to, payments for consulting fees, various operating expenses and other items. The total amount of such expenditures for the years ended December 31, 1996, 1995 and 1994 were $3,267,000, $9,133,000 and $2,338,000, respectively.

 7. GAIN ON SALE OF LAND

     The Company, through its subsidiary RPG, acquired land for the development of the Horseshoe Casino Center in 1993 for approximately $4,696,000. The funds to purchase the land were loaned to the Company directly and indirectly by Mr. Binion. RPG's partnership agreement required that any gain from the sale of this land be distributed to certain of the original limited partners of RPG. Such limited partners are affiliates of Mr. Binion and have subsequently exchanged their partnership interests in RPG for ownership interests in the Company in connection with the roll-up transaction discussed in Note 1.

     In June 1994, RPG sold a portion of the land and recognized a gain of $5,242,000. Of this gain, $3,155,000 was distributed to the original limited partners of RPG in cash, and $2,087,000 was distributed in the form of a note. Since not all of the Company's members received the benefit of the gain on sale, such gain is included in minority interest in (income) loss of subsidiaries in the accompanying consolidated statements

                   HORSESHOE GAMING, L.L.C. AND SUBSIDIARIES of operations for the year ended December 31, 1994. The remaining land, which had a net book value of $1,058,000, was transferred to RPG's original limited partners on October 20, 1995.

 8. EMPLOYEE COMPENSATION AND BENEFITS

  Employment Agreements

     During 1994, HE and RPG entered into employment agreements with certain key employees that provide certain benefits in the event such employees are terminated. These employees also received ownership interests in NGCP and RPG, which were subsequently exchanged for membership interests in the Company and vest over the terms specified in the various employment agreements, which is generally five years. These employment agreements include a put/call provision which if exercised by the employee would require the Company to repurchase these ownership interests in the event of termination at the then fair market value based on an independent appraisal. Accordingly, these compensation agreements are accounted for as variable stock purchase plans. Compensation expense is recorded each period equal to the change in the fair market value of ownership interests issued pursuant to these agreements.

     During the fourth quarter of 1995, certain employees of HGI received ownership interests in the Company, vesting generally over three years, pursuant to similar employment agreements which also include put/call provisions in the event of termination. As stated in Note 1, the Company is required to reimburse HGI for all expenses incurred related to the operations of the Company and would be required to fund any repurchase of HGI employees' ownership interests in the Company, pursuant to these employment agreements. Accordingly, the deferred compensation and related compensation expense associated with the HGI employees are included in the accompanying consolidated financial statements of the Company.

     The total ownership interest in the Company issued to employees pursuant to such employment agreements was 4.0% and 3.8% as of December 31, 1996 and 1995, respectively, of which 2.4% and 1.5% was vested as of December 31, 1996 and 1995, respectively. The amount of compensation expense recorded in the accompanying consolidated statements of operations related to these ownership interests was $4,340,000, $6,272,000 and $1,514,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

     During September 1995, one of the HE employees who had entered into an employment agreement during 1993 resigned from HE. Pursuant to a settlement agreement with the employee, HE agreed to pay severance benefits of $230,000 which was expensed in 1995. In addition, the Company agreed to acquire the employee's vested ownership interest in the Company of .95% for $3,306,000 based on an independent appraisal, which is included in the 1995 compensation expense amount discussed above. Such amount is payable in two equal installments on April 1, 1996 and 1997, and bears interest at 9%.

  401(k) Savings Plan

     Effective January 1, 1995, a 401(k) savings plan was established at RPG whereby eligible employees may contribute up to 15% of their salary. An identical 401(k) savings plan was established on January 1, 1996 for employees of the Company and its subsidiaries other than RPG. The Company matches 50% of the employees' contributions up to a maximum of 6% of their salary, and the employees vest in the matching contribution over six years. Employees are eligible to participate in the plan on the first day of the next calendar quarter following six months of service. The Company's matching contributions were $667,000 and $158,000 for the year ended December 31, 1996 and 1995, respectively.

                   HORSESHOE GAMING, L.L.C. AND SUBSIDIARIES

 9. COMMITMENTS AND CONTINGENCIES

  Litigation

     The Company and its subsidiaries, during the normal course of operating its business, become engaged in various litigation. In the opinion of the Company's management, the ultimate disposition of such litigation will not have a material impact on the Company's operations.

  Minority Interest Purchase Commitments

     In February 1996, NGCP entered into an option agreement to purchase an additional 1% limited partnership interest in HE for $1,541,000, of which approximately $514,000 was paid at closing. The option expires on December 31, 1997. In September 1996, NGCP loaned the limited partner $900,000, which is included in other assets in the accompanying consolidated balance sheet as of December 31, 1996. The note, including interest at 7%, is due December 31, 1998.

     Effective December 31, 1995, NGCP purchased a 2.92% limited partnership interest in HE for $4,473,000, of which $1,473,000 was paid at closing during January 1996, with the remaining $3,000,000 evidenced by a 6% per annum promissory note, payable in three annual installments of $1,000,000, plus accrued interest, beginning January 2, 1997. The limited partner agreed to remit to HE approximately $123,000, which was equal to his negative capital balance at the time of closing. The purchase agreement allocated $2,384,000 of the purchase price to a non-compete agreement with the remaining $2,089,000 allocated to the purchase of the limited partner's interest. The asset related to the non-compete agreement is being amortized over the life of the agreement (three years). The purchase price of the limited partnership interest is included in goodwill and is being amortized over an estimated benefit period of approximately 25 years. The Company has agreed to pay additional consideration of up to $500,000 a year for three years based on certain earnings criteria which will be added to the purchase price and amortized accordingly. At December 31, 1996, the earnings criteria were met and additional consideration of $500,000 was recorded. $267,000 of the additional consideration was allocated to the non-compete agreement, and the remaining $233,000 was allocated to goodwill. The unamortized balance of the non-compete agreement is included in other assets in the accompanying consolidated balance sheets and was $2,384,000 and $1,584,000 as of December 31, 1996 and 1995, respectively.

     The Company is also required to purchase the minority ownership interests in any new projects developed by Horseshoe Ventures following 36 months of operations. The purchase price is to be based on earnings during the 36-month period and is payable in cash or ownership interests in the Company.

  Construction Commitments

     The Company is currently expanding both of its existing casino properties, which are expected to be completed during the fourth quarter of 1997 at a total estimated cost of $280,000,000. As of December 31, 1996, the total amount incurred was $59,603,000, of which $20,959,000 had been placed in service as of December 31, 1996.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of New Gaming Capital Partnership:

     We have audited the accompanying consolidated balance sheets of New Gaming Capital Partnership (a Nevada partnership) and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of operations, partners' capital (deficit) and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Gaming Capital Partnership and subsidiary as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Las Vegas, Nevada,
March 4, 1997.

                 NEW GAMING CAPITAL PARTNERSHIP AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1996         1995
                                                                         --------     --------
                                                                            (IN THOUSANDS)
Current Assets:
  Cash and cash equivalents............................................  $ 14,913     $ 27,025
  Accounts receivable, net of allowance for doubtful accounts of $803
     and $1,407........................................................     1,901        1,825
  Inventories..........................................................       957        1,063
  Prepaid expenses and other...........................................     1,102        1,225
                                                                         --------     --------
          Total current assets.........................................    18,873       31,138
                                                                         --------     --------

Property and Equipment:
  Land.................................................................     6,115        4,215
  Buildings, boat and improvements.....................................    71,554       50,678
  Furniture, fixtures and equipment....................................    24,125       19,403
  Less: accumulated depreciation.......................................   (15,028)      (8,247)
                                                                         --------     --------
                                                                           86,766       66,049
  Construction in progress.............................................    18,482        8,889
                                                                         --------     --------
          Net property and equipment...................................   105,248       74,938
                                                                         --------     --------

Other Assets:
  Goodwill, net........................................................    18,788       19,341
  Other................................................................    11,269        8,314
                                                                         --------     --------
                                                                         $154,178     $133,731
                                                                         ========     ========
                              LIABILITIES AND PARTNERS' CAPITAL

Current Liabilities:
  Current maturities of long-term debt.................................  $ 11,854     $  7,320
  Accounts payable.....................................................     1,882        1,239
  Due to affiliates....................................................     2,536        5,596
  Construction payables................................................     7,161        3,200
  Accrued expenses and other...........................................     8,373       12,398
                                                                         --------     --------
          Total current liabilities....................................    31,806       29,753
Long-term Debt, less current maturities................................    97,837       70,692
Minority Interest......................................................      (827)      (1,128)
Commitments and Contingencies (Notes 7 and 8)
Partners' Capital......................................................    25,362       34,414
                                                                         --------     --------
                                                                         $154,178     $133,731
                                                                         ========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                 NEW GAMING CAPITAL PARTNERSHIP AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                   YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1996         1995        1994
                                                              --------     --------     -------
                                                                       (IN THOUSANDS)
Revenues:
  Casino....................................................  $166,768     $151,210     $59,230
  Food and beverage.........................................    15,573       14,618       5,879
  Hotel.....................................................     4,431        4,197       1,830
  Other.....................................................     1,650        1,863         881
                                                              --------     --------     -------
                                                               188,422      171,888      67,820
  Promotional allowances....................................   (13,559)     (11,106)     (4,417)
                                                              --------     --------     -------
          Net revenues......................................   174,863      160,782      63,403
                                                              --------     --------     -------
Expenses:
  Casino....................................................    89,713       78,071      24,339
  Food and beverage.........................................     8,484        9,246       3,167
  Hotel.....................................................     3,429        3,600       1,144
  Other.....................................................       597        1,035         676
  General and administrative................................    31,090       26,402      16,468
  Development...............................................       500           --          --
  Depreciation and amortization.............................     8,855        6,162       2,433
  Preopening................................................        --           --       6,665
                                                              --------     --------     -------
          Total.............................................   142,668      124,516      54,892
                                                              --------     --------     -------
Operating Income............................................    32,195       36,266       8,511
                                                              --------     --------     -------
Other Income (Expense):
  Interest expense..........................................   (11,436)     (10,235)     (4,939)
  Interest income...........................................       867          664         142
  Other, net................................................       418           --          --
  Minority interest in income of subsidiary.................    (1,861)      (2,580)       (442)
                                                              --------     --------     -------
Income Before Extraordinary Loss on Early Retirement of
  Debt......................................................    20,183       24,115       3,272
Extraordinary Loss on Early Retirement of Debt..............        --       (4,081)         --
                                                              --------     --------     -------
Net Income..................................................  $ 20,183     $ 20,034     $ 3,272
                                                              ========     ========     =======

  The accompanying notes are an integral part of these consolidated financial statements.

                 NEW GAMING CAPITAL PARTNERSHIP AND SUBSIDIARY

             CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                           PARTNERS'    CONTRIBUTIONS
                                                           CAPITAL       RECEIVABLE        TOTAL
                                                           --------     -------------     --------
                                                                       (IN THOUSANDS)
Balance at December 31, 1993.............................  $     13        $  (500)       $   (487)
Net income...............................................     3,272             --           3,272
Collection of contributions receivable...................        --            500             500
Contributions............................................     4,739             --           4,739
Distributions............................................    (4,369)            --          (4,369)
Warrants and partnership interests issued in conjunction
  with senior and subordinated notes (Note 5)............     2,867             --           2,867
                                                           --------         ------        --------
Balance at December 31, 1994.............................     6,522             --           6,522
Net income...............................................    20,034             --          20,034
Contributions............................................       123             --             123
Distributions:
  Cash...................................................    (8,137)            --          (8,137)
  Payable (Note 2).......................................    (1,857)            --          (1,857)
Step-up in basis of assets due to purchase of minority
  interest...............................................    17,729             --          17,729
                                                           --------         ------        --------
Balance at December 31, 1995.............................    34,414             --          34,414
Net income...............................................    20,183             --          20,183
Distributions............................................   (29,235)            --         (29,235)
                                                           --------         ------        --------
Balance at December 31, 1996.............................  $ 25,362        $    --        $ 25,362
                                                           ========         ======        ========

  The accompanying notes are an integral part of these consolidated financial statements.

                 NEW GAMING CAPITAL PARTNERSHIP AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1996         1995         1994
                                                             --------     --------     --------
                                                                       (IN THOUSANDS)
Cash flows from operating activities:
  Net income...............................................  $ 20,183     $ 20,034     $  3,272
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Minority interest in income of subsidiary.............     1,861        2,580          442
     Depreciation and amortization.........................     8,855        6,162        2,433
     Provision for doubtful accounts.......................       987          930          477
     Amortization of debt discounts, deferred finance
       costs and other.....................................       708        3,171        2,364
     Gain on land held for sale............................       (96)          --           --
     Extraordinary loss on early retirement of debt........        --        4,081           --
     Preopening expenses...................................        --           --        6,665
     Change in assets and liabilities......................    (2,359)       2,144         (516)
                                                             --------     --------     --------
     Net cash provided by operating activities.............    30,139       39,102       15,137
                                                             --------     --------     --------
Cash flows from investing activities:
  Purchase of property and equipment.......................   (37,326)     (13,788)     (43,154)
  Increase (decrease) in construction payables.............     3,961          (84)       3,284
  Deferred license fee.....................................        --           --       (1,000)
  Sale of land held for sale...............................     1,440           --           --
  Purchase of land held for sale...........................        --       (1,344)          --
  Increase in other assets.................................    (4,379)      (4,895)        (662)
                                                             --------     --------     --------
     Net cash used in investing activities.................   (36,304)     (20,111)     (41,532)
                                                             --------     --------     --------
Cash flows from financing activities:
  Proceeds from debt and warrants..........................    40,000       81,600       49,597
  Payments on debt.........................................    (8,821)     (70,925)     (11,821)
  Capital contributions....................................        --          123        5,239
  Capital distributions....................................   (31,092)      (8,137)      (4,369)
  Distributions to minority interests......................    (1,560)      (3,460)        (660)
  Increase (decrease) in due to affiliates.................    (3,128)        (259)       2,214
  Debt issue costs.........................................    (1,346)      (2,524)      (2,189)
                                                             --------     --------     --------
     Net cash (used in) provided by financing activities...    (5,947)      (3,582)      38,011
                                                             --------     --------     --------
Net change in cash and cash equivalents....................   (12,112)      15,409       11,616
Cash and cash equivalents, beginning of period.............    27,025       11,616           --
                                                             --------     --------     --------
Cash and cash equivalents, end of period...................  $ 14,913     $ 27,025     $ 11,616
                                                             ========     ========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                 NEW GAMING CAPITAL PARTNERSHIP AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 1. ORGANIZATION AND BASIS OF PRESENTATION

     New Gaming Capital Partnership (the "Partnership") was formed as a Nevada limited partnership on February 4, 1993. The Partnership is 100% owned, directly and indirectly, by Horseshoe Gaming, L.L.C. ("Gaming"), and is the 89% general partner of Horseshoe Entertainment, L.P. ("HE"), a Louisiana limited partnership, which owns and operates the Horseshoe Bossier City (the "Casino"), a dockside riverboat casino located in Bossier City, Louisiana. The minority interest amounts in the accompanying consolidated financial statements represent the 11% of HE owned by limited partners. Effective December 31, 1995, the Partnership purchased a 2.92% limited partnership interest from one of the minority owners (see Note 8). HE also leased and operated the Le Bossier Hotel (the "Le Bossier"), a 201 room hotel located approximately five miles from the Casino in Bossier City, before purchasing it in March 1996. HE was formed on February 4, 1993, the Le Bossier opened in May 1994 and the Casino opened on July 9, 1994. Consistent with Louisiana state law, the gaming license granted to HE is for a five year period, after which it may be renewed.

     On October 1, 1995, Gaming completed a roll-up transaction which resulted in the acquisition by Gaming of approximately 15% of the Partnership's ownership interests (the "Roll-up"). The total cost of the Partnership interests purchased by Gaming , based on the fair value of the ownership interests in Gaming exchanged, was $17,729,000, of which $149,000 was allocated to land, $154,000 was allocated to gaming licenses and $17,426,000 was allocated to goodwill. The purchase price allocation was based on an independent appraisal of the individual assets, and these amounts were pushed down to the accompanying financial statements of the Partnership.

     The gaming license will be amortized over its remaining term, which is approximately two and one-half years. Goodwill, which represents various intangibles with indeterminate values, will be amortized on a straight-line basis over 25 years, which management estimates is the related benefit period (see discussion of the Company's accounting policy for long-lived assets below). Management intends to regularly evaluate whether or not the future undiscounted cash flows of the Partnership are sufficient to recover the carrying amount of the goodwill associated with each entity. Additionally, management continually monitors such factors as the status of new or proposed legislation, the competitive environment and the general economic conditions of the market in which it operates. If the undiscounted cash flows are not sufficient to recover the carrying amount of goodwill and, accordingly, an impairment has occurred, management intends to write down the carrying amount of goodwill to its estimated fair value based on discounted cash flows. The amount of amortization expense recorded in the year ended December 31, 1996, and for the three months in 1995 following the roll-up transaction was $748,000 and $187,000, respectively.

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Partnership and HE. All significant intercompany accounts and transactions have been eliminated.

  Casino Revenues

     In accordance with industry practice, casino revenues represent the net win from gaming activities, which is the difference between gaming wins and losses.

                 NEW GAMING CAPITAL PARTNERSHIP AND SUBSIDIARY

  Casino Promotional Allowances

     Casino promotional allowances consist primarily of the retail value of complimentary food and beverage, rooms and other services furnished to guests without charge. Such amounts are included in gross revenues and deducted as promotional allowances. The estimated costs of providing such complimentary services are substantially included in casino department expenses as follows (in thousands):

                                                             YEAR ENDED DECEMBER 31,
                                                          -----------------------------
                                                           1996        1995       1994
                                                          -------     ------     ------
        Food and beverage...............................  $10,276     $6,921     $2,998
        Hotel...........................................    1,631      1,663        814
        Other operating expenses........................      112         85         18
                                                          -------     ------     ------
                                                          $12,019     $8,669     $3,830
                                                          =======     ======     ======

  Inventories

     Inventories are stated at the lower of cost, as determined on a first-in, first-out basis, or market value and consist primarily of food, beverage, retail merchandise, kitchen smallwares and employee wardrobe.

  Property and Equipment

     Property and equipment are stated at cost. The costs of normal repairs and maintenance are expensed as incurred while major expenditures that extend the useful lives of assets are capitalized.

     Depreciation is provided for on the straight-line basis over the estimated useful lives or of the assets, as follows:

            Buildings, boat and improvements.......................  15 to 30 years
            Furniture, fixtures and equipment...................... 3 to 10 years

  Capitalized Interest

     The Partnership capitalizes interest for associated borrowing costs of major construction projects. Capitalization of interest ceases when the asset is substantially complete and ready for its intended use. Interest capitalized during the years ended December 31, 1996, 1995 and 1994, was $667,000, $0 and $1,709,000, respectively.

  Development and Preopening Expenses

     Until all necessary approvals to proceed with the development of a new casino project are obtained from the appropriate regulatory authorities, the related development costs are expensed as incurred. Preopening costs incurred after the receipt of necessary approvals are deferred as incurred and expensed upon the opening of the related casino. Preopening costs of $6,665,000 were expensed in connection with the opening of the Casino in July 1994.

  Deferred Finance Charges

     As of December 31, 1994, deferred finance charges, which are included in other assets, consisted of fees and expenses incurred to issue the Old Notes discussed in Note 5, including placement fees paid for by the issuance of ownership interests and warrants to purchase ownership interests (the "Equity Warrants") in the Partnership and Robinson Property Group, L.P. ("RPG"), an affiliate which owns and operates the Horseshoe Casino Center in Tunica County, Mississippi. The value of such ownership interests and Equity Warrants, based on independent appraisal, was recorded as deferred finance charges with a corresponding credit to partners' capital. These ownership interests and Equity Warrants were subsequently exchanged for

                 NEW GAMING CAPITAL PARTNERSHIP AND SUBSIDIARY ownership interests and warrants to purchase ownership interests in Gaming. These deferred finance charges were being amortized over the period from the initial funding of the debt through the latest date for repayment using the effective interest method. In October 1995, the Partnership wrote off the balance of unamortized deferred finance charges of $1,727,000 which is included in the extraordinary loss on early retirement of debt in the 1995 consolidated statement of operations.

     The balance of deferred finance charges as of December 31, 1996 and 1995, was $3,005,000 and $2,367,000, respectively, and consists of fees and expenses incurred by Gaming to issue the New Senior Notes and to obtain the Senior Secured Credit Facility of which $75,000,000 was loaned to HE in 1995 as discussed in Note 5 and an additional $40,000,000 was loaned in 1996 for construction of a new hotel and completion of the parking garage. Accordingly, Gaming has charged HE a portion of the related finance charges. These deferred finance charges are being amortized from the initial funding date through the latest repayment date of September 30, 2000, using the effective interest method.

  Cash and Cash Equivalents

     Cash and cash equivalents include commercial paper, amounts held in mutual funds and other investments with original maturities of 90 days or less when purchased.

  Advertising Costs

     The Partnership expenses all costs associated with advertising as incurred, and such amounts are included in general and administrative expenses in the accompanying statements of operations.

  Income Taxes

     No provision is made in the accounts of the Partnership for federal and state income taxes, as such taxes are liabilities of the members of Gaming. The Partnership's income tax return and the amount of allocable taxable income are subject to examination by federal and state taxing authorities. If an examination results in a change to Partnership income, the income tax reported by the members of Gaming may also change. The tax bases in the Partnership's assets and liabilities were in excess of the amounts reported in the accompanying consolidated financial statements by $4,677,000 and $3,887,000 at December 31, 1996 and 1995, respectively. Taxable income was in excess of net income reported in the accompanying consolidated statements of operations for all periods presented.

  Capital Distributions

     The New Senior Notes and the Senior Secured Credit Facility contain covenants that limit capital distributions to the limited partners of HE equal to the limited partners' share of taxable income for each period. Such distributions are to be paid quarterly based upon estimated taxable income. Promptly after filing by HE of its annual tax returns, each limited partner of HE is to reimburse HE for overpayments of capital distributions or HE is to withhold such amounts from future distributions to the limited partners. Distributions to limited partners are a component of minority interest in the accompanying consolidated balance sheets. All required distributions to the limited partners for 1996, 1995 and 1994 were made in full prior to the end of each year.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

                 NEW GAMING CAPITAL PARTNERSHIP AND SUBSIDIARY reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Reclassifications

     Certain prior year balances have been reclassified to conform with the current year presentation.

  Impairment of Long-Lived Assets

     In accordance with Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," management continually evaluates whether events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable. Based on management's evaluations, no significant impairments of long-lived assets have occurred during the three years in the period ended December 31, 1996.

 3. CONSOLIDATED STATEMENTS OF CASH FLOWS

     Non-cash financing and investing activities consist of the following:

          Ownership interests in HE valued at $378,000 were issued for payment of certain deferred offering costs as of December 31, 1994.

          Property and equipment was acquired through the issuance of debt totaling $0, $16,000 and $19,089,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

     The net change in assets and liabilities consists of the following (in thousands):

                                                            YEAR ENDED DECEMBER 31,
                                                        -------------------------------
                                                         1996        1995        1994
                                                        -------     -------     -------
        (Increase) decrease in assets:
          Accounts receivable.........................  $(1,063)    $(1,849)    $(1,383)
          Inventories.................................      106         187      (1,250)
          Prepaid expenses and other..................      123        (653)       (572)
          Preopening expenses.........................       --          --      (5,674)
        Increase (decrease) in liabilities:
          Accounts payable............................      643      (1,828)      2,457
          Accrued expenses and other..................   (2,168)      7,957       4,602
          Deferred interest payable...................       --      (1,670)      1,304
                                                        -------     -------     -------
                                                        $(2,359)    $ 2,144     $  (516)
                                                        =======     =======     =======

     Cash payments made for interest, excluding amounts capitalized, totaled $10,530,000, $12,999,000 and $2,941,000 for the three years ended December 31,
1996, 1995 and 1994.

                 NEW GAMING CAPITAL PARTNERSHIP AND SUBSIDIARY

 4. ACCRUED EXPENSES AND OTHER

     Accrued expenses and other consists of the following (in thousands):

                                                                      DECEMBER 31,
                                                                  ---------------------
                                                                    1996         1995
                                                                  --------     --------
        Payroll and related tax liabilities.....................  $  1,479     $    974
        Vacation and other employee benefits....................     2,173        2,202
        Accrued interest........................................       181           --
        Gaming, sales, use and property taxes...................     1,349        2,414
        Outstanding chip and token liabilities..................       614          429
        Distributions payable...................................        --        1,857
        Progressive slot and slot club liabilities..............     1,896        1,853
        Other accrued expenses..................................       681        2,669
                                                                  --------      -------
                                                                  $  8,373     $ 12,398
                                                                  ========      =======

 5. LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                                                      DECEMBER 31,
                                                                  ---------------------
                                                                    1996         1995
                                                                  --------     --------
        13.31% Intercompany Note Payable, due in semi-annual
          installments of 5% of the outstanding balance with
          remaining balance due in full on September 30, 2000...  $106,191     $ 75,000
        6% Promissory Note Payable, due in annual installments
          through January 1999 (see Note 8).....................     3,500        3,000
        Other...................................................        --           12
                                                                  --------      -------
                                                                   109,691       78,012
        Less: current maturities................................   (11,854)     (7,320)
                                                                  --------      -------
                                                                  $ 97,837     $ 70,692
                                                                  ========      =======

     In April 1994, Horseshoe Riverboat Casinos, LLC ("HRC"), which was owned 50% by HE and 50% by RPG, completed a private placement of debt securities which were used for the construction of the Horseshoe Bossier City and the Horseshoe Casino Center. The total amount of Senior Notes and Subordinated Notes (collectively, the "Old Notes") issued by HRC was $38,000,000 and $32,000,000, respectively, and was loaned to HE and RPG on identical terms. The Old Notes were retired in October 1995 with the proceeds from the New Senior Notes and Senior Secured Credit Facility (see discussion below).

     The Old Notes carried warrants to purchase partnership interests in RPG and the Partnership. The value of these warrants on the date of issue, based on independent appraisal, was recorded as a discount against the face value of the Old Notes with a corresponding credit to partners' capital. Certain of the warrant holders exercised such warrants and exchanged their newly issued partnership interests for membership interests in Gaming. The remaining warrants were exchanged for new warrants to purchase an approximate aggregate membership interest in Gaming of 7.01%.

     The Old Notes were secured by HE's land, buildings and certain personal property. Mr. Jack B. Binion ("Mr. Binion"), the Chief Executive Officer of Gaming, personally guaranteed the repayment of $10,000,000 of the Senior Notes payable.

                 NEW GAMING CAPITAL PARTNERSHIP AND SUBSIDIARY

     On October 10, 1995, Gaming loaned HE $75,000,000 from a portion of the proceeds of a $150,000,000 Senior Secured Credit Facility due September 30, 1999 (the "Credit Facility") and a private placement of $100,000,000 of 12.75% Senior Notes due September 30, 2000 (the "New Senior Notes"), to retire substantially all of HE's existing debt. An extraordinary loss on early retirement of debt of $4,081,000 was recognized in 1995 for prepayment penalties and the write-off of the unamortized discounts and deferred finance charges.

     The Credit Facility and the related interest are guaranteed unconditionally by RPG and are secured by a first pledge of Gaming's ownership interest in all present and future subsidiaries with the exception of the Partnership's ownership interest in HE. The Credit Facility is also secured by (i) a first lien position on substantially all of the assets of Horseshoe Casino Center other than certain gaming equipment; (ii) a first lien position on all intercompany notes received by Gaming from its subsidiaries, in each case secured by a first lien on the casino and real property of each subsidiary;
(iii) a first lien on substantially all of the assets of Horseshoe Casinos (Indiana), LLC, excluding equipment; and (iv) a first pledge of the minority interests in all present and future subsidiaries owned by Mr. Binion and certain affiliates of Mr. Binion. In addition, Mr. Binion personally guaranteed the repayment of $8,250,000 of the Credit Facility.

     The New Senior Notes and the related interest are guaranteed unconditionally by RPG and are secured by a second pledge of Gaming's ownership interest in all present and future subsidiaries with the exception of the Partnership's ownership interest in HE. The New Senior Notes are also secured by
(i) a second lien position on substantially all of the assets of Horseshoe Casino Center other than certain gaming equipment; (ii) a second lien position on all intercompany notes received by Gaming from its subsidiaries, in each case secured by a second lien on the casino and real property of each subsidiary; and
(iii) a second pledge of the minority interests in all present and future subsidiaries owned by Mr. Binion and certain affiliates of Mr. Binion.

     The New Senior Notes and the Credit Facility contain covenants that, among other things, (i) limit the amount of additional indebtedness which may be incurred by Gaming and its subsidiaries; (ii) prohibit any consolidation or merger of Gaming or its subsidiaries with an affiliate or third party, any sale of substantially all of Gaming or its subsidiaries' assets, or any payment of subordinated indebtedness prior to its scheduled maturity; and (iii) require Gaming and its subsidiaries to invest excess funds in cash equivalents and government securities with a maturity of one year or less.

     HE's new note with Gaming is $150,000,000, bears interest at 13.31% and requires that HE repay 5% of the outstanding balance of the note on a semi-annual basis. The new note can not be repaid prior to maturity, which is September 30, 2000. In January 1997 an additional $10,000,000 was loaned by Gaming to HE.

     As of December 31, 1996, the maturities for long-term debt are $11,854,000
(1997), $10,344,000 (1998), $9,433,000 (1999) and $78,060,000 (2000).

 6. TRANSACTIONS WITH AFFILIATES

     During 1994, HRC advanced $2,214,000 in excess of HE's pre-established Senior and Subordinated Note payable borrowings which was repaid in early 1995. At December 31, 1996 and 1995, the due to affiliates balance relates primarily to costs and expenses of the Partnership and HE paid for by Gaming.

     Initial funding to HE was provided by loans from affiliates of the Partnership. Such notes payable to affiliates accrued interest at 10% and had a scheduled maturity of April 15, 2004. The notes payable to affiliates, and the related deferred interest payable balances, were repaid in October 1995 with proceeds from the intercompany loan from Gaming discussed in Note 5.

     On the inception date of HE (February 4, 1993), the partners were required to make capital contributions of $4,000,000. Such contributions were not paid in cash until 1994; therefore, a contributions

                 NEW GAMING CAPITAL PARTNERSHIP AND SUBSIDIARY receivable was recorded for the required contributions. The contributions receivable earned interest at an annual rate of 10% until paid. The related interest receivable balance as of December 31, 1994, was $478,000, which was repaid during 1995.

     Included in other assets in the accompanying consolidated balance sheets are notes receivable from limited partners of HE totaling $1,969,000 and $527,000 as of December 31, 1996 and 1995, respectively. The notes are secured by their ownership interests in HE and are due in December 1998 with interest at 10%.

     In November 1995, HE canceled a legal service retainer agreement it had entered into in 1993 with an individual for a one-time fee of $600,000 which is included in general and administrative expenses in 1995. Two relatives of such individual are limited partners in HE holding an aggregate ownership interest of 5.08%. The original agreement covered legal services for a period of five years commencing December 1, 1993, and ending November 30, 1998, and required sixty monthly payments of $16,667. The amounts paid under this contract for legal services amounted to $167,000 and $200,000 for the years ended December 31, 1995 and 1994, respectively. HE has no further obligations under the legal service retainer agreement.

     During the years ended December 31, 1996, 1995 and 1994, there were numerous transactions with limited partners of HE, parties affiliated with the general and limited partners and other affiliates. These transactions included, but are not limited to, payments for consulting fees, expense reimbursements, various operating expenses and other items. The total amount of such expenditures for the years ended December 31, 1996, 1995 and 1994, were $7,848,000, $4,717,000 and $1,972,000, respectively.

 7. EMPLOYEE COMPENSATION AND BENEFITS

  Employment Agreements

     During 1994, HE entered into employment agreements with certain key employees that provide certain benefits in the event such employees are terminated. These employees also received ownership interests in the Partnership, which were subsequently exchanged for membership interests in Gaming and vest over terms specified in the various employment agreements, which is generally five years. These employment agreements include a put/call provision which if exercised by the employee would require Gaming to repurchase these ownership interests in the event of termination at the then fair market value based on an independent appraisal. Accordingly, these compensation agreements are accounted for as variable stock purchase plans. Compensation expense is recorded each period equal to the change in the fair market value of ownership interests issued pursuant to these agreements. NGCP reimburses Gaming for the expense related to these ownership interests; therefore, there is no deferred compensation reported in the accompanying balance sheet at December 31, 1996.

     The amount of compensation expense recorded in the accompanying consolidated statements of operations related to these ownership interests was $1,720,000, $3,547,000 and $1,477,000 for the years ended December 31, 1996,
1995 and 1994, respectively.

     During September 1995, one of the Partnership's employees who had entered into an employment agreement during 1993 resigned from the Partnership. Pursuant to a settlement agreement with the employee, the Partnership agreed to pay severance benefits of $230,000 which was expensed in 1995. In addition, Gaming agreed to acquire the employee's vested ownership interest in the Partnership for $3,306,000 based on an independent appraisal which is included in the 1995 compensation expense amount discussed above. Such amount is payable in two equal installments on April 1, 1996 and 1997, and bears interest at 9%.

  401(k) Savings Plan

     Effective January 1, 1996, a 401(k) savings plan was established whereby eligible employees of HE may contribute up to 15% of their salary. HE will match 50% of the employees' contributions up to a maximum of

                 NEW GAMING CAPITAL PARTNERSHIP AND SUBSIDIARY

6% of their salary. Employees vest in HE's matching contribution over six years. Employees are eligible to participate in the Plan on the first day of the next calendar quarter following six months of service. HE's matching contributions were $368,000 for the year ended December 31, 1996.

 8. COMMITMENTS AND CONTINGENCIES

  Litigation

     The Partnership and its subsidiary, during the normal course of operating its business, became engaged in various litigation. In the opinion of the Partnership's management, the ultimate disposition of such litigation will not have a material impact on the Partnership's operations.

  Minority Interest Purchase Commitment

     In February 1996, the Partnership entered into an option agreement to purchase an additional 1% limited partnership interest in HE for $1,541,000, of which approximately $514,000 was paid at closing. The option expires on December 31, 1997. In September 1996, the Partnership loaned the limited partner $900,000, which is included in other assets in the accompanying consolidated balance sheet as of December 31, 1996. The note, including interest at 7%, is due on December 31, 1998.

     Effective December 31, 1995, the Partnership purchased a 2.92% limited partnership interest in HE for $4,473,000, of which $1,473,000 was paid at closing during January 1996, with the remaining $3,000,000 evidenced by a 6% per annum promissory note, payable in three annual installments of $1,000,000, plus accrued interest, beginning January 2, 1997. The limited partner agreed to remit to the partnership approximately $123,000, which was equal to his negative capital balance at the time of closing. The purchase agreement allocated $2,384,000 of the purchase price to a non-compete agreement with the remaining $2,089,000 allocated to the purchase of the limited partner's interest. The asset related to the non-compete agreement is being amortized over the life of the agreement (three years). The purchase price of the limited partnership interest is included in goodwill and is being amortized over an estimated benefit period of approximately 25 years. The Partnership has agreed to pay additional consideration of up to $500,000 a year for three years based on certain earnings criteria. At December 31, 1996, the earnings criteria were met and additional consideration of $500,000 was recorded. $267,000 of the additional consideration was allocated to the non-compete agreement, and the remaining $233,000 was allocated to goodwill. The unamortized balance of the non-compete agreement is included in other assets in the accompanying consolidated balance sheets and was $2,384,000 and $1,584,000 as of December 31, 1996 and 1995, respectively.

  Construction Commitments

     The Partnership is currently expanding its casino and hotel facilities, which are expected to be completed during the fourth quarter of 1997 at a total estimated cost of $185,000,000. As of December 31, 1996, the total amount incurred was $39,441,000, of which $20,959,000 had been placed in service as of December 31, 1996.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of Robinson Property Group, L.P.:

     We have audited the accompanying balance sheets of Robinson Property Group, L.P. (a Mississippi limited partnership) as of December 31, 1996 and 1995, and the related statements of operations, partners' capital (deficit) and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Robinson Property Group, L.P. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Las Vegas, Nevada,
March 4, 1997.

                         ROBINSON PROPERTY GROUP, L.P.

                                 BALANCE SHEETS

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1996         1995
                                                                         --------     --------
                                                                            (IN THOUSANDS)
                                            ASSETS
Current Assets:
  Cash and cash equivalents..........................................    $ 22,858     $ 32,706
  Accounts receivable, net of allowance for doubtful accounts of
     $2,649 and $1,256...............................................       5,883        3,144
  Inventories........................................................         478          418
  Prepaid expenses and other.........................................         275          166
                                                                         --------     --------
          Total current assets.......................................      29,494       36,434
                                                                         --------     --------

Property and Equipment:
  Land...............................................................       4,110        2,505
  Buildings, barge and improvements..................................      50,253       50,171
  Furniture, fixtures and equipment..................................      16,933       16,142
  Less: accumulated depreciation.....................................     (11,370)      (5,390)
                                                                         --------     --------
                                                                           59,926       63,428
  Construction in progress...........................................      20,162          298
                                                                         --------     --------
          Net property and equipment.................................      80,088       63,726
                                                                         --------     --------

Other Assets:
  Goodwill, net......................................................      20,438       21,299
  Other..............................................................       3,857        4,403
                                                                         --------     --------
                                                                         $133,877     $125,862
                                                                         ========     ========
                              LIABILITIES AND PARTNERS' CAPITAL

Current Liabilities:
  Accounts payable...................................................    $  1,274     $  2,671
  Construction payables..............................................       6,945           --
  Due to affiliates..................................................       1,736        4,710
  Accrued expenses and other.........................................       8,503        8,404
                                                                         --------     --------
          Total current liabilities..................................      18,458       15,785
Long-term Debt.......................................................      43,000       70,000
Commitments and Contingencies (Notes 8 and 9)
Partners' Capital....................................................      72,419       40,077
                                                                         --------     --------
                                                                         $133,877     $125,862
                                                                         ========     ========

   The accompanying notes are an integral part of these financial statements.

                         ROBINSON PROPERTY GROUP, L.P.

                            STATEMENTS OF OPERATIONS

                                                                   YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1996         1995        1994
                                                              --------     --------     -------
                                                                       (IN THOUSANDS)
Revenues:
  Casino....................................................  $150,711     $132,192     $    --
  Food and beverage.........................................    11,374        9,681          --
  Hotel.....................................................     3,488        3,092          --
  Other.....................................................     2,769        2,229          --
                                                              --------     --------     -------
                                                               168,342      147,194          --
  Promotional allowances....................................   (11,474)      (9,591)         --
                                                              --------     --------     -------
          Net revenues......................................   156,868      137,603          --
                                                              --------     --------     -------
Expenses:
  Casino....................................................    72,695       55,228          --
  Food and beverage.........................................     3,833        3,495          --
  Hotel.....................................................     3,369        2,062          --
  Other.....................................................       762          693          --
  General and administrative................................    24,515       19,898       1,376
  Depreciation and amortization.............................     7,114        6,376          66
  Preopening expenses.......................................        --        7,021          --
                                                              --------     --------     -------
          Total.............................................   112,288       94,773       1,442
                                                              --------     --------     -------
Operating Income (Loss).....................................    44,580       42,830      (1,442)
                                                              --------     --------     -------
Other Income (Expense):
  Interest expense..........................................    (6,190)      (8,381)     (1,770)
  Interest and other income.................................       797          445         302
  Gain on sale of land......................................        --           --       5,242
                                                              --------     --------     -------
Income Before Extraordinary Loss on Early Retirement of
  Debt......................................................    39,187       34,894       2,332
Extraordinary Loss on Early Retirement of Debt..............        --       (3,098)         --
                                                              --------     --------     -------
Net Income..................................................  $ 39,187     $ 31,796     $ 2,332
                                                              ========     ========     =======

   The accompanying notes are an integral part of these financial statements.

                         ROBINSON PROPERTY GROUP, L.P.

                   STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                          PARTNERS'     CONTRIBUTIONS
                                                           CAPITAL       RECEIVABLE        TOTAL
                                                          ---------     -------------     -------
                                                                      (IN THOUSANDS)
Balance at December 31, 1993............................  $   2,816        $(3,000)       $  (184)
Net income..............................................      2,332             --          2,332
Collection of contributions receivable..................         --          3,000          3,000
Distributions:
  Cash..................................................     (3,155)            --         (3,155)
  Payable...............................................     (2,087)            --         (2,087)
Warrants and partnership interests issued in conjunction
  with senior and subordinated notes (Note 5)...........      1,507             --          1,507
                                                           --------        -------        -------
Balance at December 31, 1994............................      1,413             --          1,413
Net income..............................................     31,796             --         31,796
Contributions...........................................      1,150         (1,150)            --
Distributions...........................................    (16,953)            --        (16,953)
Step-up in basis of assets due to purchase of minority
  interest..............................................     24,026           (205)        23,821
                                                           --------        -------        -------
Balance at December 31, 1995............................     41,432         (1,355)        40,077
Net income..............................................     39,187             --         39,187
Collection of contributions receivable..................         --          1,355          1,355
Distributions...........................................     (8,200)            --         (8,200)
                                                           --------        -------        -------
Balance at December 31, 1996............................  $  72,419        $    --        $72,419
                                                           ========        =======        =======

   The accompanying notes are an integral part of these financial statements.

                         ROBINSON PROPERTY GROUP, L.P.

                            STATEMENTS OF CASH FLOWS

                                                                  YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1996         1995         1994
                                                             --------     --------     --------
                                                                       (IN THOUSANDS)
Cash flows from operating activities:
  Net income.............................................    $ 39,187     $ 31,796     $  2,332
  Adjustments to reconcile net income to net cash
     provided by (used in) operating activities:
     Depreciation and amortization.......................       7,114        6,376           66
     Amortization of debt discount, deferred finance
       charges and other.................................         482        2,931          651
     Gain on sale of land................................          --           --       (5,242)
     Provision for doubtful accounts.....................       3,401        1,256           --
     Preopening expenses.................................          --        7,021           --
     Extraordinary loss on early retirement of debt......          --        3,098           --
     Change in assets and liabilities....................      (7,302)      (1,722)      (1,433)
                                                              -------      -------      -------
          Net cash provided by (used in) operating
            activities...................................      42,882       50,756       (3,626)
                                                              -------      -------      -------
Cash flows from investing activities:
  Purchases of property and equipment....................     (21,007)      (1,690)     (25,813)
  Increase (decrease) in construction payables...........       6,945       (3,284)       3,284
  Proceeds from sale of land.............................          --           --        8,595
  Increase in other assets...............................        (257)      (1,411)        (252)
                                                              -------      -------      -------
          Net cash used in investing activities..........     (14,319)      (6,385)     (14,186)
                                                              -------      -------      -------
Cash flows from financing activities:
  Proceeds from long-term debt...........................       5,000       72,987       35,856
  Payments on long-term debt.............................     (32,000)     (75,592)      (9,080)
  Capital contributions..................................          --           --        3,000
  Capital distributions..................................      (8,200)     (15,875)      (3,155)
  Increase (decrease) in due to affiliates...............      (3,042)       2,204           --
  Debt issue costs.......................................        (169)      (2,355)      (1,843)
                                                              -------      -------      -------
          Net cash (used in) provided by financing
            activities...................................     (38,411)     (18,631)      24,778
                                                              -------      -------      -------
Net change in cash and cash equivalents..................      (9,848)      25,740        6,966
Cash and cash equivalents, beginning of period...........      32,706        6,966           --
                                                              -------      -------      -------
Cash and cash equivalents, end of period.................    $ 22,858     $ 32,706     $  6,966
                                                              =======      =======      =======

   The accompanying notes are an integral part of these financial statements.

                         ROBINSON PROPERTY GROUP, L.P.

                         NOTES TO FINANCIAL STATEMENTS

 1. ORGANIZATION AND BASIS OF PRESENTATION

     Robinson Property Group, L.P. (the "Partnership") was formed as a Mississippi limited partnership on June 7, 1993 and is 100% owned, directly and indirectly, by Horseshoe Gaming, L.L.C. ("Gaming"). The Partnership owns and operates the Horseshoe Casino Center (the "Casino"), a permanently moored vessel consisting of a casino and hotel located in Tunica County, Mississippi, which opened on February 13, 1995. Consistent with state law, the gaming license granted to the Partnership in the State of Mississippi is for a two year period and must be renewed. In February 1997, the Partnership renewed its license for an additional two year period.

     On October 1, 1995, Gaming completed a roll-up transaction which resulted in the acquisition by Gaming of approximately 15% of the Partnership's ownership interest held by minority interests (the "Roll-up"). The total cost of the Partnership interests purchased by Gaming, based on the fair value of the ownership interests in Gaming exchanged, was $24,026,000, of which $2,231,000 was allocated to land, $76,000 was allocated to gaming licenses, $205,000 was allocated to contribution receivable and $21,514,000 was allocated to goodwill. The purchase price allocation was based on an independent appraisal of the individual assets, and these amounts were pushed down to the accompanying financial statements of the Partnership.

     The gaming license was amortized over its initial remaining term, and at December 31, 1996 was fully amortized. Goodwill is amortized on a straight-line basis over 25 years, which management estimates is the related benefit period (see discussion of the Partnership's accounting policy for long-lived assets below). Management regularly evaluates whether or not the future undiscounted cash flows of the Partnership are sufficient to recover the carrying amount of the goodwill. Additionally, management continually monitors such factors as the status of new or proposed legislation, the competitive environment and the general economic conditions of the market in which it operates. If the estimated future undiscounted cash flows are not sufficient to recover the carrying amount of goodwill and accordingly, an impairment has occurred, management intends to write down the carrying amount of goodwill to its estimated fair value based on discounted cash flows. The amount of amortization expense for goodwill recorded in 1996 and for the three months in 1995 following the roll-up transaction was $861,000 and $215,000, respectively.

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Casino Revenues

     In accordance with industry practice, casino revenues represent the net win from gaming activities, which is the difference between gaming wins and losses.

  Casino Promotional Allowances

     Casino promotional allowances consist primarily of the retail value of complimentary food and beverage, rooms and other services furnished to guests without charge. Such amounts are included in gross revenues and deducted as promotional allowances. The estimated costs of providing such complimentary services, which are substantially included in casino department expenses, are as follows (in thousands):

                                                            YEAR ENDED DECEMBER 31,
                                                        -------------------------------
                                                         1996        1995        1994
                                                        -------     -------     -------
        Food and beverage.............................  $11,779     $10,244     $    --
        Hotel.........................................    1,403       1,002          --
        Other operating expenses......................      507         401          --
                                                        -------     -------     -------
                                                        $13,689     $11,647     $    --
                                                        =======     =======     =======

                         ROBINSON PROPERTY GROUP, L.P.

  Inventories

     Inventories are stated at the lower of cost, as determined on a first-in, first-out basis, or market value and consist primarily of food, beverage and retail merchandise.

  Property and Equipment

     Property and equipment are stated at cost. The costs of normal repairs and maintenance are expensed as incurred while major expenditures that extend the useful lives of assets are capitalized.

     Depreciation is provided for on a straight-line basis over the estimated useful lives as follows:

            Buildings, barge and improvements....................    15 to 30 years
            Furniture, fixtures and equipment....................     3 to 10 years

  Capitalized Interest

     The Partnership capitalizes interest for associated borrowing costs of major construction projects. Capitalization of interest ceases when the asset is substantially complete and ready for its intended use. Interest capitalized during the years ended December 31, 1996, 1995 and 1994 was $620,000, $651,000 and $1,886,000, respectively.

  Development and Preopening Expenses

     Until all necessary approvals to proceed with the development of a new casino project are obtained from the appropriate regulatory authorities, the related development costs are expensed as incurred. Preopening costs incurred after the receipt of necessary approvals are deferred as incurred and expensed upon the opening of the related casino. Preopening costs of $7,021,000 were expensed in connection with the opening of the Casino in February 1995.

  Deferred Finance Charges

     As of December 31, 1994, deferred finance charges, which are included in other assets, consisted of fees and expenses incurred to issue the Old Notes discussed in Note 5, including placement fees paid for by the issuance of ownership interests and warrants to purchase ownership interests (the "Equity Warrants") in the Partnership and New Gaming Capital Partnership ("NGCP"), an affiliate which owns 91.92% of Horseshoe Entertainment, L.P. ("HE"), which owns and operates the Horseshoe Bossier City in Bossier City, Louisiana. The value of such ownership interests and Equity Warrants, based on independent appraisal, was recorded as deferred finance charges with a corresponding credit to partners' capital. These ownership interests and Equity Warrants were subsequently exchanged for ownership interests and warrants to purchase ownership interests in Gaming. These deferred finance charges were being amortized over the period from the initial funding of the debt through the latest date for repayment using the effective interest method. In October 1995, the Partnership wrote off the balance of unamortized deferred finance charges of $1,455,000 which is included in the extraordinary loss on early retirement of debt in the 1995 statements of operations.

     The balance of deferred finance charges as of December 31, 1996 and 1995, was $1,924,000 and $2,237,000, respectively, and consists of fees and expenses incurred by Gaming to issue the New Senior Notes and to obtain the Senior Secured Credit Facility of which $70,000,000 was loaned to the Partnership as discussed in Note 5. Accordingly, Gaming has charged the Partnership a portion of the related finance charges. These deferred finance charges are being amortized from the initial funding date through the required repayment date of September 30, 2000, using the straight-line method.

                         ROBINSON PROPERTY GROUP, L.P.

  Cash and Cash Equivalents

     Cash and cash equivalents include commercial paper, amounts held in mutual funds and other investments with original maturities of 90 days or less when purchased.

  Advertising Costs

     The Partnership expenses all costs associated with advertising as incurred, and such amounts are included in general and administrative expenses in the accompanying statements of operations.

  Income Taxes

     No provision is made in the accounts of the Partnership for federal and state income taxes, as such taxes are liabilities of the individual partners. The Partnership's income tax return and the amount of allocable taxable income are subject to examination by federal and state taxing authorities. If an examination results in a change to Partnership income, the income tax reported by the individual partners may also change. The tax bases in the Partnership's assets and liabilities were greater than the amounts reported in the accompanying financial statements by $3,077,000 and $9,140,000 at December 31, 1996 and 1995, respectively. In 1996, taxable income was less than net income reported in the accompanying statements of operations, and in 1995 and 1994, taxable income was in excess of net income reported in the accompanying statements of operations.

  Impairment of Long-Lived Assets

     In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," management continually evaluates whether events or changes in circumstances indicate that the carrying amount of long-lived assets may not be recoverable. Based on management's evaluations, no significant impairments of long-lived assets have occurred during the three years ended December 31, 1996.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Reclassifications

     Certain prior year balances have been reclassified to conform with the current year presentation.

3. STATEMENTS OF CASH FLOWS

     Non-cash financing and investing activities consist of the following:

          Ownership interests in the partnership valued at $317,000 were issued for payment of certain deferred offering costs as of December 31, 1994.

          Property and equipment was acquired through the issuance of debt totaling $0, $17,817,000 and $17,183,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

          A capital contribution of $1,150,000 was made through the issuance of a contribution receivable during the year ended December 31, 1995. The Partnership received land in satisfaction of the receivable during 1996.

                         ROBINSON PROPERTY GROUP, L.P.

     The net change in assets and liabilities consists of the following (in thousands):

                                                            YEAR ENDED DECEMBER 31,
                                                        -------------------------------
                                                         1996        1995        1994
                                                        -------     -------     -------
        (Increase) decrease in assets:
          Accounts receivable.........................  $(6,140)    $(4,400)    $    --
          Due from affiliates.........................       --       2,214          --
          Interest receivable -- related party........      305          32        (151)
          Inventories.................................      (60)       (329)        (89)
          Prepaid expenses and other..................     (109)        215      (2,595)
          Preopening expenses.........................       --      (3,202)     (3,205)
        Increase (decrease) in liabilities:
          Accounts payable............................   (1,397)      2,100      (1,064)
          Accrued expenses and other..................       99       2,445       4,874
          Deferred interest payable -- related
             party....................................       --        (797)        797
                                                        -------     -------     -------
                                                        $(7,302)    $(1,722)    $(1,433)
                                                        =======     =======     =======

     Cash payments for interest, excluding amounts capitalized, totaled $8,436,000, $8,271,000 and $678,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

4. ACCRUED EXPENSES AND OTHER

     Accrued expenses and other consists of the following (in thousands):

                                                                       DECEMBER 31,
                                                                     -----------------
                                                                      1996       1995
                                                                     ------     ------
        Payroll and related tax liabilities........................  $1,225     $1,082
        Vacation and other employee benefits.......................   1,793        858
        Accrued interest...........................................      --      2,122
        Gaming, sales, use and property taxes......................   1,051      1,003
        Outstanding chip and token liabilities.....................     939        734
        Progressive slot and slot club liabilities.................   2,429      2,200
        Other accrued expenses.....................................   1,066        405
                                                                     ------     ------
                                                                     $8,503     $8,404
                                                                     ======     ======

5. LONG-TERM DEBT

     Long-term debt consists of the following (in thousands):

                                                                      DECEMBER 31,
                                                                   -------------------
                                                                    1996        1995
                                                                   -------     -------
        13.31% Intercompany Note Payable, requiring the
          Partnership to apply 100% of its available cash flow,
          as defined in the agreement, towards the outstanding
          principal balance with the balance due in full on
          September 30, 2000.....................................  $43,000     $70,000
        Less: current maturities.................................       --          --
                                                                   -------     -------
                                                                   $43,000     $70,000
                                                                   =======     =======

     In April 1994, Horseshoe Riverboat Casinos, LLC ("HRC"), which was owned 50% by the Partnership and 50% by HE, completed a private placement of debt securities which were used for the construction of the

                         ROBINSON PROPERTY GROUP, L.P.

Horseshoe Bossier City and the Casino. The total amount of senior notes and subordinated notes (collectively, the "Old Notes") issued by HRC was $38,000,000 and $32,000,000, respectively, and was loaned to HE and the Partnership on identical terms. These notes were retired in October 1995 with the proceeds from the New Senior Notes and Senior Secured Credit Facility (see discussion following).

     The Old Notes carried warrants to purchase partnership interests in the Partnership and NGCP. The value of these warrants on the date of issue, based on independent appraisal, was recorded as a discount against the face value of the Old Notes with a corresponding credit to partners' capital. Certain of the warrant holders exercised such warrants and exchanged their newly issued partnership interests for membership interests in Gaming. The remaining warrants were exchanged for new warrants to purchase an approximate aggregate membership interest in Gaming of 7.01%.

     The Old Notes were secured by the Partnership's land, buildings and certain personal property. Mr. Jack B. Binion ("Mr. Binion"), the Chief Executive Officer of Gaming, personally guaranteed the repayment of $10,000,000 of the Senior Notes Payable.

     On October 10, 1995, Gaming loaned the Partnership $70,000,000 from a portion of the proceeds of a $150,000,000 Senior Secured Credit Facility due September 30, 1999 (the "Credit Facility") and a private placement of $100,000,000 of 12.75% senior notes due September 30, 2000 (the "New Senior Notes"), to retire substantially all of the Partnership's existing debt. An extraordinary loss on early retirement of debt of $3,098,000 was recognized in 1995 for prepayment penalties and the write-off of the unamortized discounts and deferred finance charges.

     The Credit Facility and the related interest are guaranteed unconditionally by the Partnership and are secured by a first pledge of Gaming's ownership interest in all present and future subsidiaries with the exception of NGCP's ownership interest in HE. The Credit Facility is also secured by (i) a first lien position on substantially all of the assets of the Casino other than certain gaming equipment; (ii) a first lien position on all intercompany notes received by Gaming from its subsidiaries, in each case secured by a first lien on the casino and real property of each subsidiary; (iii) a first lien on substantially all of the assets of Horseshoe Casinos (Indiana), LLC, excluding equipment; and (iv) a first pledge of the minority interests in all present and future subsidiaries owned by Mr. Binion and certain affiliates of Mr. Binion. In addition, Mr. Binion personally guaranteed the repayment of $8,250,000 of the Credit Facility.

     The New Senior Notes and the related interest are guaranteed unconditionally by the Partnership and are secured by a second pledge of Gaming's ownership interest in all present and future subsidiaries with the exception of NGCP's ownership interest in HE. The New Senior Notes are also secured by (i) a second lien position on substantially all of the assets of the Casino other than certain gaming equipment; (ii) a second lien position on all intercompany notes received by Gaming from its subsidiaries, in each case secured by a second lien on the Casino and real property of each subsidiary; and
(iii) a second pledge of the minority interests in all present and future subsidiaries owned by Mr. Binion and certain affiliates of Mr. Binion.

     The New Senior Notes and the Credit Facility contain covenants that, among other things, (i) limit the amount of additional indebtedness which may be incurred by Gaming and its subsidiaries; (ii) prohibit any consolidation or merger of Gaming or its subsidiaries with an affiliate or third party, any sale of substantially all of Gaming or its subsidiaries' assets or any payment of subordinated indebtedness prior to its scheduled maturity; and (iii) require Gaming and its subsidiaries to invest excess funds in cash equivalents and government securities with a maturity of one year or less.

     The Partnership's new intercompany note with Gaming bears interest at 13.31% and requires the Partnership to apply 100% of its available cash flow, as defined, towards the outstanding principal balance with the balance due in full on September 30, 2000. There are no material restrictions on the amount of cash or other assets which the Partnership may distribute to Gaming, and the Partnership may prepay the outstanding balance of the intercompany note at any time prior to maturity without premium or penalty. During 1996, the

                         ROBINSON PROPERTY GROUP, L.P.

Partnership repaid $32,000,000 of the outstanding intercompany note and borrowed an additional $5,000,000. Management of the Partnership intends to reborrow additional amounts during 1997 for future capital expenditures; accordingly, as of December 31, 1996, no amounts have been classified as a current obligation. As of December 31, 1995, the balance of accrued interest payable to Gaming was $2,122,000 and was included in accrued expenses and other in the accompanying balance sheet. The Partnership had paid all accrued interest due to Gaming as of December 31, 1996.

 6. GAIN ON SALE OF LAND

     The Partnership acquired land for the development of the Casino in 1993 for $4,696,000. The funds to purchase the land were loaned to the Partnership directly and indirectly by Mr. Binion. The partnership agreement required that any gain from the sale of this land be distributed to certain of the original limited partners of the Partnership. Such limited partners are affiliates of Mr. Binion and have subsequently exchanged their partnership interests in the Partnership for ownership interests in Gaming.

     In June 1994, the Partnership sold a portion of the land and recognized a gain of $5,242,000. Of this gain, $3,155,000 was distributed to the original limited partners of the Partnership in cash and $2,087,000 was distributed in the form of a note. The remaining land, which had a net book value of $1,078,000, was distributed to the original limited partners on October 20, 1995.

 7. TRANSACTIONS WITH AFFILIATES

     During 1994, HRC advanced HE $2,214,000 of the Partnership's pre-established Senior and Subordinated Note Payable borrowings, which was repaid in early 1995.

     Initial funding to the Partnership was provided by loans from affiliates of the Partnership. Such notes payable to affiliates accrued interest at 10% and were due April 15, 2004. The notes had an outstanding balance of $5,605,000 as of December 31, 1994. These notes payable to affiliates, and the related deferred interest payable balance, were repaid in October 1995 with proceeds from the intercompany loan from Gaming discussed in Note 5.

     On the inception date of the Partnership (June 7, 1993), the partners were required to make capital contributions of $3,000,000. Such contributions were not paid in cash until 1994; therefore, a contributions receivable was recorded for the required contributions. The contributions receivable earned interest at an annual rate of 10% until paid. The related interest receivable balance as of December 31, 1995 and 1994, was $305,000 and $337,000, respectively, and was repaid during the first quarter of 1996.

     During the years ended December 31, 1996, 1995 and 1994, there were numerous transactions with the original partners of the Partnership, parties affiliated with the partners and other affiliates. These transactions included, but are not limited to, payments for consulting fees, expense reimbursements, various operating expenses and other items. The total amount of such expenditures for the years ended December 31, 1996, 1995 and 1994, were $736,000, $972,000 and $366,000, respectively.

     At December 31, 1996 and 1995, the due to affiliates balance relates primarily to costs and expenses of the Partnership paid for by Gaming.

 8. EMPLOYEE COMPENSATION AND BENEFITS

  Employment Agreements

     During 1994, the Partnership entered into employment agreements with certain key employees that provide certain benefits in the event such employees are terminated. These employees also received ownership interests in the Partnership, which were subsequently exchanged for membership interests in Gaming, and vest over terms specified in the various employment agreements, which is generally five years. These employment

                         ROBINSON PROPERTY GROUP, L.P.

agreements include a put/call provision which, if exercised by the employee, would require Gaming to repurchase these ownership interests in the event of termination at the then fair market value based on an independent appraisal. Accordingly, these compensation arrangements are accounted for as variable stock purchase plans. Compensation expense is recorded each period equal to the change in the fair market value of ownership interests issued pursuant to these agreements. The Partnership reimburses Gaming for the expense related to these ownership interests; therefore, there is no deferred compensation reported in the accompanying balance sheet as of December 31, 1996.

     The amount of compensation expense recorded in the accompanying consolidated statements of operations related to these ownership interests was $2,620,000, $2,456,000 and $37,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

  401(k) Savings Plan

     Effective January 1, 1995, a 401(k) savings plan was established by the Partnership whereby eligible employees can contribute up to 15% of their salary. RPG matches 50% of the employees' contributions up to a maximum of 6% of their salary. Employees vest in the Partnership's matching contribution over six years. Employees of the Partnership are eligible to participate in the plan on the first day of the next calendar quarter following six months of service. The Partnership's matching contributions were $299,000 and $158,000 for the years ended December 31, 1996 and 1995, respectively.

 9. COMMITMENTS AND CONTINGENCIES

  Litigation

     The Partnership, during the normal course of operating its business, becomes engaged in various litigation. In the opinion of the Partnership's management, the ultimate disposition of such litigation will not have a material impact on the Partnership's operations.

  Construction Commitments

     The Partnership is currently expanding its casino and hotel facilities, which are expected to be completed during the fourth quarter of 1997 at a total estimated cost of $95,000,000. As of December 31, 1996, the total amount incurred was $20,162,000.

                   HORSESHOE GAMING, L.L.C. AND SUBSIDIARIES



                     CONSOLIDATED CONDENSED BALANCE SHEETS


                                 (IN THOUSANDS)



                                     ASSETS



                                                                       JUNE 30,     DECEMBER 31,
                                                                         1997           1996
                                                                       --------     ------------
                                                                       (UNAUDITED)
Current Assets:
  Cash and cash equivalents..........................................  $130,102       $ 79,159
  Accounts receivable, net...........................................    10,019          8,026
  Inventories........................................................     1,765          1,435
  Prepaid expenses and other.........................................     2,961          1,639
                                                                       --------       --------
          Total current assets.......................................   144,847         90,259
                                                                       --------       --------

Property and Equipment:
  Land...............................................................    14,533         10,225
  Buildings, boat, barge and improvements............................   133,717        121,807
  Furniture, fixtures and equipment..................................    44,418         41,572
  Less: accumulated depreciation.....................................   (33,712)       (26,493)
                                                                       --------       --------
                                                                        158,956        147,111
  Construction in progress...........................................   104,920         38,644
                                                                       --------       --------
          Net property and equipment.................................   263,876        185,755
                                                                       --------       --------

Other Assets:
  Escrow funds.......................................................        --         42,235
  Goodwill, net......................................................    38,555         39,226
  Other assets, net..................................................    18,502         20,122
                                                                       --------       --------
                                                                       $465,780       $377,597
                                                                       ========       ========
                                LIABILITIES AND MEMBERS' EQUITY

Current Liabilities:
  Current maturities of long-term debt...............................  $  1,199       $ 11,060
  Accounts payable...................................................     3,063          3,184
  Construction payables..............................................    22,520         14,106
  Accrued expenses and other.........................................    25,331         23,751
                                                                       --------       --------
          Total current liabilities..................................    52,113         52,101
Long-term debt, less current maturities..............................   296,440        221,648
Minority Interest....................................................      (946)          (827)

Commitments and Contingencies
Redeemable Ownership Interests, net..................................    26,861         24,893
Members' Equity......................................................    91,312         79,782
                                                                       --------       --------
                                                                       $465,780       $377,597
                                                                       ========       ========



  The accompanying notes are an integral part of these consolidated condensed financial statements.

                   HORSESHOE GAMING, L.L.C. AND SUBSIDIARIES

                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                                 (IN THOUSANDS)


                                                    THREE MONTHS ENDED        SIX MONTHS ENDED
                                                         JUNE 30,                 JUNE 30,
                                                    -------------------     ---------------------
                                                     1997        1996         1997         1996
                                                    -------     -------     --------     --------
Revenues:
     Casino.....................................    $76,760     $80,221     $156,716     $163,893
     Food and beverage..........................      6,967       6,830       13,858       13,541
     Hotel......................................      1,679       2,057        3,328        4,028
     Other......................................      1,048       1,133        2,064        2,383
                                                    -------     -------     --------     --------
                                                     86,454      90,241      175,966      183,845
     Promotional allowances.....................     (6,474)     (6,309)     (12,926)     (12,563)
                                                    -------     -------     --------     --------
       Net revenues.............................     79,980      83,932      163,040      171,282
                                                    -------     -------     --------     --------

Expenses:
     Casino.....................................     41,093      42,019       83,452       84,071
     Food and beverage..........................      2,507       2,663        5,088        5,411
     Hotel......................................      2,498       2,051        3,669        3,692
     Other......................................        344         351          599          729
     General and administrative.................     13,303      13,317       26,224       27,506
     Development................................        506       3,026          734        3,909
     Depreciation and amortization..............      4,442       4,009        8,741        7,732
                                                    -------     -------     --------     --------
       Total expenses...........................     64,693      67,436      128,507      133,050
                                                    -------     -------     --------     --------

Operating Income................................     15,287      16,496       34,533       38,232

Other Income (Expense):
     Interest expense...........................     (4,596)     (7,639)      (9,845)     (14,254)
     Interest and other income..................      1,164       1,423        2,648        2,555
     Other......................................       (347)        291         (411)         236
     Minority interest in income of                    (201)       (522)        (583)      (1,025)
       subsidiaries.............................
                                                    -------     -------     --------     --------
Income before extraordinary loss on early            11,307      10,049       26,342       25,744
  retirement of debt............................
Extraordinary loss on early retirement of            (5,243)         --       (5,243)          --
  debt..........................................
                                                    -------     -------     --------     --------
Net Income......................................    $ 6,064     $10,049     $ 21,099     $ 25,744
                                                    =======     =======     ========     ========


  The accompanying notes are an integral part of these consolidated condensed financial statements.

                   HORSESHOE GAMING, L.L.C. AND SUBSIDIARIES
                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)


                                                                           SIX MONTHS ENDED
                                                                               JUNE 30,
                                                                         ---------------------
                                                                           1997         1996
                                                                         --------     --------
Cash provided by operating activities:
  Net Income.........................................................    $ 21,099       25,744
  Adjustments to reconcile net income to net cash provided by operating activities:
     Minority interest in income of subsidiary.......................         583        1,025
     Depreciation and amortization...................................       8,741        7,784
     Amortization of debt discount, deferred finance charges and
      other..........................................................       1,347        1,829
     Extraordinary loss on early retirement of debt..................       5,243           --
     Loss on disposal of land and other assets.......................          --          201
     Provision for doubtful accounts.................................       3,127        2,753
     Increase in redeemable ownership interests......................       1,272        2,957
     Net change in assets and liabilities............................      (5,315)      (2,803)
                                                                         --------     --------
          Net cash provided by operating activities..................      36,097       39,490
                                                                         --------     --------

Cash flows from investing activities:
  Purchases of property and equipment................................     (84,392)     (16,575)
  Proceeds from land held for sale...................................          --        1,400
  Decrease (increase) in escrow funds................................      42,235      (45,120)
  Increase (decrease) in construction payable........................       8,414       (2,409)
  Increase in other assets...........................................        (471)      (3,629)
                                                                         --------     --------
          Net cash used in investing activities......................     (34,214)     (66,333)
                                                                         --------     --------

Cash flows from financing activities:
  Proceeds from debt and warrants, net of debt issue costs of
     $3,400..........................................................     156,438       49,073
  Payments on debt, including early retirement premium and
     penalties.......................................................     (97,627)     (11,373)
  Distributions to minority shareholders.............................        (702)        (735)
  Capital distributions..............................................      (9,049)     (11,150)
                                                                         --------     --------
          Net cash provided by financing activities..................      49,060       25,815
                                                                         --------     --------
Net change in cash and cash equivalents..............................      50,943       (1,028)
Cash and cash equivalents, beginning of period.......................      79,159       65,541
                                                                         --------     --------
Cash and cash equivalents, end of period.............................    $130,102     $ 64,513
                                                                         ========     ========


  The accompanying notes are an integral part of these consolidated condensed financial statements.

                   HORSESHOE GAMING, L.L.C. AND SUBSIDIARIES

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  INTRODUCTION:

     The accompanying unaudited Consolidated Condensed Financial Statements of Horseshoe Gaming, L.L.C. and Subsidiaries (the "Company"), a Delaware limited liability company, have been prepared in accordance with the instructions to Form 10-Q and therefore do not include all information and disclosures necessary for complete financial statements in conformity with generally accepted accounting principles. The consolidated condensed balance sheet at December 31, 1996 was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. The results for the interim periods indicated are unaudited, but reflect all adjustments (consisting only of normal recurring adjustments) which management considers necessary for a fair presentation of operating results. Results of operations for interim periods are not necessarily indicative of a full year of operations.

2.  CONTINGENCIES:

     The Company and its subsidiaries, during the normal course of operating their businesses, become engaged in various litigation and other legal disputes. In the opinion of the Company's management, the ultimate disposition of such disputes will not have a material impact on the Company's operations.

3.  LONG-TERM DEBT:

     In June 1997, the Company received proceeds of approximately $155.9 million, net of costs, from the sale of $160 million principal amount of 9 3/8% Senior Subordinated Notes. The Notes were sold at a price of 99.899% of par value, are due June 15, 2007 and require semi-annual interest payments. The net proceeds from the notes received by the Company were used to repay approximately $76 million outstanding (including prepayment penalty) under the Credit Facility and to repurchase $13 million in aggregate principal amount of Senior Notes which had a fair market value of $14.5 million together with accrued and unpaid interest related thereto. The remainder will be loaned to HE and RPG to finance a portion of the costs associated with the expansion of Horseshoe Bossier City and Horseshoe Casino Center, respectively.

     The Company is required to file a registration statement with the Securities and Exchange Commission (the "SEC") for new notes with identical terms (the "Registered Notes") and have such registration statement declared effective by the SEC by December 8, 1997. The Company is required to exchange the Senior Subordinated Notes for the Registered Notes within 30 days of the registration statement being declared effective. If the Company does not meet these deadlines, the Company will be obligated to pay liquidated damages equal to $0.05 per week per $1,000 principal amount of the notes, increasing by $0.05 per week per $1,000 principal amount for each 90 day period the Company is in default up to a maximum of $0.35 per week per $1,000 principal amount.

4.  UNIT OPTION PLAN:

     During 1997 the Company's manager, Horseshoe Gaming, Inc., approved the Company's 1997 Unit Option Plan which provides for certain employees to be granted options to purchase membership units in the Company at a fixed price of $3.47 per unit. The options vest in three equal annual installments beginning one year subsequent to the date of the option holder's employment and expire after 10 years. At June 30, 1997, 631,225 units had been granted, 210,408 of which had been vested. Management estimated that the minimum fair value of the options (as prescribed by SFAS No. 123, Accounting for Stock-Based Compensation) was immaterial on the date of grant and June 30, 1997.

     Any units purchased by employees upon exercise of the options may be repurchased by the Company at a price equal to the then fair market value of the units. Accordingly, the unit option plan is accounted for as a variable plan under APB Opinion No. 25, "Accounting for Stock Issued to Employees." On the date of grant the exercise price of the options exceeded management's estimate of the fair value of the units; therefore, no compensation expense was recorded. Compensation expense will be recognized in future periods to the extent the fair value of the units in the Company increases above the exercise price of the options.

                 NEW GAMING CAPITAL PARTNERSHIP AND SUBSIDIARY


                     CONSOLIDATED CONDENSED BALANCE SHEETS


                                 (IN THOUSANDS)



                                                                         JUNE 30,     DECEMBER 31,
                                                                           1997           1996
                                                                        -----------   ------------
                                                                        (UNAUDITED)
                                              ASSETS
Current Assets:
  Cash and cash equivalents...........................................   $  19,526      $ 14,913
  Accounts receivable, net............................................       1,870         1,901
  Inventories.........................................................       1,256           957
  Prepaid expenses and other..........................................       1,860         1,102
                                                                        -----------   ------------
          Total current assets........................................      24,512        18,873
                                                                        -----------   ------------

Property and Equipment:
  Land................................................................      10,424         6,115
  Buildings, boat and improvements....................................      72,468        71,554
  Furniture, fixtures and equipment...................................      25,445        24,125
  Less: accumulated depreciation......................................     (19,101)      (15,028)
                                                                        -----------   ------------
                                                                            89,236        86,766
  Construction in progress............................................      70,558        18,482
                                                                        -----------   ------------
          Net property and equipment..................................     159,794       105,248
                                                                        -----------   ------------

Other Assets:
  Goodwill, net.......................................................      18,453        18,788
  Other, net..........................................................      10,433        11,269
                                                                        -----------   ------------
                                                                         $ 213,192      $154,178
                                                                         =========    ==========

                                LIABILITIES AND PARTNERS' CAPITAL

Current Liabilities:
  Current maturities of long-term debt................................   $  15,214      $ 11,854
  Accounts payable....................................................       1,601         1,882
  Due to affiliates...................................................       5,140         2,536
  Construction payables...............................................      16,232         7,161
  Accrued expenses and other..........................................      13,809         8,373
                                                                        -----------   ------------
          Total current liabilities...................................      51,996        31,806
Long-term debt, less current maturities...............................     132,567        97,837
Minority Interest.....................................................        (946)         (827)
Commitments and Contingencies
Partners' Capital.....................................................      29,575        25,362
                                                                        -----------   ------------
                                                                         $ 213,192      $154,178
                                                                         =========    ==========



  The accompanying notes are an integral part of these consolidated condensed financial statements.

                 NEW GAMING CAPITAL PARTNERSHIP AND SUBSIDIARY



                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS


                                  (UNAUDITED)


                                 (IN THOUSANDS)



                                                              THREE MONTHS
                                                                  ENDED         SIX MONTHS ENDED
                                                                JUNE 30,            JUNE 30,
                                                            -----------------   -----------------
                                                             1997      1996      1997      1996
                                                            -------   -------   -------   -------
Revenues:
  Casino..................................................  $37,021   $42,683   $76,480   $86,208
  Food and beverage.......................................    3,861     4,107     7,580     7,973
  Hotel...................................................      850     1,164     1,677     2,239
  Other...................................................      414       493       834       954
                                                            -------   -------   -------   -------
                                                             42,146    48,447    86,571    97,374
  Promotional allowances..................................   (3,340)   (3,640)   (6,368)   (7,002)
                                                            -------   -------   -------   -------
          Net revenues....................................   38,806    44,807    80,203    90,372
                                                            -------   -------   -------   -------

Expenses:
  Casino..................................................   20,714    23,724    42,911    47,885
  Food and beverage.......................................    1,562     1,485     3,334     3,320
  Hotel...................................................    1,707     1,138     2,157     2,021
  Other...................................................      112       156       224       347
  General and administrative..............................    6,769     6,730    13,934    14,978
  Depreciation and amortization...........................    2,592     2,260     5,078     4,210
                                                            -------   -------   -------   -------
          Total...........................................   33,456    35,493    67,638    72,761
                                                            -------   -------   -------   -------
Operating Income..........................................    5,350     9,314    12,565    17,611

Other Income (Expense):
  Interest expense........................................   (2,977)   (2,844)   (6,076)   (5,465)
  Interest income.........................................      220       144       467       409
  Other, net..............................................       (4)      418        (9)      418
  Minority interest in income of subsidiary...............     (201)     (522)     (583)   (1,025)
                                                            -------   -------   -------   -------
Net Income................................................  $ 2,388   $ 6,510   $ 6,364   $11,948
                                                            =======   =======   =======   =======



  The accompanying notes are an integral part of these consolidated condensed financial statements.

                 NEW GAMING CAPITAL PARTNERSHIP AND SUBSIDIARY

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                           SIX MONTHS ENDED
                                                                               JUNE 30,
                                                                         ---------------------
                                                                           1997         1996
                                                                         --------     --------
Cash provided by operating activities:
  Net Income...........................................................  $  6,364     $ 11,948
  Adjustments to reconcile net income to net cash provided by operating activities:
     Minority interest in income of subsidiary.........................       583        1,025
     Depreciation and amortization.....................................     5,078        4,210
     Amortization of debt discount, deferred finance charges and
      other............................................................       523          327
     Loss on disposal of land and other assets.........................                    217
     Provision for doubtful accounts...................................       788          795
     Net change in assets and liabilities..............................     3,341       (4,302)
                                                                         --------     --------
          Net cash provided by operating activities....................    16,677       14,220
                                                                         --------     --------
Cash flows from investing activities:
  Purchase of property and equipment...................................   (57,626)     (14,035)
  Proceeds from land held for sale.....................................        --        1,400
  Increase (decrease) in construction payable..........................     9,071       (2,409)
  Increase in other assets.............................................    (1,235)        (658)
                                                                         --------     --------
          Net cash used in investing activities........................   (49,790)     (15,702)
                                                                         --------     --------
Cash flows from financing activities:
  Proceeds from debt...................................................    46,400        9,000
  Payments on debt.....................................................    (8,310)      (4,022)
  Capital distributions................................................    (2,226)     (14,170)
  Distributions to minority shareholders...............................      (702)        (735)
  Changes in due to/from affiliates....................................     2,564         (381)
                                                                         --------     --------
          Net cash provided by (used in) financing activities..........    37,726      (10,308)
                                                                         --------     --------
Net change in cash and cash equivalents................................     4,613      (11,790)
Cash and cash equivalents, beginning of period.........................    14,913       27,025
                                                                         --------     --------
Cash and cash equivalents, end of period...............................  $ 19,526     $ 15,235
                                                                         ========     ========

  The accompanying notes are an integral part of these consolidated condensed financial statements.

                 NEW GAMING CAPITAL PARTNERSHIP AND SUBSIDIARY


              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. INTRODUCTION:

The accompanying unaudited Consolidated Condensed Financial Statements of New Gaming Capital Partnership and Subsidiary (the "Partnership") have been prepared in accordance with the instructions to Form 10-Q and therefore do not include all information and disclosures necessary for complete financial statements in conformity with generally accepted accounting principles. The consolidated condensed balance sheet at December 31, 1996 was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. The results for the interim periods indicated are unaudited, but reflect all adjustments (consisting only of normal recurring adjustments) which management considers necessary for a fair presentation of operating results. Results of operations for interim periods are not necessarily indicative of a full year of operations.

2. CONTINGENCIES:

The Partnership and its subsidiary, during the normal course of operating their business, become engaged in various litigation and other legal disputes. In the opinion of the Partnership's management, the ultimate disposition of such disputes will not have a material impact on the Partnership's operations.

                         ROBINSON PROPERTY GROUP, L.P.

                            CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                       JUNE 30,       DECEMBER 31,
                                                                         1997             1996
                                                                      -----------     ------------
                                                                      (UNAUDITED)
                                              ASSETS

Current Assets:
  Cash and cash equivalents.......................................     $  19,338        $ 22,858
  Accounts receivable, net........................................         8,010           5,883
  Inventories.....................................................           510             478
  Prepaid expenses and other......................................           744             275
                                                                      -----------     ------------
     Total current assets.........................................        28,602          29,494
                                                                      -----------     ------------

Property and Equipment:
  Land............................................................         4,110           4,110
  Buildings, barge and improvements...............................        61,249          50,253
  Furniture, fixtures and equipment...............................        18,384          16,933
  Less: accumulated depreciation..................................       (14,439)        (11,370)
                                                                      -----------     ------------
                                                                          69,304          59,926
  Construction in progress........................................        34,363          20,162
                                                                      -----------     ------------
          Net property and equipment..............................       103,667          80,088
                                                                      -----------     ------------

Other Assets:
  Goodwill, net...................................................        20,102          20,438
  Other, net......................................................         4,347           3,857
                                                                      -----------     ------------
                                                                       $ 156,718        $133,877
                                                                       =========      ==========

                                LIABILITIES AND PARTNERS' CAPITAL

Current Liabilities:
  Accounts payable................................................     $   1,409        $  1,274
  Due to affiliates...............................................         2,232           1,736
  Construction payables...........................................         6,288           6,945
  Accrued expenses and other......................................        10,375           8,503
                                                                      -----------     ------------
     Total current liabilities....................................        20,304          18,458
                                                                      -----------     ------------
Long-term debt, less current maturities...........................        49,400          43,000
Commitments and Contingencies
Partners' Capital.................................................        87,014          72,419
                                                                      -----------     ------------
                                                                       $ 156,718        $133,877
                                                                       =========      ==========


    The accompanying notes are an integral part of these condensed financial statements.

                         ROBINSON PROPERTY GROUP, L.P.



                       CONDENSED STATEMENTS OF OPERATIONS


                                  (UNAUDITED)


                                 (IN THOUSANDS)



                                                              THREE MONTHS
                                                                  ENDED         SIX MONTHS ENDED
                                                                JUNE 30,            JUNE 30,
                                                            -----------------   -----------------
                                                             1997      1996      1997      1996
                                                            -------   -------   -------   -------
Revenues:
  Casino..................................................  $39,739   $37,538   $80,236   $77,685
  Food and beverage.......................................    3,106     2,723     6,278     5,568
  Hotel...................................................      829       893     1,651     1,789
  Other...................................................      634       640     1,230     1,429
                                                            -------   -------   -------   -------
                                                             44,308    41,794    89,395    86,471
  Promotional allowances..................................   (3,134)   (2,669)   (6,558)   (5,561)
                                                            -------   -------   -------   -------
          Net revenues....................................   41,174    39,125    82,837    80,910
                                                            -------   -------   -------   -------

Expenses:
  Casino..................................................   20,379    18,295    40,541    36,186
  Food and beverage.......................................      945     1,178     1,754     2,091
  Hotel...................................................      791       913     1,512     1,671
  Other...................................................      232       195       375       382
  General and administrative..............................    5,934     6,585    11,690    12,528
  Depreciation and amortization...........................    1,845     1,764     3,653     3,512
                                                            -------   -------   -------   -------
          Total...........................................   30,126    28,930    59,525    56,370
                                                            -------   -------   -------   -------
Operating Income..........................................   11,048    10,195    23,312    24,540

Other Income (Expense):
  Interest expense........................................     (936)   (1,834)   (1,538)   (4,784)
  Interest and other income...............................      160       141       360       442
  Other, net..............................................     (342)       --      (346)       --
                                                            -------   -------   -------   -------
Net Income................................................  $ 9,930   $ 8,502   $21,788   $20,198
                                                            =======   =======   =======   =======



    The accompanying notes are an integral part of these condensed financial statements.

                         ROBINSON PROPERTY GROUP, L.P.

                       CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                           SIX MONTHS ENDED
                                                                               JUNE 30,
                                                                         ---------------------
                                                                           1997         1996
                                                                         --------     --------
Cash provided by operating activities:
  Net Income...........................................................  $ 21,788     $ 20,198
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization.....................................     3,653        3,512
     Amortization of debt discount, deferred finance charges and
      other............................................................       274        1,150
     Provision for doubtful accounts...................................     2,339        1,958
     Net change in assets and liabilities..............................    (2,960)      (2,663)
                                                                         --------     --------
          Net cash provided by operating activities....................    25,094       24,155
                                                                         --------     --------

Cash flows from investing activities:
  Purchases of property and equipment..................................   (26,692)      (2,270)
  Increase in construction payable.....................................      (657)          --
  (Increase) decrease in other assets..................................      (827)         305
                                                                         --------     --------
          Net cash used in investing activities........................   (28,176)      (1,965)
                                                                         --------     --------

Cash flows from financing activities:
  Proceeds from debt...................................................     6,400           --
  Payments on debt.....................................................        --      (32,000)
  Capital distributions................................................    (7,294)          --
  Changes in due to/from affiliates....................................       456       (4,519)
                                                                         --------     --------
          Net cash used in financing activities........................      (438)     (36,519)
                                                                         --------     --------
Net change in cash and cash equivalents................................    (3,520)     (14,329)
Cash and cash equivalents, beginning of period.........................    22,858       32,706
                                                                         --------     --------
Cash and cash equivalents, end of period...............................  $ 19,338     $ 18,377
                                                                         ========     ========


    The accompanying notes are an integral part of these condensed financial statements.

                         ROBINSON PROPERTY GROUP, L.P.


                    NOTES TO CONDENSED FINANCIAL STATEMENTS


                                  (UNAUDITED)



1. INTRODUCTION:


The accompanying unaudited Condensed Financial Statements of Robinson Property Group, L.P. (the "Partnership"), have been prepared in accordance with the instructions to Form 10-Q and therefore do not include all information and disclosures for complete financial statements in conformity with generally accepted accounting principles. The consolidated condensed balance sheet at December 31, 1996 was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. The results for the interim periods indicated are unaudited, but reflect all adjustments (consisting only of normal recurring adjustments) which management considers necessary for a fair presentation of operating results. Results of operations for interim periods are not necessarily indicative of a full year of operations.


2. CONTINGENCIES:


The Partnership, during the normal course of operating its business, becomes engaged in various litigation and other legal disputes. In the opinion of the Partnership's management, the ultimate disposition of such disputes will not have a material impact on the Partnership's operations.

======================================================

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN A CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.
                            ------------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        -----
Summary...............................      5
Summary Consolidated Financial Data...     12
Risk Factors..........................     13
Use of Proceeds.......................     20
Capitalization........................     21
The Exchange Offer....................     22
Selected Consolidated Financial
  Data................................     29
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................     31
Business..............................     37
Management............................     46
Executive Compensation................     48
Ownership of Units....................     52
Related Party Transactions............     53
Description of Certain Other
  Indebtedness........................     54
Description of Notes..................     61
Certain Federal Income Tax
  Considerations......................     92
Plan of Distribution..................     96
Legal Matters.........................     96
Experts...............................     96
Available Information.................     97
Index of Defined Terms................     98
Indices to Financial Statements.......    F-1

=============================================


======================================================
                                  $160,000,000

                            HORSESHOE GAMING, L.L.C.
                        9 3/8% SENIOR SUBORDINATED NOTES

                               DUE JUNE 15, 2007
                             ---------------------

                                   PROSPECTUS
                             ---------------------

                                OCTOBER 9, 1997

======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Horseshoe Gaming, L.L.C. (the "Company") is a Delaware limited liability company. Under Section 18-108 of the Delaware Limited Liability Company Act, a Delaware limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

     Section 6.4 of the Limited Liability Agreement of the Company provides as follows:

     No Liability; Indemnification of the Manager. For the purposes of this
Section 6.4, Affiliates shall mean only those Affiliates performing services for or on behalf of the Company.

          (a) The Manager and its Affiliates shall not be liable to the Company or any Member for any action or inaction of the Manager and/or its Affiliates in connection with the business or affairs of the Company or the Subsidiaries, so long as the person against whom liability is asserted acted in good faith on behalf of the Company and in a manner reasonably believed by such person to be in the best interests of the Company or the Subsidiaries, but only if the course of conduct does not constitute gross negligence or willful misconduct. The Company shall indemnify, defend, protect and hold harmless the Manager and its respective directors, officers, employees and agents, against any claim, liability, damage, loss or expense (including, without limitation, investigating and defending any claims and lawsuits and settlement thereof, and legal and accounting costs in connection therewith) incurred by them by virtue of the performance by any of them of the duties of the Manager acting as the manager in connection with the Businesses, so long as the indemnified person acted in good faith on behalf of the Company and in the manner reasonably believed by the person to be in the best interest of the Company or the Subsidiaries, but only if the course of conduct does not constitute gross negligence or willful misconduct; provided that such indemnification or agreement to hold harmless shall be recoverable only out of assets of, or distributions from, the Company or the Subsidiaries.

          (b) Advances from Company funds to the Manager or its Affiliates for legal expenses and other costs incurred as a result of a legal action or arbitration may be made if the following conditions are satisfied: (1) the legal action or arbitration relates to the performance of duties or services by the Manager or its Affiliates on behalf of the Company or the Subsidiaries; and (2) the Manager or its Affiliates agree to repay the advanced funds to the Company or the Subsidiaries in cases in which they are ultimately determined not to be entitled to indemnification.

     The sole Manager of the Company is Horseshoe Gaming, Inc., a Nevada corporation ("HGI"). Article Sixth of HGI's Articles of Incorporation provides that the personal liability of the directors and officers of HGI to HGI and its stockholders for damages for breach of fiduciary duty as a director or officer of HGI shall be eliminated to the fullest extent permissible under Nevada law.

     Section 78.751 of the Nevada Revised Statutes ("NRS") provides that a Nevada corporation has the power to indemnify its officers and directors in certain circumstances.

     Subsection (1) of NRS Section 78.751 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     Subsection (2) of NRS Section 78.751 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     Subsection (3) of NRS Section 78.751 provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     Subsection (4) of NRS Section 78.751 provides that any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

          (a) By the stockholders;

          (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

          (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

          (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     Subsection (5) of NRS Section 78.751 provides that the articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

     Subsection (6) of NRS Section 78.751 provides that the indemnification and advancement of expenses authorized in or ordered by a court pursuant to NRS
Section 78.751:

          (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

          (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) EXHIBITS

 EXHIBIT
 NUMBER                                        DESCRIPTION
---------    --------------------------------------------------------------------------------
3.1*         Certificate of Formation of Horseshoe Gaming, L.L.C.
3.2**        Limited Liability Company Agreement of Horseshoe Gaming, L.L.C., as amended to date.
3.3*         Articles of Incorporation of Horseshoe Gaming, Inc. (formerly New Gaming Capital
             Corporation), as amended to date.
3.4*         Bylaws of Horseshoe Gaming, Inc. (formerly New Gaming Capital Corporation).
3.5*         Certificate of Limited Partnership of Robinson Property Group Limited
             Partnership, as amended to date.
3.6*         Second Amended and Restated Limited Partnership Agreement of Robinson Property
             Group Limited Partnership, as amended to date.
3.7*         Articles of Incorporation of Horseshoe GP, Inc., as amended to date.
3.8*         Bylaws of Horseshoe GP, Inc.
4.1*         Senior Secured Credit Facility Note Purchase Agreement, dated as of October 10,
             1995, by and among Horseshoe Gaming, L.L.C., Robinson Property Group Limited
             Partnership and the Purchasers as defined therein.
4.2*         Form of Promissory Note for Senior Secured Credit Facility.
4.3*         Exchange Offer Letters dated October 10, 1995 by and between Horseshoe Gaming,
             L.L.C., Horseshoe Riverboat Casinos, LLC, Horseshoe Entertainment and Robinson
             Property Group Limited Partnership, on the one hand, and each of the holders of
             14.00% Senior Secured Notes due April 15, 2000 and/or 14.00% Subordinated Notes
             due April 15, 2001 issued by Horseshoe Riverboat Casinos, LLC on the other hand.
4.4*         Guarantee and Security Agreement, dated as of October 10, 1995, from Robinson
             Property Group Limited Partnership, as Note Guarantor, in favor of the holders of Senior Secured Credit Facility Notes due September 30, 1999.
4.5*         Pledge Agreement, dated as of October 10, 1995, from Jack Binion, B&O
             Development Limited Partnership and JBB Gaming Investments, L.L.C. (formerly
             Worldwide Gaming Investments, L.L.C.) in favor of the holders of Senior Secured
             Credit Facility Notes due September 30, 1999.
4.6*         Pledge Agreement, dated as of October 10, 1995, from Horseshoe Gaming, L.L.C. in favor of the holders of Senior Secured Credit Facility Notes due September 30,
             1999.
4.7*         Mortgage, Security Agreement and Assignment of Leases and Rents executed by
             Horseshoe Entertainment, as Mortgagor, in favor of Horseshoe Gaming, L.L.C., as
             Mortgagee.
4.8*         First Preferred Ship Mortgage on the whole of the Queen of the Red executed by
             Horseshoe Entertainment, as Owner and Mortgagor, in favor of Horseshoe Gaming,
             L.L.C., as Mortgagee.
4.9*         Bossier City Security Agreement and Assignment thereof.

 EXHIBIT
 NUMBER                                        DESCRIPTION
---------    --------------------------------------------------------------------------------
4.10*        Deed of Trust Security Agreement and Assignment of Leases and Rents from
             Robinson Property Group Limited Partnership, as Grantor, to Rowan H. Taylor,
             Jr., an individual, as Trustee for the benefit of Horseshoe Gaming, L.L.C., and
             Hanwa American Corp., Yewdale Holdings Limited and debis Financial Services,
             Inc., as Beneficiaries.
4.11*        First Preferred Ship Mortgage on the whole of the Horseshoe Casino and Hotel,
             Tunica executed by Robinson Property Group Limited Partnership, as Owner and
             Mortgagor, in favor of Horseshoe Gaming, L.L.C. and Chemical Trust Company of
             California, as Mortgagee.
4.12*        Tunica County Security Agreement and Assignment thereof.
4.13*        Master Vessel Trust Agreement, dated as of October 10, 1995, between debis
             Financial Services, Inc., Hanwa American Corp., and Yewdale Holdings Limited, as
             Lenders, and Chemical Trust Company of California, as Trustee.
4.14*        Note Assignment, dated as of October 10, 1995, from Horseshoe Gaming, L.L.C., in favor of the Holders of Senior Secured Credit Facility Notes due September 30,
             1999, issued by Horseshoe Gaming, L.L.C. and United States Trust Company of New
             York for the ratable benefit of the Holders of 12.75% Senior Notes due September
             30, 2000 issued by Horseshoe Gaming, L.L.C.
4.15*        Intercompany Senior Secured Note due September 30, 2000, executed by Horseshoe
             Entertainment in favor of Horseshoe Gaming, L.L.C.
4.16*        Intercompany Senior Secured Note due September 30, 2000, executed by Robinson
             Property Group Limited Partnership in favor of Horseshoe Gaming, L.L.C.
4.17*        Binion Partners Escrow Agreement, dated as of October 10, 1995, by and among
             Horseshoe Gaming, L.L.C., Robinson Property Group Limited Partnership, Jack
             Binion, B&O Development Limited Partnership, JBB Gaming Investments, L.L.C.
             (formerly Worldwide Gaming Investments, L.L.C.), the Purchasers named in the
             Senior Secured Credit Facility Note Purchase Agreement, U.S. Trust Company of
             California, N.A., as Trustee, and Bank of America Nevada, as Escrow Agent.
4.18++       Excess Proceeds Escrow Agreement, dated as of October 10, 1995, by and among
             Horseshoe Gaming, L.L.C., Robinson Property Group Limited Partnership, the
             Purchasers named in the Senior Secured Credit Facility Note Purchase Agreement,
             U.S. Trust Company of California, N.A., as Trustee under the Indenture, and Bank of America Nevada, as Escrow Agent.
4.19*        Intercreditor Agreement, dated as of October 10, 1995, among debis Financial
             Services, Inc., Yewdale Holdings Limited and Hanwa American Corp.
4.20*        12.75% Senior Notes due 2000 Senior Note Purchase Agreement by and among
             Horseshoe Gaming, L.L.C., Robinson Property Group Limited Partnership, as
             Guarantor, and the Purchasers thereof.
4.21*        Form of Senior Note of Horseshoe Gaming, L.L.C. 12.75% Senior Notes due 2000.
4.22*        Indenture, dated as of October 10, 1995, by and among Horseshoe Gaming, L.L.C.,
             U.S. Trust Company of California, N.A., as Trustee, and Robinson Property Group
             Limited Partnership, as Guarantor, with respect to the 12.75% Senior Notes due
             2000.
4.23*        Collateral Agency Agreement, dated as of October 6, 1995, by and among Horseshoe
             Gaming, L.L.C., Robinson Property Group Limited Partnership, B&O Development
             Limited Partnership, JBB Gaming Investments, L.L.C. (formerly Worldwide Gaming
             Investments, L.L.C.), and Jack Binion, as Grantors, the Purchasers of the 12.75%
             Senior Notes due 2000, and United States Trust Company of New York, as
             Collateral Agent.

 EXHIBIT
 NUMBER                                        DESCRIPTION
---------    --------------------------------------------------------------------------------
4.24*        Exchange and Registration Rights Agreement, dated as of October 10, 1995, by and among Horseshoe Gaming, L.L.C., Robinson Property Group Limited Partnership, as
             Guarantor, and the Purchasers of the 12.75% Notes due 2000 issued under the
             Indenture.
4.25*        Second Pledge Agreement, dated as of October 10, 1995, from Jack Binion, B&O
             Development Limited Partnership, and JBB Gaming Investments, L.L.C. (formerly
             Worldwide Gaming Investments, L.L.C.) in favor of United States Trust Company of
             New York, as Collateral Agent for the benefit of the Holders of 12.75% Senior
             Notes due September 30, 2100 issued by Horseshoe Gaming, L.L.C.
4.26*        Second Pledge Agreement, dated as of October 10, 1995, from Horseshoe Gaming,
             L.L.C. in favor of United States Trust Company of New York, for the ratable benefit of the Holders of 12.75% Senior Notes due September 30, 2000 issued by
             Horseshoe Gaming, L.L.C.
4.27*        Second Ship Mortgage on the whole of the Queen of the Red by Horseshoe
             Entertainment owner and mortgagor in favor of Horseshoe Gaming, L.L.C., as
             Mortgagee.
4.28*        Bossier City Second Security Agreement and Assignment thereof.
4.29*        Second Deed of Trust, Security Agreement and Assignment of Leases and Rents from
             Robinson Property Group Limited Partnership, as Grantor, to Rowan H. Taylor,
             Jr., an individual, as Trustee for the benefit of Horseshoe Gaming, L.L.C. and
             United States Trust Company of New York, as Collateral Agent for the Senior Note
             Holders, as beneficiaries.
4.30*        Second Ship Mortgage on the whole of the Horseshoe Casino and Hotel, Tunica executed by Robinson Property Group Limited Partnership, as Owner and Mortgagor,
             in favor of Horseshoe Gaming, L.L.C. and United States Trust Company of New
             York, as Collateral Agent for the ratable benefit of the Senior Note Holders.
 4.31*       Tunica County Second Security Agreement and Assignment thereof.
 4.32*       Intercreditor Agreement, dated as of October 10, 1995, among debis Financial
             Services, Inc., Yewdale Holdings Limited, Hanwa American Corp. and Chemical
             Trust Company of California, as Trustee, as Lien Holders, and U.S. Trust Company
             of California, N.A., as Trustee for the Holders of Horseshoe Gaming, L.L.C.
             12.75% Senior Notes due 2000 and Horseshoe Gaming, L.L.C. 12.75% Exchange Senior
             Notes due 2000, and United States Trust Company of New York, as Collateral
             Agent, as Junior Lien Holders.
 4.33*       Limited Guaranty by Jack B. Binion in favor of debis Financial Services, Inc., as amended to date. 4.34* Intercompany Senior Secured Note Due September 30,
             2000 dated October 20, 1995 by Horseshoe Ventures, L.L.C. in favor of Horseshoe
             Gaming, L.L.C.
 4.36**      Amendment to Excess Proceeds Agreement, dated as of February 9, 1996, by and among Horseshoe Gaming, L.L.C., Robinson Property Group Limited Partnership, the
             Purchasers named in the Senior Secured Credit Facility Note Purchase Agreement,
             U.S. Trust Company of California, N.A., as Trustee under the Indenture, and Bank of America Nevada, as Escrow Agent.
 4.37+       Amendment No. 1 to Indenture, dated as of July 19, 1996, by and among Horseshoe
             Gaming, L.L.C., Robinson Property Group Limited Partnership and U.S. Trust
             Company of California, N.A., as Trustee under the Indenture.
 4.38++      Amendment to Senior Secured Credit Facility Note Purchase Agreement dated as of
             October 1, 1996 by and among Horseshoe Gaming, L.L.C., Robinson Property Group
             Limited Partnership, Yewdale Holdings Limited, Hanwa American Corp. and debis
             Financial Services, Inc.

 EXHIBIT
 NUMBER                                        DESCRIPTION
---------    --------------------------------------------------------------------------------
 4.39++      Second Amendment to Excess Proceeds Escrow Agreement dated as of October 1,
             1996, by and among Horseshoe Gaming, L.L.C., Robinson Property Group Limited
             Partnership, Yewdale Holdings Limited, Hanwa American Corp., debis Financial
             Services, Inc., U.S. Trust Company of California, N.A. as trustee under the
             Indenture and Bank of America Nevada.
 4.40+++     Intercompany Senior Secured Note due September 30, 2000 executed by Robinson
             Property Group Limited Partnership in favor of Horseshoe Gaming, L.L.C.
 4.41+++     Intercompany Senior Secured Note due September 30, 2000 executed by Horseshoe
             Entertainment in favor of Horseshoe Gaming, L.L.C.
 4.42#       Purchase Agreement for 9-3/8% Series A Senior Subordinated Notes by and among
             Horseshoe Gaming, L.L.C., Robinson Property Group Limited Partnership, as
             Guarantor, and Wasserstein Perella Securities, Inc., as Initial Purchaser
 4.43#       Form of 9 3/8% Senior Subordinated Note due 2007 of Horseshoe Gaming, L.L.C.
 4.44#       Indenture, dated as of June 15, 1997, by and among Horseshoe Gaming, L.L.C.,
             U.S. Trust Company of Texas, N.A., as Trustee, and Robinson Property Group
             Limited Partnership, as Guarantor, with respect to the 9-3/8% Senior
             Subordinated Notes due 2007.
 4.45#       Exchange and Registration Rights Agreement, dated as of June 25, 1997, by and among Horseshoe Gaming, L.L.C., Robinson Property Group Limited Partnership and
             Wasserstein Perella Securities, Inc.
 4.46#       Intercompany Senior Secured Note due June 15, 2007, executed by Robinson
             Property Group Limited Partnership in favor of Horseshoe Gaming, L.L.C.
 4.47#       Intercompany Senior Secured Note due June 15, 2007, executed by Horseshoe
             Entertainment in favor of Horseshoe Gaming, L.L.C.
 5.2#        Opinion of Riordan & McKinzie regarding legality.
10.1*        Employment Agreement dated January 1, 1996 by and between Horseshoe Gaming, Inc.
             and Paul Alanis.
10.2**       Employment Agreement dated as of October 1, 1995 by and between Horseshoe
             Gaming, Inc. and Walter J. Haybert.
10.3**       Assignment Agreement dated as of October 1, 1995 by and between Horseshoe
             Gaming, L.L.C. and Walter J. Haybert.
10.4**       Employment Agreement dated as of October 1, 1995 by and between Horseshoe
             Gaming, Inc. and John J. Schreiber.
10.5**       Assignment Agreement dated as of October 1, 1995 by and between Horseshoe
             Gaming, L.L.C. and John J. Schreiber.
10.6**       Employment Agreement dated as of October 1, 1995 by and between Horseshoe
             Gaming, Inc. and John Michael Allen.
10.7**       Assignment Agreement dated as of October 1, 1995 by and between Horseshoe
             Gaming, L.L.C. and John Michael Allen.
10.8*        Consulting Agreement dated March 10, 1993 by and between Jack Binion and Koar
             International, Inc. (ultimately assigned to Horseshoe Gaming, Inc. and
             KII-Pasadena, Inc.)
10.9*        Warrant to purchase 1,941,981 Horseshoe Gaming Units, dated as of October 10,
             1995, issued to Hanwa American Corp.
10.10*       Warrant to purchase 1,941,980 Horseshoe Gaming Units, dated as of October 10,
             1995, issued to Yewdale Holdings Limited.
10.11*       Warrant to purchase 1,566,629 Horseshoe Gaming Units, dated as of October 10,
             1995, issued to Hanwa American Corp.

 EXHIBIT
 NUMBER                                        DESCRIPTION
---------    --------------------------------------------------------------------------------
10.12*       Warrant to purchase 1,566,630 Horseshoe Gaming Units, dated as of October 10,
             1995, issued to Yewdale Holdings Limited.
10.13**      Registration Rights Agreement dated as of October 10, 1995 by and between
             Horseshoe Gaming, L.L.C., on the one hand, and Yewdale Holdings Limited, Post
             Balanced Fund, L.P., Capital Fund Foundation, Raymond Zimmerman, as Trustee for
             the Charles N. Mathewson Charitable Remainder Uni Trust, Hanwa American Corp.,
             Onyx Partners, Inc., Alpine Associates, Janless Corp., Andrew Astrachan, and
             Donald Schupak, on the other hand.
10.14*       Assignment and Purchase Agreement dated as of October 1, 1995 between Jack
             Binion and Horseshoe Gaming, L.L.C.
10.15*       Promissory Note dated October 10, 1995 by Horseshoe Gaming, L.L.C. in favor of
             Jack B. Binion in the principal amount of $500,000.
10.16*       Purchase Agreement dated as of October 1, 1995 between B&O Development Limited
             Partnership and Horseshoe Gaming, L.L.C.
10.17*       Assignment Agreement dated as of October 1, 1995 between KR, Inc. and Horseshoe
             Ventures, L.L.C.
10.18*       Promissory Note dated October 10, 1995 by Horseshoe Ventures, L.L.C., in favor of KR, Inc. in the principal amount of $4,769,016.47.
10.19*       Option Agreement dated as of October 10, 1995 between Horseshoe Gaming, L.L.C., on the one hand, and Hanwa American Corp. and Yewdale Holdings Limited, on the
             other hand.
10.20*       Letter Agreement dated as of October 10, 1995 between Horseshoe Gaming, L.L.C.
             and Hanwa American Corp.
10.21*       Letter Agreement dated as of October 10, 1995 between Horseshoe Gaming, L.L.C.
             and Yewdale Holdings Limited.
10.22**      Purchase and Sale Agreement dated as of November 15, 1995 by and between Frank
             Pernici and New Gaming Capital Partnership, with Horseshoe Gaming, L.L.C., as
             Guarantor.
10.23*       Employment Agreement dated January 1, 1996 by and between Horseshoe Gaming,
             L.L.C. and Loren S. Ostrow.
10.24*       401(k) Plan of Robinson Property Group Limited Partnership.
10.25**      Limited Partnership Agreement of Horseshoe Entertainment, a Louisiana limited partnership, dated April 20th, 1993.
10.26**      Second and Amended and Restated Limited Partnership Agreement of New Gaming
             Capital Partnership, a Nevada limited partnership, dated as of October 1, 1995.
10.27**      Limited Liability Company Agreement of Horseshoe Ventures, L.L.C., a Delaware
             limited liability company, dated as of October 1, 1995.
10.28***     Second Amended and Restated Operating Agreement of Horseshoe Casinos (Indiana),
             LLC, an Indiana limited liability company, dated as of April 26, 1996.
10.29**      Hanwa Co., Ltd. Commitment Letter, dated April 18, 1996, for Senior Secured
             Financing for the Proposed Horseshoe Indiana Riverboat Gaming Facility.
10.30**      Amendment No. 1 to Option Agreement, dated as of April 15, 1996, between
             Horseshoe Gaming, L.L.C., on the one hand, and Hanwa American Corp. and Yewdale
             Holdings Limited, on the other hand.
10.31**      Purchase Agreement, dated March 26, 1996, by and between Kehl River Boats, Inc.
             and Horseshoe Gaming, L.L.C. 10.32** Agreement to Purchase and Sell Real Estate,
             dated March 13, 1996, by and between Le Bossier, L.L.C., as Seller, and
             Horseshoe Entertainment, as Buyer.

 EXHIBIT
 NUMBER                                        DESCRIPTION
---------    --------------------------------------------------------------------------------
10.32**      Agreement to Purchase and Sell Real Estate, dated March 31, 1996, by and between
             Le Bossier, L.L.C., as Seller, and Horseshoe Entertainment, as Buyer.
10.33++      Amended Employment Agreement dated October 1, 1995 by and between Horseshoe
             Gaming, Inc. and John Michael Allen.
10.34++      Employment Agreement dated July 1, 1996 by and between Horseshoe Gaming, Inc.
             and Gary Border.
10.35++      Amended Employment Agreement dated October 1, 1995 by and between Horseshoe
             Gaming, Inc. and Walter J. Haybert.
10.36++      Amended Employment Agreement dated October 1, 1995 by and between Horseshoe
             Gaming, Inc. and John J. Schreiber.
10.37#       Second Amended and Restated Employment Agreement dated as of October 1, 1995 by and between Horseshoe Gaming, Inc. and John Michael Allen.
10.38#       Second Amended and Restated Employment Agreement dated as of October 1, 1995 by and between Horseshoe Gaming, Inc. and Walter J. Haybert.
10.39#       Second Amended and Restated Employment Agreement dated as of October 1, 1995, by and between Horseshoe Gaming, Inc. and John J. Schreiber.
10.40#       1997 Unit Option Plan of Horseshoe Gaming, L.L.C.
10.41#       Unit Option Agreement dated as of February 1, 1997 by and between Horseshoe
             Gaming, L.L.C. and Larry Lepinski.
10.42#       Agreement between Owner and Contractor for the Construction of a Hotel between
             Horseshoe Entertainment and Manhattan Construction Company and Whitaker
             Construction Company d.b.a. Manhattan/Whitaker, a Joint Venture.
10.43#       Vessel Construction Agreement dated as of March 6, 1997 between Levac Shipyards,
             Inc. and Horseshoe Entertainment.
10.44#       Contract for Construction dated as of August 6, 1996 between Robinson Property
             Group Limited Partnership and Charles . White Construction Company, together with Change Orders Numbered 1 through 6.
10.45##      Contribution and Sale Agreement dated as of August 26, 1997 by and between Lady
             Luck Vicksburg, Inc. and Horseshoe Gaming, L.L.C.
12.2##       Computation of ratio of earnings to fixed charges.
21.2#        Subsidiaries of Horseshoe Gaming, L.L.C.
23.3#        Consent of Riordan & McKinzie (contained in Exhibit 5.2).
23.4##       Consent of Arthur Andersen, LLP.
24.1#        Powers of Attorney (set forth on signature pages, at II-11 and II-12).
25.2#        Form T-1 Statement of Eligibility and Qualification under the Trust Indenture
             Act of 1939 of U.S. Trust Company of Texas, N.A.
27.1++       Financial Data Schedule -- Horseshoe Gaming L.L.C. and Subsidiaries.
99.3#        Form of Letter of Transmittal with respect to the Exchange Offer.
99.4#        Form of Notice of Guaranteed Delivery.

---------------

  * Filed as an Exhibit to Registration Statement on Form S-4 (No. 333-0214) filed on January 8, 1996.

 ** Filed as an Exhibit to Amendment No. 1 filed on April 26, 1996.

*** Filed as an Exhibit to Amendment No. 2 filed on May 9, 1996.

  + Filed as an Exhibit to Form 10-Q for the Quarter Ended June 30, 1996, filed on August 13, 1996.

 ++ Filed as an Exhibit to Form 10-K for the Year Ended December 31, 1996, filed on March 31, 1997.

+++ Filed as an Exhibit to Form 10-Q for the Quarter Ended March 31, 1997, filed on May 7, 1997.


 # Filed as an Exhibit to Registration Statement on Form S-4 (No. 333-33145) filed on August 7, 1997.



## Filed herewith.


     (b) Financial Statement Schedules

All schedules are omitted as the required information is inapplicable or not present in amounts sufficient to require submission of the schedule, or because the information is presented in the consolidated financial statements or related notes.

ITEM 22. UNDERTAKINGS

     1.  The undersigned Registrants hereby undertake as follows:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described in Item 20, "Indemnification of Directors and Officers," above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant against which such claim is asserted will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     3. The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

     4. The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus that is a part of this Registration Statement pursuant to Items 4, 10(b), 11 or 13 of Form S-4 promulgated by the Securities and Exchange Commission, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     5. The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on October 7, 1997.


                                          Horseshoe Gaming, L.L.C.,
                                          a Delaware limited liability company

                                          By: Horseshoe Gaming, Inc.,
                                            a Nevada corporation
                                          Its: Manager

                                          By: /s/ JACK B. BINION
                                            ------------------------------------
                                            Jack B. Binion
                                          Its: Chief Executive Officer and
                                            Chairman of the Board of Directors


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                   SIGNATURE                                TITLE                    DATE
-----------------------------------------------  ----------------------------  ----------------
              /s/ JACK B. BINION                 Chief Executive Officer and    October 7, 1997
-----------------------------------------------    Chairman of the Board of
                Jack B. Binion                     Directors (Principal
                                                   Executive Officer) of
                                                   Horseshoe Gaming, Inc.

             /s/ WALTER J. HAYBERT               Chief Financial Officer and    October 7, 1997
-----------------------------------------------    Treasurer (Principal
               Walter J. Haybert                   Financial and Accounting
                                                   Officer) of Horseshoe
                                                   Gaming, Inc.

             /s/ PHYLLIS M. COPE*                Director                       October 7, 1997
-----------------------------------------------
                Phyllis M. Cope

               /s/ PERI HOWARD*                  Director                       October 7, 1997
-----------------------------------------------
                  Peri Howard



*By: /s/ JACK B. BINION

--------------------------------------

            Jack B. Binion


          (Attorney-in-fact)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on October 7, 1997.


                                          Robinson Property Group Limited
                                          Partnership
                                          a Mississippi limited partnership

                                          By: Horseshoe GP, Inc.,
                                            a Nevada corporation
                                          Its: Manager

                                          By: /s/ JACK B. BINION
                                            ------------------------------------
                                             Jack B. Binion
                                          Its: Chief Executive Officer and
                                            Chairman of the Board of Directors

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                   SIGNATURE                                TITLE                    DATE
-----------------------------------------------  ----------------------------  ----------------

              /s/ JACK B. BINION                 Chief Executive Officer and    October 7, 1997
-----------------------------------------------    Chairman of the Board of
                Jack B. Binion                     Directors (Principal
                                                   Executive Officer) of
                                                   Horseshoe GP, Inc.

             /s/ WALTER J. HAYBERT               Chief Financial Officer and    October 7, 1997
-----------------------------------------------    Treasurer (Principal
               Walter J. Haybert                   Financial and Accounting
                                                   Officer) of Horseshoe GP,
                                                   Inc.

             /s/ PHYLLIS M. COPE*                Director                       October 7, 1997
-----------------------------------------------
                Phyllis M. Cope

               /s/ PERI HOWARD*                  Director                       October 7, 1997
-----------------------------------------------
                  Peri Howard



*By: /s/ JACK B. BINION

--------------------------------------

            Jack B. Binion


          (Attorney-in-fact)

                                 EXHIBIT INDEX

                                                                                     SEQUENTIALLY
    EXHIBIT                                                                            NUMBERED
     NUMBER                                 DESCRIPTION                                  PAGE
    --------     ------------------------------------------------------------------  ------------
     3.1*        Certificate of Formation of Horseshoe Gaming, L.L.C...............
     3.2**       Limited Liability Company Agreement of Horseshoe Gaming, L.L.C.,
                 as amended to date................................................
     3.3*        Articles of Incorporation of Horseshoe Gaming, Inc. (formerly New
                 Gaming Capital Corporation), as amended to date...................
     3.4*        Bylaws of Horseshoe Gaming, Inc. (formerly New Gaming Capital
                 Corporation)......................................................
     3.5*        Certificate of Limited Partnership of Robinson Property Group
                 Limited Partnership, as amended to date...........................
     3.6*        Second Amended and Restated Limited Partnership Agreement of
                 Robinson Property Group Limited Partnership, as amended to date...
     3.7*        Articles of Incorporation of Horseshoe GP, Inc., as amended to date..............................................................
     3.8*        Bylaws of Horseshoe GP, Inc. .....................................
     4.1*        Senior Secured Credit Facility Note Purchase Agreement, dated as of October 10, 1995, by and among Horseshoe Gaming, L.L.C.,
                 Robinson Property Group Limited Partnership and the Purchasers as
                 defined therein...................................................
     4.2*        Form of Promissory Note for Senior Secured Credit Facility........
     4.3*        Exchange Offer Letters dated October 10, 1995 by and between
                 Horseshoe Gaming, L.L.C., Horseshoe Riverboat Casinos, LLC,
                 Horseshoe Entertainment and Robinson Property Group Limited
                 Partnership, on the one hand, and each of the holders of 14.00%
                 Senior Secured Notes due April 15, 2000 and/or 14.00% Subordinated
                 Notes due April 15, 2001 issued by Horseshoe Riverboat Casinos,
                 LLC on the other hand.............................................
     4.4*        Guarantee and Security Agreement, dated as of October 10, 1995, from Robinson Property Group Limited Partnership, as Note
                 Guarantor, in favor of the holders of Senior Secured Credit
                 Facility Notes due September 30, 1999.............................
     4.5*        Pledge Agreement, dated as of October 10, 1995, from Jack Binion,
                 B&O Development Limited Partnership and JBB Gaming Investments,
                 L.L.C. (formerly Worldwide Gaming Investments, L.L.C.) in favor of the holders of Senior Secured Credit Facility Notes due September
                 30, 1999..........................................................
     4.6*        Pledge Agreement, dated as of October 10, 1995, from Horseshoe
                 Gaming, L.L.C. in favor of the holders of Senior Secured Credit
                 Facility Notes due September 30, 1999.............................
     4.7*        Mortgage, Security Agreement and Assignment of Leases and Rents
                 executed by Horseshoe Entertainment, as Mortgagor, in favor of
                 Horseshoe Gaming, L.L.C., as Mortgagee............................
     4.8*        First Preferred Ship Mortgage on the whole of the Queen of the Red executed by Horseshoe Entertainment, as Owner and Mortgagor, in
                 favor of Horseshoe Gaming, L.L.C., as Mortgagee...................
     4.9*        Bossier City Security Agreement and Assignment thereof............

                                                                                     SEQUENTIALLY
    EXHIBIT                                                                            NUMBERED
     NUMBER                                 DESCRIPTION                                  PAGE
    --------     ------------------------------------------------------------------  ------------
     4.10*       Deed of Trust Security Agreement and Assignment of Leases and
                 Rents from Robinson Property Group Limited Partnership, as
                 Grantor, to Rowan H. Taylor, Jr., an individual, as Trustee for the benefit of Horseshoe Gaming, L.L.C., and Hanwa American Corp.,
                 Yewdale Holdings Limited and debis Financial Services, Inc., as
                 Beneficiaries.....................................................
     4.11*       First Preferred Ship Mortgage on the whole of the Horseshoe Casino and Hotel, Tunica executed by Robinson Property Group Limited
                 Partnership, as Owner and Mortgagor, in favor of Horseshoe Gaming,
                 L.L.C. and Chemical Trust Company of California, as Mortgagee.....
     4.12*       Tunica County Security Agreement and Assignment thereof...........
     4.13*       Master Vessel Trust Agreement, dated as of October 10, 1995, between debis Financial Services, Inc., Hanwa American Corp., and
                 Yewdale Holdings Limited, as Lenders, and Chemical Trust Company
                 of California, as Trustee.........................................
     4.14*       Note Assignment, dated as of October 10, 1995, from Horseshoe
                 Gaming, L.L.C., in favor of the Holders of Senior Secured Credit
                 Facility Notes due September 30, 1999, issued by Horseshoe Gaming,
                 L.L.C. and United States Trust Company of New York for the ratable benefit of the Holders of 12.75% Senior Notes due September 30,
                 2000 issued by Horseshoe Gaming, L.L.C. ..........................
     4.15*       Intercompany Senior Secured Note due September 30, 2000, executed by Horseshoe Entertainment in favor of Horseshoe Gaming,
                 L.L.C. ...........................................................
     4.16*       Intercompany Senior Secured Note due September 30, 2000, executed by Robinson Property Group Limited Partnership in favor of
                 Horseshoe Gaming, L.L.C. .........................................
     4.17*       Binion Partners Escrow Agreement, dated as of October 10, 1995, by and among Horseshoe Gaming, L.L.C., Robinson Property Group
                 Limited Partnership, Jack Binion, B&O Development Limited
                 Partnership, JBB Gaming Investments, L.L.C. (formerly Worldwide
                 Gaming Investments, L.L.C.), the Purchasers named in the Senior
                 Secured Credit Facility Note Purchase Agreement, U.S. Trust
                 Company of California, N.A., as Trustee, and Bank of America
                 Nevada, as Escrow Agent...........................................
     4.18*       Excess Proceeds Escrow Agreement, dated as of October 10, 1995, by and among Horseshoe Gaming, L.L.C., Robinson Property Group
                 Limited Partnership, the Purchasers named in the Senior Secured
                 Credit Facility Note Purchase Agreement, U.S. Trust Company of
                 California, N.A., as Trustee under the Indenture, and Bank of
                 America Nevada, as Escrow Agent...................................
     4.19*       Intercreditor Agreement, dated as of October 10, 1995, among debis
                 Financial Services, Inc., Yewdale Holdings Limited and Hanwa
                 American Corp. ...................................................
     4.20*       12.75% Senior Notes due 2000 Senior Note Purchase Agreement by and
                 among Horseshoe Gaming, L.L.C., Robinson Property Group Limited
                 Partnership, as Guarantor, and the Purchasers thereof.............
     4.21*       Form of Senior Note of Horseshoe Gaming, L.L.C. 12.75% Senior
                 Notes due 2000....................................................
     4.22*       Indenture, dated as of October 10, 1995, by and among Horseshoe
                 Gaming, L.L.C., U.S. Trust Company of California, N.A., as
                 Trustee, and Robinson Property Group Limited Partnership, as
                 Guarantor, with respect to the 12.75% Senior Notes due 2000.......

                                                                                     SEQUENTIALLY
    EXHIBIT                                                                            NUMBERED
     NUMBER                                 DESCRIPTION                                  PAGE
    --------     ------------------------------------------------------------------  ------------
     4.23*       Collateral Agency Agreement, dated as of October 6, 1995, by and among Horseshoe Gaming, L.L.C., Robinson Property Group Limited
                 Partnership, B&O Development Limited Partnership, JBB Gaming
                 Investments, L.L.C. (formerly Worldwide Gaming Investments,
                 L.L.C.), and Jack Binion, as Grantors, the Purchasers of the
                 12.75% Senior Notes due 2000, and United States Trust Company of
                 New York, as Collateral Agent.....................................
     4.24*       Exchange and Registration Rights Agreement, dated as of October
                 10, 1995, by and among Horseshoe Gaming, L.L.C., Robinson Property
                 Group Limited Partnership, as Guarantor, and the Purchasers of the
                 12.75% Notes due 2000 issued under the Indenture..................
     4.25*       Second Pledge Agreement, dated as of October 10, 1995, from Jack
                 Binion, B&O Development Limited Partnership, and JBB Gaming
                 Investments, L.L.C. (formerly Worldwide Gaming Investments,
                 L.L.C.) in favor of United States Trust Company of New York, as
                 Collateral Agent for the benefit of the Holders of 12.75% Senior
                 Notes due September 30, 2100 issued by Horseshoe Gaming,
                 L.L.C. ...........................................................
     4.26*       Second Pledge Agreement, dated as of October 10, 1995, from
                 Horseshoe Gaming, L.L.C. in favor of United States Trust Company of New York, for the ratable benefit of the Holders of 12.75%
                 Senior Notes due September 30, 2000 issued by Horseshoe Gaming,
                 L.L.C. ...........................................................
     4.27*       Second Ship Mortgage on the whole of the Queen of the Red by
                 Horseshoe Entertainment owner and mortgagor in favor of Horseshoe
                 Gaming, L.L.C., as Mortgagee......................................
     4.28*       Bossier City Second Security Agreement and Assignment thereof.....
     4.29*       Second Deed of Trust, Security Agreement and Assignment of Leases
                 and Rents from Robinson Property Group Limited Partnership, as
                 Grantor, to Rowan H. Taylor, Jr., an individual, as Trustee for the benefit of Horseshoe Gaming, L.L.C. and United States Trust
                 Company of New York, as Collateral Agent for the Senior Note
                 Holders, as beneficiaries.........................................
     4.30*       Second Ship Mortgage on the whole of the Horseshoe Casino and
                 Hotel, Tunica executed by Robinson Property Group Limited
                 Partnership, as Owner and Mortgagor, in favor of Horseshoe Gaming,
                 L.L.C. and United States Trust Company of New York, as Collateral
                 Agent for the ratable benefit of the Senior Note Holders..........
     4.31*       Tunica County Second Security Agreement and Assignment thereof....
     4.32*       Intercreditor Agreement, dated as of October 10, 1995, among debis
                 Financial Services, Inc., Yewdale Holdings Limited, Hanwa American
                 Corp. and Chemical Trust Company of California, as Trustee, as
                 Lien Holders, and U.S. Trust Company of California, N.A., as
                 Trustee for the Holders of Horseshoe Gaming, L.L.C. 12.75% Senior
                 Notes due 2000 and Horseshoe Gaming, L.L.C. 12.75% Exchange Senior
                 Notes due 2000, and United States Trust Company of New York, as
                 Collateral Agent, as Junior Lien Holders..........................
     4.33*       Limited Guaranty by Jack B. Binion in favor of debis Financial
                 Services, Inc., as amended to date................................
     4.34*       Intercompany Senior Secured Note Due September 30, 2000 dated
                 October 20, 1995 by Horseshoe Ventures, L.L.C. in favor of
                 Horseshoe Gaming, L.L.C. .........................................

                                                                                     SEQUENTIALLY
    EXHIBIT                                                                            NUMBERED
     NUMBER                                 DESCRIPTION                                  PAGE
    --------     ------------------------------------------------------------------  ------------
     4.36**      Amendment to Excess Proceeds Agreement, dated as of February 9,
                 1996, by and among Horseshoe Gaming, L.L.C., Robinson Property
                 Group Limited Partnership, the Purchasers named in the Senior
                 Secured Credit Facility Note Purchase Agreement, U.S. Trust
                 Company of California, N.A., as Trustee under the Indenture, and
                 Bank of America Nevada, as Escrow Agent...........................
     4.37+       Amendment No. 1 to Indenture, dated as of July 19, 1996, by and among Horseshoe Gaming, L.L.C., Robinson Property Group Limited
                 Partnership and U.S. Trust Company of California, N.A., as Trustee
                 under the Indenture...............................................
     4.38++      Amendment to Senior Secured Credit Facility Note Purchase
                 Agreement dated as of October 1, 1996 by and among Horseshoe
                 Gaming, L.L.C., Robinson Property Group Limited Partnership,
                 Yewdale Holdings Limited, Hanwa American Corp. and debis Financial
                 Services, Inc. ...................................................
     4.39++      Second Amendment to Excess Proceeds Escrow Agreement dated as of
                 October 1, 1996, by and among Horseshoe Gaming, L.L.C., Robinson
                 Property Group Limited Partnership, Yewdale Holdings Limited,
                 Hanwa American Corp., debis Financial Services, Inc., U.S. Trust
                 Company of California, N.A. as trustee under the Indenture and
                 Bank of America Nevada............................................
     4.40+++     Intercompany Senior Secured Note due September 30, 2000 executed by Robinson Property Group Limited Partnership in favor of
                 Horseshoe Gaming, L.L.C...........................................
     4.41+++     Intercompany Senior Secured Note due September 30, 2000 executed by Horseshoe Entertainment in favor of Horseshoe Gaming, L.L.C....
     4.42#       Purchase Agreement for 9-3/8% Series A Senior Subordinated Notes
                 by and among Horseshoe Gaming, L.L.C., Robinson Property Group
                 Limited Partnership, as Guarantor, and Wasserstein Perella
                 Securities, Inc., as Initial Purchaser............................
     4.43#       Form of 9-3/8% Senior Subordinated Note due 2007 of Horseshoe
                 Gaming, L.L.C.....................................................
     4.44#       Indenture, dated as of June 15, 1997, by and among Horseshoe
                 Gaming, L.L.C., U.S. Trust Company of Texas, N.A., as Trustee, and
                 Robinson Property Group Limited Partnership, as Guarantor, with respect to the 9-3/8% Senior Subordinated Notes due 2007..........
     4.45#       Exchange and Registration Rights Agreement, dated as of June 25,
                 1997, by and among Horseshoe Gaming, L.L.C., Robinson Property
                 Group Limited Partnership and Wasserstein Perella Securities,
                 Inc...............................................................
     4.46#       Intercompany Senior Secured Note due June 15, 2007, executed by
                 Robinson Property Group Limited Partnership in favor of Horseshoe
                 Gaming, L.L.C.....................................................
     4.47#       Intercompany Senior Secured Note due June 15, 2007, executed by
                 Horseshoe Entertainment in favor of Horseshoe Gaming, L.L.C.......
     5.2#        Opinion of Riordan & McKinzie regarding legality..................
    10.1*        Employment Agreement dated January 1, 1996 by and between
                 Horseshoe Gaming, Inc. and Paul Alanis............................
    10.2**       Employment Agreement dated as of October 1, 1995 by and between
                 Horseshoe Gaming, Inc. and Walter J. Haybert......................
    10.3**       Assignment Agreement dated as of October 1, 1995 by and between
                 Horseshoe Gaming, L.L.C. and Walter J. Haybert....................

                                                                                     SEQUENTIALLY
    EXHIBIT                                                                            NUMBERED
     NUMBER                                 DESCRIPTION                                  PAGE
    --------     ------------------------------------------------------------------  ------------
    10.4**       Employment Agreement dated as of October 1, 1995 by and between
                 Horseshoe Gaming, Inc. and John J. Schreiber......................
    10.5**       Assignment Agreement dated as of October 1, 1995 by and between
                 Horseshoe Gaming, L.L.C. and John J. Schreiber....................
    10.6**       Employment Agreement dated as of October 1, 1995 by and between
                 Horseshoe Gaming, Inc. and John Michael Allen.....................
    10.7**       Assignment Agreement dated as of October 1, 1995 by and between
                 Horseshoe Gaming, L.L.C. and John Michael Allen...................
    10.8*        Consulting Agreement dated March 10, 1993 by and between Jack
                 Binion and Koar International, Inc. (ultimately assigned to
                 Horseshoe Gaming, Inc. and KII-Pasadena, Inc.)....................
    10.9*        Warrant to purchase 1,941,981 Horseshoe Gaming Units, dated as of
                 October 10, 1995, issued to Hanwa American Corp...................
    10.10*       Warrant to purchase 1,941,980 Horseshoe Gaming Units, dated as of
                 October 10, 1995, issued to Yewdale Holdings Limited..............
    10.11*       Warrant to purchase 1,566,629 Horseshoe Gaming Units, dated as of
                 October 10, 1995, issued to Hanwa American Corp...................
    10.12*       Warrant to purchase 1,566,630 Horseshoe Gaming Units, dated as of
                 October 10, 1995, issued to Yewdale Holdings Limited..............
    10.13**      Registration Rights Agreement dated as of October 10, 1995 by and between Horseshoe Gaming, L.L.C., on the one hand, and Yewdale
                 Holdings Limited, Post Balanced Fund, L.P., Capital Fund
                 Foundation, Raymond Zimmerman, as Trustee for the Charles N.
                 Mathewson Charitable Remainder Uni Trust, Hanwa American Corp.,
                 Onyx Partners, Inc., Alpine Associates, Janless Corp., Andrew
                 Astrachan, and Donald Schupak, on the other hand..................
    10.14*       Assignment and Purchase Agreement dated as of October 1, 1995 between Jack Binion and Horseshoe Gaming, L.L.C...................
    10.15*       Promissory Note dated October 10, 1995 by Horseshoe Gaming, L.L.C.
                 in favor of Jack B. Binion in the principal amount of $500,000....
    10.16*       Purchase Agreement dated as of October 1, 1995 between B&O
                 Development Limited Partnership and Horseshoe Gaming, L.L.C.......
    10.17*       Assignment Agreement dated as of October 1, 1995 between KR, Inc.
                 and Horseshoe Ventures, L.L.C.....................................
    10.18*       Promissory Note dated October 10, 1995 by Horseshoe Ventures,
                 L.L.C., in favor of KR, Inc. in the principal amount of
                 $4,769,016.47.....................................................
    10.19*       Option Agreement dated as of October 10, 1995 between Horseshoe
                 Gaming, L.L.C., on the one hand, and Hanwa American Corp. and
                 Yewdale Holdings Limited, on the other hand.......................
    10.20*       Letter Agreement dated as of October 10, 1995 between Horseshoe
                 Gaming, L.L.C. and Hanwa American Corp............................
    10.21*       Letter Agreement dated as of October 10, 1995 between Horseshoe
                 Gaming, L.L.C. and Yewdale Holdings Limited.......................

                                                                                     SEQUENTIALLY
    EXHIBIT                                                                            NUMBERED
     NUMBER                                 DESCRIPTION                                  PAGE
    --------     ------------------------------------------------------------------  ------------
    10.22**      Purchase and Sale Agreement dated as of November 15, 1995 by and between Frank Pernici and New Gaming Capital Partnership, with
                 Horseshoe Gaming, L.L.C., as Guarantor............................
    10.23*       Employment Agreement dated January 1, 1996 by and between
                 Horseshoe Gaming, L.L.C. and Loren S. Ostrow......................
    10.24*       401(k) Plan of Robinson Property Group Limited Partnership........
    10.25**      Limited Partnership Agreement of Horseshoe Entertainment, a
                 Louisiana limited partnership, dated April 20th, 1993.............
    10.26**      Second and Amended and Restated Limited Partnership Agreement of
                 New Gaming Capital Partnership, a Nevada limited partnership, dated as of October 1, 1995.......................................
    10.27**      Limited Liability Company Agreement of Horseshoe Ventures, L.L.C.,
                 a Delaware limited liability company, dated as of October 1,
                 1995..............................................................
    10.28***     Second Amended and Restated Operating Agreement of Horseshoe
                 Casinos (Indiana), LLC, an Indiana limited liability company, dated as of April 26, 1996........................................
    10.29**      Hanwa Co., Ltd. Commitment Letter, dated April 18, 1996, for
                 Senior Secured Financing for the Proposed Horseshoe Indiana
                 Riverboat Gaming Facility.........................................
    10.30**      Amendment No. 1 to Option Agreement, dated as of April 15, 1996, between Horseshoe Gaming, L.L.C., on the one hand, and Hanwa
                 American Corp. and Yewdale Holdings Limited, on the other hand....
    10.31**      Purchase Agreement, dated March 26, 1996, by and between Kehl
                 River Boats, Inc. and Horseshoe Gaming, L.L.C.....................
    10.32**      Agreement to Purchase and Sell Real Estate, dated March 13, 1996, by and between Le Bossier, L.L.C., as Seller, and Horseshoe
                 Entertainment, as Buyer...........................................
    10.33++      Amended Employment Agreement dated October 1, 1995 by and between
                 Horseshoe Gaming, Inc. and John Michael Allen.....................
    10.34++      Employment Agreement dated July 1, 1996 by and between Horseshoe
                 Gaming, Inc. and Gary Border......................................
    10.35++      Amended Employment Agreement dated October 1, 1995 by and between
                 Horseshoe Gaming, Inc. and Walter J. Haybert......................
    10.36++      Amended Employment Agreement dated October 1, 1995 by and between
                 Horseshoe Gaming, Inc. and John J. Schreiber......................
    10.37#       Second Amended and Restated Employment Agreement dated as of
                 October 1, 1995 by and between Horseshoe Gaming, Inc. and John
                 Michael Allen.....................................................
    10.38#       Second Amended and Restated Employment Agreement dated as of
                 October 1, 1995 by and between Horseshoe Gaming, Inc. and Walter
                 J. Haybert........................................................
    10.39#       Second Amended and Restated Employment Agreement dated as of
                 October 1, 1995, by and between Horseshoe Gaming, Inc. and John J.
                 Schreiber.........................................................
    10.40#       1997 Unit Option Plan of Horseshoe Gaming, L.L.C..................

                                                                                     SEQUENTIALLY
    EXHIBIT                                                                            NUMBERED
     NUMBER                                 DESCRIPTION                                  PAGE
    --------     ------------------------------------------------------------------  ------------
    10.41#       Unit Option Agreement dated as of February 1, 1997 by and between
                 Horseshoe Gaming, L.L.C. and Larry Lepinski.......................
    10.42#       Agreement between Owner and Contractor for the Construction of a
                 Hotel between Horseshoe Entertainment and Manhattan Construction
                 Company and Whitaker Construction Company d.b.a.
                 Manhattan/Whitaker, a Joint Venture...............................
    10.43#       Vessel Construction Agreement dated as of March 6, 1997 between
                 Levac Shipyards, Inc. and Horseshoe Entertainment.................
    10.44#       Contract for Construction dated as of August 6, 1996 between
                 Robinson Property Group Limited Partnership and Charles N. White
                 Construction Company, together with Change Orders Numbered 1 through 6.........................................................
    10.45##      Contribution and Sale Agreement dated as of August 26, 1997 by and between Lady Luck Vicksburg, Inc. and Horseshoe Gaming, L.L.C.....
    12.2##       Computation of ratio of earnings to fixed charges.................
    21.2#        Subsidiaries of Horseshoe Gaming, L.L.C...........................
    23.3#        Consent of Riordan & McKinzie (contained in Exhibit 5.2)..........
    23.4##       Consent of Arthur Andersen, LLP...................................
    24.1#        Powers of Attorney (set forth on signature pages, at II-11 and
                 II-12)............................................................
    25.2#        Form T-1 Statement of Eligibility and Qualification under the
                 Trust Indenture Act of 1939 of U.S. Trust Company of Texas,
                 N.A...............................................................
    27.1++       Financial Data Schedule-Horseshoe Gaming L.L.C. and
                 Subsidiaries......................................................
    99.3#        Form of Letter of Transmittal with respect to the Exchange
                 Offer.............................................................
    99.4#        Form of Notice of Guaranteed Delivery.............................


---------------

  * Filed as an Exhibit to Registration Statement on Form S-4 (No. 333-0214) filed on January 8, 1996.

 ** Filed as an Exhibit to Amendment No. 1 filed on April 26, 1996.

*** Filed as an Exhibit to Amendment No. 2 filed on May 9, 1996.

  + Filed as an Exhibit to Form 10-Q for the Quarter Ended June 30, 1996, filed on August 13, 1996.

 ++ Filed as an Exhibit to Form 10-K for the Year Ended December 31, 1996, filed on March 31, 1997.

+++ Filed as an Exhibit to Form 10-Q for the Quarter Ended March 31, 1997, filed on May 7, 1997.


 # Filed as an Exhibit to Registration Statement on Form S-4 (No. 333-33145) filed on August 7, 1997.



## Filed herewith.


     (b) Financial Statement Schedules

     All schedules are omitted as the required information is inapplicable or not present in amounts sufficient to require submission of the schedule, or because the information is presented in the consolidated financial statements or related notes.